UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant To Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. 2)
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Filed by a Party other than the Registrant ☐
Check the appropriate box:

☑	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
COLUMBIA LABORATORIES, INC.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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(1)	Title of each class of securities to which transaction applies:

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☑	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Preliminary Proxy Statement—Subject to Completion
354 Eisenhower Parkway
Plaza 1, Second Floor
Livingston, NJ 07039
(973) 994-3999
[•], 2010
To our Stockholders:
     You are cordially invited to attend a special meeting of the stockholders of Columbia Laboratories, Inc. (“Columbia”), which will be held at [•], on [day], [month], 2010 at [•] local time. At the special meeting or any postponement, adjournment or delay thereof (the “Special Meeting”), you will be asked to consider and vote upon the following proposals:
     1. to approve the sale of substantially all of our assets primarily relating to the research, development, regulatory approval, manufacture, distribution, marketing, sale and promotion of pharmaceutical products containing progesterone as an active ingredient, and the transfer of certain related liabilities (the “Asset Sale”), pursuant to the Purchase and Collaboration Agreement, dated as of March 3, 2010 (the “Purchase and Collaboration Agreement”), by and among Columbia, Coventry Acquisition, Inc. (“Buyer”), a Delaware corporation and wholly owned subsidiary of Watson Pharmaceuticals, Inc., a Nevada corporation (“Watson”), and Watson, as a guarantor of Buyer’s obligations under the Purchase and Collaboration Agreement;
     2. to approve a proposed amendment (the “Charter Amendment”) to our Restated Certificate of Incorporation, as amended, to increase the number of our authorized shares of common stock, $0.01 par value per share (the “Common Stock”), from 100,000,000 to 150,000,000;
     3. to adjourn the Special Meeting to a later date (the “Adjournment”), if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal(s) to approve the Asset Sale and/or the Charter Amendment if there are insufficient votes to approve the Asset Sale and/or the Charter Amendment, as applicable; and
     4. to transact such other business as may properly come before the Special Meeting.

     The approval of the Asset Sale proposal is conditioned upon the approval of the Charter Amendment proposal, but not upon the approval of the Adjournment proposal. Neither the approval of the Charter Amendment proposal nor the Adjournment proposal are conditioned upon the approval of any other proposal.
     After careful consideration, our board of directors has unanimously determined that (i) the Asset Sale on the terms and conditions set forth in the Purchase and Collaboration Agreement is expedient and in the best interests of Columbia and (ii) the approval of the Charter Amendment is advisable and in the best interests of our stockholders. Our board of directors has approved the Purchase and Collaboration Agreement, and the transactions contemplated thereby, and the Charter Amendment, and recommends that you vote “FOR” the proposal to approve the Asset Sale, “FOR” the proposal to approve the Charter Amendment and “FOR” adjourning the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal(s) to approve the Asset Sale and/or the Charter Amendment if there are insufficient votes to approve the Asset Sale and/or the Charter Amendment, as applicable.
     Our board of directors considered a number of factors in evaluating the Asset Sale and also consulted with its financial and legal advisors. The attached proxy statement contains a detailed discussion of the background of, and reasons for, the Asset Sale, and the reasons for the Charter Amendment. A copy of the Purchase and Collaboration Agreement (and certain related agreements) is attached as Annex A to the proxy statement. A copy of the Charter Amendment is attached as Annex B to the proxy statement. We encourage you to read the proxy statement and its annexes carefully and in its entirety. You may also obtain more information about us from other documents that we have filed with the Securities and Exchange Commission.
     We hope that you can join us at the Special Meeting. As a stockholder, your participation in our affairs is important, regardless of the number of shares you hold. Therefore, whether or not you are able to personally attend the Special Meeting, please vote your shares as soon as possible by completing and returning the enclosed proxy card. If you attend the Special Meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted. If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote in accordance with the voting instruction card you will receive from your bank, broker or other nominee.
     Your vote is very important, regardless of the number of shares that you own. We cannot consummate the Asset Sale unless the proposal to approve the Asset Sale is adopted by the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding shares of our Common Stock, shares of our Series B Convertible Preferred Stock, $0.01 par value per share (the “Series B Preferred Stock”), and shares of our Series E Convertible Preferred Stock, $0.01 par value per share (the “Series E Preferred Stock”), voting together as a single class (with the holders of shares of Common Stock entitled to one vote per share, the holders of shares of Series B Preferred Stock entitled to 20 votes per share and the holders of shares of Series E Preferred Stock entitled to 50 votes per share, collectively, the “Voting Power”). We cannot consummate the Charter Amendment unless the proposal to approve the Charter Amendment is adopted by the affirmative vote of (i) the holders of a majority of our outstanding shares of Common Stock and (ii) the holders of a majority of the Voting Power of

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our outstanding shares of Common Stock, Series B Preferred Stock and Series E Preferred Stock, voting together as a single class. The stockholders present may adjourn the Special Meeting despite the absence of a quorum to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal(s) to approve the Asset Sale and/or the Charter Amendment if there are insufficient votes to approve the Asset Sale and/or the Charter Amendment, as applicable. Approval of the Adjournment proposal requires the affirmative vote of a majority of the votes cast by holders of our Common Stock, Series B Preferred Stock and Series E Preferred Stock present in person or by proxy at the Special Meeting, whether or not a quorum is present. Our shares of Contingently Redeemable Series C Convertible Preferred Stock, $0.01 par value per share, have no voting rights. The failure of any stockholder to vote in person by ballot at the Special Meeting or submit a signed proxy card will have the same effect as a vote “AGAINST” the proposal to approve the Asset Sale and the proposal to approve the Charter Amendment but will not have an effect on the proposal to adjourn the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal(s) to approve the Asset Sale and/or the Charter Amendment. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the proposal to approve the Asset Sale and the proposal to approve the Charter Amendment but will not have an effect on the Adjournment proposal.
     On behalf of our board of directors, thank you for your continued support.
Sincerely yours,
Frank C. Condella, Jr.
Frank C. Condella, Jr.
Interim Chief Executive Officer
Stephen G. Kasnet
Stephen G. Kasnet
Chairman of the Board of Directors
     The proxy statement is dated [•], 2010, and is first being mailed to stockholders on or about [•], 2010.

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Preliminary Proxy Statement—Subject to Completion

354 Eisenhower Parkway
Plaza 1, Second Floor
Livingston, NJ 07039
(973) 994-3999

NOTICE OF SPECIAL MEETING OF
STOCKHOLDERS
To Be Held On [•], 2010

[•], 2010
To our Stockholders:
     You are cordially invited to attend a special meeting of the stockholders of Columbia Laboratories, Inc. (“Columbia”), which will be held at [•], on [day], [month], 2010 at [•] local time. At the special meeting or any postponement, adjournment or delay thereof (the “Special Meeting”), you will be asked to consider and vote upon the following proposals:
     1. to approve the sale of substantially all of our assets primarily relating to the research, development, regulatory approval, manufacture, distribution, marketing, sale and promotion of pharmaceutical products containing progesterone as an active ingredient, and the transfer of certain related liabilities (the “Asset Sale”), pursuant to the Purchase and Collaboration Agreement, dated as of March 3, 2010 (the “Purchase and Collaboration Agreement”), by and among Columbia, Coventry Acquisition, Inc. (“Buyer”), a Delaware corporation and wholly owned subsidiary of Watson Pharmaceuticals, Inc., a Nevada corporation (“Watson”), and Watson, as a guarantor of Buyer’s obligations under the Purchase and Collaboration Agreement;
     2. to approve a proposed amendment (the “Charter Amendment”) to our Restated Certificate of Incorporation, as amended, to increase the number of our authorized shares of common stock, $0.01 par value per share (the “Common Stock”), from 100,000,000 to 150,000,000;

     3. to adjourn the Special Meeting to a later date (the “Adjournment”), if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal(s) to approve the Asset Sale and/or the Charter Amendment if there are insufficient votes to approve the Asset Sale and/or the Charter Amendment, as applicable; and
     4. to transact such other business as may properly come before the Special Meeting.
     Our board of directors has specified April 27, 2010 as the record date (the “Record Date”) for the purpose of determining our stockholders who are entitled to receive notice of, and to vote at, the Special Meeting. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting.
     A complete list of stockholders of record entitled to vote at the Special Meeting will be available for ten days prior to the Special Meeting at our executive offices and principal place of business for inspection by our stockholders during ordinary business hours for any purpose germane to the Special Meeting and will also be available at the Special Meeting.
     Even if you plan to attend the Special Meeting in person, we request that you sign, date and return the enclosed proxy card in the accompanying reply envelope prior to the Special Meeting to ensure that your shares will be represented at the Special Meeting if you are unable to attend. If you are a stockholder of record, voting in person by ballot at the Special Meeting will revoke any proxy that you previously submitted. If you hold your shares through a bank, broker or other nominee, you must obtain from such bank, broker or other nominee a “legal proxy” issued in your name in order to vote in person at the Special Meeting.
     The affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding shares of our Common Stock, shares of our Series B Convertible Preferred Stock, $0.01 par value per share (the “Series B Preferred Stock”), and shares of our Series E Convertible Preferred Stock, $0.01 par value per share (the “Series E Preferred Stock”), voting together as a single class (with the holders of shares of Common Stock entitled to one vote per share, the holders of shares of Series B Preferred Stock entitled to 20 votes per share and the holders of shares of Series E Preferred Stock entitled to 50 votes per share, collectively, the “Voting Power”) is required to approve the Asset Sale. The affirmative vote of (i) the holders of a majority of our outstanding shares of Common Stock and (ii) the holders of a majority of the Voting Power of our outstanding shares of Common Stock, shares of Series B Preferred Stock and shares of Series E Preferred Stock, voting together as a single class, is required to approve the Charter Amendment. The stockholders present may adjourn the Special Meeting despite the absence of a quorum to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal(s) to approve the Asset Sale and/or the Charter Amendment, as applicable. Approval of the Adjournment proposal requires the affirmative vote of a majority of the votes cast by holders of our Common Stock, Series B Preferred Stock and Series E Preferred Stock present in person or by proxy at the Special Meeting, whether or not a quorum is present. Columbia’s shares of Contingently Redeemable Series C Convertible Preferred Stock, $0.01 par value per share, have no voting rights.

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     The failure of any stockholder to submit a signed proxy card or to vote in person by ballot at the Special Meeting will have the same effect as a vote “AGAINST” the proposal to approve the Asset Sale and the proposal to approve the Charter Amendment but will not have an effect on the Adjournment proposal.
     If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the proposal to approve the Asset Sale and the proposal to approve the Charter Amendment but will not have an effect on the Adjournment proposal.
     After careful consideration, our board of directors has unanimously determined that (i) the Asset Sale on the terms and conditions set forth in the Purchase and Collaboration Agreement is expedient and in the best interests of Columbia and (ii) the approval of the Charter Amendment is advisable and in the best interests of our stockholders.
     OUR BOARD OF DIRECTORS HAS APPROVED THE PURCHASE AND COLLABORATION AGREEMENT, AND THE TRANSACTIONS CONTEMPLATED THEREBY, AND THE CHARTER AMENDMENT, AND RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE ASSET SALE, “FOR” THE PROPOSAL TO APPROVE THE CHARTER AMENDMENT AND “FOR” ADJOURNING THE SPECIAL MEETING TO A LATER DATE, IF NECESSARY OR APPROPRIATE, TO ALLOW FOR THE SOLICITATION OF ADDITIONAL PROXIES IN FAVOR OF THE PROPOSAL(S) TO APPROVE THE ASSET SALE AND/OR THE CHARTER AMENDMENT IF THERE ARE INSUFFICIENT VOTES TO APPROVE THE ASSET SALE AND/OR THE CHARTER AMENDMENT, AS APPLICABLE.
     Your vote is important. Properly executed proxy cards with no instructions indicated on the proxy card will be voted “FOR” the proposal to approve the Asset Sale, “FOR” the proposal to approve the Charter Amendment and “FOR” adjourning the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal(s) to approve the Asset Sale and/or the Charter Amendment, as applicable. Whether or not you plan to attend the Special Meeting, please date, sign and complete the enclosed proxy card and return it in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the Special Meeting, you may revoke your proxy and vote in person by ballot if you wish, even if you have previously returned your proxy card. If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote in accordance with the voting instruction card you will receive from your bank, broker or other nominee. Your prompt cooperation is greatly appreciated.
By Order of the Board of Directors,

Michael McGrane
Corporate Secretary
Livingston, New Jersey
[•], 2010

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i

ii

iii

Annex A	Purchase and Collaboration Agreement
Annex B	Charter Amendment
Annex C	Opinion of RBC Capital Markets Corporation
Annex D	Note Purchase Agreement(s)
REGISTERED TRADEMARKS
“CRINONE®,” “PROCHIEVE®” and “STRIANT®” are registered trademarks of Columbia Laboratories, Inc.

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SUMMARY TERM SHEET
     This summary term sheet highlights selected information contained in this proxy statement and may not contain all the information that may be important to you. Accordingly, we encourage you to carefully read this proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement in their entirety. Each item in this summary term sheet includes a page reference directing you to a more complete description of that topic. See “Where You Can Find More Information,” beginning on page 148. In this proxy statement, references to (i) “Columbia,” “we,” “our” or “us” refer to Columbia Laboratories, Inc. and its subsidiaries, (ii) “the board”, “our board”, “our board of directors” or “the board of directors” refer to the board of directors of Columbia Laboratories, Inc., (iii) “Watson” refers to Watson Pharmaceuticals, Inc. and its subsidiaries and (iv) “Buyer” refers to Coventry Acquisition, Inc., a wholly owned subsidiary of Watson.
The Parties to the Asset Sale (Page 33)
Columbia Laboratories, Inc.
     Columbia is a Delaware corporation in the business of developing, manufacturing and selling pharmaceutical products that utilize Columbia’s proprietary bioadhesive drug delivery technologies. Columbia is focused predominantly on the women’s reproductive healthcare market, but Columbia’s product development projects address the broader women’s healthcare market. Columbia’s bioadhesive vaginal gel products provide patient-friendly solutions for infertility, pregnancy support, amenorrhea, and other obstetric, gynecologic and medical conditions. Our common stock, $0.01 par value per share (the “Common Stock”), is listed on the NASDAQ Global Market under the symbol “CBRX.” Our corporate headquarters is located at 354 Eisenhower Parkway, Plaza 1, Second Floor, Livingston, NJ 07039 and our telephone number is (973) 994-3999.
Watson Pharmaceuticals, Inc.
     Watson is a Nevada corporation and leading specialty pharmaceutical company in the business of developing, manufacturing, marketing, selling and distributing generic (off-patent) and brand pharmaceutical products. Watson operates in approximately 20 countries, with its key commercial market being the United States. As of December 31, 2009, Watson marketed approximately 170 generic pharmaceutical product families and 30 branded pharmaceutical product families through its Generic and Brand Divisions, respectively, and distributed approximately 8,000 stock-keeping units through its Distribution Division. Watson’s corporate headquarters is located at 311 Bonnie Circle, Corona, CA 92880-2882 and Watson’s telephone number is (951) 493-5300.
Coventry Acquisition, Inc.
     Buyer is a Delaware corporation, formed by Watson solely for the purpose of effectuating the transactions contemplated by the Purchase and Collaboration Agreement, dated as of March 3, 2010, by and among Columbia, Buyer and Watson, as guarantor of Buyer’s obligations under the Purchase and Collaboration Agreement (the “Purchase and Collaboration Agreement”) and the documents related thereto described in this proxy statement. As of the date of this proxy statement, Buyer has not conducted any business activities other than those incidental to the transactions contemplated by the Purchase and Collaboration Agreement (the “Watson Transactions”). Buyer’s corporate headquarters is located at 311 Bonnie Circle, Corona, CA 92880-2882 and Buyer’s telephone number is (951) 493-5300.

The Asset Sale (Page 81)
     Pursuant to the terms and conditions of the Purchase and Collaboration Agreement, Buyer will acquire substantially all of our assets primarily related to the research, development, regulatory approval, manufacture, distribution, marketing, sale and promotion of pharmaceutical products containing progesterone as an active pharmaceutical ingredient, including CRINONE 8% progesterone gel marketed and sold by us in the United States, and PROCHIEVE 8% progesterone gel and PROCHIEVE 4% progesterone gel, each sold by us in the United States, and certain related liabilities (the “Asset Sale”), and 11.2 million shares of our Common Stock (the “Acquisition Shares”). Columbia will continue as a public company after the Closing of the Watson Transactions. Prior to the Closing, Buyer shall assign to a wholly-owned subsidiary of Watson the rights and obligations of Buyer to purchase certain non-U.S. intellectual property rights that constitute part of the Assets (as defined herein). These non-U.S. Assets include the rights to Develop (as defined herein) or Commercialize (as defined herein) the Assets outside of the United States and the income, royalties, damages and payments made, due or payable with respect to such rights.
     A copy of the Purchase and Collaboration Agreement (and certain related agreements) is attached as Annex A to this proxy statement. We encourage you to carefully read the Purchase and Collaboration Agreement and related agreements in their entirety because they are the legal documents that govern the Watson Transactions, including the Asset Sale.
Initial Consideration to be Received by Columbia (Page 83)
     If the Watson Transactions are completed, Columbia will receive an initial $47 million payment in cash (the “Upfront Payment”) and Buyer will assume certain of our liabilities. See “The Purchase and Collaboration Agreement—Liabilities to be Assumed,” beginning on page 83, and “The Purchase and Collaboration Agreement—Purchase Price,” beginning on page 84.
Milestone and Royalty Payments (Page 84)
     Under the Purchase and Collaboration Agreement, Buyer agreed to pay us up to $45.5 million in cash upon the achievement of several contingent milestones as follows:
•	upon the completion of the statistical analysis and delivery of results from our Phase III PREGNANT study designed to evaluate the ability of PROCHIEVE 8% to reduce the risk of preterm birth in women with a short cervix of between 1.0 and 2.0 centimeters (the “PTB Indication”) as measured by transvaginal ultrasound at mid-pregnancy (the “PREGNANT Study”) and (A) if the results of the PREGNANT Study reflect the achievement of a primary endpoint, reduction in preterm birth, p-value that is less than or equal to 0.05 and greater than 0.01, $6 million, or (B) if the results of the PREGNANT Study reflect the achievement of a primary endpoint, reduction in preterm birth, p-value that is less than or equal to 0.01, $8 million; provided, however, in each case, the results reflect the achievement of a secondary endpoint, infant outcomes composite score, p-value that is less than or equal to 0.05;

•	upon acceptance by the United States Food and Drug Administration (the “FDA”) of a new drug application (or a supplemental new drug application) to market PROCHIEVE 8% for the PTB Indication, $5 million;

•	upon the first commercial sale of PROCHIEVE 8% in the United States for the PTB Indication, $30 million;

•	upon filing with and acceptance by a Regulatory Authority (as defined herein) of an application for the authorization to market a pharmaceutical product containing Progesterone as an active pharmaceutical ingredient (“Progesterone Products”) for the PTB Indication in a country or jurisdiction outside the United States, $0.5 million; and

•	upon a grant by any Regulatory Authority of an approval to market a Progesterone Product for the PTB Indication in a country or jurisdiction outside of the United States, $2 million.
     Pursuant to the Purchase and Collaboration Agreement, after the Closing, Buyer also agreed to make certain royalty payments, on a country-by-country basis, to us in each year during the relevant royalty period (as described herein) based on the Net Sales (as defined herein) of:
•	any pharmaceutical product containing Natural Progesterone (as defined herein) or 17-alpha-hydroxyprogesterone caproate that is delivered transvaginally, except Generic Equivalents (as defined herein) of Progesterone Products that are not (and never were) Commercialized pursuant to the Purchase and Collaboration Agreement (each a “Royalty Product”); and

•	any pharmaceutical product that contains Progesterone as an active pharmaceutical ingredient covered by a Regulatory Approval (as defined herein) indicated for preterm birth, except Generic Equivalents of Progesterone Products that are not (and never were) Commercialized pursuant to the Purchase and Collaboration Agreement (each, a “PTB Royalty Product”) (the Purchase and Collaboration Agreement contains limitations on Buyer’s and Buyer’s affiliates ability to introduce Generic Equivalents of Progesterone Products, see “The Purchase and Collaboration Agreement—Purchase Price—Adjustments to Royalty Payments—Generic Entry,” beginning on page 87).

•	Royalty rates are:
•	10% of the portion of annual U.S. Net Sales which are less than or equal to $150,000,000;

•	15% of the portion of annual U.S. Net Sales which are greater than $150,000,000 and less than or equal to $250,000,000;

•	20% of the portion of annual U.S. Net Sales which are greater than $250,000,000; and

•	10% of annual Net Sales outside of the United States in a country where Buyer or its affiliates are Commercializing any Royalty Product or PTB Royalty Product; provided, however, that:
•	if Generic Entry by a third party with respect to any Royalty Product or PTB Royalty Product occurs in any country such that quarterly Net Sales of such Royalty Product or PTB Royalty Product in such country are reduced by 50% from the average quarterly Net Sales for such Product in such country over the preceding four quarters and such reduction is directly attributable to the marketing or sale in such country of such Generic Equivalent, the royalty rate shall be reduced by 50% in such country (a “Generic Entry”);

•	if Buyer or any of its affiliates grants any licenses, sublicenses, distribution or marketing rights or otherwise collaborates with a third party to Commercialize any Royalty Product or PTB Royalty Product in a country outside of the United States, in lieu of royalties payable in respect of Net Sales, we will be entitled to 20% of Gross Profits (as defined herein) associated with such Commercialization in such country; and

•	in the event that a Generic Entry by Buyer or its affiliates with respect to any Royalty Product or PTB Royalty Product in a country occurs in the circumstances permitted by the Purchase and Collaboration Agreement, in lieu of royalties payable in respect of Net Sales for such generic product, we will be entitled to 20% of Gross Profits associated with the Commercialization of such generic product in such country.
Closing(s) (Page 80)
     The Purchase and Collaboration Agreement contemplates that the closing (the “Closing”) will take place at the offices of Kaye Scholer LLP, 425 Park Ave., New York, NY 10022 at 10:00 a.m., New York City time, or at such other place or time as we and the Buyer may mutually agree, three business days after our stockholders approve the Asset Sale and Charter Amendment, provided all of the other conditions to the Closing have been satisfied or waived. At the Closing, we will receive the Upfront Payment and issue to the Buyer, the Acquisition Shares as well as the assets and liabilities to be transferred pursuant to the Purchase and Collaboration Agreement other than those regulatory filings and approvals necessary for Commercializing the PTB Indication, which will be subsequently transferred upon receipt of the PTB US Approval (as defined herein) or the mutual agreement between us and Buyer to cease the Development of the PTB Indication, provided all of the other conditions have been satisfied or waived, or in the absence of the foregoing, on December 31, 2012.

Use of the Upfront Payment from the Watson Transactions (Page 59)
     We intend to use a portion of the Upfront Payment to pay approximately $16 million in satisfaction of certain amounts owed to PharmaBio Development, Inc. (“PharmaBio”) pursuant to the Investment and Royalty Agreement, dated March 5, 2003, between us and PharmaBio, as amended and supplemented from time to time (the “PharmaBio Agreement”). On March 3, 2010, we and PharmaBio amended the PharmaBio Agreement (the “PharmaBio Amendment”) to provide for the early termination of the PharmaBio Agreement and permit us to make certain payments thereunder on an accelerated and discounted basis under certain circumstances. See “The Asset Sale (Proposal No. 1)—Senior Debt,” beginning on page 66.
     In addition, we will use approximately $26.8 million of the Upfront Payment toward the repurchase of all $40 million in outstanding principal amount of our convertible subordinated notes due December 31, 2011 (the “Notes”)(and to pay accrued and unpaid interest thereon) pursuant to agreements that we have entered into with the holders of the Notes (the “Note Purchase Agreements”), attached as Annex D to this proxy statement. The Note Purchase Agreements provide for us, at the time of the Closing, to repurchase the Notes for an aggregate purchase price of $26 million in cash, plus accrued and unpaid interest through (but excluding) the date of Closing, warrants to purchase 7.75 million shares of Common Stock and 7,407,407 shares of our Common Stock. Pursuant to the Note Purchase Agreements, the Notes were amended so that the Watson Transactions would not trigger the rights of the Note holders to compel us to redeem the Notes. The closings of the transactions contemplated by the Note Purchase Agreements are subject to various conditions, including the Closing of the Watson Transactions, the filing of the Charter Amendment with the Secretary of State of the State of Delaware, and the satisfaction of certain of our obligations owing to PharmaBio under the PharmaBio Agreement. See “The Asset Sale (Proposal No. 1)—Purchase of our Convertible Subordinated Notes,” beginning on page 67.
     We may use up to $600,000 of the Upfront Payment to redeem the outstanding shares of our Contingently Redeemable Series C Convertible Preferred Stock, $0.01 par value per share (“Series C Preferred Stock”). Upon a triggering event (the Watson Transactions would be a triggering event), the holders of our shares of Series C Preferred Stock have the right to require us to redeem their shares of Series C Preferred Stock in cash for the value of the shares of Series C Preferred Stock plus all accrued and unpaid dividends thereon on the date such redemption is demanded. As of the date hereof, 600 shares of our Series C Preferred Stock are outstanding, each with a value of $1,000. See “The Asset Sale (Proposal No. 1)—Preferred Stock,” beginning on page 73.
     Additionally, we expect to use a portion of the Upfront Payment (not to exceed $7 million incurred after January 1, 2010) to pay for completion of the PREGNANT Study and the preparation, filing and approval process of the related new drug application (or supplemental new drug application). Pursuant to the Purchase and Collaboration Agreement, we are required to maintain a separate account for the purpose of paying those costs. See “The Purchase and Collaboration Agreement—Development and the Joint Development Committee—Development of PROCHIEVE for the PTB Indication,” beginning on page 103.
     We will also use a portion of the Upfront Payment to pay fees and expenses incurred in connection with the transactions described herein.
     To the extent the payments set forth above exceed the Upfront Payment, we will make such payments from our existing cash.

     No proceeds from the Watson Transactions will be distributed to our stockholders.
Development and Commercialization (Pages 102 and 109)
     Pursuant to the Purchase and Collaboration Agreement, we and Buyer have agreed to collaborate with respect to the Development of Progesterone Products. In connection therewith, the parties agreed to establish a joint development committee to oversee and supervise all Development activities. We will be responsible for completion of the PREGNANT Study and such other activities as determined by the joint development committee. We will be responsible for the Development Costs (as defined herein) associated with conducting the PREGNANT Study and the preparation, filing and approval process of the related new drug application (or supplemental new drug application) up to a maximum amount of $7 million incurred after January 1, 2010. All other Development Costs incurred in connection with the Development collaboration will be paid by Buyer. Pursuant to the Purchase and Collaboration Agreement, we and Buyer have also agreed that with limited exception, Buyer will be solely responsible to Commercialize the Progesterone Products from and after the Closing and that Buyer will use commercially reasonable efforts to maximize Net Sales of the Progesterone Products until the end of the royalty term of any Royalty Product or PTB Royalty Product, as applicable. However, the Parties will establish a joint commercialization committee for the purposes of providing a means for the exchange of information with respect to Commercialization activities and opportunities.
Nature of Columbia’s Business Following the Asset Sale (Page 61)
     After the Closing, we will continue the PREGNANT Study and the preparation of a new drug application or supplemental new drug application to market PROCHIEVE 8% for the PTB Indication. In addition, if the PREGNANT Study is successful, we expect to receive (at least a portion of) the milestone payments described herein. We also expect to receive the royalty payments contemplated by the Purchase and Collaboration Agreement and perform our obligations and receive payments under the Supply Agreement.
     After the Closing, we will also retain certain assets and rights relating to our Progesterone business, including all rights necessary to perform our obligations under our license and supply agreement (the “Merck Serono Agreement”) with Ares Trading S.A., an affiliate of Merck Serono S.A. (“Merck Serono”). The Merck Serono Agreement expires on May 19, 2010, and is renewable upon mutual agreement of the parties for five year periods at commercial terms to be agreed upon. While Merck Serono has informed us that they wish to renew the Merck Serono Agreement, there can be no assurance that we will reach a renewal agreement or that any renewal agreement will not differ materially from the current Merck Serono Agreement.
     If the PREGNANT Study is successful and we achieve milestones set forth in the Purchase and Collaboration Agreement, we intend to become a focused development company, with research and development centered on products to address women’s health needs, subject to the covenant not to compete in the Purchase and Collaboration Agreement (discussed herein). Our aim would be to take new product candidates through proof-of-concept and then to enter into new partnership arrangements with respect to them. In addition, we would expect to enter into partnership discussions for STRIANT, and through a partner, attempt to build revenue from STRIANT and explore the potential to expand its labeling. We also would expect to continue to leverage our proprietary drug delivery systems to expand our product portfolio.
     If the PREGNANT Study is not successful, our resources will be limited and our board of directors will have to reassess our strategy.
The Special Meeting (Page 28)
     Date, Time and Place. The special meeting will be held at [•], on [day], [month], 2010 at [•] local time (the “Special Meeting”).
     Purpose. You will be asked to consider and vote upon the following proposals:
     1. to approve the Asset Sale pursuant to the Purchase and Collaboration Agreement;
     2. to approve a proposed amendment (the “Charter Amendment”) to our Restated Certificate of Incorporation, as amended, to increase the number of shares of our authorized Common Stock from 100,000,000 to 150,000,000;
     3. to adjourn the Special Meeting to a later date (the “Adjournment”), if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal(s) to approve the Asset Sale and/or the Charter Amendment if there are insufficient votes to approve the Asset Sale and/or the Charter Amendment, as applicable; and
     4. to transact such other business as may properly come before the Special Meeting.
     The approval of the Asset Sale proposal is conditioned upon the approval of the Charter Amendment proposal, but not upon the approval of the Adjournment proposal. Neither the approval of the Charter Amendment proposal nor the Adjournment proposal are conditioned upon the approval of any other proposal.
     Record Date and Quorum. Our board of directors has specified April 27, 2010 as the record date (the “Record Date”) for the purpose of determining our stockholders who are entitled to receive notice of, and to vote at, the Special Meeting. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting. You are entitled to vote all shares of Common Stock, shares of our Series B Convertible Preferred Stock, $0.01 par value per share (“Series B Preferred Stock”), and shares of our Series E Convertible Preferred Stock, $0.01 par value per share (“Series E Preferred Stock” and, together with the Series B Preferred Stock, the “Preferred Stock”), that you owned as of the close of business on the Record Date. Each share of Common Stock is entitled to one vote. Each share of Series B Preferred Stock is entitled to 20 votes (which is the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible). Each share of Series E Preferred Stock is entitled to 50 votes (which is the number of shares of Common Stock into which each share of Series E Preferred Stock is convertible). Our shares of Series C Preferred Stock have no voting rights. As of the close of business on the Record Date, there were approximately 65,605,886 shares of Common Stock issued and outstanding (each of which is entitled to one vote per share), 130 shares of Series B Preferred Stock issued and outstanding having aggregate voting power equal to 2,600 shares of Common Stock, and 59,000 shares of Series E Preferred Stock issued and outstanding having aggregate voting power equal to 2,950,000 shares of Common Stock. The shares of Common Stock, shares of Series B Preferred Stock and shares of Series E Preferred Stock are collectively herein referred to as, the “Shares.” The quorum requirement for holding the Special Meeting and transacting business is the presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the Special Meeting. The Shares may be present in person or represented by proxy at the Special Meeting. Votes withheld, abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum.
     Vote Required. The affirmative vote of a majority of the votes entitled to be cast by the holders of our outstanding shares of our Common Stock, shares of our Series B Preferred Stock and shares of our Series E Preferred Stock, voting together as a single class (with the holders of shares of our Common Stock entitled to one vote per share, the holders of shares of our Series B Preferred Stock entitled to 20 votes per share and the holders of shares of our Series E Preferred Stock entitled to 50 votes per share, collectively, the “Voting Power”), is required to approve the Asset Sale. The affirmative vote of (i) the holders of a majority of the outstanding shares of our Common Stock and (ii) the holders of a majority of the Voting Power of the outstanding shares of our Common Stock, shares of our Series B Preferred Stock and shares of our Series E Preferred Stock, voting together as a single class, is required to approve the Charter Amendment. The stockholders present may adjourn the Special Meeting despite the absence of a quorum to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal(s) to approve the Asset Sale and/or the Charter Amendment if there are insufficient votes to approve the Asset Sale and/or the Charter Amendment, as applicable. Approval of the Adjournment proposal requires the affirmative vote of a majority of the votes cast by holders of our Common Stock, Series B Preferred Stock and Series E Preferred Stock present in person or by proxy at the Special Meeting, whether or not a quorum is present.
     A complete list of stockholders of record entitled to vote at the Special Meeting will be available for ten days prior to the Special Meeting at our executive offices and principal place of business for inspection by our stockholders during ordinary business hours for any purpose germane to the Special Meeting and will also be available at the Special Meeting.
     Common Stock Ownership of Directors and Executive Officers. As of April 27, 2010, the directors and executive officers of Columbia had, or were deemed to have had, beneficial ownership of, in the aggregate, approximately 4.1% of our Common Stock (including approximately 2.7% which represents shares of Common Stock that are purchasable under options held by such directors and executive officers but excluding approximately 8.9% which are held by affiliates of one of our directors). Columbia believes that its directors and executive officers will vote all of the Shares for which they have, or are deemed to have, beneficial ownership in favor of all of the proposals that stockholders are being asked to approve.
     Voting and Proxies. Any stockholder of record entitled to vote at the Special Meeting may submit a proxy by returning the enclosed proxy card by mail or by voting by ballot by appearing in person at the Special Meeting. If you hold your Shares in “street name,” you should instruct your bank, broker or other nominee how to vote in accordance with the voting instruction card you will receive from your bank, broker or other nominee. The failure of any stockholder to submit a signed proxy card, or to vote in person by ballot at the Special Meeting, will have the same effect as a vote “AGAINST” the proposal to approve the Asset Sale and the proposal to approve the Charter Amendment but will not have an effect on the proposal to adjourn the Special Meeting, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal(s) to approve the Asset Sale and/or the Charter Amendment if there are insufficient votes to approve the Asset Sale and/or the Charter Amendment, as applicable. If you hold your Shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your Shares will have the same effect as a vote “AGAINST” the proposal to approve the Asset Sale and the proposal to approve the Charter Amendment but will not have an effect on the Adjournment proposal. Your prompt cooperation is greatly appreciated.
     Revocability of Proxy. Any stockholder of record who executes and returns a proxy card may revoke the proxy at any time before it is voted at the Special Meeting in any of the following ways:
•	if you hold your Shares in your name as a stockholder of record, by written notice of revocation to our Corporate Secretary at 354 Eisenhower Parkway, Plaza 1, Second Floor, Livingston, NJ 07039;

•	timely delivery of a valid, later-dated proxy; or

•	by attending the Special Meeting and voting by ballot in person (your attendance at the Special Meeting will not, by itself, revoke your previously granted proxy, unless you give written notice of revocation to our Corporate Secretary (as described above) before the vote at the Special Meeting, or you vote by written ballot at the Special Meeting).

     If you hold your Shares in “street name” through a bank, broker or other nominee, you have the right to change or revoke your proxy at any time before it is voted at the Special Meeting by following the directions received from your bank, broker or other nominee to change or revoke those instructions.
Treatment of Stock Options and Stock-Based Awards (Page 60)
     Any unvested restricted stock and unvested and unexercised stock options granted and outstanding under either of our 1996 Long-Term Performance Plan (our “1996 Plan”) or our 2008 Long-Term Incentive Plan (our “2008 Plan”) will become immediately and fully vested and exercisable upon a change in control of Columbia. Consummation of the Asset Sale will constitute a change in control for this purpose.
Interests of Columbia’s Directors and Executive Officers in the Asset Sale (Page 60)
     Our directors and executive officers have interests in the Asset Sale and the other transactions described herein that are different from, or in addition to, your interests as a stockholder and that may create potential conflicts of interest. Our board of directors was aware that these interests existed when it approved the Purchase and Collaboration Agreement, the

Asset Sale, the Charter Amendment and the other transactions described herein. See “The Asset Sale (Proposal No. 1)—Interests of Columbia’s Directors and Executive Officers in the Asset Sale” and “The Asset Sale (Proposal No. 1)—Treatment of Stock Options and Stock-Based Awards,” beginning on page 60.
Reasons for the Asset Sale and Charter Amendment; Recommendation of Our Board of Directors (Page 45)
     After careful consideration, our board of directors has unanimously determined that (i) the Asset Sale on the terms and conditions of the Purchase and Collaboration Agreement is expedient and in the best interests of Columbia and (ii) the approval of the Charter Amendment is advisable and in the best interests of our stockholders. Our board of directors has approved the Purchase and Collaboration Agreement, and the transactions contemplated by the Purchase and Collaboration Agreement, and the Charter Amendment. For a discussion of the material factors considered by our board in reaching its conclusions, see “The Asset Sale (Proposal No. 1)—Reasons for the Asset Sale; Recommendation of Our Board of Directors,” beginning on page 45. For a discussion of the material factors considered by our board in reaching its conclusions, see “Approval of the Amendment to the Restated Certificate of Incorporation (Proposal No. 2)—Reasons for the Charter Amendment,” beginning on page 140. Our board recommends that you vote “FOR” the proposal to approve the Asset Sale, “FOR” the proposal to approve the Charter Amendment and “FOR” adjourning the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal(s) to approve the Asset Sale and/or the Charter Amendment if there are insufficient votes to approve the Asset Sale and/or the Charter Amendment, as applicable.
Opinion of Columbia’s Financial Advisor (Page 53)
     On March 3, 2010, RBC Capital Markets Corporation (“RBC”) delivered its oral opinion, subsequently confirmed in writing, to our board of directors to the effect that, as of such date, based upon and subject to the factors and assumptions made, matters considered and limits of the review undertaken by RBC set forth therein, the Upfront Payment and the subsequent milestone payments and royalty payments, if any (such payments the “Contingent Payments”, and together with the Upfront Payment, the “Consideration”), to be received by Columbia pursuant to the terms of the Purchase and Collaboration Agreement, in exchange for Columbia’s (i) transfer of the Assets (as defined herein) and (ii) issuance of the Acquisition Shares to Buyer, was fair from a financial point of view to Columbia.
     The full text of RBC’s written opinion, dated March 3, 2010, which, among other things, sets forth the assumptions made, procedures followed, matters considered, and limitations on the review undertaken by RBC in connection with the opinion, is attached as Annex C. RBC provided its opinion for the information and assistance of Columbia’s board of directors in connection with its consideration of the Watson Transactions. The RBC opinion was not a recommendation to any member of Columbia’s board of directors as to how any such member should vote with respect to the Watson Transactions or how any stockholder should vote with respect to the Asset Sale. Columbia’s stockholders are urged to read the RBC opinion in its entirety.

Agreements Related to the Purchase and Collaboration Agreement (Page 62)
     In connection with the Asset Sale, we and Watson have agreed to enter into a License Agreement, a Supply Agreement and an Investor’s Rights Agreement (respectively, the “License Agreement,” the “Supply Agreement” and the “Investor’s Rights Agreement,” and collectively, the “Other Agreements”).
•	Pursuant to the License Agreement, the parties granted each other certain licenses to use certain intellectual property.

•	Pursuant to the Supply Agreement, we will be the exclusive supplier of PROCHIEVE 4%, PROCHIEVE 8% and CRINONE 8% to Buyer for sale in the United States at a price equal to 110% of the cost of goods sold.

•	Pursuant to the Investor’s Rights Agreement we will grant to Buyer certain rights with respect to the registration of the Acquisition Shares under the Securities Act of 1933, as amended (the “Securities Act”), and the right to appoint a designee to our board of directors until such time as Buyer ceases to hold at least 10% of our outstanding shares of Common Stock. In connection with these rights, Buyer will become subject to certain restrictions on transfer relating to the Acquisition Shares, subject to certain exceptions.

Financing of the Asset Sale (Page 64)
     Buyer has represented that it has sufficient immediately available funds to enable it to consummate the Watson Transactions.
Non-Compete (Page 111)
     As part of the Purchase and Collaboration Agreement, from the date of the Closing until the second anniversary of the date on which we and Buyer terminate our relationship with respect to the joint development of the Progesterone Products, we have agreed not to manufacture, Develop or Commercialize products containing Progesterone or any other products which are approved or being Developed for the PTB Indication, subject to certain exceptions.
Conditions to the Closing (Page 97)
     The Closing is subject to customary conditions, including Columbia stockholder approval of both the Asset Sale proposal and the Charter Amendment proposal.
No Solicitation of Other Offers (Page 112)
     We agreed to various covenants in the Purchase and Collaboration Agreement, including, among other things, not to solicit any Acquisition Proposal (as defined herein).
     Under the Purchase and Collaboration Agreement, our board may withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Buyer, its recommendation to our stockholders to approve the Asset Sale proposal and the Charter Amendment proposal and/or endorse or recommend to our stockholders a Superior Proposal (as described herein) (a “Change of Board Recommendation”), in the circumstances and subject to certain limitations described herein. However, our obligation to call, give notice of, convene and hold the Special Meeting, and to hold a vote of our stockholders on the Asset Sale proposal and the Charter Amendment proposal shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to us of any Acquisition Proposal (whether or not a Superior Proposal), or by any Change of Board Recommendation, and we will not be entitled to terminate the Purchase and Collaboration Agreement if a Change of Board Recommendation occurs. In addition, we agreed not to submit to the vote of our stockholders any Acquisition Proposal whether or not a Superior Proposal or propose to do so until after the termination of the Purchase and Collaboration Agreement.
Termination of the Purchase and Collaboration Agreement (Page 116)
     The Purchase and Collaboration Agreement may be terminated prior to the Closing by either us or Buyer in certain circumstances, including:
•	by mutual agreement of each of Columbia and Buyer (the “Parties”);

•	if the Closing has not occurred on or before August 30, 2010 (the “Outside Date”), provided, that the failure to close is not due to a failure of the party seeking to terminate the Purchase and Collaboration Agreement to comply in all material respects with its obligations under the Purchase and Collaboration Agreement (the “Outside Date Clause”);

•	if the Special Meeting is held and our stockholders do not approve the Asset Sale proposal and the Charter Amendment proposal (the “No Vote Clause”); or

•	the transactions contemplated by the Purchase and Collaboration Agreement are permanently prohibited to be consummated by an order of a governmental authority.
     We may terminate the Purchase and Collaboration Agreement prior to the Closing in the event of certain material breaches of the Purchase and Collaboration Agreement by Buyer that would cause certain conditions to Closing under the Purchase and Collaboration Agreement to be incapable of being fulfilled.
     Moreover, Buyer may terminate the Purchase and Collaboration Agreement prior to the Closing:
•	in the event of certain material breaches of the Purchase and Collaboration Agreement by us that would cause certain conditions to Closing under the Purchase and Collaboration Agreement to be incapable of being fulfilled; or

•	if, prior to our stockholders approving the Asset Sale proposal and the Charter Amendment proposal, a Change of Board Recommendation (as defined herein) shall have occurred (provided, that Buyer must terminate the Purchase and Collaboration Agreement within five business days following the Change of Board Recommendation) (the “Change of Board Recommendation Clause”).
Termination Fees (Page 117)
     In the event that Buyer terminates the Purchase and Collaboration Agreement under the Change of Board Recommendation Clause, we have agreed to pay Buyer a $2 million termination fee within two business days after such termination.
     In addition, we have agreed to pay to Buyer $2 million:
•	if an Acquisition Proposal (as described herein) has been publicly announced; and

•	thereafter, the Purchase and Collaboration Agreement is terminated by either party under the Outside Date Clause or the No Vote Clause; and

•	within 12 months after the termination of the Purchase and Collaboration Agreement, we shall have entered into an agreement regarding or consummate a transaction which would have constituted an Acquisition Proposal (excluding an Equity Financing (as defined herein) and/or any agreement relating thereto).

Indemnification (Page 120)
     We, on one hand, and Buyer, on the other hand, have agreed to indemnify each other under certain circumstances after the Closing as more fully described in this proxy statement and the Purchase and Collaboration Agreement.
Accounting Treatment of the Asset Sale (Page 65)
     We will allocate the $47 million Upfront Payment, net of transaction expenses to:
•	the then fair value of the Acquisition Shares; and

•	the elimination of the remaining book value of the CRINONE intangible assets (which was $18.8 million as of December 31, 2009).
     The excess, if any, will be recorded as revenue over the remaining research and development period for the PREGNANT Study through the date of the PTB US Approval which, if it occurs, is currently expected to occur by mid-2011. The value of unvested options ($900,525 at December 31, 2009) and the value of unvested shares of restricted stock ($311,817 at December 31, 2009) will be expensed on the date of the Closing.
     The accounting treatment for the retirement of the obligations owing to PharmaBio under the PharmaBio Agreement and the Notes (collectively, the “Debt Retirement”) will be subsequently evaluated, subject to the timing of the Watson Transactions and the price of our Common Stock on the date of the Closing.

Certain United States Federal Income Tax Consequences of the Watson Transactions (Page 66)
     The following is a brief summary of the United States federal income tax consequences resulting from the Watson Transactions. This summary does not address all of the consequences that may arise for United States federal income tax purposes and does not address any state, local, non-U.S. or non-income tax considerations.
     The Watson Transactions will not result in any U.S. federal income tax consequences to our stockholders.
     The sale of assets in connection with the Asset Sale will be a taxable transaction for us for United States federal income tax purposes. However, we do not anticipate that we will incur significant United States federal income tax liability as a result of such sale due to the tax basis we have in the Assets and the availability of net operating loss carryforwards. We anticipate that we will incur an insignificant amount of United States federal alternative minimum tax in connection with the Asset Sale.
     The issuance of the Acquisition Shares to Buyer will not be a taxable transaction for United States federal income tax purposes.
     Potential future receipt of milestone and/or royalty payments will be taxable events. The United States federal income tax consequences of the receipt of these payments cannot be determined at this time.
Appraisal Rights in Respect of the Asset Sale (Page 64)
     Delaware law does not provide for stockholder appraisal rights in connection with the sale of a company’s assets.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING;
THE ASSET SALE AND THE AMENDMENT
     The following questions and answers are intended to address briefly some commonly asked questions regarding the Asset Sale, the Purchase and Collaboration Agreement, the Charter Amendment and the Special Meeting. These questions and answers may not address all questions that may be important to you as a stockholder of Columbia. Please refer to the “Summary Term Sheet” and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement. See “Where You Can Find More Information,” beginning on page 148.
Q:	Why am I receiving this proxy statement and proxy card?

A:	You are receiving this proxy statement and proxy card because, as of April 27, 2010, the record date for the Special Meeting, you owned Shares of Columbia. We have entered into a Purchase and Collaboration Agreement with Buyer and Watson. A copy of the Purchase and Collaboration Agreement (and certain related agreements) is attached to this proxy statement as Annex A.

In order to consummate the Asset Sale, our stockholders must vote to approve the Asset Sale and Charter Amendment. Our board of directors is providing this proxy statement to give you information for use in determining how to vote on the proposals submitted to our stockholders at the Special Meeting. Your vote is very important. We encourage you to vote as soon as possible.

Q:	What do I need to do now?

A:	We urge you to carefully read this proxy statement, including its annexes, and to consider how the Asset Sale and Charter Amendment will affect you. Even if you plan to attend the Special Meeting, if you hold your Shares in your own name as the stockholder of record, please vote your Shares by signing, dating and returning the enclosed proxy card. You can also attend the Special Meeting and vote by ballot in person. If you hold your Shares in “street name,” follow the procedures provided by your bank, broker or other nominee.

Q:	When and where is the Special Meeting?

A:	The Special Meeting will be held at [•], on [day], [month], 2010 at [•] local time.

Q:	Who is entitled to vote at the Special Meeting?

A:	Only stockholders of Columbia as of the close of business on the Record Date are entitled to receive notice of the Special Meeting and to vote the Shares that they held at that time at the Special Meeting. If you hold your Shares through a bank, broker or other nominee, you must obtain from such bank, broker or other nominee a “legal proxy” issued in your name in order to vote in person at the Special Meeting.

Q:	What am I being asked to vote on at the Special Meeting?

A:	You will be asked to consider and vote upon the following proposals:
1.	to approve the Asset Sale pursuant to the Purchase and Collaboration Agreement;

2.	to approve the Charter Amendment to increase the number of our authorized shares of Common Stock from 100,000,000 to 150,000,000;

3.	to adjourn the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal(s) to approve the Asset Sale and/or the Charter Amendment if there are insufficient votes to approve the Asset Sale and/or the Charter Amendment, as applicable; and

4.	to transact such other business as may properly come before the Special Meeting.
The approval of the Asset Sale proposal is conditioned upon the approval of the Charter Amendment proposal, but not upon the approval of the Adjournment proposal. Neither the approval of the Charter Amendment proposal nor the Adjournment proposal are conditioned upon the approval of any other proposal.

Q:	How does the board of directors recommend that I vote?

A:	After careful consideration of a variety of factors described in this proxy statement, our board of directors unanimously recommends that you vote “FOR” the proposal to approve the Asset Sale, “FOR” the proposal to approve the Charter Amendment and “FOR” adjourning the Special Meeting to a later date, if necessary or appropriate. You should read “The Asset Sale (Proposal No. 1)—Reasons for the Asset Sale; Recommendation of Our Board of Directors” beginning on page 45 for a discussion of the factors that our board considered in deciding to recommend approval of the Asset Sale.

Q:	Will we be required to submit the Asset Sale proposal and the Charter Amendment proposal for approval by our stockholders even if our board of directors has withdrawn, modified or qualified its recommendation?

A:	Yes. Unless the Purchase and Collaboration Agreement is terminated, we are required to submit the Asset Sale proposal and the Charter Amendment proposal to our stockholders, even if our board of directors has withdrawn, modified or qualified its recommendation with respect to the Watson Transactions.

Q:	Who will buy the Assets and for what price?

A:	If the Asset Sale proposal and the Charter Amendment proposal are approved by our stockholders, Buyer, a wholly owned subsidiary of Watson, will acquire the Assets in connection with the Asset Sale and the Acquisition Shares for the Upfront Payment of $47 million pursuant to the terms of the Purchase and Collaboration Agreement, and assume certain of our liabilities. Prior to the Closing, Buyer shall assign to a wholly-owned subsidiary of Watson the rights and obligations of Buyer to purchase certain non-

U.S. intellectual property rights that constitute part of the Assets. These non-U.S. Assets include the rights to Develop or Commercialize the Assets outside of the United States and the income, royalties, damages and payments made, due or payable with respect to such rights. Under the Purchase and Collaboration Agreement, Buyer also agreed to make up to $45.5 million in payments to us upon the achievement of certain contingent milestones under the circumstances and on the terms set forth in the Purchase and Collaboration Agreement as well as certain royalty payments on the terms set forth in the Purchase and Collaboration Agreement. See “The Purchase and Collaboration Agreement—Purchase Price,” beginning on page 84.

Q:	What assets are being sold and what liabilities will be assumed by Buyer?

A:	The assets we propose to sell consist of substantially all of our assets primarily relating to the research, development, regulatory approval, manufacture, distribution, marketing, sale and promotion of the Progesterone Products, including certain intellectual property, promotional materials, contracts, product data and regulatory approvals and regulatory filings. In addition, Buyer will assume certain liabilities related to the Progesterone Products and certain liabilities arising under any assigned contracts.

Q:	What will the Upfront Payment from the Watson Transactions be used for? Will any of the proceeds from the Watson Transactions be distributed to me as a stockholder?

A:	We intend to use a portion of the Upfront Payment to pay approximately $16 million in satisfaction of certain amounts owed to PharmaBio pursuant to the PharmaBio Agreement. On March 3, 2010, we entered into the PharmaBio Amendment with PharmaBio to provide for the early termination of the PharmaBio Agreement and permit us to make certain payments thereunder on an accelerated and discounted basis under certain circumstances. See “The Asset Sale (Proposal No. 1)—Senior Debt,” beginning on page 66.

In addition, we will use approximately $26.8 million of the Upfront Payment toward the repurchase of all $40 million in outstanding principal amount of our Notes (and to pay accrued and unpaid interest thereon) pursuant to the Note Purchase Agreements, attached as Annex D to this proxy statement. The Note Purchase Agreements provide for us, at the time of the Closing, to repurchase the Notes for an aggregate purchase price of $26 million in cash, plus accrued and unpaid interest through (but excluding) the date of Closing, warrants to purchase 7.75 million shares of Common Stock and 7,407,407 shares of our Common Stock. Pursuant to the Note Purchase Agreements, the Notes were amended so that the Watson Transactions would not trigger the rights of the Note holders to compel us to redeem the Notes. The closings of the transactions contemplated by the Note Purchase Agreements are subject to various conditions including the Closing of the Watson Transactions, the filing of the Charter Amendment with the Secretary of State of the State of Delaware and the satisfaction of certain of our obligations owing to PharmaBio under the PharmaBio Agreement. See “The Asset Sale (Proposal No. 1)—Purchase of our Convertible Subordinated Notes,” beginning on page 67.

We may use up to $600,000 of the Upfront Payment to redeem the outstanding shares of our Series C Preferred Stock. Upon a triggering event (the Watson Transactions would be a triggering event), the holders of our shares of Series C Preferred Stock have the right to require us to redeem their shares of Series C Preferred Stock in cash for the value of the shares of Series C Preferred Stock plus all accrued and unpaid dividends thereon on the date such redemption is demanded. As of the date hereof, 600 shares of our Series C Preferred Stock are outstanding, each with a value of $1,000. See “The Asset Sale (Proposal No. 1)—Preferred Stock,” beginning on page 73.

Additionally, we expect to use a portion of the Upfront Payment (not to exceed $7 million incurred after January 1, 2010) to pay for completion of the PREGNANT Study and the preparation, filing and approval process of the related new drug application (or supplemental new drug application). Pursuant to the Purchase and Collaboration Agreement, we are required to maintain a separate bank account for the purpose of paying those costs. See “The Purchase and Collaboration Agreement—Development and the Joint Development Committee—Development of PROCHIEVE for the PTB Indication,” beginning on page 103.

We will also use a portion of the Upfront Payment to pay fees and expenses incurred in connection with the transactions described herein.

To the extent the payments set forth above exceed the amount of the Upfront Payment, we will make such payments from our existing cash.

No proceeds from the Watson Transactions will be distributed to our stockholders.

Q:	What will happen if the Asset Sale or Charter Amendment proposal is not approved by Columbia’s stockholders or the Watson Transactions are not completed for any other reason?

A:	If the Asset Sale or the Charter Amendment proposal is not approved by Columbia’s stockholders, or if the Watson Transactions are not completed for any other reason, then:
•	in certain circumstances, we may be required to pay a termination fee of $2 million to Buyer;

•	we may have difficulty recouping the costs incurred in connection with negotiating the Watson Transactions and the other transactions described in this proxy statement;

•	we would have limited liquidity and may have difficulties continuing the PREGNANT Study as well as other business operations;

•	our relationships with our customers, suppliers and employees may be damaged and our business may be harmed; and

•	the market price for the shares of our Common Stock may decline.
If the Asset Sale is not completed, we may explore other potential transactions with other parties on such terms as our board of directors may approve. The terms of an alternative transaction may be less favorable to us than the terms of the Watson Transactions and there can be no assurance that we will be able to reach agreement with or complete an alternative transaction with another party.

Approval of the Charter Amendment proposal is not conditioned on approval of any other proposal. Accordingly, if the Charter Amendment proposal is approved but the Asset Sale proposal is not, we will increase the number of our authorized shares of Common

Stock but not effectuate the Asset Sale. These additional shares of Common Stock would be available to use for future issuances or capital raising activities or acquisitions, and for conversions or exercises of outstanding convertible securities. See “Approval of the Amendment to the Restated Certificate of Incorporation (Proposal No. 2),” beginning on page 140.

Q:	When are the Watson Transactions expected to be completed?

A:	If the Asset Sale and the Charter Amendment proposals are approved by our stockholders, we expect to complete the Asset Sale as soon as reasonably practicable after all of the conditions in the Purchase and Collaboration Agreement have been satisfied or waived. We currently anticipate that the Watson Transactions will be completed during the second quarter of 2010. The exact timing of the completion of the Asset Sale, however, cannot be predicted. See “The Purchase and Collaboration Agreement—Closing(s),” beginning on page 80, and “The Purchase and Collaboration Agreement—Conditions to the Closing(s),” beginning on page 97.

Q:	How will Columbia’s stock options and restricted stock be treated in the Asset Sale?

A:	Any unvested restricted stock and unvested and unexercised stock options granted and outstanding under either of our 1996 Plan or our 2008 Plan will become immediately and fully vested and exercisable upon a change in control of Columbia. Consummation of the Asset Sale will constitute a change in control for this purpose.

Q:	Will Columbia continue to be publicly traded following the Watson Transactions? Will it change its name? Will its ticker symbol change?

A:	We will continue to be a publicly traded company whether or not the Asset Sale closes and we will continue to be subject to the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the NASDAQ Global Market. Whether or not the Asset Sale is consummated, our name will remain “Columbia Laboratories, Inc.” and our NASDAQ Global Market ticker symbol will remain “CBRX.”

Q:	What will be the nature of Columbia’s business following completion of the Asset Sale?

A:	After the Closing, we will continue the PREGNANT Study and the preparation of a new drug application or supplemental new drug application to market PROCHIEVE 8% for the PTB Indication. In addition, if the PREGNANT Study is successful, we expect to receive (at least a portion of) the milestone payments described herein. We also expect to receive the royalty payments contemplated by the Purchase and Collaboration Agreement and perform our obligations and receive payments under the Supply Agreement.

Additionally, we will retain certain assets and rights relating to our Progesterone business, including all rights necessary to perform our obligations under the Merck Serono Agreement. The Merck Serono Agreement expires on May 19, 2010, and is renewable upon mutual agreement of the parties for five year periods at commercial terms to be agreed upon. While Merck Serono has informed us that they wish to renew the Merck Serono Agreement, there can be no assurance that we will reach a renewal agreement or that any renewal agreement will not differ materially from the current Merck Serono Agreement.

If the PREGNANT Study is successful and we achieve milestones set forth in the Purchase and Collaboration Agreement, we intend to become a focused development company, with research and development centered on products to address women’s health needs, subject to the covenant not to compete in the Purchase and Collaboration Agreement (discussed herein). Our aim would be to take new product candidates through proof-of-concept and then to enter into new partnership arrangements with respect to them. In addition, we would expect to enter into partnership discussions for STRIANT, and through a partner, attempt to build revenue from STRIANT and explore the potential to expand its labeling. We also would expect to continue to leverage our proprietary drug delivery systems to expand our product portfolio.

If the PREGNANT Study is not successful, our resources will be limited and our board of directors will have to reassess our strategy.

Q:	Am I entitled to appraisal rights in connection with the Asset Sale?

A:	No. Delaware law does not provide for stockholder appraisal rights in connection with the sale of a company’s assets.

Q:	What vote is required for Columbia’s stockholders to approve the Asset Sale?

A:	The affirmative vote of the holders of a majority of the Voting Power of the outstanding shares of our Common Stock, Series B Preferred Stock and Series E Preferred Stock is required to approve the Asset Sale.

Q:	What vote is required for Columbia’s stockholders to approve the Charter Amendment?

A:	The affirmative vote of (i) the holders of a majority of the outstanding shares of our Common Stock, and (ii) the holders of a majority of the Voting Power of the outstanding shares of our Common Stock, shares of our Series B Preferred Stock and shares of our Series E Preferred Stock, voting together as a single class, is required to approve the Charter Amendment.

Q:	What vote is required for Columbia’s stockholders to approve the Adjournment proposal?

A:	Approval of the Adjournment proposal requires the affirmative vote of a majority of the votes cast by holders of our Common Stock, Series B Preferred Stock and Series E Preferred Stock present in person or by proxy at the Special Meeting, whether or not a quorum is present.

Q:	What shares may I vote?

A:	You may vote all shares of Common Stock, Series B Preferred Stock, and Series E Preferred Stock that you owned as of the close of business on the Record Date. These Shares include (i) those held directly in your name as the stockholder of record and (ii) those held for you as the beneficial owner through a bank, broker or other nominee at the close of business on the Record Date.

Each share of Common Stock is entitled to one vote. Each share of Series B Preferred Stock is entitled to 20 votes (which is the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible). Each share of Series E Preferred Stock is entitled to 50 votes (which is the number of shares of Common Stock into which each share of Series E Preferred Stock is convertible). Columbia’s shares of Series C Preferred Stock have no voting rights.

As of the close of business on the Record Date, there were approximately 65,605,886 shares of Common Stock issued and outstanding (each of which is entitled to one vote per share), 130 shares of Series B Preferred Stock issued and outstanding having aggregate voting power equal to 2,600 shares of Common Stock, and 59,000 shares of Series E Preferred Stock issued and outstanding having aggregate voting power equal to 2,950,000 shares of Common Stock.

Q:	What is a quorum?

A:	A quorum must be present for the Special Meeting to be held. The quorum requirement for holding the Special Meeting and transacting business is the presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the Special Meeting. The Shares may be present in person or represented by proxy at the Special Meeting. Votes withheld, abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum.

Q:	What happens if I abstain from voting?

A:	If an executed proxy card is returned and the stockholder has explicitly abstained from voting on any proposal, the Shares represented by the proxy will be considered present at the Special Meeting for the purpose of determining a quorum. In addition, while they will not count as votes cast in favor of the Asset Sale proposal, the Charter Amendment proposal or the Adjournment proposal, they will count as votes cast on the Asset Sale proposal, the Charter Amendment proposal and the Adjournment proposal. As a result, an abstention on a proposal will have the same effect as a vote “AGAINST” the proposal to approve the Asset Sale and the proposal to approve the Charter Amendment but will not have an effect on the Adjournment proposal.

Q:	What is a “broker non-vote”?

A:	A “broker non-vote” occurs when a broker submits a proxy that does not indicate a vote for one or more of the proposals because the broker has not received instructions from the beneficial owner on how to vote on such proposals and does not have discretionary authority to vote in the absence of instructions. While broker non-votes will be counted for the purposes of determining whether a quorum exists at the Special Meeting, they will not be considered to have voted on any of the proposals on which such instructions have been withheld. As a result, a broker non-vote will have the same effect as a vote “AGAINST” the proposal to approve the Asset Sale and the proposal to approve the Charter Amendment but will not have an effect on the Adjournment proposal.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most Columbia stockholders hold their Shares through a bank, broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your Shares are registered directly in your name with Columbia’s transfer agent, American Stock Transfer & Trust Company (the “Transfer Agent”), you are considered, with respect to those Shares, the stockholder of record and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to grant your proxy directly to Columbia or to vote in person at the Special Meeting. Columbia has enclosed a proxy card for you to use.

Beneficial Owner

If you hold Shares in a stock brokerage account or through a bank, broker or other nominee, you are considered the beneficial owner of Shares held in “street name” and your bank, broker or other nominee is forwarding these proxy materials to you. Your bank, broker or other nominee is considered, with respect to those Shares, the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote, but because you are not the stockholder of record, you may not vote these Shares in person at the Special Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the Shares. As a beneficial owner, you are, however, welcome to attend the Special Meeting. Your bank, broker or other nominee has enclosed a voting instruction card for you to use.

Q:	How do I vote?

A:	You may vote:
•	by signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope;

•	by attending the Special Meeting and voting by ballot in person (your attendance at the Special Meeting will not, by itself, revoke your proxy; you must vote by ballot at the Special Meeting); or

•	if you hold your shares in “street name,” by following the procedures on the voting instruction card provided by your bank, broker or other nominee. See “—How can I vote without attending the Special Meeting,” beginning on page 23.
If you return your signed and dated proxy card but do not mark the boxes showing how you wish to vote, your Shares will be voted “FOR” the proposal to approve the Asset Sale, “FOR” the proposal to approve the Charter Amendment and “FOR” the Adjournment proposal. The failure of any stockholder to submit a signed proxy card or to vote in person by ballot at the Special Meeting will have the same effect as a vote “AGAINST” the proposal to approve the Asset Sale and the Charter Amendment proposal but will not have an effect on the Adjournment proposal. If you hold your Shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your Shares will have the same effect as a vote “AGAINST” the proposal to approve the Asset Sale and the Charter Amendment proposal but will not have an effect on the Adjournment proposal.

Q:	If my Shares are held in “street name” by my bank, broker or other nominee, will my bank, broker or other nominee vote my Shares for me?

A:	Your bank, broker or other nominee will only be permitted to vote your Shares if you instruct your bank, broker or other nominee how to vote. You should follow the procedures on the voting instruction card provided by your bank, broker or other nominee regarding the voting of your Shares.

Q:	How can I vote my Shares without attending the Special Meeting?

A:	Whether you hold Shares directly as the stockholder of record or beneficially in “street name,” you may direct your vote without attending the Special Meeting. If you hold your Shares directly, you may vote by granting a proxy. If you hold your Shares in “street name,” you may submit voting instructions to your bank, broker or other nominee. Please refer to the summary instructions below and those included on your proxy card or, for Shares held in “street name,” the voting instruction card included by your bank, broker or other nominee.

By Mail — You may vote by mail by signing your proxy card and mailing it in the enclosed, postage prepaid and addressed envelope or, for Shares held in “street name,” by following the instructions on the voting instruction card included by your bank, broker or other nominee and mailing it in the enclosed, postage prepaid and addressed envelope. If you provide specific voting instructions, your Shares will be voted as you instruct. If you sign but do not provide instructions, your Shares will be voted as described below in “How are votes counted?”

On the Internet — If you hold your Shares in “street name” and the bank, broker or other nominee that holds your Shares offers Internet voting, your voting instruction card will contain instructions on how to vote online. If you vote online, you do not need to mail in your proxy card. If you hold your Shares directly in your name as the stockholder of record, you may not vote online.

By Telephone — If you hold your Shares in “street name” and the bank, broker or other nominee that holds your Shares offers voting by telephone, your voting instruction card will contain instructions on how to vote by telephone. If you hold your Shares directly in your name as the stockholder of record, you may not vote by telephone.

Q:	How do I access proxy materials on the Internet?

A:	Stockholders can access our Notice of Special Meeting and proxy statement and a form of a proxy card on the Internet at:

http://amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=25479

Our public filings can also be accessed at the SEC’s web site at www.sec.gov. See “Where You Can Find More Information,” beginning on page 148.

Q:	How are votes counted?

A:	If you return your signed and dated proxy card but do not mark the boxes showing how you wish to vote, your Shares will be voted “FOR” the proposal to approve the Asset Sale, “FOR” the proposal to approve the Charter Amendment and “FOR” adjourning the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal(s) to approve the Asset Sale and/or the Charter Amendment if there are insufficient votes to approve the Asset Sale and/or the Charter Amendment, as applicable. The failure of any stockholder to submit a signed proxy card or to vote in person by ballot at the Special Meeting will have the same effect as a vote “AGAINST” the proposal to approve the Asset Sale and the proposal to approve the Charter Amendment but will not have an effect on the proposal to adjourn the Special Meeting to a later date. If you hold your Shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your Shares will have the same effect as a vote “AGAINST” the proposal to approve the Asset Sale and the proposal to approve the Charter Amendment but will not have an effect on the Adjournment proposal.

Q:	May I change or revoke my vote?

A:	Yes, you may change or revoke your proxy instructions at any time prior to the vote at the Special Meeting.

If you hold your Shares directly and returned your proxy by mail, you must (a) mail a written notice of revocation to our Corporate Secretary at 354 Eisenhower Parkway, Plaza 1, Second Floor, Livingston, NJ 07039 or (b) timely deliver a valid, later-dated proxy. Your attendance at the Special Meeting will not by itself revoke your previously granted proxy unless you give written notice of revocation to our Corporate Secretary (as described above) before the vote at the Special Meeting or you vote by written ballot at the Special Meeting. Any proxy submitted by a stockholder of record may be revoked at any time prior to its exercise at the Special Meeting.

For Shares you own beneficially in “street name,” through a bank, broker or other nominee, you have the right to change or revoke your proxy at any time before it is voted at the Special Meeting by following the directions received from your bank, broker or other nominee to change or revoke those instructions.

Q:	What does it mean if I receive more than one proxy or voting instruction card?

A:	It means your Shares are registered differently or are held in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:	Who will bear the cost of this solicitation?

A:	We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. We have retained the services of Georgeson Shareholder Communications, Inc. (“Georgeson”) to aid in the solicitation of proxies. We estimate that we will pay Georgeson a fee of $7,500 for its services plus per-call fees for any individual solicitations and reimbursement of reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

Q:	Will a proxy solicitor be used?

A:	Yes. We have engaged Georgeson to assist in the solicitation of proxies for the Special Meeting and we estimate that we will pay Georgeson a fee of approximately $12,500 for such assistance. We have also agreed to reimburse Georgeson for reasonable out-of-pocket expenses incurred in connection with the proxy solicitation and to indemnify Georgeson against certain losses, costs and expenses.

Q:	Who can help answer any other questions that I have?

A:	If you have additional questions about the Asset Sale or the Charter Amendment, need assistance in submitting your proxy or voting your Shares, or need additional copies of this proxy statement or the enclosed proxy card, please contact Georgeson, our proxy solicitor:
Georgeson Inc.
Call Toll Free: (866) 482-5136
Banks and Brokerage Firms Call Collect: (212) 440-9800

CAUTIONARY STATEMENT CONCERNING
FORWARD-LOOKING STATEMENTS
     This proxy statement and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive positions, growth opportunities for existing products, plans and objectives of management, markets for our stock and other matters. Statements in this proxy statement that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the Securities Act. These forward-looking statements are only predictions and reflect our current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “intend,” “estimate,” “believe,” “project,” “continue,” “plan,” “forecast,” or other similar words. Such forward-looking statements, including, without limitation, those relating to our future business prospects, revenues and income, wherever they occur, are necessarily estimates reflecting the best judgment of our senior management on the date on which they were made, or if no date is stated, as of the date of this proxy statement. These forward-looking statements are subject to risks, uncertainties and assumptions, including those described below under the caption “Risk Factors Relating to the Proposal to Approve the Asset Sale,” that may affect the operations, performance, development and results of our business. Because these factors could cause our actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any such forward-looking statements. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
     You should understand that, in addition to those factors discussed below under the caption “Risk Factors Relating to the Proposal to Approve the Asset Sale,” factors that could affect our future results and could cause our actual results to differ materially from those expressed in such forward-looking statements, as well as factors that could affect our ability to consummate the Asset Sale, include, but are not limited to:
•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Purchase and Collaboration Agreement;

•	the effect of the announcement of the Asset Sale on our business relationships (including with employees, customers and suppliers), operating results and business generally;

•	the failure of our stockholders to approve the Asset Sale and/or the Charter Amendment;

•	the failure of the Asset Sale to close for any reason;

•	the outcome of pending or future litigation and governmental proceedings that may have the effect of delaying or preventing the consummation of the Asset Sale;

•	the amount of the costs, fees, expenses and charges related to the Asset Sale and the Charter Amendment;

•	adverse developments in general business, economic and political conditions or any outbreak or escalation of hostilities on a national, regional or international basis;

•	our failure to comply with regulations and any changes in regulations;

•	the loss of any of our senior management; and

•	increased competitive pressures that may reduce revenues or increase costs.

THE SPECIAL MEETING
Date, Time, and Place
     The Special Meeting will be held at [•], on [day], [month], 2010 at [•] local time.
Purpose
     The purpose of the Special Meeting is for our stockholders to consider and vote upon the following proposals:
1.	to approve the Asset Sale pursuant to the Purchase and Collaboration Agreement;

2.	to approve the Charter Amendment to increase the number of our authorized shares of Common Stock from 100,000,000 to 150,000,000;

3.	to adjourn the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal(s) to approve the Asset Sale and/or the Charter Amendment if there are insufficient votes to approve the Asset Sale and/or the Charter Amendment, as applicable; and

4.	to transact such other business as may properly come before the Special Meeting.
     A copy of the Purchase and Collaboration Agreement (and certain related agreements) is attached to this proxy statement as Annex A and a copy of the Charter Amendment is attached to this proxy statement as Annex B.
Record Date; Stockholders Entitled to Vote
     You are entitled to vote at the Special Meeting if you owned Shares at the close of business on April 27, 2010, which is the Record Date. You are entitled to vote all shares of Common Stock, shares of our Series B Preferred Stock and shares of our Series E Preferred Stock that you owned as of the close of business on the Record Date. As of the close of business on the Record Date, there were approximately 65,605,886 shares of Common Stock issued and outstanding (each of which is entitled to one vote per share), 130 shares of Series B Preferred Stock issued and outstanding having aggregate voting power equal to 2,600 shares of Common Stock, and 59,000 shares of Series E Preferred Stock issued and outstanding having aggregate voting power equal to 2,950,000 shares of Common Stock. Each share of Common Stock entitles its holder to one vote on all matters properly coming before the Special Meeting. Each share of Series B Preferred Stock entitles its holder to 20 votes (which is the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible) on all matters properly coming before the Special Meeting. Each share of Series E Preferred Stock entitles its holder to 50 votes (which is the number of shares of Common Stock into which each share of Series E Preferred Stock is convertible) on all matters properly coming before the Special Meeting. Shares of Columbia’s Series C Preferred Stock have no voting rights.
     A complete list of stockholders of record entitled to vote at the Special Meeting will be available for ten days prior to the Special Meeting at our executive offices and principal place of business for inspection by our stockholders during ordinary business hours for any purpose germane to the Special Meeting and will also be available at the Special Meeting.
Quorum
     A quorum must be present for the Special Meeting to be held. The quorum requirement for holding the Special Meeting and transacting business is the presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the Special Meeting. The Shares may be present in person or represented by proxy at the Special Meeting. Abstentions and broker non-votes are counted as present for the purpose of determining whether a quorum is present. A broker non-vote occurs on an item when a broker is not permitted to vote on that item without instructions from the beneficial owner of the Shares and no instructions from such beneficial owner are given. In the event that a quorum is not present at the Special Meeting, it is expected that the Special Meeting will be adjourned or postponed to allow for the solicitation of additional proxies.
Vote Required for Approval
     The affirmative vote of the holders of a majority of the Voting Power of the outstanding shares of our Common Stock, Series B Preferred Stock and Series E Preferred Stock is required to approve the Asset Sale. The affirmative vote of (i) the holders of a majority of our outstanding shares of Common Stock and (ii) the holders of a majority of the Voting Power of the outstanding shares of our Common Stock, Series B Preferred Stock and Series E Preferred Stock, voting together as a single class, is required to approve the Charter Amendment. The stockholders present may adjourn the Special Meeting despite the absence of a quorum to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal(s) to approve the Asset Sale and/or the proposal to approve the Charter Amendment.
     Approval of the Adjournment proposal requires the affirmative vote of a majority of the votes cast by holders of our Common Stock, Series B Preferred Stock and Series E Preferred Stock present in person or by proxy at the Special Meeting, whether or not a quorum is present.
     The failure of any stockholder to submit a signed proxy card or to vote in person by ballot at the Special Meeting will have the same effect as a vote “AGAINST” the proposal to approve the Asset Sale and the proposal to approve the Charter Amendment but will not have an effect on the proposal to adjourn the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal(s) to approve the Asset Sale and/or the Charter Amendment if there are insufficient votes to approve the Asset Sale and/or the Charter Amendment, as applicable. If you hold your Shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your Shares will have the same effect as a vote “AGAINST” the proposal to approve the Asset Sale and the proposal to approve the Charter Amendment but will not have an effect on the Adjournment proposal.
Effects of Abstentions and Broker Non-Votes
     For each of the proposals to be considered and voted upon at the Special Meeting, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Shares voted as abstentions will be counted for purposes of determining the presence of a quorum at the Special Meeting but will be treated as unvoted, although present and entitled to vote, for purposes of determining whether a proposal is approved. As a result, votes of “ABSTAIN” will have the same effect as a vote “AGAINST” the proposal to approve the Asset Sale and the proposal to approve the Charter Amendment, but votes of “ABSTAIN” will not have an effect on the Adjournment proposal.
     Brokers who hold shares in “street name” for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are precluded from exercising their voting discretion with respect to approving non-routine matters such as the proposal to approve the Asset Sale, the proposal to approve the Charter Amendment and the proposal to adjourn the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal(s) to approve the Asset Sale and/or the Charter Amendment if there are insufficient votes to approve the Asset Sale and/or the Charter Amendment, as applicable. As a result, absent specific instructions from the beneficial owner of such Shares, brokers are not empowered to vote those Shares, which are referred to generally as “broker non-votes.” These “broker non-votes” will be counted for purposes of determining a quorum and will have the same effect as a vote “AGAINST” the proposal to approve the Asset Sale and the proposal to approve the Charter Amendment but will not have an effect on the Adjournment proposal.
Proxies and Revocation
     If you submit a proxy by returning a signed proxy card by mail, your Shares will be voted at the Special Meeting as you indicate. If you sign your proxy card without indicating your vote, your Shares will be voted “FOR” the proposal to approve the Asset Sale, “FOR” the proposal to approve the Charter Amendment and “FOR” adjourning the Special Meeting, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal(s) to approve the Asset Sale and/or the Charter Amendment if there are insufficient votes to approve the Asset Sale and/or the Charter Amendment, as applicable, and in accordance with the discretion of the persons named on the enclosed proxy card on any other matters properly brought before the Special Meeting for a vote.
     If your shares of Common Stock are held in “street name,” you will receive instructions from your bank, broker or other nominee that you must follow in order to have your Shares voted. If you do not instruct your bank, broker or other nominee to vote your Shares, it has the same effect as a vote “AGAINST” the Asset Sale proposal and the Charter Amendment proposal but will not have an effect on the Adjournment proposal.
     Proxies received at any time before the Special Meeting and not revoked or superseded before being voted will be voted at the Special Meeting. Any stockholder of record who executes and returns a proxy card may revoke the proxy at any time before it is voted at the Special Meeting in any of the following ways:
•	if you hold your Shares in your name as a stockholder of record, by written notice of revocation to our Corporate Secretary at 354 Eisenhower Parkway, Plaza 1, Second Floor, Livingston, NJ 07039;

•	timely delivery of a valid, later-dated proxy; or

•	by attending the Special Meeting and voting by ballot in person (your attendance at the Special Meeting will not, by itself, revoke your previously granted proxy, unless you give written notice of revocation to our Corporate Secretary (as described above) before the vote at the Special Meeting or you vote by written ballot at the Special Meeting).

     If you hold your Shares in “street name” through a bank, broker or other nominee, you have the right to change or revoke your proxy at any time before it is voted at the Special Meeting by following the directions received from your bank, broker or other nominee to change or revoke those instructions.
Adjournments
     Although it is not currently expected, the Special Meeting may be adjourned for the purpose of soliciting additional proxies. Any adjournment may be made without notice, other than by an announcement made at the Special Meeting of the time, date and place of the adjourned Special Meeting. The stockholders present may adjourn the Special Meeting despite the absence of a quorum to a later date. Approval of the Adjournment proposal requires the affirmative vote of a majority of the votes cast by holders of our Common Stock, Series B Preferred Stock and Series E Preferred Stock present in person or by proxy at the Special Meeting, whether or not a quorum is present. Any signed proxies received by us in which no voting instructions are provided on the matter will be voted “FOR” adjourning the Special Meeting, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal(s) to approve the Asset Sale and/or the Charter Amendment if there are insufficient votes to approve the Asset Sale and/or the Charter Amendment, as applicable. Any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned or postponed.
Common Stock Ownership of Directors and Executive Officers
     As of April 27, 2010, the directors and executive officers of Columbia had, or were deemed to have had, beneficial ownership of, in the aggregate, approximately 4.1% of our Common Stock (including approximately 2.7% which represents shares of Common Stock that are purchasable under options held by such directors and executive officers but excluding approximately 8.9% which are held by affiliates of one of our directors). Columbia believes that its directors and executive officers will vote all of the Shares for which they have, or are deemed to have, beneficial ownership “FOR” the proposal to approve the Asset Sale, “FOR” the proposal to approve the Charter Amendment and “FOR” adjourning the Special Meeting, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal(s) to approve the Asset Sale and/or the Charter Amendment if there are insufficient votes to approve the Asset Sale and/or the Charter Amendment, as applicable.

Solicitation of Proxies
     This proxy solicitation is being made and paid for by Columbia on behalf of its board of directors. In addition, we have retained Georgeson to assist in the solicitation. We will pay Georgeson a fee of approximately $12,500 for such assistance. The initial solicitation of proxies by mail may be supplemented by telephone, fax, e-mail, Internet and personal solicitation by our directors, officers or other regular employees. No additional compensation for soliciting proxies will be paid to our directors, officers or other regular employees for their proxy solicitation efforts. These persons will not be paid additional remuneration for their efforts. We will also request banks, brokers and other nominees to forward proxy solicitation material to the beneficial owners of shares of our Common Stock and Preferred Stock that the banks, brokers and other nominees hold of record. Upon request, we will reimburse them for their reasonable out-of-pocket expenses. In addition, we will indemnify Georgeson against certain losses, costs and expenses.
Attendance of Accountants
     A representative of BDO Seidman, LLP, our current principal accountants and our accountants for the year ended December 31, 2009 is expected to be present at the Special Meeting. Such representative will have the opportunity to make a statement if BDO Seidman, LLP desires to do so and will be available to respond to questions, as appropriate.
Other Matters
     We do not know of any other business that will be presented at the Special Meeting. If any other proposal properly comes up for a vote at the Special Meeting in which your proxy has provided discretionary authority, the persons named on the enclosed proxy card will vote your Shares in their discretion accordance with their best judgment.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on [•], 2010
The proxy statement is available at:
http://amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=25479
Questions and Additional Information
     If you have additional questions about the Asset Sale or the Charter Amendment, need assistance in submitting your proxy or voting your shares of our Common Stock and Preferred Stock, or need additional copies of this proxy statement or the enclosed proxy card, please call Georgeson, our proxy solicitor:
Georgeson Inc.
Call Toll Free: (866) 482-5136
Banks and Brokerage Firms Call Collect: (212) 440-9800

THE ASSET SALE (PROPOSAL NO. 1)
The Parties to the Asset Sale
Columbia Laboratories, Inc.
354 Eisenhower Parkway
Plaza 1, Second Floor
Livingston, NJ 07039
(973) 994-3999
     Columbia is a Delaware corporation in the business of developing, manufacturing and selling pharmaceutical products that utilize Columbia’s proprietary bioadhesive drug delivery technologies. Columbia is focused predominantly on the women’s reproductive healthcare market, but Columbia’s product development projects address the broader women’s healthcare market. Columbia’s bioadhesive vaginal gel products provide patient-friendly solutions for infertility, pregnancy support, amenorrhea, and other obstetric, gynecologic and medical conditions. Our Common Stock is listed on the NASDAQ Global Market under the symbol “CBRX.”
Watson Pharmaceuticals, Inc.
311 Bonnie Circle
Corona, CA 92880 — 2882
(951) 493-5300
     Watson is a Nevada corporation and leading specialty pharmaceutical company in the business of developing, manufacturing, marketing, selling and distributing generic (off-patent) and brand pharmaceutical products. Watson operates in approximately 20 countries, with its key commercial market being the United States. As of December 31, 2009, Watson marketed approximately 170 generic pharmaceutical product families and 30 branded pharmaceutical product families through its Generic and Brand Divisions, respectively, and distributed approximately 8,000 stock-keeping units through its Distribution Division.
Coventry Acquisition, Inc.
311 Bonnie Circle
Corona, CA 92880 — 2882
(951) 493-5300
     Buyer is a Delaware corporation, formed by Watson solely for the purpose of effectuating the transactions contemplated by the Purchase and Collaboration Agreement and the documents related thereto described in this proxy statement. As of the date of this proxy statement, Buyer has not conducted any business activities other than those incidental to the Watson Transactions.
Background of the Asset Sale and Joint Development Transaction
     Our board of directors regularly and on an on-going basis evaluates and assesses our business, financial condition, results of operations, cash flows, products, intellectual property, markets and marketing capability, management and competitive position, financial performance, outlook and prospects, as well as current industry, stock and credit market conditions and our strategic direction and alternatives, and business plan.
     In February 2007, we reported the results of our Phase III clinical study designed to assess the efficacy, safety and tolerability of PROCHIEVE 8% in preventing preterm birth in pregnant women with a previous preterm birth before 35 weeks of gestation. This study did not achieve a statistically significant reduction in the incidence of preterm birth at week 32, the primary endpoint in the study population. However, in April 2007, we reported that an evaluation of the data from that study revealed a possible effect of PROCHIEVE 8% in delaying cervical shortening, and suggested a correlation between the cervical length data, PROCHIEVE 8% administration, and both a reduction in the likelihood of preterm birth and an improvement in infant outcomes. As a result of this, as well as further analyses, investigations and discussions with the FDA, we designed the PREGNANT Study, initially for 300 patients.
     In early 2008, we recruited 19 study sites, prepared the protocol, and began enrollment in the PREGNANT Study. However, we faced various challenges in recruiting patients and while our plan had been to recruit all 300 patients in one year, we found that this time frame was not feasible. In response, we implemented various initiatives to enhance patient enrollment, including the addition of incremental study sites.
     In October 2008, we announced a collaboration with the Perinatology Research Branch (“PRB”) of the Eunice Kennedy Shriver National Institutes of Child Health and Human Development, part of the National Institutes of Health (“NIH”) under which we amended the PREGNANT Study protocol to reflect the addition of nine NIH sponsored sites and an increase in the number of patients from 300 to 450. This amendment required incremental time and we recognized that completion of recruitment for the PREGNANT Study would be further delayed. We also were of the view that, if the PREGNANT Study was successful, the application for approval of the PTB Indication by the FDA would be filed in late 2010 or 2011. As a result, FDA approval of the PTB Indication, if granted, could not be received until the second or third quarter of 2011, at the earliest.
     At that time, our board asked our management to prepare and present an updated business plan. In addition, our board commenced the process to interview and retain financial advisors to assist us in seeking potential partners to either launch or assist in the launch of PROCHIEVE 8% for its potential use in the reduction of preterm birth in women with a short cervix (the “PTB Opportunity”).
     At the December 16-17, 2008 meeting of our board, our management presented to our board an updated business plan. In preparation of the business plan, we considered the impact of the downturn in global economic conditions and the increased challenges that companies like ours would face in raising capital in such an environment. At that meeting, management reviewed with the board our existing debt obligations of:
•	approximately $16.5 million payable to PharmaBio by the end of November 2010 (subject to extension); and

•	$40 million owed under the Notes payable on December 31, 2011.

     Management also reviewed the timeline of the PREGNANT Study and reported that if positive PREGNANT Study results were not available until mid-2010 with FDA approval of the PTB Indication not likely to follow until 2011, at the earliest, it would be extremely difficult to refinance our debt and unlikely that the holders of the Notes would convert them to Common Stock, leaving us in a situation where we would likely have to pay our debt at maturity. Management also reviewed with the board, the estimated costs associated with launching a Progesterone Product for the PTB Opportunity, including the related marketing and sales costs, costs relating to educating the physician community and costs associated with hiring and training a sales force to launch the product for the PTB Indication. Management estimated that such costs would be very significant and we would need to raise significant capital to fund such costs over an 18 to 24 month period beginning six to 12 months prior to approval by the FDA of the PTB Indication. Our board then considered the challenges that a company such as ours would face in raising such capital over that time period. Our board also considered the fact that the PREGNANT Study might not be successful and that FDA approval of the PTB Indication might not be obtained. On this basis, our board decided that Columbia should explore partnership opportunities for PROCHIEVE 8% for the PTB Opportunity.
     At its December 16-17, 2008 meeting, our board of directors invited two investment banking firms to present proposals to assist us in evaluating and implementing this strategic opportunity. Following the presentations, our board selected Torreya Partners LLC (“Torreya Partners”) as Columbia’s strategic advisor in connection with a possible partnering transaction related to PROCHIEVE 8% and the PTB Opportunity. On January 7, 2009, we entered into an engagement letter with Torreya Partners. At this juncture, our board was of the view that we should retain CRINONE 8% progesterone gel for the infertility indication and contemplate a transaction to partner PROCHIEVE 8% for the PTB Opportunity. Our board considered that both products include the same active ingredient in the same formulation and are differentiated only by their respective trademarks.
     During January and February 2009, Torreya Partners and Columbia’s management prepared presentation materials for the potential partners for PROCHIEVE 8% for the PTB Opportunity and organized an electronic “due diligence” data room. Torreya Partners also began contacting potential partners and commenced scheduling management presentations. In advance of sharing access to our due diligence materials, Torreya Partners required potential partners to sign a confidentiality agreement.
     At the board’s January 26, 2009 meeting, our management reported on a January 20, 2009 meeting with a European company (“Party A”) regarding a possible strategic relationship. Party A, a successful marketer of women’s health products outside the United States, was evaluating the potential of establishing a United States based business. Management reported, however, that Party A was only interested in Columbia’s vaginal progesterone products for treatment of infertility and was not interested in the PTB Opportunity.
     On February 19, 2009, we made a management presentation to a privately held specialty pharmaceutical company (“Party B”) with a focus in women’s health.
     At our board’s March 10, 2009 meeting, Torreya Partners and management provided an update to the board on the partnering effort for PROCHIEVE 8% for the PTB Opportunity.

Torreya Partners reported that over 22 potential partners had been contacted, a management presentation was made to Party B and that management presentations were scheduled for March 19, 2009 with a United States based affiliate of an international pharmaceutical company (“Party C”) focused on sales, marketing and development of branded prescription products, including women’s health products, and on March 24, 2009 with another potential partner, a United States based pharmaceutical company, interested in PROCHIEVE 8% for the PTB Opportunity, which did not ultimately result in an offer. Torreya Partners reported to the board that on March 10, 2009, Party A provided us with a non-binding term sheet pursuant to which Party A would acquire the right to co-market PROCHIEVE 8% in infertility and an unspecified amount of stock in exchange for $10 million plus a 5% royalty. That term sheet also provided for a milestone payment of $10 million upon FDA approval of the PTB Indication and a royalty of 10% on sales that would decrease with sales over $50 million.
     At our board’s April 3, 2009 meeting, Columbia’s management reported that Party B provided a preliminary indication of interest regarding PROCHIEVE 8% for the PTB Opportunity. Torreya Partners reported that Party B and another party had raised the concern about limiting the scope of the potential partnership to PROCHIEVE 8% for the PTB Opportunity as these parties were concerned about the potential for “off label” use of CRINONE for the PTB Indication and the resulting negative impact on PROCHIEVE 8% sales. Torreya Partners reported that Party B’s preliminary indication of interest proposed a partnership covering both brands and all indications for an upfront payment of $10 million, royalties of 20% (which would decline to 5% if a generic product entered the market), milestone payments of up to $25 million upon FDA filing and approval for the PTB Indication, $20 million upon issuance of a patent covering the PTB Indication, and additional milestone payments of up to $22.5 million upon achievement of certain annual sales goals. Our board discussed in detail the proposals for each transaction received to date, including pricing, timing and likelihood of receiving contingent payments, whether specific assets were or should be included or excluded from such transactions and the Development and Commercialization capabilities of each potential partner. Our board then instructed Columbia’s management to work with Torreya Partners to continue discussions regarding potential partnerships for PROCHIEVE 8% for the PTB Opportunity, while considering offers for both brands (PROCHIEVE and CRINONE), as well.
     On May 1, 2009, we presented the PTB Opportunity to Watson. Watson indicated to us that women’s health was one of its areas of focus, it had late stage products in its development pipeline, and it was re-organizing its branded sales efforts to reach Obstetrics and Gynecology prescribers.
     On June 22, 2009, Party A visited our New Jersey headquarters for a presentation on the PTB Opportunity and, on June 24, 2009, Party A presented a revised non-binding term sheet to purchase CRINONE for all then approved indications. A partnership for PROCHIEVE 8% for the PTB Opportunity was not covered by Party A’s offer, but Party A stated that it would consider another agreement that would possibly cover the PTB Opportunity. Party A’s proposal included a $50 million payment at closing for the purchase of product rights and an equity position of not less than 10% in Columbia. Party A also proposed to pay royalties of 5% to 10% for the term of our existing Progesterone delivery patent (which expires during September 2013), and would pay increased royalties if sales accelerated at a certain rate after the FDA filing for the PTB Indication.
     On June 25, 2009, management made a presentation to another party (“Party D”) on the infertility business and the PTB Opportunity. Party D is a large international pharmaceutical company with U.S. operations.
     On June 26, 2009, a management team backed by a financial sponsor (“Party E”) visited our New Jersey headquarters for a management presentation on both the infertility indication for our Progesterone Products and the PTB Opportunity. Party E was interested in establishing a new pharmaceutical company focused on women’s health.
     Also on June 26, 2009, Watson submitted its initial indication of interest for United States and international rights, where available, to acquire CRINONE and PROCHIEVE 8% for the PTB Opportunity and the infertility indication after completion of the PREGNANT Study and submission of an application to FDA for the PTB Indication. This proposal provided for an equity investment by Watson of $8 million in Columbia. The other terms of the proposal remained subject to modification and quantification. After reviewing the offer with Columbia’s management, Torreya Partners advised Watson that it was unable to evaluate the offer because of the lack of quantification of the milestone payments and royalty rates. Watson responded on July 1, 2009, by offering success based milestones of up to $80 million and royalties of 12% to 15%.
     On July 9, 2009, management presented the PTB Opportunity in more detail to the financial sponsor of Party E. Also on July 9, 2009, Party A (after further due diligence and negotiations) submitted a revised non-binding proposal to us to acquire CRINONE and PROCHIEVE 8% for all indications within the United States and to take an equity position in Columbia. Pursuant to this proposal, Party A would pay up to $50 million at closing for the Progesterone Products and stock, make development milestone payments of up to $30 million, sales related milestone payments of up to $50 million, and royalties of 5% to 10% during the remaining life of our Progesterone delivery patent (which expires during September 2013). Under this proposal, the royalties would continue at these rates if new patents were issued and a new dosage form of a Progesterone Product were marketed. Under this proposal, Columbia would continue to be responsible for managing and funding the patent applications and development of a new dosage form.
     On July 9, 2009, Torreya Partners reviewed with our board the proposals that had been received as of that date. Our board discussed in detail the proposals, including pricing, timing and likelihood of receiving contingent payments, whether specific assets were or should be included or excluded from such transactions and the Development and Commercialization capabilities of each potential partner. Torreya Partners reported to us that many of the potential partners focused on:
•	the necessity to package the infertility indication and the PTB Opportunity together;

•	the fact that our Progesterone delivery patent for our currently marketed product expires in 2013; and

•	the costs and timing for development and approval of a second generation product for lifecycle management.
     As a result, Torreya Partners was instructed to contact the potential partners and request them to conduct further due diligence and investigations regarding our products and the PTB Opportunity. Subsequently, our board determined that in order to find an adequate partnership opportunity, we should explore partnership opportunities that included the infertility indication and the PTB Opportunity for both CRINONE and PROCHIEVE 8%.
     On July 15, 2009, Columbia’s management made a presentation to a privately held specialty pharmaceutical company on the infertility business and the PTB Opportunity, which did not result in an offer from such company.
     At the July 18, 2009 meeting of our board of directors, the board reviewed the efforts of Torreya Partners with regard to the partnering process as well as the proposals that we had received through that date. Torreya Partners reported that it had contacted over 50 companies regarding partnering transactions and as to the status of each of the potential partners. Our board, at that meeting, also asked board member Frank Condella to work closely on a going-forward basis with members of Columbia’s management and Torreya Partners on the partnering process.
     On July 21, 2009, Columbia’s management made a presentation to a large U.S. based international pharmaceutical company on the infertility business and the PTB Opportunity, which did not result in an offer from such company.
     On July 23, 2009, representatives of Columbia’s management met with representatives of Party E to present the CRINONE infertility opportunity. On July 25, 2009, the financial sponsor for Party E presented a non-binding indication of interest that contemplated equity investments in Columbia over time in the range of $70 to $80 million, a change in Columbia’s executive management, and representation on our board. We also held additional meetings with Party E during the week of August 3, 2009 to negotiate its proposal.
     At our board’s meeting on July 27, 2009, Torreya Partners again reviewed the partnering process. Torreya Partners reported that at this time we had received several expressions of interest and then reviewed the different structures and valuations of those proposals with our board. Our board discussed in detail the various proposals, including pricing, timing and likelihood of receiving contingent payments, whether specific assets were or should be included or excluded from such transactions and the Development and Commercialization capabilities of each potential partner. At the conclusion of the meeting, our board requested that Torreya Partners and management continue their efforts with respect to the partnering process.
     On July 29, 2009, Mr. Condella and a representative of Torreya Partners met in Europe with Party A to discuss Party A’s marketing capabilities in the United States for infertility and the PTB Opportunity. On July 30, 2009, Mr. Condella and a representative of Torreya Partners met with management of another European company with whom Columbia had held prior partnering discussions to see if their interest could be advanced to an offer. However, that company did not convey a proposal to us.

     On August 5, 2009, representatives of Watson, Columbia and Torreya Partners met to review and discuss Watson’s proposal.
     At our board’s August 6, 2009 meeting, Mr. Condella and Torreya Partners reported to the board on the European meetings as well as the status of discussions with Watson and Party E. The board reviewed the status of the partnering process and requested management and Torreya Partners to continue with the process.
     On August 13, 2009, Party C submitted a non-binding offer to acquire CRINONE and PROCHIEVE 8% for all indications that contemplated an upfront payment of $25 million, milestone payments of $15 million upon FDA approval of the PTB Indication, of $5 million upon approval of a second generation product, which Columbia would continue to be responsible for managing and funding development; and annual sales related milestone payments ranging from $5 million to $20 million, depending on the sales level, and royalties of 10% to 14%.
     On August 14, 2009, Party D submitted a non-binding offer to acquire CRINONE and PROCHIEVE 8% for all indications that contemplated an upfront payment of $10 million, milestone payments of $15 million on filing and FDA approval of the PTB Indication, and annual sales related milestone payments ranging from $10 million to $35 million, depending on sales levels.
     On September 2, 2009, a start-up company (“Party F”) and its financial sponsor visited our New Jersey headquarters for a management presentation on the PTB Opportunity.
     On September 4, 2009, Party E withdrew from the partnering process because its investment committee did not support its equity investment for the deal structure that it had previously proposed.
     On September 5, 2009, Party A submitted a revised non-binding offer. In this offer, Party A increased its contemplated upfront payment to $45 million plus an equity investment in Columbia of 20% of our Common Stock at a purchase price to be negotiated. Party A also proposed that it would make development and patent related success based milestone payments of up to $40 million and sales related milestone payments of up to $75 million. In addition, Party A proposed that the royalties it would pay would be at the rate of 10% and increase to 15% if the PTB Indication was approved by the FDA.
     At the September 9, 2009 board meeting, Torreya Partners reviewed its efforts, the status of the partnering proposals received to date (and the negotiations relating thereto) and the withdrawal by Party E from the partnering process. Our board then discussed the partnering process and conducted an in-depth review of the offer by Party A, including the pricing, timing and likelihood of receiving contingent payments and its Development and Commercialization capabilities in the United States, as well as the status and terms of the other proposals received to date.
     On September 11, 2009, Party F presented to us a non-binding offer to acquire CRINONE and PROCHIEVE 8% for all indications that contemplated a $40-$50 million upfront payment, potential milestone payments for successful development of a second generation product totaling $20 million and escalating royalties on net sales over $50 million from 5% to

15%. Party F also indicated it would reimburse Columbia for 50% of development costs for a second generation product, which Columbia would develop.
     On September 16, 2009, Watson submitted a revised offer for our Progesterone related assets and Common Stock. This revised offer included a $40 million upfront payment and Watson taking over the CRINONE infertility business at the closing of the transaction. It also contemplated that Columbia would continue to be responsible for the PREGNANT Study and submission to the FDA of an application for the PTB Indication. This offer also contemplated contingent development milestone payments of up to $50 million and escalating royalties to be paid on net sales ranging from 12% to 20%. Watson also proposed that it would pay the development costs for a second generation product after FDA approval of the PTB Indication. Torreya Partners reviewed the offer in detail with Columbia’s management and continued to negotiate with Watson.
     On September 17, 2009, Party A met with representatives of Columbia’s management and Torreya Partners in New York City to discuss Party A’s U.S. Commercialization plan and to negotiate the terms of its most recent non-binding offer.
     On September 29, 2009, Party F revised its offer. The revised offer contemplated an upfront payment of $55 million. Party F did not modify the terms that it had previously proposed related to the contingent development milestones and payment of the PTB Opportunity development costs. However, Party F added to its proposal contingent sales related milestones of up to $40 million and improved its proposal regarding royalty sales ranges slightly, but stayed at 5% to 15%. At this point, Party F requested “exclusivity” as a condition to its committing further resources to conduct additional due diligence.
     On October 1, 2009, Watson modified its proposal by increasing its contemplated upfront payment by $2 million to $42 million and reduced its proposed clinical results milestone payment by the same amount.
     On October 7, 2009, Party A provided a revised non-binding term sheet for United States rights to CRINONE and PROCHIEVE 8% for both the infertility indication and the PTB Opportunity. Party A offered an upfront payment of $45 million as well as an equity investment of up to 20% of our Common Stock. This modified proposal also provided for up to $40 million of development milestone payments, up to $75 million in sales related milestone payments, and a royalty of 10% that would escalate to 15% if the PTB Indication was approved by the FDA. It also provided for termination of royalty payments in the event a generic entry was launched, and a product supply agreement that limited us to a 5% markup on cost of goods sold.
     After conducting its due diligence review of Columbia, including an October 8, 2009 meeting with management, Party F submitted a revised offer on October 13, 2009. Pursuant to that offer, Party F reduced its contemplated upfront payment to $45 million, increased the second generation product development milestone payments by $10 million, but withdrew the reimbursement of 50% of development costs and reduced the launch milestone payment by $10 million.

     At our board’s October 13, 2009 meeting, our board reviewed, evaluated and discussed the offers from Party A, Party F, and Watson under a range of assumptions regarding clinical and commercial success. Our board considered the economic terms of each of the offers, the nature and capabilities of each of the potential partners and our likelihood of receiving the contingent payments contemplated by each of these offers. In particular, our board considered that Party A did not have any existing United States operations, that Watson’s offer included an agreement to pay for future development costs for the second generation product and offered the most attractive royalty package as well as Watson’s established United States presence, and that Party F had recently made negative modifications to its offer. Our board also considered that Party F was a start-up company without a commercial infrastructure.
     On October 19, 2009, board chairman, Mr. Stephen G. Kasnet, and Mr. Condella met with representatives of Party A’s management in Europe to discuss Party A’s most recent offer, our future business strategy, and the operational and financial aspects of the proposed partnership.
     On October 21, 2009, Party A indicated to us that it was prepared to proceed with its offer for the assets related to the Progesterone Products, but that its equity investment would not be approved by its parent company. As a result, Party A reduced its offer by approximately $15 million. We, however, continued to negotiate with Party A regarding its proposal.
     On October 22, 2009, we entered into certain agreements with investors pursuant to which we issued 10,900,000 units, each consisting of one share of Common Stock and one warrant to purchase 0.5 shares of our Common Stock (with an exercise price of $1.52 per share) and in doing so, on October 28, 2009, raised approximately $10.7 million in net proceeds in order to continue to fund our business operations, including the funding of the PREGNANT Study and development of the second generation product.
     On October 25, 2009, Watson submitted a revised non-binding offer for global rights, where available, for the PTB Opportunity and infertility indication with respect to both CRINONE and PROCHIEVE 8% and a combination of assets and equity, for a $47 million upfront payment. Watson’s revised offer also included an opportunity for us to earn development milestone payments of up to $45.5 million, escalating royalties on net sales in the United States of 8% to 20% and royalties of 10% outside the United States. Watson also proposed to pay the life cycle management costs for developing a second generation product for both the infertility and preterm birth indications and to pay us royalty payments on the second generation product. Under this revised proposal, we would remain responsible for completion of the PREGNANT Study and filing for approval by the FDA of the PTB Indication.
     At a board meeting on October 30, 2009, Mr. Condella and Torreya Partners reported to the board on the partnering discussions with Party A, Party F, and Watson, including that Party A had removed the equity component of its offer. Mr. Condella and Torreya Partners also explained that Party A was in the process of reconsidering its offer and indicated that it would respond to us regarding the offer in early November 2009. Torreya Partners also reported that it had held discussions with Party F and that Party F had not revised its offer.
     On November 4, 2009, Party A indicated to us that it had completed its further review of its proposal and that it would not modify it.

     During November 2009, we engaged in detailed discussions with Watson regarding its non-binding proposal and negotiated the terms thereof, including with respect to the range of royalty payments, resulting in an increase to the bottom of the range.
     At its November 17, 2009 meeting, Mr. Condella and Torreya Partners reported to our board on discussions with Party A and Watson, the two parties with which Columbia remained in active negotiations, and on the status of two other parties who remained interested in a potential partnership opportunity. Financial and other terms of the offers from Party A and Watson were reviewed and evaluated by the board in detail, including pricing, timing and likelihood of receiving contingent payments, likelihood of closing, whether specific assets were or should be included or excluded from such transactions and the Development and Commercialization capabilities of each potential partner. Following discussion and review, our board decided that we should proceed with Watson and prepare definitive agreements in parallel with due diligence on Watson. At that meeting, our management also reviewed with the board the proposed structure and a preliminary plan for our post-transaction business strategies. Our board requested Torreya Partners to contact Watson to invite it to make a presentation to our board so that our board could conduct due diligence regarding Watson’s overall business and women’s health strategic plans, especially for the CRINONE product, and in particular, for our board to investigate our future opportunity to realize the milestone payments and royalties and to gain assurances as to Watson’s commitment to fund the development of second generation products.
     At its November 17, 2009 meeting our board considered and discussed prepaying approximately $18 million in principal amount of Notes held by a holder of the Notes owning approximately 45% of the outstanding Notes (the “Principal Holder”), as well as prepaying the obligations owing to PharmaBio under the PharmaBio Agreement.
     On December 1, 2009, Lawrence Gyenes, our Chief Financial Officer, and Robert Mills, our Chief Operating Officer, discussed with PharmaBio the possibility of prepaying the obligations under the PharmaBio Agreement.
     On December 14, 2009, we engaged RBC for the purpose of our board receiving an opinion from RBC with respect to the fairness, from a financial point of view, of the consideration to be received by us in connection with the potential sale of assets.
     On December 15, 2009, Paul M. Bisaro, President and Chief Executive Officer of Watson, and G. Frederick Wilkinson, Executive Vice President of Global Brands of Watson, made a presentation to our board. During that presentation, Messrs. Bisaro and Wilkinson described Watson and its business. They also discussed Watson’s recent acquisition, its plans, including its plans for marketing CRINONE for the infertility indication, its commitment to fund the development of a second generation product in concert with Columbia and its plan to launch and support the PTB Opportunity should it receive FDA approval.
     On December 17, 2009, Mr. Gyenes discussed with the Principal Holder the possibility of Columbia acquiring its Notes.
     During January and February of 2010, Columbia’s management, Columbia’s outside counsel, Kaye Scholer LLP (“Kaye Scholer”), Watson’s management along with its outside counsel, Latham & Watkins LLP, exchanged drafts of the proposed definitive agreements for a potential transaction and engaged, in person and telephonically, in negotiations regarding the documentation for the Watson Transactions. During the course of these negotiations, we agreed to include PROCHIEVE 4% among the assets being sold to Watson.
     At the January 8, 2010 meeting of the board, Mr. Condella, Torreya Partners and Kaye Scholer reported to our board on the status of contract negotiations with Watson and the proposed transaction. Kaye Scholer made a presentation as to the fiduciary duties of our board and reviewed the terms of the Purchase and Collaboration Agreement, the Supply Agreement, the License Agreement, the Investor’s Rights Agreement and the Charter Amendment which had been provided to the board in advance of the meeting.
     Also at the January 8, 2010 meeting of the board, Mr. Gyenes presented to the board a proposal for us to satisfy the obligations owing to PharmaBio as well as a significant portion of our obligations with respect to the Notes. Mr. Gyenes also made a presentation regarding the terms of a proposed amendment to the Notes to remove the “put” right contained therein (which required the approval of the holders of at least 75% of the principal amount of the Notes). He discussed that in the absence of this amendment, upon a sale of substantially all of our assets (the Watson Transactions would qualify as such) the holders of the Notes would have the right to compel us to redeem the Notes for a cash price equal to the principal amount of the outstanding Notes, plus accrued and unpaid interest. At the meeting the board decided that, before entering into the Purchase and Collaboration Agreement with Watson, the Notes needed to be amended so that the holders of the Notes would not have the right to “put” the Notes to us upon a sale of all or substantially all of our assets. Otherwise, we would not have sufficient liquidity to satisfy our debt obligations.
     During January 2010, we engaged in negotiations with the holders of the Notes regarding the financial terms of a transaction pursuant to which the holders of at least 75% of the principal amount of the Notes would agree to amend the Notes to delete their “put” rights and agree to sell their Notes to us at a discount. Initially, we proposed that we would repurchase the Notes for an aggregate value of up to $26 million in cash and warrants to acquire up to approximately 15.5 million shares of Common Stock (with an exercise price of $1.50 per share) and amend the Notes to remove the “put” right.
     It was also during this time that we commenced negotiations of an agreement with PharmaBio allowing us to pre-pay our obligations owing to them, conditional upon the closing of a transaction on specified terms.
     At the February 5, 2010 meeting of the board, representatives of Torreya Partners and Kaye Scholer were present and discussed the status of the Watson Transactions. At that time, our board also considered the results of our preliminary research concerning the market flexibility for increasing the price of CRINONE and PROCHIEVE 8% for the PTB Opportunity. Our research suggested that the market might accept higher pricing for CRINONE and PROCHIEVE 8% for the PTB Opportunity and the board considered the advantage this would present, as Watson’s offer included escalating royalty rates on increasing net sales. At that meeting, the board reviewed drafts of the Purchase and Collaboration Agreement, the Supply Agreement, the License Agreement, the Investor’s Rights Agreement, the Charter Amendment, drafts of agreements with the holders of the Notes to prepay and amend the Notes and a draft of the agreement to prepay the obligations owing to PharmaBio, each of which was provided to the board in advance of the meeting. During the meeting, a Kaye Scholer representative discussed the board’s fiduciary duties in connection with the proposed transactions and a Torreya Partners representative reviewed the key aspects of the process in which it was engaged to evaluate the advisability of selling the Assets. A representative of RBC rendered its preliminary financial analysis of the consideration contemplated in the proposed sale of assets and its views on whether such consideration would be fair from a financial point of view to Columbia.
     During the next two weeks, we and Kaye Scholer negotiated the terms of the repurchase of, and amendment to, the Notes with the holders of the Notes.
     A board meeting was called on February 17, 2010 to approve the Watson Transactions, the Charter Amendment, the Note Purchase Agreements, the amendment to the Notes and PharmaBio Amendment. However, prior to the meeting, two holders of the Notes with a combined ownership of approximately 30% of the outstanding Notes, informed us that they would not go forward with the Note purchase and amendment transaction unless the economic terms of that transaction were modified. At the board meeting, the board was informed of the position of these holders of the Notes. The board decided that it should not approve the transaction with Watson until it obtained an agreement with the holders of at least 75% in principal amount of the Notes to amend the Notes so that the Watson Transactions would not trigger the “put” right. The board authorized Columbia’s management to continue negotiations with the holders of the Notes.
     Columbia’s management, along with Kaye Scholer, over the next few days, negotiated with the holders of the Notes. On the evening of February 21, 2010, we concluded negotiations with the holders of the Notes having reached an agreement in principle under which the holders of the Notes would receive an aggregate of up to $26 million in cash, warrants to acquire up to approximately 15.5 million shares of Common Stock (the exercise price to be determined using a formula at the closing of the transactions contemplated under the Note Purchase Agreements, with a floor price of $0.80 and a cap price of $1.50 per share) and $6 million of Common Stock (the number of shares to be determined using a formula at the closing of the transactions contemplated under the Note Purchase Agreements, with a per share floor price of $0.80 and a per share cap price of $1.50 per share) in exchange for their Notes. The holders would also consent to an amendment to the Notes so that the Watson Transactions would not trigger the “put” right.
     On February 22, 2010, Columbia informed Watson of the revised terms for the acquisition and amendment of the Notes. At this point, Watson informed us that it would not enter into a transaction with us if we engaged in a transaction with the holders of the Notes on those terms. A board meeting was then convened and the board was apprised of the current status of negotiations with Watson and the holders of the Notes. The board instructed Columbia’s management to continue to negotiate with Watson and the holders of the Notes.
     Over the ensuing days, we analyzed the terms for the repurchase and amendment of our Notes and engaged in negotiations with the holders of the Notes and Watson.

     On March 3, 2010, we concluded negotiations with the holders of the Notes and Watson. Ultimately, we agreed to pay the holders of the Notes an aggregate amount of $26 million in cash (plus accrued and unpaid interest on our Notes through (but excluding) the Closing date), issue them warrants to acquire up to 7.75 million shares of Common Stock at an exercise price of $1.35 and issue them 7,407,407 shares of Common Stock and also agreed to the terms of an amendment to the Notes. On that date, we also finalized the PharmaBio Agreement pursuant to which we agreed to pay PharmaBio approximately $16 million in satisfaction of our obligations under the PharmaBio Agreement, upon the satisfaction of certain conditions.
     A meeting of the board was then held on the evening of March 3, 2010 for the purpose of approving the Watson Transactions, the Charter Amendment, the Note Purchase Agreements, the amendment to the Notes, the PharmaBio Amendment and certain other matters. Prior to the meeting, the board was provided with the latest drafts of the Purchase and Collaboration Agreement, the Supply Agreement, the License Agreement, the Investor’s Rights Agreement, the Charter Amendment, the PharmaBio Amendment, the Note Purchase and Amendment Agreements and the latest draft of RBC’s preliminary financial analysis of the proposed transaction. During the meeting, representatives of Kaye Scholer again discussed the board’s fiduciary duties in connection with the Watson Transactions and reviewed key aspects of the process that we had engaged in to evaluate the advisability of entering into the Watson Transactions and certain other transactions. Also at this meeting, RBC rendered its oral fairness opinion to our board that, as of that date and based upon and subject to the factors and assumptions set forth in its written fairness opinion, the Upfront Payment and the Contingent Payments to be received by Columbia pursuant to the terms of the Purchase and Collaboration Agreement was fair from a financial point of view to Columbia, which opinion was subsequently confirmed in writing. Following these presentations, our board considered, among other things the merits of the Watson Transactions when compared to Columbia’s prospects if it would not enter in the Watson Transactions and the risks and uncertainties associated therewith. Following the discussion, the board unanimously determined that the Asset Sale on the terms and conditions set forth in the Purchase and Collaboration Agreement is expedient and in the best interests of Columbia and that the approval of the Charter Amendment is advisable and in the best interests of our stockholders. Thereafter, the board adopted and approved the Purchase and Collaboration Agreement, the issuance of the Acquisition Shares, the PharmaBio Amendment, the Note Purchase Agreements and the issuance of the securities thereunder, and the amendment to the Notes and certain other matters.
     Later in the evening of March 3, 2010, the Purchase and Collaboration Agreement, the PharmaBio Amendment, the Note Purchase Agreements and the related schedules and exhibits were finalized and, to the extent necessary, executed by the parties thereto. The Watson Transactions, the PharmaBio Amendment, the Note Purchase Agreements and the Note Amendment were announced by press release on the morning of March 4, 2010 prior to the opening of trading of our Common Stock on the NASDAQ Global Market.
Reasons for the Asset Sale; Recommendation of Our Board of Directors
     Our board of directors, acting with the advice and assistance of its legal advisors, evaluated the Purchase and Collaboration Agreement and, acting with the advice and assistance of its legal and financial advisors, evaluated the consideration negotiated with Watson, Buyer and their representatives. After careful consideration, our board determined that the Asset Sale is expedient and in the best interests of Columbia. At a special meeting of our board held on March 3, 2010, the board resolved to adopt and approve the Purchase and Collaboration Agreement and the transactions contemplated thereby, and to recommend to our stockholders that they vote for the approval of the Asset Sale.
     In the course of reaching its recommendation, our board of directors consulted with our management and Columbia’s financial and legal advisors and considered a number of substantive factors, both positive and negative, and potential benefits and detriments of the Asset Sale. The board believed that, taken as a whole, the following factors supported its decision to approve the Purchase and Collaboration Agreement and the Asset Sale:
•	Strategic Review Process. Our board of directors considered the rigorous process (which began approximately 15 months earlier) through which we had explored various strategic alternatives. Our board considered that this process involved our announcing that we were exploring strategic alternatives for the sale or license of the PTB Indication and during 2009, Torreya Partners contacting more than 50 parties, our conducting management presentations for 11 parties and receiving indications of interest to acquire or enter into strategic partnering arrangements from seven parties.

•	Uncertainties With Respect to Other Proposals. Our board of directors considered the uncertainties in connection with pursuing a transaction with any of Parties A through F as opposed to Watson. With respect to Party A, our board was concerned that it had not previously conducted significant business in the United States, the inferiority of its offer with respect to royalty streams and its lack of commitment to funding for the Development of the Progesterone Products. With respect to Parties B, C and D, our board considered that the consideration offered was not competitive with the other offers received. Our board also considered that Party E withdrew from the partnering process due to a lack of internal support for the offer it had previously made and the possibility of Party E re-engaging in the partnering process. With respect to Party F, a start-up company sponsored by a financial institution, our board was concerned with its capabilities to Develop and Commercialize the Progesterone Products. In the judgment of the board, continuing the partnering process by continuing negotiations with any other parties, including Party A or Party F, was likely to place in jeopardy the proposal received from Watson. Our board also, in contrast, considered Watson’s capabilities to Develop and Commercialize the Progesterone Products with its sales and marketing force, Watson’s recognized name and financial capabilities as well as Watson’s plans to expand the Commercialization of the Progesterone Products outside of the United States and Watson’s willingness to fund the Development of a second generation Progesterone Product.

•	Consideration. Our board of directors considered a variety of valuation methodologies relating to our Progesterone Products and the likelihood of receiving (all or a portion of) an amount of the contingent parts of the consideration contemplated by the various proposals. Our board also noted the fact that the Upfront Payment payable at the Closing was all cash, which provides certainty of value to Columbia. In addition, our board considered the contingent milestone and royalty payments by Watson and the likelihood of obtaining such payments, which provided Columbia with an opportunity to share in a significant portion of the future upside and performance of the Progesterone Products. Our board concluded, based upon all of the factors described in this proxy statement, that the Watson Transactions were the best reasonably attainable alternative for Columbia.

•	Risks Related to Alternatives to Sale. Our board of directors considered our business, financial condition, results of operations, cash flows, products, intellectual property, markets and marketing capability, management and competitive position, financial performance, outlook and prospects, as well as current industry, economic, stock and credit market conditions and our strategic direction and alternatives, and business plan. Our board also considered certain strategic alternatives to the Watson Transactions, as well as the possibility of not engaging in a transaction at all. In that regard, our board considered our long- and short-term strategic plan and initiatives, including the risks associated with a negative outcome to the PREGNANT Study. Our board considered that significant resources would be needed in order to successfully Develop, Launch and Commercialize PROCHIEVE 8% for the PTB Indication (assuming that the PREGNANT Study was successful). Our board also considered that our Progesterone delivery patent for the current formulation of CRINONE/PROCHIEVE expires in September 2013 and a Second Generation Delivery System (as defined herein) with a longer patent life would need to be Developed, approved by FDA, and Launched, requiring significant additional capital. Moreover, our board considered that we have approximately $57 million in debt obligations that will mature on or prior to December 31, 2011 and our need for resources to satisfy such obligations. Our board considered the risks of not being able to raise sufficient capital to Develop, Launch and Commercialize PROCHIEVE 8% for the PTB Indications and satisfy our debt obligations. Our board also considered the benefits and potential risks, including execution risks, of pursuing other strategic alternatives available to Columbia. Our board considered that the Upfront Payment from the Watson Transactions, together with our available cash, would provide us with the necessary resources to continue the PREGNANT Study, and satisfy our debt obligations. Our board also considered that, in connection with the Watson Transactions, the Development Costs we would be responsible for would be “capped” at $7 million and that Watson would be responsible for funding most of the future Development Costs and costs to Launch and Commercialize PROCHIEVE 8% for the PTB Indication as well as for the Second Generation Delivery System (if the decision is made to Launch and Commercialize the same).

•	Ability to Change Recommendation to Stockholders. Our board of directors considered its ability to make a Change of Board Recommendation, in the circumstances and subject to certain limitations described herein, including but not limited to its endorsement of a Superior Proposal.

•	Other Terms of the Purchase and Collaboration Agreement. Our board of directors considered the other terms and conditions of the Purchase and Collaboration Agreement (in addition to the consideration), including the number and nature of the conditions to the Buyer’s obligation to consummate the Watson Transactions and the likelihood that those conditions would be satisfied.

•	Likelihood of Consummation. Our board of directors considered the likelihood that the Watson Transactions would be completed, including its belief that there would not be any antitrust or other regulatory impediments to the Watson Transactions as well as the fact that Buyer’s receipt of financing is not a condition to the completion of the Watson Transactions. Our board noted that the receipt of third party consents was not a condition to the completion of the Watson Transactions. The board also considered the fact that Buyer did not need to obtain stockholder approval for the Watson Transactions.

•	Identity of Watson. Our board of directors considered the fact that Watson is a leading United States pharmaceutical company that invests in the research, development and marketing of innovative and effective treatments to improve patient well-being and quality of life. Our board noted that Watson had done an extensive due diligence review of Columbia and accordingly was very familiar with our business.

•	Reduction of Debt. Our board considered the fact that, at the Closing, we would pay our obligations owing to PharmaBio under the PharmaBio Agreement and to the holders of our Notes. As a result, we would be free of debt and debt service obligations.

•	Transformation of Columbia. Our board of directors noted that upon consummation of the Watson Transactions we would initially continue our focus on conducting the PREGNANT Study and performing our obligations under the Merck Serono Agreement. If the PREGNANT Study is successful however and we achieve the milestones set forth in the Purchase and Collaboration Agreement, our board considered that by selling the Progesterone Products, Columbia management would be able to focus on our other product candidates and drug development program and pipeline. However, our board did consider that if the PREGNANT Study is not successful, our resources would be limited and our board of directors would have to reassess our strategy.

•	Opinion of Columbia’s Financial Advisor. Our board of directors considered the financial analysis presented by RBC and RBC’s fairness opinion that was presented to the board that, as of the date given and based upon and subject to the factors and assumptions set forth therein, the Upfront Payment and the Contingent Payments to be received pursuant to the terms of the Purchase and Collaboration Agreement, was fair from a financial point of view to Columbia, which opinion was confirmed in writing. See “—Opinion of Columbia’s Financial Advisor,” beginning on page 53. The full text of RBC’s opinion, which set forth the assumptions made, matters considered and limitations of the review undertaken by RBC, is attached as Annex C to this proxy statement and is incorporated herein by reference. You are urged to, and should, read the opinion of RBC carefully.
     Our board of directors also considered a variety of risks and other potentially negative factors relating to the Watson Transactions, including the following:
•	Future Growth and Risk Profile. Our board of directors considered the fact that if the Watson Transactions are consummated, except with respect to the contingent milestone and royalty payments by Buyer, Columbia and its stockholders will no longer participate in the future growth of the Progesterone Products, including any growth as a result of the marketing of PROCHIEVE 8% for the PTB Indication (assuming positive results for the PREGNANT Study) (except in connection with certain retained assets and rights relating to our Progesterone business, including all rights necessary to perform our obligations under the Merck Serono Agreement). Our board believed that the Asset Sale provided certain value for Columbia and that the contingent right to receive milestone and royalty payments allowed Columbia to participate in a significant portion of the growth of Progesterone Products in the coming years. Our board recognized that the Asset Sale would largely eliminate the more predictable cash flows that we had traditionally received from the sale of Progesterone Products and, as a result, the risk/reward profile of Columbia following the transaction would be changed accordingly.

•	Risk of Non-Completion. Our board of directors considered the risk that the Watson Transactions might not be completed and the effect of the resulting public announcement of termination of the Purchase and Collaboration Agreement on:

•	The market price of our Common Stock. In that regard, the market price could be affected by many factors, including the reason or reasons why the Purchase and Collaboration Agreement was terminated and whether such termination resulted from factors adversely affecting Columbia or the Progesterone Products and the possibility that, as a result of the termination of the Purchase and Collaboration Agreement, the marketplace would consider Columbia and its assets to be an unattractive acquisition candidate;

•	Our ability to effectively implement our current business strategies, including the continuation of the PREGNANT Study. It is evident that significant resources would be necessary, in order to successfully Develop, Launch and Commercialize the PROCHIEVE 8% for the PTB Indication (assuming that the PREGNANT Study is successful) and there can be no assurances that we will have the capital to meet these needs. Moreover, our board considered that if the Watson Transactions are not consummated, our stockholders will bear the entire risk that the PREGNANT Study may not be successful;

•	Our available liquidity. We have approximately $57 million in debt obligations that would be satisfied upon the completion of the Watson Transactions, or in the alternative, would mature on or prior to December 31, 2011 and there can be no assurances that we would have the means to satisfy such obligations or raise additional capital in the absence of the consummation of the Watson Transactions;

•	The value of our patents. The value of our delivery patent for the current formulation of CRINONE/PROCHIEVE, which expires in September 2013 may decrease in value as such date nears;

•	Possible Payment of Termination Fee. Our board of directors considered the termination fee that would be payable by us to Buyer if the Purchase and Collaboration Agreement was to be terminated in certain circumstances. Our board believed that the termination fee was customary and reasonable and would not unduly preclude a third party from making a Superior Proposal;

•	Personnel. Our ability to attract and retain key personnel; and

•	Contracts/Customers. Our ability to enter into agreements relating to Progesterone Products or obtain new customers.
•	Inability to Solicit Competing Proposals or to Terminate the Purchase and Collaboration Agreement or Vote on a Superior Proposal in the Event of a Change of Board Recommendation. Our board of directors considered that the Purchase and Collaboration Agreement contains provisions that make it more difficult for us to engage in a material strategic transaction with any party other than Buyer. These provisions could discourage a third party that might have an interest in Columbia or the Progesterone Products, even if that party were prepared to pay consideration with a higher value than that to be paid by Watson. Our board of directors also recognized our obligation to call, give notice of, convene and hold the Special Meeting, and to hold a vote of our stockholders on the Asset Sale proposal and the Charter Amendment proposal regardless of the commencement, disclosure, announcement or submission to us of any Acquisition Proposal (whether or not a Superior Proposal), and that we will not be entitled to terminate the Purchase and Collaboration Agreement if a Change of Board Recommendation occurs. Our board was mindful that the Purchase and Collaboration Agreement significantly limits our ability to pursue alternatives to the Watson Transactions. See “The Purchase and Collaboration Agreement—Termination of the Purchase and Collaboration Agreement,” beginning on page 116 “The Purchase and Collaboration Agreement—Procedure and Effect of Termination,” beginning on page 117 and “The Purchase and Collaboration Agreement—No Solicitation of Other Offers,” beginning on page 112.

•	Possible Disruption of our Business. Our board considered the possible disruption to our business that might result from the announcement of the Watson Transactions and the resulting distraction of the attention of Columbia management and employees. Our board also considered the fact that the Purchase and Collaboration Agreement contains certain limitations regarding our operations during the period between the signing of the Purchase and Collaboration Agreement and the Closing. See “The Purchase and Collaboration Agreement—Conduct of Business Prior to Closing,” beginning on page 93. Our board believed that such limitations were customary for transactions similar to the Watson Transactions and appropriately tailored to the specific requirements of the assets being sold.

•	Non-Competition Restrictions. Our board of directors considered the non-competition obligation that would be imposed on us as a result of the Watson Transactions. See “The Purchase and Collaboration Agreement—Non-Compete,” beginning on page 112. Based on the status of our development pipeline and the fact that the obligations were only minimally restrictive of our activities with respect to women’s healthcare, taken as a whole, our board did not believe that these obligations would materially interfere with the growth and development of our business.

•	Indemnification Obligations. Our board of directors was aware that the Purchase and Collaboration Agreement placed certain indemnification obligations on us. Our board considered the customary nature of such indemnification obligations in the Watson Transactions and the risk of liability to Buyer following the Closing.

•	Transaction Consideration Taxable. Our board of directors considered that the gain we would recognize on the sale of the Assets in connection with the Asset Sale would be taxable. In that regard, the board noted that we have the opportunity to shield substantially all such gain through our existing net operating loss carryforwards.

•	Acceleration of the Notes. Our board of directors was aware that consummation of the Asset Sale would trigger certain rights in the Notes, that could force us to redeem the Notes for a cash price equal to the principal amount of the outstanding Notes, plus accrued and unpaid interest. In recognition of this risk, all of the Notes have been amended and will be repurchased contemporaneously with the Closing. See “—Purchase of our Convertible Subordinated Notes,” beginning on page 67. In addition, our board was aware that our obligations owing to PharmaBio under the PharmaBio Agreement were senior to the Notes. Therefore, our obligations to PharmaBio under the PharmaBio Agreement would also needed to be prepaid at the Closing.

•	Rights of Our Series C Preferred Stockholders. Our board of directors was aware that the consummation of the Watson Transactions would result in a “triggering event” for the holders of our Series C Preferred Stock, providing such holders with the right to require us to redeem their shares of Series C Preferred Stock for the cash value of the Series C Preferred Stock, plus all accrued and unpaid dividends thereon on the date such redemption is demanded. See “—Preferred Stock,” beginning on page 73.

     In addition, our board of directors was aware of, and considered the interests that, certain of our directors and executive officers may have with respect to the Asset Sale and the other transactions described herein that differ from, or are in addition to, their interests as stockholders of the Columbia, as described in “—Interests of the Columbia’s Directors and Executive Officers in the Asset Sale.”
     The foregoing discussion summarizes the material factors considered by our board of directors in its consideration of the Asset Sale. In view of the wide variety of factors considered by our board, and the complexity of these matters, our board did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors. In addition, individual members of our board may have assigned different weights to various factors. Our board approved the Purchase and Collaboration Agreement and the transactions contemplated thereby and recommended the Asset Sale based upon the totality of the information presented to and considered by it.
     Our board of directors has approved the Purchase and Collaboration Agreement and the transactions contemplated thereby and recommends that you vote “FOR” the proposal to approve the Asset Sale and “FOR” adjourning the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal to approve the Asset Sale if there are insufficient votes to approve the Asset Sale.

Opinion of Columbia’s Financial Advisor
     On March 3, 2010, RBC delivered its oral opinion, subsequently confirmed in writing, to our board of directors to the effect that, as of such date, based upon and subject to the factors and assumptions made, matters considered and limits of the review undertaken by RBC set forth therein, the Upfront Payment and the Contingent Payments to be received by Columbia pursuant to the terms of the Purchase and Collaboration Agreement, in exchange for Columbia’s (i) transfer of the Assets and (ii) issuance of the Acquisition Shares to Buyer, was fair from a financial point of view to Columbia.
     The full text of RBC’s written opinion, dated March 3, 2010, which, among other things, sets forth the assumptions made, procedures followed, matters considered, and limitations on the review undertaken by RBC in connection with the opinion, is attached as Annex C. RBC provided its opinion for the information and assistance of Columbia’s board of directors in connection with its consideration of the Asset Sale. The RBC opinion was not a recommendation to any member of our board of directors as to how any such member should vote with respect to the Watson Transactions or how any stockholder should vote with respect to the Asset Sale proposal. Columbia’s stockholders are urged to read the RBC opinion in its entirety.
     For the purpose of rendering its opinion, RBC undertook such review and inquiries as it deemed necessary or appropriate under the circumstances, including the following:
•	reviewed the financial terms of a draft of the Purchase and Collaboration Agreement provided to RBC on March 3, 2010;

•	reviewed financial information and estimates related to the Progesterone Products and to the operations associated therewith that were provided to RBC by Columbia’s management, including estimates as to corporate overhead costs attributable thereto and Columbia’s payment of the first $7,000,000 of development costs associated with the PTB Indication and other mutually agreed-upon product development (the “Forecast”);

•	conducted discussions with members of our senior management with respect to the prospects and financial outlook of the Assets; and

•	performed such other studies and analyses as it deemed appropriate.
     In arriving at its opinion, RBC performed the following analyses in addition to the review, inquiries and analyses referred to in the preceding paragraph:
•	reviewed selected market valuations of publicly-traded companies that it deemed comparable to the Assets; and

•	performed a discounted cash flow analysis using the Forecasts.

     RBC employed several analytical methodologies in rendering its opinion, and no one method of analysis should be regarded as critical to the overall conclusion reached by RBC. Each methodology has inherent strengths and weaknesses, and the nature of the available information may further affect the usefulness of particular methodologies. RBC’s overall conclusions were based on all the analyses and factors presented, taken as a whole, and also on application of RBC’s own experience and judgment. Such conclusions may have involved significant elements of subjective judgment and qualitative analysis. RBC therefore gave no opinion as to the standalone value or merit of any one or more parts of those analyses.
     In rendering its opinion, RBC assumed and relied upon the accuracy and completeness of all of the financial, legal, tax, operating and other information provided to it by Columbia, and did not assume any responsibility for independently verifying, and did not independently verify, such information. For all forward-looking financial information with respect to the Assets, RBC relied on the Forecasts. RBC assumed that all of the Forecasts represented the best currently available estimates and good faith judgments of Columbia’s management as to the financial performance of the Assets and expressed no opinion as to any aspect of the Forecasts or the assumptions on which they are based.
     In rendering its opinion, RBC did not assume any responsibility to perform, and did not perform, an independent evaluation or appraisal of any of the assets or liabilities of Columbia, including any Assets or our liabilities. RBC did not assume any obligation to conduct, and did not conduct, a physical inspection of the property or facilities of Columbia, including any property or facilities relating to the Assets. RBC did not investigate, and made no assumptions regarding, any litigation or other claims affecting Columbia or the Assets. The RBC opinion relates to the Assets as a part of an on-going concern and, accordingly, RBC expressed no opinion regarding the liquidation value of the Assets. In addition, RBC did not perform any review or analysis regarding the fairness of the Consideration on an after-tax basis.
     RBC assumed, in all respects material to its analysis, that:
•	all conditions to the consummation of the Watson Transactions would be satisfied without waiver thereof;

•	the representations and warranties of each party contained in the Purchase and Collaboration Agreement were true and correct;

•	each party would perform all of the covenants and agreements required to be performed by it under the Purchase and Collaboration Agreement; and

•	the executed version of the Purchase and Collaboration Agreement would not differ, in any respect material to the RBC opinion, from the latest draft reviewed by RBC.
     The RBC opinion speaks only as of the date thereof, is based on the conditions as they existed on, and information that RBC was supplied, as of the date thereof, and is without regard to any market, economic, financial, legal, or other circumstances or event of any kind or nature that may exist or occur after such date. RBC did not undertake to reaffirm or revise its opinion or otherwise comment upon events occurring after the date thereof and does not have an obligation to update, revise or reaffirm its opinion. RBC did not express an opinion as to the fairness of the amount or nature of any compensation to any officers, directors or employees of any party, or any class of such persons, relative to the Consideration. RBC expressed no opinion as to what the value of Common Stock or the Acquisition Shares will be when issued in connection with the Watson Transactions or the price at which our Common Stock will trade at any time.
     The RBC opinion was provided for the information and assistance of the board of directors of Columbia in connection with the Asset Sale. The RBC opinion did not address the merits of the underlying decision by Columbia to enter into the Purchase and Collaboration Agreement or the relative merits of entering into such agreement compared to any alternative business strategy or transaction in which Columbia might engage. The RBC opinion addresses solely the fairness to Columbia, from a financial point of view, of the Consideration. It does not in any way address other terms or conditions of the Purchase and Collaboration Agreement.
     Set forth below is a summary of the material financial analyses performed by RBC in connection with its opinion and reviewed with our board of directors at its meeting on March 3, 2010. The following summary, however, does not purport to be a complete description of the financial analyses performed by RBC. The order of analyses described does not represent relative importance or weight given to those analyses by RBC. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of RBC’s financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before March 2, 2010, and is not necessarily indicative of current market conditions. The Forecasts used by RBC in certain of its analyses were based on projections prepared by the management of Columbia for the fiscal years beginning January 1, 2010 and ending December 31, 2020.
Risk-Adjusted Forecasts
     In connection with the Forecast, RBC applied estimated risk-adjustments based on various third-party research (the “Risk Adjustments”) to the Forecasts, to account for the probability associated with the regulatory approvals necessary to Commercialize the PTB Indication. These adjustments resulted in a discount to projected revenue for the Assets of approximately 33%. Based on the foregoing, RBC calculated risk-adjusted projected revenue and EBITDA for the Assets on a standalone basis for the fiscal years 2010 through 2020 (the “Risk-Adjusted Projections”).
Comparable Companies Analysis
     RBC reviewed and compared certain financial and stock market information and management projections for the Assets to corresponding information for a group of publicly traded companies (the “peer group”). In selecting companies for the peer group, RBC selected companies that (i) were generally considered to be part of the specialty pharmaceuticals sector, (ii) were focused on developing and marketing products in a single therapeutic area and (iii) had annual revenues between $10 million and $100 million.

     The peer group to which the Assets, as a going concern, was compared consisted of the following publicly traded specialty pharmaceutical companies:
•	Cornerstone Therapeutics, Inc.

•	Inspire Pharmaceuticals, Inc.

•	Cumberland Pharmaceuticals, Inc.

•	Spectrum Pharmaceuticals, Inc.

•	BioSante Pharmaceuticals, Inc.
     The historical financial data used were based on publicly available financial statements for each of the selected companies, other than BioSante Pharmaceuticals, Inc., for which there was no available meaningful data. Estimates for 2010 and 2011 revenues were based on consensus estimates of securities and equity research analysts, or Wall Street consensus research estimates. None of the companies used in the comparable companies analysis is identical to the Assets, as a going concern. Accordingly, RBC believes the analysis is not simply mathematical. Rather, it involves complex considerations and qualitative judgments, reflected in RBC’s opinion, concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies.
     The following table sets forth the mean and median forward multiples of the peer group derived by RBC, based on historical financial information and Wall Street consensus research estimates:

	Peer Group Mean	Peer Group Median
Enterprise value as a multiple of calendar year 2009 revenue	3.5x	3.9x
Enterprise value as a multiple of calendar year 2010 revenue	2.5x	2.5x
Enterprise value as a multiple of calendar year 2011 revenue	1.9x	1.6x
     Using the Risk-Adjusted Projections for 2012, RBC applied to the projected revenue forward trading multiples ranging from 2.0x to 3.0x and discount rates ranging from 25% to 35% (discounted to January 1, 2010). RBC selected the 2012 projected revenue based on estimates by Columbia’s management that 2012 will be the first year in which revenues are materially affected by the PTB Indication. The discount rate used in the analysis was based on RBC’s estimate of the weighted average cost of capital, or WACC, for the Assets after taking into account the estimated cost of capital to fund the Assets on a stand-alone basis. Based on the foregoing multiples and discount rates, RBC estimated a range of enterprise values for the Assets of $93.8 million to $163.6 million.

Discounted Cash Flow Analysis
     RBC performed a discounted cash flow analysis of the Assets to calculate the estimated present value of the stand-alone, unlevered, after-tax free cash flows that the Assets could generate based on (i) the Forecast for the remaining portion of the 2010 fiscal year through fiscal year 2020, taking into account the Risk Adjustments, and (ii) a range of growth rates in perpetuity, based on projected EBITDA for fiscal year 2020.
     RBC performed a discounted cash flow analysis of the Assets based on perpetual growth rates ranging from -1% to 1% and applied discount rates reflecting a weighted-average cost of capital ranging from 25% to 35% (discounted to January 1, 2010). The discount rate used in this analysis was based on RBC’s estimate of the WACC for the Assets after taking into account the estimated cost of capital to fund the Assets on a stand-alone basis. These calculations indicated implied enterprise values for Columbia ranging from $92.1 million to $178.1 million.
     RBC also performed a discounted cash flow analysis that analyzed the present value to existing shareholders of Columbia of the unlevered, after-tax free pro forma cash flows for the Asset Sale, taking into account the Risk-Adjusted Projections and the anticipated dilution from the issuance of the Acquisition Shares to Buyer. RBC assumed that each clinical phase, regulatory approval, product launch, or other milestone contemplated by the Purchase and Collaboration Agreement, will be realized in such time periods indicated in the Forecasts. Furthermore, RBC assumed that the Contingent Payment associated with the PTB Indication clinical trial results will equal $6,000,000, and that there will be no third party collaboration or generic entry with respect to the Progesterone Products. RBC applied (i) a range of discount rates of 13% to 17% based on estimated WACC of selected comparable publicly-traded companies referred to above and inherent regulatory risk (discounted to January 1, 2010) and (ii) terminal values based on perpetual growth rates ranging from -1% to 1%. These calculations implied net present values ranging from $104.1 million to $133.5 million.
General
     The foregoing summary describes all the analyses and factors that RBC deemed material in its presentation to our board of directors, but is not a comprehensive description of all analyses performed or factors considered by RBC in connection with preparing its opinion. The preparation of a fairness opinion is a complex process involving the application of subjective business judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to summary description. RBC believes that its analyses must be considered as a whole and that considering any portion of such analyses and of the factors considered without considering all of such analyses and factors could create a misleading view of the process underlying the opinion. In arriving at its fairness determination, RBC did not assign specific weights to any particular analyses.
     In conducting its analyses and arriving at its opinion RBC used a variety of generally accepted valuation methods. The analyses were prepared for the purpose of enabling RBC to provide its opinion to our board of directors as to the fairness, from a financial point of view, to us of the Consideration and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold, which are inherently subject to uncertainty. In connection with its analyses, RBC made, and was provided by our management with, numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of RBC or Columbia. Analyses based on estimates or forecasts of future results are not necessarily indicative of actual past or future values or results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of Columbia or its advisors, neither Columbia nor RBC nor any other person assumes responsibility if future results or actual values are materially different from these forecasts or assumptions.
     The terms of the Purchase and Collaboration Agreement were determined through arms’-length negotiations between Watson and Columbia and were approved by our board of directors. The decision to enter into the Purchase and Collaboration Agreement was solely that of our board of directors. As described above, the opinion and presentation of RBC to our board of directors were only one of a number of factors taken into consideration by our board of directors in making its determination to approve the Purchase and Collaboration Agreement.
     Columbia selected RBC to provide the opinion based on RBC’s qualifications, expertise, reputation and experience in mergers and acquisitions. We retained RBC pursuant to a letter agreement, dated December 14, 2009, which is referred to below to as the “engagement letter.” RBC has earned a fee of $250,000 for delivery of its opinion, regardless of whether the Asset Sale or the Watson Transactions are consummated or whether such opinion is accepted. Regardless of whether the Asset Sale or the Watson Transactions are completed, Columbia has agreed to reimburse RBC for all reasonable travel, legal and other out-of-pocket expenses incurred by RBC in performing the services described in the engagement letter, including reasonable fees and disbursements of RBC’s legal counsel. We also agreed to indemnify RBC and certain related persons against certain liabilities, including certain liabilities under the United States federal securities laws arising out of its engagement or any transaction contemplated under the engagement letter.
     In the ordinary course of business, RBC may act as a market maker and broker in the publicly traded securities of Columbia and Watson and receive customary compensation, and may also actively trade securities of Columbia and Watson for its own account and the accounts of its customers. Accordingly, RBC and its affiliates may hold a long or short position in such securities.
     RBC is an internationally recognized investment banking firm experienced in providing advice in connection with mergers and acquisitions and related transactions. RBC is an affiliate of Royal Bank of Canada.
Torreya Partners
     On January 7, 2009 our board engaged Torreya Partners to assist in finding a partner for PROCHIEVE 8% for the PTB Opportunity. The engagement was subsequently expanded to include looking for a commercial partner for CRINONE 8% and STRIANT®. The engagement agreement included a retainer and monthly consultancy fee, the sum of which is deductible from any success fee or fees payable under this engagement agreement. The success fee arrangement includes percentages of dollars received by us payable upon receipt thereof of 6% for the first $10 million in proceeds, 5% for the next $10 million in proceeds, 2% for amounts over $20 million and up to $50 million and 1% for amounts in excess of $50 million in proceeds. Columbia has agreed to reimburse Torreya Partners for its out-of-pocket expenses (including fees and expenses of its counsel) reasonably incurred by it in connection with its services up to a specified amount, and to indemnify Torreya Partners against certain liabilities that may arise out of its engagement. Torreya Partners was not engaged by, did not perform any services for, nor receive any compensation from Columbia (other than pursuant to the letter agreement referred to above) or Watson (or their affiliates).
Net Proceeds from the Watson Transactions
     The net proceeds from the Watson Transactions will vary based on transaction expenses, taxes payable on any gain, and the amounts, if any, of milestone and royalty payments. Because the Watson Transactions are, in part, a sale of assets, the amount by which the purchase price allocable to the sale of assets in connection with the Asset Sale exceeds the tax basis of such assets will be subject to United States federal and state income taxes. However, we do not anticipate that we will incur significant United States federal and state income tax liability as a result of such sale.
Use of the Upfront Payment from the Watson Transactions
     We intend to use a portion of the Upfront Payment to pay approximately $16 million in satisfaction of certain amounts owed to PharmaBio pursuant to the PharmaBio Agreement. On March 3, 2010, we entered into the PharmaBio Amendment to provide for the early termination of the PharmaBio Agreement and permit us to make certain payments thereunder on an accelerated and discounted basis under certain circumstances. See “The Asset Sale (Proposal No. 1)—Senior Debt,” beginning on page 66.
     In addition, we will use approximately $26.8 million of the Upfront Payment toward the repurchase of all $40 million in outstanding principal amount of our Notes pursuant to the Note Purchase Agreements (and to pay accrued and unpaid interest thereon), attached as Annex D to this proxy statement. The Note Purchase Agreements provide for us, at the time of the Closing, to repurchase the Notes for an aggregate purchase price of $26 million, plus accrued and unpaid interest through (but excluding) the date of Closing, warrants to purchase 7.75 million shares of Common Stock and 7,407,407 shares of our Common Stock. Pursuant to the Note Purchase Agreements, the Notes were amended so that the Watson Transactions would not trigger the rights of the Note holders to compel us to redeem the Notes. The closings of the transactions contemplated by the Note Purchase Agreements are subject to various conditions including the Closing of the Watson Transactions, the filing of the Charter Amendment with the Secretary of State of the State of Delaware and the satisfaction of certain of our obligations owing to PharmaBio under the PharmaBio Agreement. See “The Asset Sale (Proposal No. 1)—Purchase of our Convertible Subordinated Notes,” beginning on page 67.
     We may use up to $600,000 of the Upfront Payment to redeem the outstanding shares of our Series C Preferred Stock. Upon a triggering event (the Watson Transactions would be a triggering event), the holders of our shares of Series C Preferred Stock have the right to require us to redeem their shares of Series C Preferred Stock in cash for the value of the shares of Series C Preferred Stock plus all accrued and unpaid dividends thereon on the date such redemption is demanded. As of the date hereof, 600 shares of our Series C Preferred Stock are outstanding, each with a value of $1,000. See “The Asset Sale (Proposal No. 1)—Preferred Stock,” beginning on page 73.
     Additionally, we expect to use a portion of the Upfront Payment (not to exceed $7 million incurred after January 1, 2010) to pay for completion of the PREGNANT Study and the preparation, filing and approval process of the related new drug application (or supplemental new drug application). Pursuant to the Purchase and Collaboration Agreement, we are required to maintain a separate bank account for the purpose of paying those costs. See “The Purchase and Collaboration Agreement—Development and the Joint Development Committee—Development of PROCHIEVE for the PTB Indication,” beginning on page 103.
     We will also use a portion of the Upfront Payment to pay fees and expenses incurred in connection with the transactions described herein.
     To the extent the payments set forth above exceed the Upfront Payment, we will make such payments from our existing cash.
     No proceeds from the Watson Transactions will be distributed to our stockholders.
Treatment of Stock Options and Stock-Based Awards
     Any unvested restricted stock and unvested and unexercised stock options granted and outstanding under either of our 1996 Plan or our 2008 Plan will become immediately and fully vested and exercisable upon a change in control of Columbia. Consummation of the Asset Sale will constitute a change in control for this purpose. See “—Accounting Treatment of the Asset Sale,” beginning on page 65.
Interests of Columbia’s Directors and Executive Officers in the Asset Sale
     As of April 27, 2010, the directors and executive officers of Columbia had, or were deemed to have had, beneficial ownership of, in the aggregate, approximately 4.1% of our Common Stock (including approximately 2.7% which represents shares of Common Stock that are purchasable under options held by such directors and executive officers but excluding approximately 8.9% which are held by affiliates of one of our directors). Additionally, Columbia’s directors and executive officers have interests in the Asset Sale that are different from, or in addition to, those of our stockholders generally. These interests may create potential conflicts of interest. Our board of directors was aware that these interests existed when it approved the Purchase and Collaboration Agreement, the Asset Sale, the Charter Amendment and the other transactions described herein. All such interests are described below to the extent material, and except as described below, such persons have, to the knowledge of Columbia, no material interest in the Asset Sale and the other transactions described herein apart from those of stockholders generally.
     Anthony R. Campbell, a member of our board of directors, is a senior analyst of Dorset Management Corporation (“DMC”) and a member of Knott Partners Management LLC (“KPM”). DMC beneficially owns, in the aggregate with David M. Knott, a manager of KPM and president of DMC, $5 million in outstanding principal amount of outstanding Notes (or 12.5% thereof), which are to be repurchased by us in connection with the Note Purchase

Agreements. At the closings under the Note Purchase Agreements, DMC and David M. Knott would receive in exchange for their Notes an aggregate cash purchase price of $3,250,000, 925,926 shares of Common Stock and warrants to purchase 968,992 shares of our Common Stock. See “—Use of the Upfront Payment from the Watson Transactions,” beginning on page 59.
     The Asset Sale constitutes a change of control under our 2008 Plan and our 1996 Plan. Accordingly, unvested options exercisable for (or covering) an aggregate of 558,500 shares of Common Stock will vest and become exercisable upon consummation of the Asset Sale, at a weighted average exercise price of $1.53 per share. The aggregate number of shares subject to unvested options held by each director and/or executive officer that will vest and become exercisable (on an accelerated basis) at the Closing is as follows: Frank C. Condella, Jr., 100,000 shares at a weighted average exercise price of $0.87 per share; Lawrence A Gyenes, 125,000 shares at a weighted average exercise price of $1.17 per share; Michael McGrane, 141,000 shares at a weighted average exercise price of $1.82 per share; and Robert S. Mills, 192,500 shares at a weighted average exercise price of $1.89 per share.
     In addition, an aggregate of 195,485 shares of restricted Common Stock will vest upon consummation of the Asset Sale. The aggregate number of shares of restricted stock held by each director and/or executive officer that will vest (on an accelerated basis) at the Closing is as follows: Valerie L. Andrews, 19,230 shares; Edward A. Blechschmidt, 19,230 shares; Anthony R. Campbell, 19,230 shares; Frank C. Condella, Jr., 19,230 shares; James S. Crofton, 19,230 shares; Stephen G. Kasnet, 19,230 shares; Michael McGrane, 25,875 shares; Robert S. Mills, 35,000 shares; and Selwyn P. Oskowitz, M.D., 19,230 shares. See “—Treatment of Stock Options and Stock-Based Awards,” beginning on page 60, and “Summary Term Sheet—Interests of Columbia’s Directors and Executive Officers in the Asset Sale,” beginning on page 9.
Nature of Columbia’s Business Following the Watson Transactions
     After the Closing, we will continue the PREGNANT Study and the preparation of a new drug application or supplemental new drug application to market PROCHIEVE 8% for the PTB Indication. In addition, if the PREGNANT Study is successful, we expect to receive (at least a portion of) the milestone payments described herein. We also expect to receive the royalty payments contemplated by the Purchase and Collaboration Agreement and perform our obligations and receive payments under the Supply Agreement.
     After the Closing, we will also retain certain assets and rights relating to our Progesterone business, including all rights necessary to perform our obligations under the Agreement. The Merck Serono Agreement expires on May 19, 2010, and is renewable upon mutual agreement of the parties for five year periods at commercial terms to be agreed upon. While Merck Serono has informed us that they wish to renew the Merck Serono Agreement, there can be no assurance that we will reach a renewal agreement or that any renewal agreement will not differ materially from the current Merck Serono Agreement.
     If the PREGNANT Study is successful and we achieve milestones set forth in the Purchase and Collaboration Agreement, we intend to become a focused development company, with research and development centered on products to address women’s health needs, subject to the covenant not to compete in the Purchase and Collaboration Agreement (discussed herein).

Our aim would be to take new product candidates through proof-of-concept and then to enter into new partnership arrangements with respect to them. In addition, we would expect to enter into partnership discussions for STRIANT, and through a partner, attempt to build revenue from STRIANT and explore the potential to expand its labeling. We also would expect to continue to leverage our proprietary drug delivery systems to expand our product portfolio.
     If the PREGNANT Study is not successful, our resources will be limited and our board of directors will have to reassess our strategy.
Agreements Related to the Purchase and Collaboration Agreement
     In connection with the Asset Sale, we and Watson have agreed to enter into the License Agreement, the Supply Agreement and the Investor’s Rights Agreement.
License Agreement
     Pursuant to the license agreement we will enter into with Buyer at the Closing (the “License Agreement”) the parties will grant each other certain licenses to use certain intellectual property.
     We will grant to Buyer, subject to the Purchase and Collaboration Agreement and agreements with Dimera Incorporated and Merck Serono, an exclusive, irrevocable, perpetual, royalty-free and fully paid-up license, with the right to grant sublicenses, under the Patents and know-how under our control as of that time which relate primarily to Progesterone Products but that are not included among the Assets and any inventions and know-how arising from the parties’ activities under the Purchase and Collaboration Agreement that relate solely to the progressive hydration tablet technology described in our US Patent No. 6,248,358 (“Second Generation Delivery System”), in each case for the purposes of Developing, manufacturing, having manufactured, using, importing, exporting, marketing, selling, offering to sell or otherwise Commercializing the Progesterone Products in any and all fields.
     Buyer will grant to us
•	a non-exclusive, non-transferable, royalty-free and fully paid-up license to the Patents and know-how included among the Assets and the know-how arising from the Development activities pursuant to the Purchase and Collaboration Agreement for the purpose of supplying the Progesterone Products to Buyer under the terms and conditions of the Supply Agreement;

•	a non-exclusive, non-transferable, royalty-free and fully paid-up license to the Patents and know-how included among the Assets, the know-how arising from the Development activities and the Patents and know-how controlled by Buyer but identified for our use in writing, for the purposes of conducting our Development activities under the Purchase and Collaboration Agreement;

•	an exclusive, irrevocable, perpetual, royalty-free and fully paid-up license, with the right to grant sublicenses to the Patents and know-how included among the Assets and certain know-how arising from the Development activities pursuant to the Purchase and Collaboration Agreement for the purposes of our compliance with our agreements with Dimera Incorporated and Merck Serono; and
•	a non-exclusive, irrevocable, perpetual, royalty-free and fully paid-up license, with the right to grant sublicenses to Develop, manufacture, have manufactured, use, import, export, market, sell, offer to sell or otherwise Commercialize the Second Generation Delivery System to the extent that it incorporates or delivers any product other than the Progesterone Products in any and all fields.
     The License Agreement may be terminated upon mutual written agreement of the parties. If one party enters bankruptcy, the other party is entitled to a complete duplicate of, or access to, any intellectual property licensed under the License Agreement.
Supply Agreement
     Pursuant to the supply agreement we will enter with Buyer at the Closing (the “Supply Agreement”), we will be the exclusive supplier of PROCHIEVE 4%, PROCHIEVE 8% and CRINONE 8% to Buyer for sale in the United States at a price equal to 110% of the cost of goods sold. The initial purchase order under the Supply Agreement, of finished goods inventory held on hand by us at Closing, will be made by Buyer at the time of the execution of the Supply Agreement for a batch price set forth in the Supply Agreement, calculated based on an agreed upon cost of goods formula, which includes a monthly adjustment to reflect the then-current foreign currency exchange rates. The initial purchase order will be delivered to Buyer within 30 days after the Closing and each purchase order made pursuant to the Supply Agreement thereafter will be for a delivery date no earlier than 90 days following our receipt of such purchase order. The Supply Agreement, unless earlier terminated in accordance with its terms, shall remain in force through May 19, 2015, and shall renew automatically for two-year terms thereafter, unless either party gives written notice of its intention to not renew at least 180 days prior to expiration of the then applicable term. The Supply Agreement is terminable by Buyer upon 180 days’ notice (after the termination of the Joint Development Period) and by either party at any time pursuant to standard termination provisions, including the insolvency or uncured default of the other party.
Investor’s Rights Agreement
     Pursuant to an investor’s rights agreement we will enter with Buyer at the Closing (the “Investor’s Rights Agreement”), Buyer will have the right to nominate one director to our board of directors and we will use our commercially reasonable efforts to expand our board of directors and appoint such designee as a director. We have agreed to use our commercially reasonable efforts to facilitate the re-election of Buyer’s board designee until such time as Buyer ceases to hold at least 10% of our outstanding shares of Common Stock. Buyer will become subject to a six month “lock-up” commencing on the Closing (the “Initial Lock-Up Period”), during which it will not be permitted to sell the Shares, subject to certain limited exceptions. Following the Initial Lock-Up Period (and until 18 months after the Closing), subject to certain exceptions, Buyer will agree that it will not, during any fiscal quarter, transfer more than 2 million shares of

Common Stock. The transfer restrictions will expire at the time that Buyer no longer holds 10% of our outstanding shares of Common Stock. In order to provide Buyer with liquidity with respect to its holdings in Columbia following the Initial Lock-Up Period, we have agreed to use our commercially reasonable efforts to file a shelf registration statement with the SEC not later than 90 days prior to the end of the Initial Lock-Up Period and to keep such shelf registration statement effective until the earliest of the fourth anniversary of the Closing, the date on which all of the Shares have been transferred by Buyer or the date upon which the Shares may be sold by Buyer under Rule 144 (without limitation as to volume or compliance with certain specified provisions of Rule 144). Pursuant to the Investor’s Rights Agreement, we will also agree to certain indemnification and contribution provisions, including with respect to liabilities arising under the Securities Act.
Financing of the Asset Sale
     Buyer has represented that it has sufficient immediately available funds to enable it to consummate the Watson Transactions.
Stockholder Approval of the Asset Sale
     We are organized under the corporate laws of the State of Delaware. Under Section 271 of the Delaware General Corporation Law, any sale by us of “all or substantially all” our assets requires affirmative vote of the holders of a majority of the Voting Power of our outstanding shares of Common Stock, Series B Preferred Stock and Series E Preferred Stock, voting together as a single class. We are selling a significant portion of our assets but retaining material on-going businesses and assets after the Asset Sale. Because the Delaware statute does not define the phrase “all or substantially all,” the meaning of the phrase is not entirely clear in this context. In light of the specific facts and circumstances of the Asset Sale, we have determined that the Asset Sale involves the sale by us of “all or substantially all” of our assets and, therefore, requires us to seek stockholder approval of the Asset Sale. The Purchase and Collaboration Agreement provides that if our stockholders fail to approve the Asset Sale, either Columbia or Watson may terminate the Purchase and Collaboration Agreement. The Purchase and Collaboration Agreement also provides that obtaining such approval is a condition to each of Columbia and Watson being obligated to consummate the transactions contemplated by the Purchase and Collaboration Agreement.
No Changes to the Rights of Stockholders
     There will be no change in the rights of our stockholders as a result of the Asset Sale.
Appraisal Rights in Respect of the Asset Sale
     Under Delaware law, our stockholders are not entitled to appraisal rights in connection with the Asset Sale.
Regulatory Approvals
     No filing is required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), in connection with the Purchase and Collaboration Agreement and, therefore, there is no applicable waiting period under the HSR Act for the Watson Transactions to be consummated. At any time before or after consummation of the Watson Transactions, notwithstanding that there is no requirement for a filing pursuant to the HSR Act, the Antitrust Division of the Department of Justice or the Federal Trade Commission could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Asset Sale or seeking divestiture of substantial assets of Buyer. At any time before or after the consummation of the Watson Transactions, and notwithstanding the termination of the waiting period under the HSR Act, any state could take such action under antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the Asset Sale or seeking divestiture of substantial assets of Buyer. Private parties may also seek to take legal action under antitrust laws under certain circumstances.
     In addition, we and Buyer do not believe that the Asset Sale is subject to or requires any filing under any foreign antitrust laws.
     Although there can be no assurance that the Watson Transactions will not be challenged by a governmental authority or private party on antitrust grounds, we, based on a review of information provided by Buyer relating to the businesses in which they and its affiliates are engaged, believe that the Watson Transactions can be effected in compliance with federal, state and foreign antitrust laws. The term “antitrust laws” means the Sherman Antitrust Act of 1890, as amended, the Clayton Antitrust Act of 1914, as amended, the HSR Act, the Federal Trade Commission Act of 1914, as amended, and all other United States federal, state and non-U.S. statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.
     Other than applicable antitrust laws, neither we nor Buyer is aware of any other regulatory requirements or governmental approvals or actions that may be required to consummate the Watson Transactions, except for compliance with the applicable regulations of the SEC in connection with this proxy statement.
Accounting Treatment of the Asset Sale
     We will allocate the $47 million Upfront Payment, net of transaction expenses to:
•	the then fair value of the Acquisition Shares; and

•	the elimination of the remaining book value of the CRINONE intangible assets (which was $18.8 million as of December 31, 2009).
     The excess, if any, will be recorded as revenue over the remaining research and development period for the PREGNANT Study through the date of the PTB US Approval which, if it occurs, is currently expected to occur by mid-2011. The value of unvested options, ($900,525 at December 31, 2009) and the value of unvested shares of restricted stock ($311,817 at December 31, 2009) will be expensed on the date of the Closing.

     The accounting treatment for the Debt Retirement will be subsequently evaluated, subject to the timing of the Watson Transactions and the price of our Common Stock on the date of the Closing.
Certain United States Federal Income Tax Consequences of the Watson Transactions
     The following is a brief summary of the United States federal income tax consequences resulting from the Watson Transactions. This summary does not address all of the consequences that may arise for United States federal income tax purposes and does not address any state, local, non-U.S. or non-income tax considerations.
     The Watson Transactions will not result in any U.S. federal income tax consequences to our stockholders.
     The sale of assets in connection with the Asset Sale will be a taxable transaction for United States federal income tax purposes. However, we do not anticipate that we will incur significant United States federal income tax liability as a result of such sale due to the tax basis we have in the Assets and the availability of net operating loss carryforwards. We anticipate that we will incur an insignificant amount of United States federal alternative minimum tax in connection with the Asset Sale.
     The issuance of the Acquisition Shares to Buyer will not be a taxable transaction for United States federal income tax purposes.
     Potential future receipt of milestone and/or royalty payments will be taxable events. The United States federal income tax consequences of the receipt of these payments cannot be determined at this time.
Senior Debt
     Pursuant to the PharmaBio Agreement, PharmaBio paid to us $15 million over a 15-month period that commenced on March 5, 2003. In return, PharmaBio receives from us a 9% royalty on net sales of STRIANT in the United States up to agreed annual sales levels, and a 4.5% royalty of net sales above those levels. The royalty term under the PharmaBio Agreement was initially seven years and the royalty payments thereunder commenced in the third quarter of 2003. As of December 31, 2009, we had paid $13.5 million in royalties to PharmaBio under the PharmaBio Agreement. The balance of the minimum royalty payments, estimated to be approximately $16.5 million, is due in November 2010.
     On July 22, 2009, we and PharmaBio amended the PharmaBio Agreement pursuant to which we agreed that, when the minimum royalty payment is due, we may, in our sole discretion, either pay the balance due or issue to PharmaBio a secured promissory note for that balance. The note would bear interest quarterly in arrears at the rate of 10% per annum and be due on November 30, 2011. In consideration for the right to issue the secured promissory note, we have
•	agreed that during the period from July 22, 2009 through November 30, 2010, we will place in escrow any proceeds from sales of assets outside the ordinary course of business in excess of $15.0 million but not exceeding the difference between the amount of royalties actually received by PharmaBio under the PharmaBio Agreement and $30.0 million; and
•	granted PharmaBio a warrant to purchase 900,000 shares of Common Stock.
     In further consideration for the right to issue the secured promissory note, we have agreed that if we issue the secured promissory note on November 30, 2010, then we will also on that date grant PharmaBio a warrant to purchase 900,000 shares of our Common Stock.
     On March 3, 2010, we entered into the PharmaBio Amendment. The PharmaBio Amendment provides for the early termination of the PharmaBio Agreement by permitting us to repay our outstanding debt thereunder on an accelerated and discounted basis on the date we consummate (and contingent upon us consummating) a transfer of assets, sale of stock, licensing agreement and/or similar transaction yielding gross cash proceeds to us of $40 million or more. The Watson Transactions would be such a transaction.
     Our obligations to PharmaBio under the PharmaBio Agreement are “senior” to the Notes. Therefore, the repurchase of our Notes is contingent upon us pre-paying the amount owing to PharmaBio under the PharmaBio Agreement. We intend to use a portion of the Upfront Payment to make such prepayment.
Purchase of our Convertible Subordinated Notes
The Notes
     The following is a summary of the terms of our Notes and does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Securities Purchase Agreement (as defined herein) relating to the Notes which includes the form of Note as an exhibit thereto which is filed as Exhibit 4.11 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 12, 2010, and is incorporated herein by this reference.
     As of the date hereof, we had $39,999,997.75 in outstanding principal amount of our Convertible Subordinated Notes due December 31, 2011. Our Notes mature on December 31, 2011 unless earlier redeemed, repurchased or converted. Our Notes are not listed or registered on any national securities exchange. Our Notes bear interest at the rate of 8% per annum until the approval by the FDA of the new drug application, amendment or supplement permitting the marketing of progesterone gel 8% for the prevention of recurrent preterm birth, at which point that rate will reduce to 5% per annum.
Our Obligations with Respect to our Notes
     There are no sinking fund or amortization provisions with respect to our Notes. Our Notes are our unsecured obligations and there are no liens securing performance of our obligations under our Notes. There are no existing defaults in principal or interest with respect to our Notes.
     All amounts payable by us under our Notes are and will be subordinate and junior in right of payment to the prior payment in full of certain of our obligations owing to PharmaBio under the PharmaBio Agreement (the “Senior Debt”), to the extent and in the manner described in our Notes. As of the date hereof, there was approximately $16.5 million of “Senior Debt” owed to PharmaBio under the PharmaBio Agreement. See “—Senior Debt,” beginning on page 66. The holders of our Notes will, at all times, be entitled to receive payments on account of our Notes in accordance with the terms of our Notes; provided, however, that, if and so long as a Senior Default (as defined below) has occurred and is continuing, and written notice thereof has been delivered by PharmaBio to the holders of our Notes and us, referencing the subordination provisions of our Notes and demanding a suspension of payments during the period of such continuance in accordance with our Notes (the “Payment Suspension Period”), then, except as otherwise set forth in our Notes, we will not make, and the holders of our Notes will not accept or receive from us, payment in respect of our Notes unless and until the earlier of:
•	the time we have paid in full our obligations owing to PharmaBio under the PharmaBio Agreement;
•	the Senior Default has been cured by us or waived by PharmaBio; or
•	PharmaBio has terminated the Payment Suspension Period.
“Senior Default” means:
•	the occurrence and continuance (after any applicable grace period) of a default in payment of all or any part of the Senior Debt;
•	the breach or default by us of any term of any Notes if the effect of such breach or default is to cause an amount exceeding $500,000 to become due prior to its stated maturity or to permit the holder of any Note to cause an amount exceeding $500,000 to become due prior to the stated maturity of our Notes; or
•	the occurrence of any event that provides the holder of any Note with cash redemption rights prior to the stated maturity of our Notes.

     Upon any distribution of our assets or upon any dissolution, winding up, liquidation or reorganization involving us, whether in any bankruptcy, insolvency, reorganization or receivership proceeding or upon an assignment for the benefit of creditors or any other marshalling of our assets and liabilities:
•	the holders of our Senior Debt will be entitled to receive payment in full of the principal thereof, the interest due thereon and any premium or other payment obligation with respect thereto before the holders of our Notes are entitled to receive any payment; and
•	any payment or distribution of our assets of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the holders of our Notes would be entitled but for the subordination provisions of our Notes will be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Debt, ratably according to the aggregate amounts remaining unpaid on account of the principal of, interest on and any premium or other amounts payable with respect to the Senior Debt held or represented by each such holder, to the extent necessary to make payment in full of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of the Senior Debt.
     Our consolidation with, or our merger into, another entity will not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of the subordination provisions of our Notes if such other entity is organized in the United States and such entity, as a part of such consolidation or merger, succeeds to our property and business and assumes our obligations (including with respect to the Senior Debt and our Notes).
     All payments or distributions by us upon or with respect to our Notes which are received by the holders thereof in violation of or contrary to the subordination provisions of our Notes will be received in trust for the benefit of the holders of the Senior Debt and will be paid over upon demand to such holders in the same form as so received (with all necessary endorsements) to be applied to the payment of the Senior Debt.
     Upon receipt by the holders of the Senior Debt of amounts sufficient to pay all Senior Debt in full, to the extent any amounts which are otherwise payable with respect to our Notes but for the subordination provisions of our Notes have been paid over to the holders of the Senior Debt, the holders of our Notes will be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities applicable to Senior Debt until our Notes are paid in full, and no such payments or distributions to the holders of the Senior Debt of cash, property or securities otherwise distributable to the holders of our Notes will, as between us, our creditors (other than the holders of Senior Debt) and the holders of our Notes, be deemed to be payment by us to the holders of the Senior Debt. The subordination provisions of our Notes will continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by the holders of the Senior Debt for any reason whatsoever (including, without limitation, our insolvency, bankruptcy or reorganization) all as though such payment had not been made. Subject to the foregoing, the subordination provisions of our Notes will terminate when all the Senior Debt has been indefeasibly and irrevocably paid in full.
     The subordination provisions of our Notes are for the purpose of defining the relative rights of the holders of Senior Debt on the one hand and the holders of our Notes on the other hand, and those provisions will not impair (as between us and the holders of our Notes) our obligation to the holders of our Notes to pay to such holders the full amount of our Notes. None of the subordination provisions of our Notes will be construed to prevent the holders of our Notes from exercising all rights and remedies available under our Notes, the Securities Purchase Agreement (as defined below) or under applicable law upon the occurrence of an event of default or otherwise, subject to the rights of the holders of the Senior Debt as described above to receive payments otherwise payable to the holders of our Notes, and no provision of our Notes will be deemed to subordinate, to any extent, any claim or right of any holder of our Notes to any claim against us by any creditor or any other person except to the extent expressly provided in our Notes.
     The subordination provisions of our Notes may not be amended or modified without the written consent of the holders of the Senior Debt.
     All payments due under any Note rank pari passu with the other Notes and are senior to all of our other indebtedness, other than the Senior Debt and Permitted Indebtedness (as defined below). So long as our Notes are outstanding, we will not incur or guarantee, assume or suffer to exist any indebtedness that would rank senior or pari passu to our Notes, other than:
•	the indebtedness evidenced by our Notes;
•	the Senior Debt; and
•	Permitted Indebtedness.

     So long as our Notes are outstanding, we will not allow or suffer to exist any lien, other than certain permitted liens (as specified in our Notes).
“Permitted Indebtedness” means:
•	all of our obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) “capital leases” in accordance with GAAP;
•	all of our reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, incurred in the ordinary course of our business;
•	unsecured indebtedness between us and any of our subsidiaries or between our subsidiaries; and
•	any other indebtedness of ours in an aggregate original principal amount not to exceed $4,000,000 at any one time outstanding.
     Except as described above, our Notes do not limit the issuance of additional debt, senior indebtedness or securities.
     For the purposes of our Notes, an event of default is deemed to have occurred if:
•	we or one of our subsidiaries makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating us or any of our subsidiaries bankrupt or insolvent; or any order for relief with respect to us or any of our subsidiaries is entered under the Federal Bankruptcy Code; or we or any of our subsidiaries petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator in respect of us or any of our subsidiaries, or of any substantial part of the assets of ours or of any of our subsidiaries, or we or any of our subsidiaries commence any proceeding (other than a proceeding for the voluntary liquidation and dissolution of any of our subsidiaries) relating to us or any of our subsidiaries under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against us or any of our subsidiaries and either (i) we or any of our subsidiaries by any act indicates its approval thereof, consents thereto or acquiesces therein or (ii) such petition, application or proceeding is not dismissed within 60 days (each an “Insolvency Default”);
•	a judgment, to the extent not covered under an insurance policy, in excess of $1,000,000 is rendered against us or any of our subsidiaries and, within 60 days after entry thereof, such judgment is not discharged in full or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged in full; or
•	we or any of our subsidiaries defaults in the performance of any obligation if the effect of such default is to cause an amount exceeding $500,000 to become due prior to its stated maturity or to permit the holder or holders of such obligation to cause an amount exceeding $500,000 to become due prior to its stated maturity;
•	we fail to pay when due and payable (whether at maturity or otherwise) any principal, interest or other payment on any Note, and such failure to pay any such amount, other than principal, is not cured within 30 days after the occurrence thereof;
•	we breach any covenant or other term or condition in our Notes or in the Securities Purchase Agreement, dated December 21, 2006 (the “Securities Purchase Agreement”), subject to certain limited exceptions, with such breach not being cured within 30 days from our knowledge thereof; or
•	the representations and warranties contained in the Securities Purchase Agreement should not be true and correct on the date of the issuance of our Notes (except to the extent expressly made as of an earlier date, in which case, as of such earlier date) and such failure, individually or in the aggregate, results in a material adverse effect on our business, results of operations or financial condition, taken as a whole.
     Upon and during the pendency of any event of default under our Notes, the interest rate on our Notes will increase by 4% per annum, to the extent permitted by law.
     If an event of default (other than an Insolvency Default) has occurred, then the holders of at least 25% of the aggregate principal amount of our Notes then outstanding may declare all or any portion of our Notes held by such holders to be due and payable and demand immediate payment of the aggregate principal amount of such Notes, together with all accrued and unpaid interest thereon, and we will then give prompt notice of any such demand to the other holders of Notes, each of whom may also demand immediate payment of the aggregate principal amount of such Notes, together with all accrued and unpaid interest thereon. If an Insolvency Default occurs, the principal amount of our Notes (together with all accrued and unpaid interest thereon) shall become immediately due and payable without any action on the part of any holder of Notes.
     Upon a “change of control” (the Watson Transactions would have, absent the Note Amendment, been a change of control), we are required to provide the holders of our Notes written notice thereof and such holders have the right to cause us to redeem their Notes for a cash price equal to the principal amount of the outstanding Notes, plus accrued and unpaid interest thereon. Should a holder, upon notice of a change of control, convert its Notes to Common Stock, such holder may be entitled to a “make-whole premium” determined in accordance with a formula contained in our Notes.

     Our Notes are convertible, at the option of the holder, into shares of our Common Stock at a conversion price of $5.25. Holders of our Notes may not convert any portion of their Notes to Common Stock to the extent that the holder would beneficially own in excess of 9.99% of our outstanding Common Stock immediately after giving effect to such conversion. In the event that we subdivide the Common Stock, by means of stock split, stock dividend or otherwise, into a greater number of shares, or if we combine, by means of reverse stock split or otherwise, one or more classes of Common Stock into a smaller number of shares, the conversion price of our Notes will be adjusted accordingly.
     If within three trading days after we receive a conversion notice from a Note holder we fail to issue and deliver a certificate representing shares of Common Stock to which such holder is entitled upon such holder’s conversion of Notes or credit the holder’s balance account with The Depository Trust Company for the number of shares of Common Stock to which such holder is entitled upon such holder’s conversion of Notes, and if on or after such trading day such holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such holder of Common Stock issuable upon such conversion that the holder anticipated receiving from us, then we will, within three business days after such holder’s request and in such holder’s discretion, either:
•	pay cash to such holder in an amount equal to such holder’s total purchase price (including brokerage commissions and other out of pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point our obligation to deliver such certificate (and to issue such Common Stock) will terminate; or
•	promptly honor our obligation to deliver to such holder a certificate or certificates representing such Common Stock and pay cash to such holder in an amount equal to the excess (if any) of the Buy-In Price over the product of such number of shares of Common Stock, times the closing bid price of our Common Stock on the conversion date.
     If at any time, the weighted average of our Common Stock over a 20 trading day period equals or exceeds 200% of the conversion price set forth in our Notes and certain events specified in our Notes did not occur, we will have the option to require a holder of our Notes to convert all or a portion of its Notes into Common Stock.
     If we declare a cash dividend on the Common Stock then we are obligated under our Notes to pay to the holders of our Notes the amount of the dividends that would have been paid to such holders had our Notes been fully converted into Common Stock at the time of the record date for such dividend. If at any time we grant, issue or sell any options, convertible securities or rights to purchase securities or other property pro rata to the record holders of the Common Stock (the “Purchase Rights”), then each holder of our Notes shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon conversion of such holder’s Notes immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights (without regard to any limitations on conversion in the Notes or elsewhere) or, if no such record is taken, the date as of which record holders of Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights.
     Under the terms of the Securities Purchase Agreement, the holders of our Notes have certain registration rights with respect to the resale of shares of Common Stock issuable upon the conversion of our Notes (as well as with respect to certain other shares). Resale of such shares was registered under the Securities Act on a Form S-3 filed with the SEC, and we are required to keep such registration effective until the fifth anniversary of the closing date of the transactions contemplated by the Securities Purchase Agreement or the date upon which all shares held by the holders of our Notes may be sold under Rule 144 during any 90 day period or we could be liable for certain agreed upon liquidated damages, subject to certain limited exceptions.
     Under the Securities Purchase Agreement, we also agreed to certain covenants regarding our financial information, our SEC reports, our securities law disclosure, our furnishing of certain information, reservation of our shares for issuance upon conversion of convertible securities and the registration and transfer of our securities. In addition, we agreed to certain indemnification and contribution provisions, including with respect to liabilities arising under the Securities Act and the Exchange Act.
     Our Notes may be amended by us if we have obtained the written consent of holders of a majority of the outstanding principal amount of our Notes, provided, that no such amendment will change the rate or manner in which interest accrues on our Notes, any provision related to scheduled payments or prepayments of principal on our Notes, the conversion price of our Notes, the number of shares of Common Stock which our Notes are convertible into or the amendment and waiver provisions of our Notes, without the written consent of the holders of at least 75% of the outstanding principal amount of our Notes.
Note Purchase Agreements
     As of March 3, 2010, we entered into the Note Purchase Agreements with the holders of 100% of our Notes. Pursuant to the Note Purchase Agreements, the Note holders agreed, as of March 3, 2010, to amend our Notes in a manner such that the Watson Transactions would not constitute a “change of control” and we would not be required to offer to redeem any of the outstanding Notes (or entitle the holders of our Notes to any rights) as a result of the Watson Transactions (the “Note Amendment”). In addition, pursuant to the Note Purchase Agreements, at the time of the Closing, we and the Note holders agreed that we will repurchase our Notes at an aggregate purchase price of $26 million in cash (plus approximately $500,000 of estimated accrued and unpaid interest through the date of the closing of the Note purchases (assuming the closing occurs on June 1, 2010)), warrants to purchase 7,750,000 shares of Common Stock (the “Warrants”) and 7,407,407 shares of Common Stock (the “NPA Shares”). The number of NPA Shares is equal to 10 million divided by 110% of the average of the consolidated closing bid prices of the Common Stock over the ten trading days ending on March 3, 2010 (i.e., the date the Note Purchase Agreements were entered into) but not less than the consolidated closing bid price of the Common Stock on March 3, 2010. See “—Use of the Upfront Payment from the Watson Transactions,” beginning on page 59.
     The closings of the transactions contemplated by the Note Purchase Agreements are subject to various conditions, including the Closing of the Watson Transactions, the filing of the Charter Amendment with the Secretary of State of the State of Delaware, and the satisfaction of certain of our obligations owing to PharmaBio under the PharmaBio Agreement.
     In the Note Purchase Agreements, both we and the holders of the Notes made various representations and warranties. In the Note Purchase Agreements, each holder of Notes made various covenants to us and we made covenants to the Note holders with respect to, among other things, our SEC reports and reporting obligations, certain disclosures made by us, our furnishing certain information to the Note holders, our reservation of certain shares and our obligations relating to the resale of certain securities by the Note holders.
     Each Note Purchase Agreement may be terminated in certain circumstances, including, among others, by any party to such Note Purchase Agreement if the closing contemplated thereunder does not occur on or prior to August 31, 2010. The Note Amendment will terminate and be of no further force and effect on the earliest of:

•	August 31, 2010, only if the closings contemplated under the Note Purchase Agreements do not occur on or prior to August 31, 2010;

•	the date, if any, after the date of the Note Purchase Agreements and prior to the closings contemplated under the Note Purchase Agreements, on which holders of at least 25% of the aggregate principal amount of our Notes have not consented to the Note Amendment or have terminated Note Purchase Agreements to which they are a party (in accordance with their terms); and

•	the business day after the Closing (of the Watson Transactions) if the closings under the Note Purchase Agreements do not occur on or prior to such business day.

     Under the Note Purchase Agreements, until 45 days after the our public announcement of the results of the PREGNANT Study, if we issue any shares of Common Stock (or Common Stock equivalents), subject to certain exceptions, for a price that is less than $2.00 per share, we must offer the parties to the Note Purchase Agreements the right to exchange their Warrants for cash payments of up to an aggregate of $3,999,996.
     Under the Note Purchase Agreements, we also agreed to reimburse the Note holders for certain fees and expenses incurred by them.
     The summary of the Note Purchase Agreements contained in this proxy statement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Note Purchase Agreements, which are included as Annex D to this proxy statement, and are incorporated herein by this reference.
Reasons for the Note Purchase Agreement
     The Watson Transactions would have constituted a “change of control” under our Notes. This would have triggered our obligation to redeem our Notes for their outstanding principal amount, plus accrued and unpaid interest thereon. However, satisfaction of this obligation was prohibited by the PharmaBio Agreement, unless we first satisfied our Senior Debt owing to PharmaBio. As a result, in connection with the Watson Transactions, we would have been potentially required to pay approximately $57 million in cash to satisfy our obligations in respect of the PharmaBio Agreement and our Notes, but not had sufficient cash resources to do so.
     We entered into the PharmaBio Amendment, the Note Purchase Agreements and the Note Amendment so that we would be able to, at the Closing, satisfy our obligations owing to PharmaBio under the PharmaBio Agreement and our obligations under our Notes with the Upfront Payment and our existing cash at the time of the Closing (together with the shares of Common Stock and Warrants issuable under the Note Purchase Agreements).
The Warrants
     The Warrants to be issued pursuant to the Note Purchase Agreements will be exercisable, subject to certain limitations specified therein, during the period commencing 180 days after, and ending on the fifth anniversary of, the date of the closings contemplated under the Note Purchase Agreements, unless earlier exercised or terminated as provided in the Warrants. The Warrants will be exercisable, subject to adjustment in certain circumstances, as described below, for an aggregate of 7,407,407 shares of Common Stock. The exercise price per share, subject to adjustment in certain circumstances, as described below, is $1.35 (which is equal to 110% of the average of the consolidated closing bid prices of the Common Stock over the ten trading days ending on March 3, 2010 (i.e., the date the Note Purchase Agreements were entered into)). Holders of the Warrants may not exercise their Warrants to the extent that the holder would beneficially own in excess of 9.99% of our outstanding Common Stock immediately after giving effect to such exercise.
     The exercise price (and the number of securities issuable upon exercise) of the Warrants may be adjusted in the event of certain changes in the outstanding shares of Common Stock by reason of any stock split, stock dividend, recapitalization, reclassification, combination or exchange of shares, reorganization, liquidation, dissolution, consolidation or merger effected by Columbia.
     The Warrants may not be modified and no provision of a Warrant will be waived without our consent and the consent of either the holders of a majority of the unexercised Warrants, provided that such modification does not adversely affect the non-consenting holder of a Warrant without adversely affecting all other holders in a similar manner, or the holder of each Warrant that would be modified.

     Upon the closing of the transactions contemplated under the Note Purchase Agreements, we intend to list the shares of Common Stock issuable upon the exercise of the Warrants on the NASDAQ Global Market, or upon such other primary exchange on which shares of our Common Stock are then listed.
     The foregoing summary of the Warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the form of Warrant, which is included as an Exhibit to the Note Purchase Agreements included as Annex D to this proxy statement, and is incorporated herein by this reference.
The NPA Shares
     At the closing of the transactions contemplated by the Note Purchase Agreements, we expect to issue the 7,407,407 NPA Shares pursuant to the Note Purchase Agreements.
     As of the date of this proxy statement, we are authorized to issue 100,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock, of which 151,000 shares have been designated Series A Convertible Preferred Stock (the “Series A Preferred Stock”), 150,000 shares have been designated Series B Preferred Stock, 6,660 shares have been designated Series C Preferred Stock, 100,000 shares have been designated Series D junior participating convertible Preferred Stock and 100,000 shares have been designated Series E Preferred Stock.
     The following is a summary of the terms of the Common Stock and does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of our Restated Certificate of Incorporation, as amended, and Amended and Restated By-laws, which are filed as Exhibits 3.1 and 3.2, respectively, to our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 12, 2010, and are incorporated herein by this reference.
     Holders of the shares of Common Stock, subject to certain exceptions, and holders of the Series B Preferred Stock and Series E Preferred Stock vote together as a single class on all matters upon which our stockholders are entitled to vote. The holders of Common Stock are entitled to one vote for each share of such stock held of record by them. Our board of directors is not classified, and the holders of our voting securities may not accumulate votes. This means that the holders of more than 50% of the shares voting for the election of directors can elect all of our directors if they choose to do so; and, in such event, the holders of our remaining shares will not be able to elect any person to our board. Holders of shares of Common Stock have no conversion, preemptive or other subscription rights. There are no redemption or sinking fund provisions applicable to the shares of Common Stock. The holders of Common Stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available therefor, subject to prior rights of the holders of our preferred stock. We have never paid a cash dividend on our shares of Common Stock and do not anticipate paying cash dividends in the foreseeable future. In the event of liquidation, dissolution or winding up of Columbia, holders of shares of the Common Stock will be entitled to share ratably in all assets remaining after payment of liabilities and after payment of any preferential amounts to which the holders of our preferred stock are entitled, if any.
     We are currently subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. Section 203 prevents certain Delaware corporations from engaging, under certain circumstances, in a “business combination,” which includes a merger or sale of more than 10% of the corporation’s assets, with any interested stockholder for three years following the date that the stockholder became an interested stockholder. An interested stockholder is a stockholder who acquired 15% or more of a corporation’s outstanding voting stock without the prior approval of such corporation’s board of directors.
     On March 12, 2002, our board declared a dividend distribution for each outstanding share of Common Stock of one right to purchase one one-thousandth (1/1000) of a share of preferred stock of Columbia, designated as Series D Junior Participating Preferred Stock, at a price of $30 per one one-thousandth (1/1000) of a share, subject to certain adjustments (the “Rights”). The description and terms of the Rights are set forth in a Rights Agreement, dated as of March 12, 2002, by and between us and First Union National Bank, as Rights Agent (the “Rights Agreement”). Upon certain “triggering events” (described in the Rights Agreement), the Rights become exercisable to purchase shares of Common Stock (or, in the discretion of our board of directors, Series D junior participating convertible preferred stock). The foregoing is a summary of the terms of the Rights and the Rights Agreement and does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Rights Agreement, which is filed as Exhibit 10.6 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 12, 2010, and is incorporated herein by this reference.
     The Common Stock is traded on the NASDAQ Global Market.
      The transfer agent and registrar for the Common Stock is American Stock Transfer & Trust Company.
     Upon the closing of the transactions contemplated under the Note Purchase Agreements, we intend to list the NPA Shares on the NASDAQ Global Market, or upon such other primary exchange on which shares of our Common Stock are then listed.
Registration Rights
     Under the terms of the Note Purchase Agreements, we have granted Holders who are “Affiliates” (as such term is defined in Rule 405 of the Securities Act) of ours, certain registration rights with respect to the resale of the NPA Shares and the shares of Common Stock issuable upon the exercise of the Warrants. In certain circumstances, we could be liable for certain agreed upon liquidated damages to such holders for our failure to file a registration statement with the SEC by an agreed to date, cause that registration statement to be declared effective by the SEC by an agreed to date or if such registration statement is not continuously effective, subject to certain limited exceptions.

Preferred Stock
     Our Series C Preferred Stock was issued in January 1999. The Series C Preferred Stock has a stated value of $1,000 per share, and is convertible into Common Stock at the lower of: (i) $3.50 per share of Common Stock and (ii) 100% of the average of the closing prices during the three trading days immediately preceding the conversion notice. Upon a triggering event (the Watson Transactions would be a triggering event), the holders of our shares of Series C Preferred Stock have the right to require us to redeem their shares of Series C Preferred Stock in cash for the value of the shares of Series C Preferred Stock plus all accrued and unpaid dividends thereon on the date such redemption is demanded. As of the date hereof, 600 shares of our Series C Preferred Stock are outstanding, each with a value of $1,000.
     Additionally, we have authorized and outstanding shares of Series B Preferred Stock and Series E Preferred Stock. No rights under the Series B Preferred Stock or Series E Preferred Stock other than those voting rights described herein are implicated by the Watson Transactions or any other transaction described herein.

RISK FACTORS RELATING TO THE PROPOSAL TO APPROVE THE ASSET SALE
     You should carefully consider the risk factors described below and those risk factors generally associated with our business contained in our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 12, 2010, and our subsequent SEC filings, along with other information provided to you in this proxy statement, in deciding how to vote on the proposal to approve the Asset Sale pursuant to the terms of the Purchase and Collaboration Agreement. See “Where You Can Find More Information,” beginning on page 148. The special risk considerations described below are not the only ones facing Columbia. Additional considerations not presently known to us or that we currently believe are immaterial may also impair our business operations. If any of the following special risk considerations actually occur, our business, financial condition or results of operations could be materially adversely affected, the market price of shares of our Common Stock may decline, and you may lose all or part of your investment.
The Watson Transactions may not be completed or may be delayed if the conditions to Closing are not satisfied or waived.
     The Watson Transactions may not be completed or may be delayed because the conditions to Closing, including approval of the Asset Sale proposal or Charter Amendment proposal by our stockholders, may not be satisfied or waived. If the Watson Transactions are not completed, we may have difficulty recouping the costs incurred in connection with negotiating the Watson Transactions, our relationships with our customers, suppliers and employees may be damaged and our business may be harmed.
Failure to complete the Watson Transactions may be detrimental to us.
     If the Watson Transactions are not consummated, we may experience a significant liquidity shortage that will negatively impact our current business strategies, including the continuation of the PREGNANT Study. We have approximately $57 million in debt obligations that mature over the next two years and there can be no assurances that we would have the means to satisfy such obligations or raise additional capital in the absence of the consummation of the Watson Transactions. Also, we estimate that the costs associated with concluding the PREGNANT Study, and if it is successful, Developing, launching and Commercializing the PROCHIEVE 8% for the PTB Indication, would be very significant. If the Watson Transactions are not consummated and the PREGNANT Study were to be delayed or unsuccessful, such liquidity concerns could become especially acute. If the Watson Transactions are not consummated, we may not have the resources to Develop, launch and Commercialize the PROCHIEVE 8% for the PTB Indication.
     Without consummation of the Watson Transactions, the risk of the failure of the PREGNANT Study would be borne entirely by Columbia and its stockholders.
     Already, as a result of our announcement of the Watson Transactions, third parties may be unwilling to enter into material agreements with us relating to our Progesterone Products. New or existing customers and business partners may prefer to enter into agreements with our competitors who have not expressed an intention to sell their business because customers and business partners may perceive that such new relationships are likely to be more stable.

Employees working with the Assets to be sold under the Purchase and Collaboration Agreement may become concerned about the future of the business and lose focus or seek other employment. If we fail to complete the Watson Transactions, the failure to maintain existing business relationships or enter into new ones could adversely affect our business, results of operations and financial condition. The resultant potential for loss or disaffection of employees or customers could have a material, negative impact on the value of our business.
     In addition, if the Watson Transactions are not consummated, our directors, executive officers and other employees will have expended extensive time and effort and will have experienced significant distractions from their work during the pendency of the Watson Transactions and we will have incurred significant third party transaction costs, in each case, without any commensurate benefit, which may have a material and adverse effect on our stock price and results of operations.
Failure to complete the Watson Transactions may cause the market price for shares of our Common Stock to decline.
     If our stockholders fail to approve the Watson Transactions, or if the Watson Transactions are not completed for any other reason, the market price of shares of our Common Stock may decline due to various potential consequences, including:
•	we may experience a significant liquidity shortage;

•	the failure to complete the Watson Transactions may create substantial doubt as to our ability to effectively implement our current business strategies, including the continuation of the PREGNANT Study;

•	our costs related to the Watson Transactions, such as legal, financial advisor and accounting fees, must be paid even if the Watson Transactions are not completed; and

•	we may not be able to sell any of our assets to another party on terms as favorable to us as the terms of the Purchase and Collaboration Agreement, if at all.
If the Watson Transactions are not completed, we may explore other potential transactions, but the alternatives may be less favorable to us and there can be no assurance that we will be able to complete an alternative transaction.
     If the Watson Transactions are not consummated, we may explore other potential transactions, including a sale of certain of our assets to another party on such terms as our board of directors may approve. The terms of an alternative transaction may be less favorable to us than the terms of the Watson Transactions and there can be no assurance that we will be able to reach agreement with or complete an alternative transaction with another party.

The amount of net proceeds that we will receive from the Watson Transactions is subject to uncertainties.
     The milestone and royalty payments contemplated by the Purchase and Collaboration Agreement are subject to uncertainties, many of which are beyond our control. It is possible that these payments may be materially less than we expect or may not be owed to us at all.
     Pursuant to the Purchase and Collaboration Agreement, the amount that we receive from Buyer is subject to the possibility of reduction after the Closing if Buyer or its affiliates successfully assert claims for indemnification pursuant to the indemnification provisions of the Purchase and Collaboration Agreement. See “The Purchase and Collaboration Agreement—Indemnification,” beginning on page 119. Furthermore, we may have unforeseen liabilities and expenses that must be satisfied from the net proceeds of the Asset Sale, leaving less to fund our remaining operations.
Management could spend or invest the milestone and royalty payments in ways with which our stockholders may not agree.
     Our management could spend or invest the milestone and royalty payments, if any, in ways with which our stockholders may not agree. The investment of these proceeds may not yield a favorable return.
By completing the Watson Transactions, our business will be modified.
     Sales of CRINONE and PROCHIEVE accounted for a significant portion of our revenue for the fiscal year ended December 31, 2009. After giving effect to the Watson Transactions, we will no longer be directly involved in the Commercialization of Progesterone Products. We will be primarily in the business of supplying Progesterone Products to Watson and, pursuant to the Merck Serono Agreement, to Merck Serono. Therefore, we will be dependent upon our partners for the sale and marketing of Progesterone Products. If the Asset Sale is consummated, the right to receive royalties and milestone payments, the manufacturing revenues from CRINONE, PROCHIEVE and STRIANT sales will be our principal operations and, accordingly, our profitability will be entirely dependent thereon.
     Following the Closing, we will continue to conduct the PREGNANT Study (and certain development activities relating to the PTB Indication), and incur costs (up to $7 million incurred from January 1, 2010) associated therewith. If the PREGNANT Study is successful and we achieve milestones set forth in the Purchase and Collaboration Agreement, we intend to become a focused development company, with research and development centered on products to address women’s health needs, subject to the covenant not to compete in the Purchase and Collaboration Agreement (discussed herein). Our aim would be to take new product candidates through proof-of-concept and then to enter into new partnership arrangements with respect to them. In addition, we would expect to enter into partnership discussions for STRIANT, and through a partner, attempt to build revenue from STRIANT and explore the potential to expand its labeling. We also would expect to continue to leverage our proprietary drug delivery systems to expand our product portfolio.

     If the PREGNANT Study is not successful, the amount of milestone payments and royalties to be received under the Purchase and Collaboration Agreement will be severely reduced and our resources will be limited. If this occurs, our board of directors will have to reassess our business strategy.
We will be unable to compete in certain areas of the women’s healthcare business for a period after the Closing.
     As part of the Purchase and Collaboration Agreement, from the Closing until the second anniversary of the date on which we and Buyer terminate our relationship with respect to the joint development of the Progesterone Products, we have agreed not to manufacture, Develop or Commercialize products containing Progesterone or any other products which are approved or being Developed for the PTB Indication, subject to certain exceptions. Accordingly, the Purchase and Collaboration Agreement will restrict our future business activities.
The Purchase and Collaboration Agreement will expose us to contingent liabilities that could have a material adverse effect on our financial condition.
     We have agreed to indemnify Buyer and its affiliates for breaches of any representation, warranty or covenant made by us in the Purchase and Collaboration Agreement, as well as for losses arising out of or in connection with excluded assets or excluded liabilities, and for certain other matters. Significant indemnification claims by Buyer or its affiliates could have a material adverse effect on our financial condition. We will not be obligated to indemnify Buyer or its affiliates for any breach of the representations or warranties made by us under the Purchase and Collaboration Agreement until the aggregate amount of claims for indemnification exceed $500,000 (the “deductible”). In the event that claims for indemnification for breach of most of the representations and warranties made by us under the Purchase and Collaboration Agreement exceed this threshold, we will be obligated to indemnify Buyer and its affiliates for any damages or loss resulting from such breach in excess of the deductible up to $7.5 million (the “aggregate liability cap”). Claims for indemnification for breaches of covenants or liabilities relating to any excluded assets or excluded liabilities made by Buyer and its affiliates under the Purchase and Collaboration Agreement will not be subject to the deductible or the aggregate liability cap described above, and claims for breaches of representations and warranties classified as fundamental representations and claims arising due to fraud or intentional misrepresentation will not be subject to the aggregate liability cap.
Columbia’s directors and executive officers have interests in the Watson Transactions that may be different from, or in addition to, the interests of our stockholders.
     Our directors and executive officers have interests in the Watson Transactions (and the other transactions described herein) that are different from, or in addition to, the interests of our stockholders. These interests include the acceleration of the vesting of restricted stock awards and stock options held by such persons upon consummation of the Watson Transactions. In addition, affiliates of one of our directors owns Notes and will engage in transactions with us under the Note Purchase Agreements. As a result of these interests, Columbia’s directors and executive officers could be more likely to recommend a vote in favor of the Asset Sale than if they did not hold these interests, and may have reasons for doing so that are not the same as the interests of our other stockholders. See “The Asset Sale (Proposal No. 1)—Interests of Columbia’s Executive Officers and Directors in the Asset Sale,” beginning on page 60.
The Purchase and Collaboration Agreement limits our ability to pursue alternatives to the Watson Transactions.
     The Purchase and Collaboration Agreement contains provisions that make it more difficult for us to engage in a material strategic transaction with any party other than Buyer. These provisions include the prohibition on our ability to solicit competing Acquisition Proposals, the requirement that we pay a termination fee of $2 million if the Purchase and Collaboration Agreement is terminated in specified circumstances and “force the vote” provisions requiring that, even if our board changes its recommendation regarding the Watson Transactions or endorses a “superior proposal,” we are not entitled to terminate the Purchase and Collaboration Agreement and must submit the Asset Sale to our stockholders for approval. In addition, we agreed not to submit to the vote of our stockholders any Acquisition Proposal whether or not a Superior Proposal or propose to do so until after the termination of the Purchase and Collaboration Agreement. See “The Purchase and Collaboration Agreement—Termination of the Purchase and Collaboration Agreement,” beginning on page 116, “The Purchase and Collaboration Agreement—No Solicitation of Other Offers,” beginning on page 112 and “The Purchase and Collaboration Agreement—Procedure and Effect of Termination,” beginning on page 117.
     These provisions could discourage a third party that might have an interest in acquiring all of or a significant part of Columbia or the Progesterone Products from considering or proposing an alternative transaction, even if that party were prepared to pay consideration with a higher value than that to be paid by Watson.

THE PURCHASE AND COLLABORATION AGREEMENT
     The summary of the material terms of the Purchase and Collaboration Agreement below and elsewhere in this proxy statement is Subject to, and qualified in its entirety by reference to, the Purchase and Collaboration Agreement (and the related agreements), a copy of which is attached as Annex A and which we incorporate by reference into this document. This summary does not purport to be complete and may not contain all of the information about the Purchase and Collaboration Agreement that is important to you. We encourage you to carefully read the Purchase and Collaboration Agreement in its entirety.
     The Purchase and Collaboration Agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about Columbia, Buyer or Watson. Such information can be found elsewhere in this proxy statement and in the other public filings Columbia makes with the SEC, which are available without charge at www.sec.gov. and www.cbrxir.com.
     The representations, warranties and covenants contained in the Purchase and Collaboration Agreement were made only for purposes of the Purchase and Collaboration Agreement as of specific dates and may be subject to more recent developments. Such representations, warranties and covenants were made solely for the benefit of the parties to the Purchase and Collaboration Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating risk between parties to the Purchase and Collaboration Agreement instead of establishing these matters as facts, and may apply standards of materiality in a way that is different from what may be viewed as material by you or by other investors. These representations, warranties and covenants contained in the Purchase and Collaboration Agreement are qualified by confidential information contained in confidential disclosure schedules that the parties exchanged and a confidential disclosure letter from us to Buyer in connection with the execution of the Purchase and Collaboration Agreement. The disclosure schedules and disclosure letter contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Purchase and Collaboration Agreement. Since some of the information contained in the disclosure schedules and disclosure letter is non-public and some of such information is highly confidential, we do not believe that this information is required to be publicly disclosed under United States federal or state or non-U.S. securities laws or Delaware law (although any specific material facts that qualify the representations and warranties in the Purchase and Collaboration Agreement have been disclosed in this proxy statement or in to other documents described under the caption “*”). Finally, information concerning the subject matter of these representations, warranties and covenants may have changed since the date of the Purchase and Collaboration Agreement. For the foregoing reasons, you should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Columbia or Watson or any of their respective subsidiaries or affiliates.

General
     Under the terms of the Purchase and Collaboration Agreement, Buyer will acquire the Assets, and certain of our liabilities, and the Acquisition Shares for the Upfront Payment. Buyer has also agreed to make certain additional contingent milestone and royalty payments under the circumstances and on the terms described below. Watson has guaranteed Buyer’s obligations under the Purchase and Collaboration Agreement.
The Closing(s)
     The Purchase and Collaboration Agreement contemplates that at the Closing we will receive the Upfront Payment and transfer to Buyer the Acquisition Shares, each of the Assets, other than the regulatory filings and approvals necessary for Commercializing Progesterone Products for the PTB Indication (see “—Assets to be Sold,” beginning on page 81) and Buyer will assume certain liabilities relating to the Assets transferred at the Closing. The Closing will take place at the offices of Kaye Scholer LLP, 425 Park Ave., New York, NY 10022 at 10:00 a.m., New York City time, or at such other place or time as we and the Buyer may mutually agree, three business days after our stockholders approve the transactions contemplated by the Purchase and Collaboration Agreement, provided all of the other conditions to the Closing have been satisfied or waived.
     Subsequently, at a “second closing”, we will transfer to Buyer the PTB NDA or PTB Supplemental NDA (the “Second Closing Date Assets”) and Buyer will assume certain liabilities arising out of the Second Closing Date Assets. The “second closing” will take place at the offices of Kaye Scholer LLP, 425 Park Ave., New York, NY 10022 at 10:00 a.m., New York City time, or at such other place or time as we and Buyer may mutually agree, three business days after the Completion of PTB US Development, provided all of the other conditions have been satisfied or waived.
“Completion of PTB US Development” means the earliest of (i) PTB US Approval, (ii) mutual agreement of the Parties to cease the development of the PTB Indication or (iii) December 31, 2012.
“PTB NDA” means the Regulatory Filings and Regulatory Approval, to the extent made or obtained by or on behalf of Seller, necessary for Commercializing the Progesterone Products for the PTB Indication.
“PTB Supplemental NDA” means, with the approval of the Joint Development Committee, an Efficacy Supplement to NDA No. 20,701, which is a modification to our existing NDA for Progesterone Products to include the PTB Indication.
“PTB US Approval” means the approval by FDA of the PTB NDA or PTB Supplemental NDA, as applicable, expanding the PROCHIEVE label to include the PTB Indication, which approval has been accepted by the Joint Development Committee (as defined herein).

Progesterone Products
     Progesterone is a hormone manufactured by a woman’s ovaries in the second half of the menstrual cycle and by the placenta during pregnancy. Progesterone is responsible for preparing the uterus for pregnancy and, if pregnancy occurs, maintaining it until birth, or, if pregnancy does not occur, inducing menstruation. “Progesterone” means both (i) pregn-4-ene-3,20-dione and 17-alpha-hydroxypregn-4-ene-3,20-dione (“Natural Progesterone”), and (ii) 17-alpha-hydroxyprogesterone caproate, medroxyprogesterone acetate, norethindrone, norethindrone acetate, norethindrone enanthate, desogestrel, levonorgestrel, lynestrenol, ethynodiol diacetate, norgestrel, norgestimate, norethynodrel, gestodene, drospirenone, trimegestone, levodesogestrel, gestodyne, nesterone, etonogestrel, and derivatives from 19-nor-testoterone (“Synthetic Progesterone”). We market Progesterone Products under two brand names, CRINONE and PROCHIEVE, available in two strengths, an 8% progesterone gel and a 4% progesterone gel.
Assets to be Sold
     The Purchase and Collaboration Agreement provides that we will sell, convey, transfer, assign and deliver or cause our subsidiaries to sell, convey, transfer, assign and deliver to Buyer and Buyer will purchase, take delivery of and acquire from us all of our right, title, and interest in and to the following assets (the “Assets”):
•	Certain of our United States and non-United States patents, patent applications, and other similar enforceable rights relating to the protection of inventions worldwide (and all rights related thereto, including all reissues, reexaminations, divisions, continuations, continuations-in-part, extensions or renewals of any of the foregoing) (“Patents”);

•	Certain of our trademarks, service marks, certification marks, trade dress, Internet domain names, trade names, identifying symbols, designs, product names, company names, slogans, logos or insignia, whether registered or unregistered, and all common law rights, applications and registrations therefor, and all goodwill associated therewith (“Trademarks”);

•	The advertising, promotional and media materials, sales training materials, trade show materials and videos primarily used by us for the importing, marketing, detailing, promoting, advertising, distributing and selling (the “Commercialization”, or as applicable, “Commercializing” or “Commercialize”) the Progesterone Products in our possession and control and the copyrights and copyrightable works, including all rights of authorship, use, publication, reproduction, distribution, performance, transformation, moral rights and rights of ownership of copyrightable works, copyright registrations, or any application therefore, in the United States or any foreign country, and all rights to register and obtain renewals and extensions of registrations, to the extent relating thereto;

•	All submissions, primarily relating to the Progesterone Products, to Regulatory Authorities of regulatory applications and any approval,

registration, license, permit, certificate, exemption, consent, confirmation, order, waiver, clearance or authorization from a Regulatory Authority in a jurisdiction that is necessary to market and sell the Progesterone Products (“Regulatory Approval”);
•	All rights and interest of Columbia under its contracts primarily related to the Progesterone Products;

•	The books, files, documents, data, information, records and complete and correct copies of all tax returns and other documents pertaining to taxes, if any, primarily related to the Assets in our possession or the research, development, regulatory approval, manufacture, distribution, marketing, sale and promotion of the Progesterone Products (the “Business”), in our possession or control; provided, that we shall be entitled to exclude or appropriately redact such documents, information, materials and data from the applicable books and records to the extent not related to Assets or the Business and retain the original (in the case of such exclusion) or a copy (in the case of such redaction) thereof; provided, further, that any such exclusion or redaction may not degrade or impair Buyer’s ability to use any such books and records;

•	To the extent in our possession or control, all pre-clinical, clinical and process development data and reports primarily relating to the research, Commercialization or Development of the Progesterone Products, including all raw data from clinical trials of our marketed 8% vaginal gel Progesterone Product “PROCHIEVE” or other Progesterone Products, all case report forms relating thereto and all statistical programs developed (or modified in a manner material to the use or function thereof (other than through user preferences)) to analyze data from such clinical trials; all market research data, market intelligence reports, statistical programs (if any) used for marketing and sales research primarily related to the marketing and sale of Progesterone Products; data contained in laboratory notebooks primarily relating to the Progesterone Products; all adverse experience reports and files primarily related to the Progesterone Products (including source documentation) and all periodic adverse experience reports and all data contained in electronic data bases primarily relating to adverse experience reports and periodic adverse experience reports for the Progesterone Products; all analytical and quality control data for the Progesterone Products; and all correspondence with the FDA primarily relating to the Progesterone Products; and

•	All refunds, credits and claims for refunds or credits relating to property taxes allocable to any tax period beginning after the date of the Closing, in our favor or any of our affiliates or any of their respective employees to the extent relating to any Asset or any Assumed Liability (as herein defined).

•	Prior to the Closing, Buyer shall assign to a wholly-owned subsidiary of Watson the rights and obligations of Buyer to purchase certain non-U.S. intellectual property rights that constitute part of the Assets. These non-U.S. Assets include the rights to Develop or Commercialize the Assets outside of the United States and the income, royalties, damages and payments made, due or payable with respect to such rights.
Excluded Assets
     All of our assets, properties, rights and interests not specifically identified as Assets above (collectively, the “Excluded Assets”) are expressly excluded from the purchase and sale contemplated by the Purchase and Collaboration Agreement and shall remain ours. The Excluded Assets include, without limitation, certain assets listed on a schedule to the Purchase and Collaboration Agreement. Notwithstanding anything set forth in the Purchase and Collaboration Agreement or the Other Agreements to the contrary, Buyer’s rights with respect to the Assets and the Business outside the United States (including the District of Columbia and Puerto Rico) shall be subject to the Merck Serono Agreement, which we will not amend or modify in a manner adverse to Buyer without its prior written consent.
     To the extent rights or assets held by us or our subsidiaries are necessary for the operation or conduct of the Business but such rights or assets are not included in the Assets and Buyer is not otherwise provided with the use of such rights or assets pursuant to the License Agreement or Supply Agreement, from and after the Closing, we will provide Buyer with access to and the right to use such rights or assets so as to allow Buyer to use such rights or assets in substantially the same manner as used by us in the operation or conduct of the Business immediately prior to the Closing.
     Furthermore, to the extent any Asset is necessary for the operation or conduct of our business (not constituting the Business) or the use by us of the Excluded Assets and we are not otherwise provided with the use of such rights or assets pursuant to the License Agreement or Supply Agreement, from and after the Closing, Buyer will provide us with access to and the right to use such Asset so as to allow us to continue to use such Asset in substantially the same manner as used by us in the operation or conduct of our business (not constituting the Business) or the use by us of the Assets immediately prior to the Closing.
Liabilities to be Assumed
     The Purchase and Collaboration Agreement provides that Buyer shall assume and pay, perform or otherwise discharge, when due, any and all of the following “Liabilities,” which includes indebtedness, guaranties, endorsements, claims, liabilities, losses, damages, deficiencies, costs, expenses, obligations, commitments or responsibilities, of whatever kind or nature, fixed or unfixed, known or unknown, choate or inchoate, liquidated or unliquidated, secured or unsecured, direct or indirect, matured or unmatured, or absolute, contingent or otherwise, including any products liability (the “Assumed Liabilities”):
•	All Liabilities arising out of or relating to the Assets on and after the Closing; and

•	All Liabilities under the contracts assigned to Buyer to the extent such Liabilities arise on or after the date of the Closing.
Each of the foregoing shall be assumed by Buyer on the Closing with the exception of those liabilities arising out of the Second Closing Date Assets, which will be assumed as of the second closing date.
Excluded Liabilities
     Notwithstanding the foregoing, all of our Liabilities not specifically identified as Assumed Liabilities will be retained by us (“Excluded Liabilities”).
Purchase Price
     In addition to assuming the Liabilities discussed above, at the Closing, Buyer will pay us the Upfront Payment of $47 million in cash, as consideration for the Assets and the Acquisition Shares.
Milestone Payments
     In addition, Buyer will make the following milestone payments to us:
     Clinical Trial Results Milestone Payment

Milestone Payment
Milestone	(the “Clinical Trial Results
(the “Clinical Trial Results Milestone”)	Milestone Payment”)
Upon completion of the statistical analysis, and delivery to Buyer of a report from our third party statistician for the “PREGNANT Study” in accordance with the Purchase and Collaboration Agreement, if the primary endpoint, reduction in preterm birth (as currently prespecified in the clinical trial protocol), achieves a p value of ≤ 0.01 and the secondary endpoint, infant outcomes composite score (to be agreed to with the FDA in the final statistical analysis plan), achieves a p value of ≤ 0.05; OR
U.S. $8,000,000; OR

Upon completion of the statistical analysis, and delivery to Buyer of a report from our third party statistician for the PREGNANT Study in accordance with the Purchase and Collaboration Agreement, if the primary endpoint, reduction in preterm birth (as currently prespecified in the clinical trial protocol), achieves a p value of > 0.01 and ≤ 0.05 and the secondary endpoint, infant outcomes composite score (to be agreed to with the FDA in the final statistical analysis plan), achieves a p value of ≤ 0.05.
U.S. $6,000,000

     We will be entitled to a maximum of one Clinical Trial Results Milestone Payment.
     Product Approval Milestone Payment

Milestone	Milestone Payment
Acceptance by the FDA of a PTB NDA or a PTB Supplemental NDA filed by or on behalf of Seller or Buyer with the approval of the Joint Development Committee (the “PTB NDA Acceptance Milestone”)	U.S. $5,000,000 (“PTB NDA Acceptance Milestone Payment”)

First commercial sale of a PTB Product by or on behalf of Buyer in the United States (the “PTB Product Launch Milestone”)	U.S. $30,000,000 (“PTB Product Launch Milestone Payment”)

     We will be entitled to a maximum of one milestone payment in connection with each of the PTB NDA Acceptance Milestone and the PTB Product Launch Milestone.
“PTB Product” means the Progesterone Product approved by the PTB US Approval.
     Ex-U.S. Filing and Approval Milestone Payments

Milestone
(the “Ex-U.S. Filing/Approval Milestone”)	Milestone Payment
Filing and acceptance by the applicable Regulatory Authority of an MAA in a country or jurisdiction outside the United States seeking Regulatory Approval to market a Progesterone Product for the PTB Indication (the “Ex-U.S. Filing Milestone”)
U.S. $500,000

Grant by the applicable Regulatory Authority in a country or jurisdiction outside the United States of regulatory approval to market a Progesterone Product for the PTB Indication (the “Ex-U.S. Approval Milestone”)
U.S. $2,000,000

     We will be entitled to payment for a maximum of one Ex-U.S. Filing Milestone and one Ex-U.S. Approval Milestone.
“MAA” means an application for the authorization to market a pharmaceutical product in any country or group of countries outside the United States, as defined in the applicable laws and filed with the Regulatory Authority of a given country or group of countries.

Royalty Payments
     In addition, Buyer will make royalty payments to us on a country-by-country basis during the applicable Royalty Product or PTB Royalty Product Term.
     For sales in the United States, Buyer will make the following royalty payments to us on a quarterly basis based on sales in the United States:

Total Net Sales in any Calendar Year	Royalty Rate
Portion of aggregate Net Sales (as defined below) of Royalty Products and PTB Royalty Products which are less than or equal to U.S. $150,000,000	10%
Portion of aggregate Net Sales of Royalty Products and PTB Royalty Products which are greater than U.S. $150,000,000 but less than or equal to U.S. $250,000,000	15%
Portion of aggregate Net Sales of Royalty Products and PTB Royalty Products which are greater than U.S. $250,000,000	20%

“Net Sales” means, with respect to sales of a Progesterone Product by Buyer and its affiliates and/or licensees, sublicensees, distributors or other agents, the amount of gross sales (in dollars or other currencies) for such Progesterone Product, reduced by the sum of the following items relating to such sales that are actually given to or taken by, as applicable, Buyer, and its affiliates and/or licensees, sublicensees, distributors or other agents, to the extent such deductions are accrued and recognized under and in accordance with United States generally accepted accounting principles (or other internationally recognized accounting standard in use by Buyer):
•	trade, quantity and cash discounts;

•	adjustments for price adjustments, billing errors, rejected goods, returns, product recalls and damaged goods (excluding goods damaged while under the control of Buyer or its affiliates or their respective licensees, sub-licensees or distributors);

•	credits, charge-backs, reimbursements, and similar payments provided to wholesalers and other distributors, buying groups, health care insurance carriers, pharmacy benefit management companies, health maintenance organizations, other institutions or health care organizations or other customers;

•	rebates or other price reductions provided to any Regulatory Authority with respect to any state or federal Medicare, Medicaid or similar programs;

•	any invoiced charge for freight, insurance, handling or other transportation costs directly related to delivery of the Progesterone Products;

•	distributor fees per contract based solely as a percentage of gross sales; and

•	taxes that are in the nature of tariffs, duties, excise, sales, use or value-added taxes;
provided, however, that the foregoing deductions shall only be deducted once and only to the extent not otherwise deducted from gross sales.
     For sales of Royalty Products or PTB Royalty Products outside the United States in a country where Buyer or its affiliates is Commercializing Royalty Products or PTB Royalty Products, the royalty rate on annual Net Sales shall equal 10%.
Adjustments to Royalty Payments
     If Buyer or any of its affiliates grants any licenses, sublicenses, distribution or marketing rights, or otherwise collaborates or partners with a third party to Commercialize any Royalty Product or PTB Royalty Product in any country outside the United States, in lieu of royalties on Net Sales of Royalty Products or PTB Royalty Products which may become payable with respect to such country, we and Buyer will share Gross Profits arising from the Commercialization of Royalty Products or PTB Royalty Products in such country with Buyer entitled to 80% and we will be entitled to 20% of such Gross Profits. “Gross Profits” means Net Sales less raw materials costs, conversion costs (direct labor), laboratory testing, quality control, freight, packaging, manufacturing variances, FDA annual user fees, depreciation and manufacturing management/overheads.
     Generic Entry. In the event of Generic Entry with respect to a Royalty Product or a PTB Royalty Product, then the royalty rates applicable to Net Sales of such Royalty Product or a PTB Royalty Product in such country will be reduced by 50%. Unless there is Impending Generic Entry with respect to a Royalty Product or a PTB Royalty Product in a country, neither Buyer nor its affiliates may introduce its own Generic Equivalent of such Product in such country. In the event of such Impending Generic Entry, in lieu of royalties on Net Sales of such Generic Equivalent which may become payable with respect to such country, Buyer and Columbia will share Gross Profits arising from the Commercialization of such Generic Equivalent in such country with Buyer entitled to 80% and Columbia entitled to 20% of such Gross Profits.
     “Generic Equivalent” means, with respect to any Progesterone Product in a given country, any true AB rated generic product (i.e., a non-proprietary product) (1) with the same active ingredient(s) and administration route as such Progesterone Product, and (2) that obtained Regulatory Approval in such country solely by means of an abbreviated NDA filing (or a similar procedure in a country other than the United States) for establishing bioequivalence of such Progesterone Product that does not require any human clinical trials other than solely for purposes of establishing bioequivalence to the Progesterone Product.
     “Impending Generic Entry” means that Launch of a Generic Equivalent for a Royalty Product or a PTB Royalty Product in a country is likely to occur within three months, as mutually determined by both Buyer and us. In the event of any dispute with respect thereto, the matter will be resolved by arbitration in accordance with the Purchase and Collaboration Agreement.
     Term of Royalties. Royalties and payments by Buyer to us with respect to sharing of Gross Profits, with respect to a Royalty Product (other than a PTB Royalty Product) sold in any country, will be payable on a country-by-country basis from the Closing until the latest of:
•	the expiration of the last to expire Valid Claim (as defined below) of any Patent in the Assets or licensed by Buyer under the License Agreement, and covering such Royalty Product in such country;

•	the expiration of any period of any exclusive marketing rights or data exclusivity rights conferred by any Regulatory Authority with respect to a

Progesterone Product other than Patents, including rights conferred in the United States under the Hatch-Waxman Act or the FDA Modernization Act of 1997 or rights similar thereto outside the United States (“Regulatory Exclusivity”), applicable to such Royalty Product in such country; and

•	the tenth anniversary of the date of Launch by Buyer of such Royalty Product in such country (or, if no such Launch of a Royalty Product occurs, the tenth anniversary of the Closing) (the “Royalty Product Term”).

Royalties and payments by Buyer to us with respect to sharing of Gross Profits with respect to a PTB Royalty Product sold in any country will be payable on a country-by-country basis from the Closing until the latest of:

•	the expiration of the last to expire Valid Claim of any Patent in the Assets or licensed by Buyer under the License Agreement and covering such PTB Royalty Product in such country;

•	the expiration of any period of Regulatory Exclusivity applicable to such PTB Royalty Product in such country; and

•	the tenth anniversary of the date of Launch by Buyer of such PTB Royalty Product in such country (or, if no such Launch occurs, the tenth anniversary of the Closing) (the “PTB Royalty Product Term”).

With respect to any Royalty Product which contains only Synthetic Progesterone (and, for the avoidance of doubt, no Natural Progesterone) sales of such Royalty Product shall only generate Net Sales for purposes of the Royalty payments if such Royalty Product is approved in the applicable country for the PTB Royalty Indication or any other indication for which PROCHIEVE is approved in the United States as of the date of the Purchase and Collaboration Agreement.
“Launch” means the launch of a Progesterone Product in a country or jurisdiction in such quantities as are customary for the general introduction of a pharmaceutical product in such country or jurisdiction.
“Valid Claim” means, with respect to any country, a claim of an issued Patent or Patent application (that has been pending for no more than seven years after the date from which such Patent application claims priority) that has not expired or been revoked, held invalid or unenforceable by a patent office, court or other governmental agency of competent jurisdiction in a final and non-appealable judgment (or judgment from which no appeal was taken within the allowable time period).
     Payment. Buyer will make the royalty payments and payments by Buyer to us with respect to sharing of Gross Profits described herein on a quarterly basis not later than 45 days after the end of each calendar quarter (with payments made in respect of each of the first three calendar quarters of each applicable calendar year constituting Buyer’s good faith estimate of the royalty (or share of Gross Profits) owed for such quarter, and with the payment made in respect of the fourth calendar quarter of such calendar year including a “true up” for the first three calendar quarters’ payments, based on actual amounts owed by Buyer in respect of such three calendar quarters relative to amounts paid by Buyer).
     Other Revenue; Pricing. Buyer agrees that it shall not, and shall cause its affiliates not to, and, after the Closing, Buyer will cause all licensees, sublicensees, distributors or other agents to with whom it or its affiliates grant rights to Commercialize any Progesterone Product (to the extent such rights include the right to promote and sell such Progesterone Product) not to, distribute, bundle or otherwise sell such Progesterone Product in any manner that would have the effect of reducing the Net Sales or Gross Profits arising from the Commercialization of such Progesterone Product in favor of other revenue not subject to the royalties or sharing of Gross Profits set forth in the Purchase and Collaboration Agreement; provided, that, the foregoing proviso will not apply to actions which have an unintended effect of causing such reduction.
Set-Offs
     The milestone payments and royalty payments (if any) payable pursuant to the Purchase and Collaboration Agreement shall be subject to reduction for:
•	finally determined claims for indemnification made by Buyer and

•	breach of our obligation to use the cash in the Development Bank Account exclusively for Development Costs during the Seller Expense Period. See “—Development and the Joint Development Committee,” beginning on page 102.

Representations and Warranties
     In the Purchase and Collaboration Agreement, we made representations and warranties to Buyer relating to, among other things:

•	our organization, existence and power and authority to own our assets, including the Assets; and operate our business as currently conducted; qualification to do business and good standing;

•	our corporate power and authority to enter into the Purchase and Collaboration Agreement and Other Agreements to be executed by us pursuant to the Purchase and Collaboration Agreement and to consummate the transactions contemplated by the Purchase and Collaboration Agreement and the Other Agreements;

•	the lack of a violation of our charter documents, certain contracts or any law as a result of entering into the Purchase and Collaboration Agreement and the consummation of the transactions contemplated by the Purchase and Collaboration Agreement and the Other Agreements;

•	the requirement of any required governmental approvals or consents;

•	our and our subsidiaries’ title and sufficiency with respect to the Assets;

•	our capitalization;

•	our intellectual property;

•	the absence of litigation;

•	our real and personal property;

•	tax matters;

•	environmental, safety and health matters;

•	our compliance with all applicable laws and permits;

•	regulatory matters;

•	our suppliers;

•	the filing of required company reports and other documents with the SEC, compliance of such reports and documents and with applicable requirements of federal securities laws, rules and regulations, the accuracy and completeness of such reports and documents, including the content of our financial statements included in such reports and documents;

•	the absence of certain changes or events since December 31, 2008;

•	our material contracts;

•	the absence of brokers;

•	certain insurance related matters;

•	certain investment company related matters;

•	the listing of our Common Stock on the NASDAQ Global Market;

•	application of takeover protections; and

•	the receipt of a fairness opinion from our financial advisor.
     In the Purchase and Collaboration Agreement, Buyer made representations and warranties to us relating to, among other things:
•	its corporate organization, existence and power and authority to own, lease and operate its properties and carry on its business;

•	its corporate power and authority to enter into the Purchase and Collaboration Agreement and Other Agreements to be executed by it pursuant to the Purchase and Collaboration Agreement and to consummate the transactions contemplated by the Purchase and Collaboration Agreement and the Other Agreements;

•	its investment purpose in the Acquisition Shares and its status as an accredited investor;

•	its acknowledgment regarding the securities laws;

•	its ownership of our securities;

•	its acknowledgment of risk in holding the Acquisition Shares;

•	its capitalization;

•	the lack of violation of its charter documents, certain contracts or any law as a result of entering into the Purchase and Collaboration Agreement and the consummation of the transactions contemplated by the Purchase and Collaboration Agreement and the Other Agreements;

•	the absence of litigation;

•	the availability of financing;

•	lack of short sales;

•	absence of brokers; and

•	its independent investigation of the Assets and other matters relating to entering into the Purchase and Collaboration Agreement.
Material Adverse Effect
     Many of our representations and warranties are qualified by a Material Adverse Effect standard. “Material Adverse Effect” means any state of facts, change, development, event, occurrence, effect or condition that, individually or in the aggregate, is materially adverse to the business, assets, liabilities, results of operations or financial condition of Columbia and its subsidiaries, taken as a whole. The definition of “Material Adverse Effect” excludes any facts, change, development, event, occurrence, effect or condition resulting or arising from any one or more of the following:
•	changes, effects or events that generally affect the industr(ies) in which we operate (including the pharmaceutical industry and Progesterone products industry) or the manufacture, Development or Commercialization of Progesterone Products (including legal and regulatory changes) to the extent that they do not disproportionately affect us relative to other industry participants;

•	general economic or political changes, effects or events affecting the financing or securities markets generally to the extent that they do not disproportionately affect us relative to other industry participants;

•	changes, developments or events caused by an act of God or by acts of terrorism or war (whether or not declared) occurring after the execution date of the Purchase and Collaboration Agreement (including a material worsening of current conditions);

•	changes, effects or events arising from, or in connection with, the consummation (or anticipated consummation) of the transactions contemplated by the Purchase and Collaboration Agreement or any of them, or the announcement of the execution of, the Purchase and Collaboration Agreement or the Other Agreements related thereto and the pendency or public disclosure of the Purchase and Collaboration Agreement or the Watson Transactions;

•	any change in our accounting practices or policies required by United States GAAP;

•	any changes, effects or events that result from any action taken pursuant to or in accordance with the Purchase and Collaboration Agreement, the Other Agreements contemplated thereby or at the written request of Buyer;

•	any failure of Columbia to meet estimates or expectations of our revenues or earnings (it being understood that the facts or occurrences giving rise or contributing to such failure may be deemed to constitute, or be taken into account in determining, whether there has been or will be a Material Adverse Effect); or

•	any claim, action, suit, arbitration, inquiry, audit, proceeding or investigation by or before any Regulatory Authority made or brought (whether before or after the date of the Purchase and Collaboration Agreement) by any of our current or former stockholders, arising out of the Purchase and Collaboration Agreement or the Watson Transactions.

Investigation of Business
     Until the Closing, except as otherwise prohibited by applicable law or the terms of any contract entered into prior to the date of the Purchase and Collaboration Agreement or as would be reasonably expected to violate our attorney-client privilege, we will afford Buyer and its representatives reasonable access, during regular business hours and at agreed-upon times, at Buyer’s sole cost and expense, to our personnel, properties pertaining to the Assets and the Assumed Liabilities; provided, that such access shall not unreasonably interfere with our business and operations.
Conduct of Business Prior to Closing
     Until the Closing, except as expressly permitted by the Purchase and Collaboration Agreement, we will conduct our business only in the ordinary course of business consistent with past practice (including, with respect to Progesterone Products, research and development efforts, advertising, manufacturing and inventory levels thereof) and use commercially reasonable efforts to keep intact the Assets and the Business, and preserve the relationships of the Business with customers, suppliers, licensors, licensees, distributors, sales personnel, regulatory authorities and other persons, in each case, who are material to the Business. Without limiting the generality of the foregoing, until the Closing, we will:
•	use commercially reasonable efforts to keep in full force and effect, without amendment, all material rights relating to the Business, except those that expire in accordance with their terms;

•	use commercially reasonable efforts to comply in all material respects with all requirements of law and contractual obligations, in each case applicable to the operation of the Business;

•	maintain all books and records related to the Business in accordance with past practice;

•	not fail to maintain our existing insurance coverage to the extent relating to the Business in all material respects in effect as of the date of the Purchase and Collaboration Agreement; and

•	confer with Buyer prior to (A) effecting any material personnel changes that would affect Development of the Progesterone Products, (B) amending the PROCHIEVE PTB Development Plan or otherwise making any material decision with respect to Development of the Progesterone Products, or (C) entering into any discussions with, or making any commitments to, any Regulatory Authority with respect to the Progesterone Products or the Business.
     Without limiting the generality of the covenant described above or as otherwise expressly permitted by the terms of the Purchase and Collaboration Agreement, from the date of the

Purchase and Collaboration Agreement until the Closing, without the prior written consent of Buyer (which shall not be unreasonably withheld), we will not:

•	declare, set aside or pay any dividend or distribution or other capital return in respect of any shares of our capital stock, except with respect to our preferred stock to the extent required by the terms thereof, or redeem, purchase or acquire any shares of our capital stock other than preferred stock to the extent required by the terms thereof, in connection with any of our existing equity plans or in the ordinary course of business consistent with past practice;

•	subject any Assets to any material security interest, pledge, hypothecation, mortgage, lien or encumbrance, other than any licenses of intellectual property rights and encumbrances set forth on a schedule to the Purchase and Collaboration Agreement;

•	sell, transfer, lease, sublease, license or otherwise dispose of or grant any option or rights in, to or under any Assets;

•	enter into any Material Contract (as defined in the Purchase and Collaboration Agreement) primarily relating to the Progesterone Products or terminate (other than in accordance with its terms), extend or amend any such Material Contract;

•	abandon, terminate or materially alter the administration of any Development activities relating to any Progesterone Product (other than for safety concerns or in accordance with the terms of existing agreements with respect to such clinical trials) or terminate or materially alter our support of clinical trials sponsored by clinical investigators with respect to any Progesterone Product;

•	abandon, terminate or materially reduce our marketing activities (including expenditures for promotional activities and sales force activity) for any Progesterone Product or materially change the size of, or our business relationship with, the sales force for PROCHIEVE;

•	commence, sponsor or commit to participate in any clinical trials or investigator sponsored trials with respect to any Progesterone Product or provide any clinical grants with respect to any Progesterone Product;

•	commit to comply with any obligations imposed by a Regulatory Authority with respect to any Progesterone Product;

•	abandon any Patents or any litigation seeking to enforce our interest in any of our intellectual property that is an Asset or Excluded Asset that would (if not abandoned) be licensed to Buyer under the terms of the License Agreement other than in the ordinary course of business consistent with past practice;

•	to the extent that doing so would relate to the Assets or the Business and would have a material effect on the Assets or the Business after the Closing, make any election or change to any election with respect to taxes, adopt or change any accounting method with respect to taxes, enter into any tax allocation agreement, tax sharing agreement, tax indemnity agreement or Closing agreement relating to any tax, settle or compromise on any claim, notice, audit report or assessment in respect of taxes, consent to any extension or waiver of the limitation period applicable to any claim or assessment with respect to taxes, change any annual tax accounting period, file any amended tax return, or surrender any right to claim a tax refund; or

•	agree, whether in writing or otherwise, to do any of the foregoing.
     Until the Closing, except as expressly permitted by the Purchase and Collaboration Agreement, neither Buyer or us will, without the prior written consent of the other party, take any action that would, or that could reasonably be expected to, result in any of the conditions to the purchase and sale of the Assets set forth in the Purchase and Collaboration Agreement not being satisfied.
Trade Inventory
     Until the Closing, we will use commercially reasonable efforts to distribute Progesterone Products to our wholesalers and other customers in quantities such that the volume of Progesterone Products in the marketplace (including such amounts held by distributors, wholesalers, retailers and customers) remains at levels consistent with the levels established during the two years preceding the execution of the Purchase and Collaboration Agreement.
Notifications; Updated Schedules
     Prior to the Closing:
•	Columbia, on the one hand, and Buyer, on the other hand, shall promptly notify the other party in writing of any fact, change, condition, matter, circumstance, claim, event or occurrence or nonoccurrence of any event of which it is aware that will or is reasonably likely to result in any of the conditions to Closing set forth in the Purchase and Collaboration Agreement becoming incapable of being satisfied.

•	We shall give prompt notice to Buyer of (i) the existence, occurrence or non-occurrence of any fact, change, condition, matter, circumstance, claim or event the existence, occurrence or non-occurrence of which would cause our representations or warranties contained in the Purchase and Collaboration Agreement to be untrue or inaccurate in any material respect at or prior to the Closing and (ii) any material failure by us to perform, comply with or satisfy any covenant, condition or agreement to be performed, complied with or satisfied by it thereunder. With respect to a notice contemplated by clause (i) above if the notice expressly acknowledges that the facts, changes, conditions, matters, circumstances claims and/or events (occurrence or nonoccurrence of which) described therein occurred after the date of the Purchase and Collaboration Agreement and would give rise to the failure of a condition in favor of Buyer set forth in the Purchase and Collaboration Agreement (a “MAE Notice”) the Schedules (the “Schedules”) included in the disclosure letter delivered to Buyer in connection with the Purchase and Collaboration Agreement will be deemed to include the information contained in any such MAE Notice (other than for purposes of the conditions and termination provisions of the Purchase and Collaboration Agreement) and no claim may be made by any Buyer Indemnitee for losses under the Purchase and Collaboration Agreement with respect to any of the facts, changes, conditions, matters, circumstances, claims or other events (or the existence, occurrence or nonoccurrence thereof) described in any such MAE Notice. A notice contemplated by clause (i) (other than a MAE Notice) or clause (ii) of the first sentence of this paragraph will not be deemed to update the Schedules or adversely affect Buyer’s rights with respect to the conditions to Closing, termination or indemnification under the Purchase and Collaboration Agreement, including Buyer’s rights under the Purchase and Collaboration Agreement.
•	We may, by delivery to Buyer, update the Schedules to correct typographical or immaterial errors and, upon Buyer’s written approval, any such updated Schedule shall replace the corresponding Schedule delivered by us in connection with the execution of the Purchase and Collaboration Agreement.
Efforts and Actions to Cause the Closing to Occur
     Each of the Parties shall use its commercially reasonable efforts, in the most expeditious manner practicable:
•	to satisfy or cause to be satisfied all the conditions precedent that are set forth as conditions to Closing of the Purchase and Collaboration Agreement, as applicable to each of them;

•	to cause the Watson Transactions to be consummated; and

•	without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to consummate the Watson Transactions.
     The Parties shall, and will cause their respective subsidiaries to, at the request of another Party, take all actions such other Party may reasonably request to transfer the Assets and the Assumed Liabilities on the terms and conditions of the Purchase and Collaboration Agreement in connection with the consummation of the Watson Transactions.

     The Parties will, and will cause their respective subsidiaries to, at the request of another Party, execute and deliver to such other Party all such further instruments, assignments, assurances and other documents as such other Party may reasonably request in connection with the consummation of the Watson Transactions.
Listing
     We have agreed to use commercially reasonable efforts to cause the Acquisition Shares to be listed on the NASDAQ Global Market, or upon such other primary exchange on which shares of our Common Stock are then listed, upon issuance of the Acquisition Shares, if shares of our Common Stock are listed upon any such exchange as of the Closing.
Ownership Cap
     From the date of the Purchase and Collaboration Agreement until the Closing and after giving effect to the consummation of the Watson Transactions, neither Buyer nor Watson will (i) “beneficially own” (as determined under Rule 13d-3 under the Exchange Act) 19.9% or more of the shares of Common Stock and/or (ii) possess 19.9% or more of our voting power.
Conditions to the Closing(s)
     The Closing of the Watson Transactions is subject to customary closing conditions described below.
Conditions Precedent to Obligations of the Parties at the Closing.
     The respective obligations of the Parties to consummate the transactions contemplated by the Purchase and Collaboration Agreement to be consummated on the Closing are subject to the satisfaction or waiver (jointly by both Buyer and us) at or prior to the Closing of each of the following conditions:
•	No Regulatory Authority of competent jurisdiction shall have issued an order, decree or ruling, or taken any other action permanently restraining, enjoining or otherwise prohibiting the Watson Transactions to be consummated on the Closing.

•	Our stockholders shall have approved the Asset Sale and the Charter Amendment.

•	The Charter Amendment shall have been filed with the Secretary of State of the State of Delaware.

Conditions Precedent to Buyer’s Obligations at the Closing.
     The obligation of Buyer to consummate the Watson Transactions contemplated to be consummated on the Closing is subject to the satisfaction at or prior to the Closing of each of the following additional conditions, any one or more of which may be waived by Buyer in its sole discretion in writing:
•	Each of the representations and warranties made by us in the Purchase and Collaboration Agreement, shall be true and correct as of the date thereof and as of the Closing as though made on and as of the Closing (unless any such representation or warranty expressly relates to a particular date, in which case such representation or warranty shall be true and correct only as of such date) except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, be expected to have a Material Adverse Effect.

•	We shall have performed and complied in all material respects with each of the covenants, agreements and obligations we are required to perform, at or prior to the Closing, under the Purchase and Collaboration Agreement.

•	We shall have made or caused to be made certain deliveries required to be made by us under the Purchase and Collaboration Agreement.

•	No Material Adverse Effect shall have occurred since the date of the Purchase and Collaboration Agreement.

•	We shall have established the Development Bank Account (as defined herein).
Conditions Precedent to our Obligations at the Closing.
     Our obligation to consummate the Watson Transactions contemplated by the Purchase and Collaboration Agreement to be consummated on the Closing is subject to the satisfaction on or prior to the Closing of each of the following additional conditions, any one or more of which may be waived by us in our sole discretion in writing:
•	Each of the representations and warranties of Buyer contained in the Purchase and Collaboration Agreement shall be true and correct in all material respects, as of the date of the Purchase and Collaboration Agreement and as of the Closing as though made on and as of the Closing (unless any such representation or warranty expressly relates to a particular date, in which case such representation or warranty shall be true and correct only as of such date), except where the failure of any representation or warranty to be true and correct would not prevent or materially delay the consummation of the Watson Transactions.

•	Buyer shall have performed and complied in all material respects with each of the covenants, agreements and obligations Buyer is required to perform at or prior to the Closing.

•	Buyer shall have made or caused to be made certain deliveries required under the Purchase and Collaboration Agreement.
Conditions Precedent to Obligations of the Parties at the Second Closing.
     The respective obligations of the Parties to consummate the transactions contemplated by the Purchase and Collaboration Agreement to be consummated on the second closing date are subject to the satisfaction or waiver (jointly by both Buyer and us) at or prior to the second closing date of each of the following conditions:
•	Completion of PTB US Development shall have occurred;
•	No Regulatory Authority of competent jurisdiction shall have issued an order, decree or ruling, or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions which are contemplated by this Purchase and Collaboration Agreement to be consummated on the second closing date; and
•	The Closing shall have occurred.
     Additionally, the respective obligations of the Parties to consummate the transactions contemplated by the Purchase and Collaboration Agreement to be consummated on the second closing date are subject to both Parties making certain deliveries and taking certain actions specified in the Purchase and Collaboration Agreement.
Product Returns, Rebate Charges and Wholesaler Charges
     NDC Numbers. Following the Closing, Buyer shall register with FDA to obtain its own National Drug Code (“NDC”) numbers with respect to Progesterone Products and shall use commercially reasonable efforts to have in place as soon as reasonably practicable all resources such that sales can be accomplished under the NDC numbers of Buyer. Thereafter, Buyer shall use, or cause to be used, its new NDC numbers on all invoices, orders, drug labels and labeling and other communications with all customers and regulatory authorities.
     Products Returns. Buyer shall be responsible for processing, or causing to be processed, all Progesterone Product returns requested on or after the Closing, including any returns of Progesterone Products sold, prior to the Closing. We shall be responsible for refunds owed with respect to Progesterone Products sold prior to the Closing; provided, however, if the Parties sell Progesterone Products from the same lot, then we and Buyer shall be responsible for Progesterone Products sold from such lot in proportion to their pro-rata sales of Progesterone Products from such lot. (For example, if we sold 80% of a lot prior to the Closing and Buyer sells the remaining 20% of the lot after the Closing, then we shall be responsible for 80% of the refunds owed with respect to such lot.) Buyer shall destroy, or cause to be destroyed, all such returned Progesterone Products in a manner consistent with applicable law.
     Rebate Charges. Buyer shall be responsible for processing, or causing to be processed, all amounts claimed by or under, or in respect of, Medicaid, state rebate programs, pharmaceutical benefit management organizations, managed care organizations, and other persons as rebates under contracts between such parties and Columbia or Buyer, as the context requires (“Rebate Charges”) requested on or after the Closing, including with respect to any Progesterone Products sold by us prior to the Closing. We shall be responsible for Rebate Charges for Progesterone Products sold prior to the Closing; provided, however, if we and Buyer sell Progesterone Products from the same lot, then we and Buyer shall be responsible for Rebate Charges for Progesterone Products sold from such lot in proportion to their pro-rata sales of Progesterone Products from such lot.
     Wholesaler Charges. Buyer shall be responsible for processing, or causing to be processed, all amounts claimed by wholesalers of the Progesterone Products as chargebacks or returns to the wholesaler under contracts between group purchasing organizations (collectively, “GPOs”) and us and amounts claimed by GPOs as administrative or marketing fees under contracts between GPOs and us (“Wholesaler Charges”) requested on or after the Closing, including with respect to any Progesterone Products sold by us prior to the Closing.
     Notices. The Parties shall agree upon an appropriate notice with respect to the transfer of Rebate Charge and Wholesaler Charge submissions to Buyer after the Closing.
Regulatory Matters and the Products
     Until the Closing, we shall be solely responsible for:

•	taking all actions, paying all fees and conducting all communication with the appropriate Regulatory Authority required by law in respect of Regulatory Approvals, including preparing and filing all reports (including adverse drug experience reports, product deviation reports, annual reports) with the appropriate Regulatory Authority;

•	submitting all applications for marketing authorizations of new drugs, where such authorizations have not yet been granted, and variation of existing authorizations; and
•	investigating all complaints and adverse drug experiences with respect to Progesterone Products sold pursuant to such regulatory approvals.
     Until the second closing date, we shall be solely responsible for
•	taking all actions, paying all fees and conducting all communication with the appropriate Regulatory Authority required by law in respect of regulatory approvals solely for the PTB Indication, including preparing and filing all reports (including adverse drug experience reports, product deviation reports, annual reports) with the appropriate Regulatory Authority;

•	submitting all applications for marketing authorizations of new drugs solely for the PTB Indication, where such authorizations have not yet been granted, and variation of existing authorizations; and
•	investigating all complaints and adverse drug experiences with respect to Progesterone Products sold pursuant to such regulatory approvals.
The costs incurred by us for activities pursuant to the foregoing shall constitute “Development Costs” of Columbia subject to the Seller Development Costs Cap. See “—Development and the Joint Development Committee,” beginning on page 102.
     From and after the Closing, Buyer, at its cost, shall be solely responsible for taking all actions and conducting all communication with third parties with respect to Progesterone Products sold pursuant to such Regulatory Approvals (whether sold before or after transfer of such regulatory approval), including responding to all complaints in respect thereof, including complaints related to tampering, contamination or counterfeiting.
     We shall provide Buyer with such data as is reasonably necessary to comply with Buyer’s reporting obligations for Best Price (as defined at 42 U.S.C. § 1396r-8(c)(1)(C)), Average Manufacturers Price (as defined at 42 U.S.C. § 1396r-8(k)(1)) and Average Sales Price (as defined at 42 U.S.C. § 1395w-3(a)(c)) for such period as is reasonably necessary, not to exceed one year after the Closing.
     From and after the Closing, Buyer promptly (and in any event within the time periods required by law) shall notify us within three business days if Buyer receives a complaint or a report of an adverse drug experience with respect to Progesterone Products. In addition, Buyer shall cooperate with our reasonable requests and assist us in connection with the investigation of and response to any complaint or adverse drug experience related to Progesterone Products sold by Buyer.
     From and after the Closing, Buyer shall be responsible for:
•	conducting all voluntary and mandatory recalls of units of Progesterone Products sold pursuant to such regulatory approvals (whether sold before or after transfer of such regulatory approval), including recalls required by any Regulatory Authority and recalls of units of Progesterone Products sold by us deemed necessary by us in its reasonable discretion;
•	conducting all communications and submitting all required reports to any Regulatory Authority concerning the recalls; and
•	notifying customers and consumers about the recalls.

     We promptly shall notify Buyer in the event that a recall of Progesterone Products sold by us is necessary. We shall be responsible for all costs associated with recalls of Progesterone Products sold prior to Closing; provided, however, if Buyer and us sell Progesterone Products from the same lot, then Buyer and us shall be responsible for the cost of recalls of Progesterone Products sold from such lot in proportion to their pro-rata sales of Progesterone Products from such lot.
     The Parties each agree to promptly prepare and file whatever filings, requests or applications are required or deemed advisable to be filed with any Regulatory Authority in connection with the Watson Transactions and transfer and assumption of the regulatory approvals and to cooperate with one another as reasonably necessary to accomplish the foregoing.
Tax Matters
     All transfer, documentary, sales, use, stamp, registration, value added, recording and other similar taxes and fees (including any penalties and interest) incurred as a result of the transactions contemplated by the Purchase and Collaboration Agreement will be paid equally by us, on the one hand, and Buyer, on the other hand. The Party having responsibility for the payment of such taxes will prepare and file all necessary tax returns and other documentation.
     The Parties agree to reasonably cooperate on certain tax matters, including in connection with the preparation and filing of tax returns and in connection with any tax audit or tax litigation.
     The Parties agree to allocate, between pre- and post-Closing tax periods, certain property taxes levied with respect to the Assets. In general, we will be responsible for such pre-Closing property taxes and Buyer will be responsible for such post-Closing property taxes.
Development and the Joint Development Committee
Development Generally; Development Plan.
     The Parties’ respective responsibilities for the Development (as defined below) of the Progesterone Products shall be set forth in the Development Plan (as defined below), subject to the Purchase and Collaboration Agreement. All Development activities will be overseen and supervised by the Joint Development Committee, as described below.
     The Parties will establish and, from and after the Closing, actively maintain and update a Development plan for the Development of the Progesterone Products (the “Development Plan”), including a Development budget therefor (the “Development Budget”). The Development Plan will include a Development plan for the Development by us of PROCHIEVE for the PTB Indication (the “PROCHIEVE PTB Development Plan”). In addition to the PROCHIEVE PTB Development Plan, the Development Plan shall include detailed plans and timelines for the Development of Second Generation Products after the Closing through the projected date of regulatory approval in each of (1) United States, (2) at least one of France, Germany or the United Kingdom, (3) Japan, and (4) at least one of Brazil, Russia, India, or China (the “Major Territories”) of a Second Generation Product (as defined below) for the PTB Indication. Buyer shall prepare and the Joint Development Committee shall approve a full Development Plan within 60 days of the Closing. The Development Plan and Development Budget may be updated from time to time after Closing by the Joint Development Committee as described below.
“Second Generation Product” means a Progesterone Product to be administered utilizing the Second Generation Delivery System or another system for delivering a drug or other biological or chemical product to a human or animal subject, including any oral formulation, patch, gel, “progressive hydration tablet” or other drug delivery technology approved by the Joint Development Committee.
Development of PROCHIEVE for the PTB Indication
     From and after the Closing until the second closing date, we will be responsible for Progesterone Product Development activities related to PROCHIEVE for the PTB Indication as set forth in the PROCHIEVE PTB Development Plan, including the conducting of the PREGNANT Study. We shall use commercially reasonable efforts to retain our employees who are responsible for, or tasked with, achievement of the regulatory approval for a PTB Product (the “PTB Product Team”) until the second closing date. If, due to the departure of one or more of our employees, the capabilities of the PTB Product Team are materially adversely impacted prior to the second closing date, we shall use commercially reasonable efforts promptly to replace any such employee(s). All Development Costs (as defined below) in connection with such Product Development activities incurred by or on behalf of us from and after the Closing will be borne by us; provided, that, notwithstanding any other provision of the Purchase and Collaboration Agreement or in the Other Agreements and notwithstanding any amendments or updates to the Development Plan, we shall be required to bear no more than $7,000,000 in such Development Costs (the “Seller Development Costs Cap”); and provided, further, that, if Buyer requests an increase in the size of the PREGNANT Study, any costs related to such increase, in excess of what is contemplated in the Development Plan, shall be borne by Buyer. All such Development Costs incurred by us and reasonably documented after January 1, 2010 shall count towards the Seller Development Costs Cap. All Development Costs in excess of the Seller Development Costs Cap will be borne by Buyer.
     On the Closing, we will establish a separate bank account at a nationally recognized financial institution (the “Development Bank Account”) for the purpose of paying Development Costs. The initial balance of the Development Bank Account will be equal to the excess of (A) the Seller Development Costs Cap minus (B) the amount of reasonably documented Development Costs incurred by us after January 1, 2010 through the Closing. Until the earlier of the time that (x) we have fulfilled our responsibilities set forth in the Development Plan and Development Budget and (y) we have incurred an amount of Development Costs (including any reasonably documented Development Costs incurred by us after January 1, 2010 and prior to the Closing) equal to the Seller Development Costs Cap (the “Seller Expense Period”), the funds in the Development Bank Account shall be used exclusively for the payment of Development Costs. We shall provide to Buyer full access to review the balances in the Development Bank Account on a current basis during the Seller Expense Period.

Lifecycle Management
     The Parties’ Development activities include, and the Development Plan will reflect, an active and sustained program with respect to the lifecycle management of Progesterone Products (including Development of a Second Generation Product under the supervision of the Joint Development Committee). Buyer will be responsible for all Development activities and Development costs associated therewith, provided, that any such activities may be allocated to us, at Buyer’s cost, with the mutual agreement of the Parties.
Columbia Development Activities
     We shall use commercially reasonable efforts to timely and diligently conduct all Development activities with respect to the Progesterone Products that are designated as our responsibility in the Purchase and Collaboration Agreement or the Development Plan (the “Columbia Development Activities”). All Columbia Development Activities shall be conducted by us in accordance with the Development Plan.
     No less than five business days prior to each scheduled meeting of the Joint Development Committee, we will provide the Buyer members of the Joint Development Committee with a written report on the status and progress of the Columbia Development Activities, which reports shall include information on progress versus plan, spend versus budget (quarterly), protocol deviations, notable safety and efficacy findings (including serious adverse events and events of interest from risk management perspective), inspection, audit findings, and summaries of all interactions, and copies of all correspondence, with regulatory authorities since the previous report.
     In addition, we shall make available to Buyer such information about the Columbia Development Activities as may be reasonably requested by Buyer from time to time.
     Buyer shall have the right to review any data generated by us during the conduct of the Columbia Development Activities, as may be reasonably requested by Buyer from time to time.
     We shall promptly inform Buyer in writing about any unforeseen and/or material results, problems, difficulties or issues in connection with the Columbia Development Activities or of which we are otherwise aware with respect to the Development of the Progesterone Products.
     We shall notify Buyer promptly upon scheduling, and provide Buyer with five days’ notice, of any Regulatory Authority meetings with FDA or the European Medicines Agency or any successor European governmental agency thereto (the “EMEA”) held by us for a Progesterone Product, and Buyer, at its option, may attend such meetings.
Buyer Development Activities
     Buyer shall use commercially reasonable efforts to timely and diligently conduct all Development activities with respect to the Progesterone Products that are designated as Buyer’s responsibility in the Purchase and Collaboration Agreement or the Development Plan (“Buyer Development Activities”). Without limiting the foregoing, Buyer shall use commercially reasonable efforts to achieve each of the milestones set forth in the Purchase and Collaboration

Agreement as soon as practicable, it being acknowledged that, prior to the second closing date, conducting of the PREGNANT Study and Development efforts with respect to the achievement of the NDA Acceptance Milestone shall be our responsibility. All Buyer Development Activities shall be conducted by Buyer in accordance with the Development Plan.
     No less than five business days prior to each scheduled meeting of the Joint Development Committee, Buyer will provide the Columbia members of the Joint Development Committee with a written report on the status and progress of Buyer Development Activities, which reports shall include information on progress versus plan, spend versus budget (quarterly), protocol deviations, notable safety and efficacy findings (including serious adverse events and events of interest from risk management perspective), inspection, audit findings, and summaries of all interactions, and copies of all correspondence, with regulatory authorities since the previous report.
     In addition, Buyer shall make available to us such information about Buyer Development Activities as may be reasonably requested by us from time to time.
     We shall have the right to review any data generated by Buyer during the conduct of Buyer Development Activities, as may be reasonably requested by us from time to time.
     Buyer shall promptly inform us in writing about any unforeseen material results, problems, difficulties or issues in connection with the Buyer Development Activities or of which Buyer is otherwise aware with respect to the Development of the Progesterone Products.
     Buyer shall notify us promptly upon scheduling, and provide us with five days notice, of any Regulatory Authority meetings with FDA or EMEA held by Buyer or its affiliate for a Progesterone Product and we, at our option, may attend such meeting.
Development Costs Reporting and Payment
     Each Party shall prepare and deliver to the other Party quarterly written reports in a form approved by the Joint Development Committee setting forth all Development Costs incurred in the performance of all Development activities, as set forth in the Purchase and Collaboration Agreement and the Development Plan in the applicable calendar quarter by such Party on an activity-by-activity basis. Such quarterly reports shall be submitted within 30 days after the end of the relevant calendar quarter for review by the Joint Development Committee and we will include in each such report an original invoice for Development Costs incurred by us or our subsidiaries payable under the Purchase and Collaboration Agreement, and Buyer shall pay us all such amounts within 30 days from the date of receipt by Buyer of the applicable invoice.
Compliance
     Each Party agrees that in performing its Development obligations under the Purchase and Collaboration Agreement (a) it shall comply with all applicable current international regulatory standards, including cGMP, cGLP, cGCP and other rules, regulations and requirements and (b) it will not employ or use any person that has been debarred under Section 306(a) or 306(b) of the United States Federal Food, Drug and Cosmetic Act.

Regulatory
     The Joint Development Committee shall determine plans and strategies for seeking regulatory approvals for Progesterone Products.
     The Party responsible for Development of a Progesterone Product shall also be responsible for making all regulatory filings and seeking regulatory approval for such Progesterone Product in the applicable jurisdiction(s) and be responsible for conducting all meetings with regulatory authorities in connection therewith.
     Buyer shall fully cooperate with and provide assistance to us in connection with filings to any Regulatory Authority relating to the Progesterone Products, including by executing any required documents, providing access to personnel and providing such Party with copies of all reasonably required documentation.
     To the extent required, each Party shall grant or cause to be granted to the other and its affiliates or sublicensees cross-reference rights to any relevant drug master files and other filings submitted by such Party or its affiliates with any Regulatory Authority relevant to the Progesterone Products. In countries where cross-reference rights are deemed insufficient, each Party shall assist the other in preparing and providing the relevant regulatory authorities with equivalent “Regulatory Filings” which will include, with respect to any Progesterone Product, any submission to a federal, state or local Regulatory Authority, regulatory agency or other governmental body, including the FDA and EMEA (“Regulatory Authority”) of any appropriate regulatory application and shall include, without limitation, any submission to a regulatory advisory board, marketing authorization application, and any supplement or amendment thereto, including any Investigational New Drug Application, New Drug Application, MAA or the corresponding application in any other country or group of countries, in order to enable such other Party to comply with its regulatory obligations and obtain the relevant regulatory approvals.
Joint Development Period
     With limited exception, our role in the Development of Progesterone Products as contemplated by the Purchase and Collaboration Agreement, including our participation in the Joint Development Committee and our rights and obligations in relation thereto, shall terminate upon termination of the period beginning on the Closing and ending on such date as the Parties mutually decide to cease joint activities with respect to Development of Progesterone Products (the “Joint Development Period”); provided, that either Party may terminate the Joint Development Period by written notice to the other Party at any time after the fifth anniversary of the Closing; provided, that such termination shall not limit or restrict any of either Party’s rights or obligations accrued prior to such termination.
     The Parties will establish a “Joint Development Committee,” composed of three senior executives of Columbia and three senior executives of Buyer, two of which will have responsibility for Development activities within the appointing Party’s organization. Prior to the Closing, each Party will designate its initial members to serve on the Joint Development Committee and notify the other Party of the dates of availability for the first meeting of the Joint

Development Committee. Each Party may replace its representatives on the Joint Development Committee on written notice to the other Party.
     The Joint Development Committee will oversee and supervise all Development activities for Progesterone Products by the Parties pursuant to the Purchase and Collaboration Agreement. Without limiting the foregoing, the Joint Development Committee shall: (A) review the Development Plan and Development Budget no less frequently than once per calendar year and consider and approve any proposed amendments or updates thereto; (B) be responsible for monitoring and reviewing the activities of the Parties in connection with Development of Progesterone Products under the Development Plan and assessing overall performance and compliance by the Parties with the Development Plan; (C) determine any matter within the Joint Development Committee’s responsibility delegated to any sub-committees established pursuant to the Purchase and Collaboration Agreement with respect to which such sub-committees have been unable to reach agreement; (D) perform any other activities related to the Development Plan as jointly requested by both Parties from time to time; (E) be solely responsible for approving any submission to the FDA of the PTB NDA or PTB Supplemental NDA; (F) be solely responsible for approving any amendments, modifications, supplements or updates to the PTB NDA or PTB Supplemental NDA; (G) be solely responsible for negotiating and accepting the PTB US Approval; and (H) consider and act upon such other matters as specified in the Purchase and Collaboration Agreement.
Meetings of the Joint Development Committee
     The Joint Development Committee shall meet on a quarterly basis and at such other times as the Parties may agree, with at least 30 days’ advance written notice to each Party. The first meeting of the Joint Development Committee shall be held as soon as reasonably practicable, but in no event later than 30 days following the Closing. Meetings shall be held face to face at such dates and places as are mutually agreed or by teleconference or videoconference should the members of the Joint Development Committee mutually decide. Unless otherwise agreed by the Parties, all in-person meetings of the Joint Development Committee shall be held on an alternating basis between our facilities and Buyer’s facilities.
     Each Party may from time to time invite a reasonable number of participants, in addition to its representatives, to attend Joint Development Committee meetings, with the consent of the other Party (which shall not be unreasonably withheld); provided, that, if either Party intends to have any third party (including any consultant) attend such a meeting, such third party will be subject to the prior approval of the other Party and must be bound by a confidentiality agreement acceptable to both Parties.
     Buyer shall appoint one of its representatives on the Joint Development Committee to act as chairperson of the Joint Development Committee. The chairperson shall set agendas for Joint Development Committee meetings; provided that the agendas will include any reasonable matter requested by either Party. The chairperson shall be responsible for recording, preparing and, within a reasonable time, issuing minutes of each Joint Development Committee meeting, which draft minutes shall be subject to review and comment by the Parties.

     In order to have a quorum for the conduct of business at any Joint Development Committee meeting, at least one representative of each Party must be present.
Decision Making
     Decisions of the Joint Development Committee shall be made by unanimous vote, with each Party’s representatives to the Joint Development Committee collectively having one vote. In the event of a disagreement among the Joint Development Committee with respect to a matter to be decided by the Joint Development Committee as specified herein, the matter shall be referred to “Senior Officers” (Columbia’s Chief Executive Officer and Watson’s Chief Executive Officer) who shall attempt in good faith to resolve such disagreement. If they cannot resolve such issue within 30 days of the matter being referred to them, then, subject to the paragraph below, the resolution and/or course of conduct shall (x) in the case of decisions made in respect of matters described in clauses (E) and (G) of the last sentence of the final paragraph in subsection “—Joint Development Period,” be determined by Buyer in its sole discretion and (y) in all other cases, be determined by Buyer in its reasonable discretion.
     Notwithstanding the foregoing, in no event shall Buyer in exercising its final decision-making authority described above have the right:
•	to modify or amend the terms and conditions of the Purchase and Collaboration Agreement or to determine any such issue in a manner that would conflict with the express terms and conditions of the Purchase and Collaboration Agreement; or

•	to approve or adopt any amendment, modification or update to the Development Plan or Development Budget or take any other action that would (A) unilaterally impose an obligation (financial or otherwise) on Columbia beyond those expressly provided in the Purchase and Collaboration Agreement, (B) excuse Buyer from any of its obligations specifically enumerated under the Purchase and Collaboration Agreement, or (C) reduce the rights of Columbia specifically enumerated under the Purchase and Collaboration Agreement.
Sub-Committees
     The Joint Development Committee may, at any time it deems necessary or appropriate, establish additional joint committees and delegate such of its responsibilities as it determines appropriate to such joint committees.
     In the event of a disagreement among the members of any such joint committee, the matter shall be referred to the Joint Development Committee for resolution pursuant to the Purchase and Collaboration Agreement.
“Develop” or “Development” means activities directly and specifically relating to the pre-clinical and clinical drug development of a Progesterone Product or the updating or review of the Progesterone Product labeling, including test method development and stability testing, assay development, toxicology, formulation, quality assurance/quality control development, statistical analysis, pharmacokinetic studies, clinical trials (including, without limitation, research to design clinical trials) and any other research and development activities with respect to a Progesterone Product.
“Development Costs” include expenses and other costs, including regulatory expenses, incurred by or on behalf of a Party or its affiliates in connection with the Development of the Progesterone Products in accordance with the applicable approved Development Plan (including the Development Budget) in accordance with GAAP (or other internationally recognized accounting standard used by such Party), including, without limitation, the costs of clinical trials, the preparation of medical writing and publishing on the data and results obtained from such clinical trials. Without limiting the generality of the foregoing, Development Costs include, to the extent included in the scope described above:
•	all out-of-pocket costs incurred by the Parties or their affiliates, including payments made to third parties with respect to any of the foregoing;

•	the cost of clinical supply, including without limitation (i) costs of manufacturing or procuring clinical supplies, including reasonable costs incurred in connection with the development of the manufacturing process for such clinical supplies, but excluding any capital expenditures or qualification or validation expenses relating to any manufacturing facility and (ii) expenses incurred to purchase and/or package placebos and comparator drugs, and costs and expenses of disposal of clinical samples; and

•	the costs of Regulatory Filings.

Commercialization and the Joint Commercialization Committee
Commercialization Generally
     With limited exception, Buyer shall be solely responsible to Commercialize the Progesterone Products from and after the Closing. All Commercialization activities shall be conducted in accordance with the terms of the Purchase and Collaboration Agreement. Buyer shall use commercially reasonable efforts to Commercialize Progesterone Products in order to maximize Net Sales during the period starting on the Closing and ending, on a country-by-country basis, upon expiration of the later to expire of the Royalty Product Term or the PTB Royalty Product Term, as applicable, in such country.
Compliance with Laws
     In connection with all Commercialization activities under the Purchase and Collaboration Agreement, Buyer and all of its sales representatives shall comply with all applicable rules, regulations and requirements, including the Office of Inspector General Compliance Program Guidance for Pharmaceutical Manufacturers, April 2003, PDMA, state laws and regulations governing the storage and distribution of pharmaceutical samples and aggregate spending on physician gifts, entertainment and expenses, the PhRMA Code, Sec. 1128B(b) of the Social

Security Act, the AMA Guidelines on Gifts to Physicians from Industry, the Office of Inspector General Compliance Program Guidance for Pharmaceutical Manufacturers, HIPAA and all other applicable laws.
Promotional Materials
     Buyer shall be responsible for developing and disseminating all promotional, advertising, communication and educational materials relating to the Commercialization of the Progesterone Products.
Launch
     Buyer shall or shall cause its affiliates, agents, licensees, sublicensees or distributors to Launch the PTB Product in the United States within six months after receipt of the PTB US Approval.
Potential Partners Ex-U.S.
     To the extent Buyer or any affiliate thereof is not seeking Regulatory Approval or Commercializing any Royalty Products or PTB Royalty Products in a country outside the United States and has no current plans to do so, we will be entitled to seek proposals from third parties to Develop and/or Commercialize Royalty Products and/or PTB Royalty Products in such country. Prior to initiating efforts to identify or solicit proposals from third parties, we shall notify the Buyer of our intent to do so. In such event Buyer shall cooperate with us in such efforts, including providing us or any third party such information and data regarding the Progesterone Product as may be reasonably requested by us or such third party, subject to such third party entering into a confidentiality agreement on terms approved in writing by Buyer (such approval not to be unreasonably withheld). Any proposals submitted by any such third party shall be reviewed and discussed by the Joint Commercialization Committee, provided that any decision whether or not to pursue any such proposals shall be subject to the approval of Buyer. For the avoidance of doubt, any activities of ours contemplated by the foregoing shall not constitute a breach of our covenant not to compete under the Purchase and Collaboration Agreement.
Joint Commercialization Committee
     The Parties will establish a Joint Commercialization Committee composed of one of our representatives and such number of representatives of Buyer as it shall determine, in its discretion. Prior to the Closing, each Party will designate its initial members to serve on the Joint Commercialization Committee and notify the other Party of the dates of availability for the first meeting of the Joint Commercialization Committee. Each Party may replace its representatives on the Joint Commercialization Committee on written notice to the other Party.
     The Joint Commercialization Committee will provide a means for the exchange of information between the Parties regarding Commercialization activities for Progesterone Products. Without limiting the foregoing, at each annual meeting of the Joint Commercialization Committee, the Committee shall review and discuss Buyer’s Commercialization activities with respect to Progesterone Products during the prior year and review and discuss Buyer’s planned

Commercialization activities for the next year. In furtherance thereof, at least 14 days prior to each annual meeting of the Joint Commercialization Committee, Buyer shall provide us a Commercialization presentation covering sales forecasts and the annual marketing plan, including sales force allocations and activities. The Joint Commercialization Committee shall also review and discuss opportunities or proposals to grant any license, sublicense, distribution or marketing rights to any third party to Commercialize any Royalty Products or PTB Royalty Products in any country outside the United States from time to time.
Meetings of the Joint Commercialization Committee
     The Joint Commercialization Committee shall meet on an annual basis, from time to time at our request for the purposes contemplated above under “—Potential Partners Ex-U.S.,” and at such other times as the Parties may agree, with at least 30 days’ advance written notice to each Party. The first meeting of the Joint Commercialization Committee shall be held as soon as reasonably practicable, but in no event later than 90 days following the Closing. Meetings shall be held face to face at such dates and places as are mutually agreed or by teleconference or videoconference should the members of the Joint Commercialization Committee mutually decide. Unless otherwise agreed by the Parties, all in-person meetings of the Joint Commercialization Committee shall be held at an alternating basis between our facility and Buyer’s facilities.
     Each Party may from time to time invite a reasonable number of participants, in addition to its representatives, to attend Joint Commercialization Committee meetings in a non-voting capacity, with the consent of the other Party (which shall not be unreasonably withheld); provided, that, if either Party intends to have any third party (including any consultant) attend such a meeting, such third party will be subject to the prior approval of the other Party and must be bound by a confidentiality agreement acceptable to both Parties.
Decision Making
     The Joint Commercialization Committee shall have no decision-making authority and the Commercialization of the Progesterone Products from and after the Closing shall be in accordance with the Purchase and Collaboration Agreement.
Non-Compete
     During the Joint Development Period and for a period of two years thereafter (the “Non-Compete Period”), we and our subsidiaries and any successor to all or substantially all of our assets, taken as a whole, shall not, directly or indirectly: (1) engage in the manufacture, Development or Commercialization anywhere in the world (A) of products containing Progesterone, or (B) any other products which are approved or being Developed for any pre-term birth indication ((i) and (ii), collectively, “Competing Activities”); or (2) engage in, own, manage, operate, advise, control or in any way participate in the ownership, management, operation, financing or control of any business engaged in Competing Activities (a “Competing Business”). The restrictions described above shall not be construed to preclude, prohibit or restrict:

•	us, from performing our obligations under the Purchase and Collaboration Agreement or the Other Agreements;

•	any investment by us or our subsidiaries in any class of publicly traded debt or equity securities of any Competing Business so long as we do not hold at any time during such period more than 5% of such class of issued and outstanding voting securities of such publicly traded company, and so long as we do not otherwise exercise any management or control with respect to such Competing Business; or

•	certain other agreed upon activities.
No Solicitation of Other Offers
     From the execution date of the Purchase and Collaboration Agreement until the Closing or, if earlier, the termination of the Purchase and Collaboration Agreement, we shall not, and cause our subsidiaries not to, and will use commercially reasonable efforts to cause our representatives not to, directly or indirectly:
•	solicit, initiate or knowingly or intentionally facilitate any inquiry with respect to, or the making, submission or announcement of, any Acquisition Proposal (as defined below) or any proposal that would reasonably be expected to lead to any Acquisition Proposal;

•	furnish to any person any non-public information relating to us or any of our subsidiaries in connection with an Acquisition Proposal, except as permitted below;

•	participate or engage in discussions or negotiations with any person with respect to any Acquisition Proposal, except to notify such person as to the existence of the provisions of the Purchase and Collaboration Agreement or to the extent specifically permitted below;

•	approve, endorse or recommend any Acquisition Proposal, except as permitted below; or

•	enter into any letter of intent or similar document or any agreement, commitment or understanding contemplating or otherwise relating to any Acquisition Proposal or a transaction contemplated thereby, except as permitted below.
     Without limiting the foregoing, we agreed that any violation of the restrictions described in the preceding sentence by any of our representatives or subsidiaries shall be a breach of the Purchase and Collaboration Agreement by us. Pursuant to the Purchase and Collaboration Agreement, on the date of the Purchase and Collaboration Agreement, we agreed to, and agreed to cause each of our subsidiaries to, immediately cease, and use commercially reasonable efforts to cause our representatives to terminate any solicitation, discussion or negotiation with any persons conducted by us or our subsidiaries or any of our representatives prior to the date of the Purchase and Collaboration Agreement with respect to any Acquisition Proposal.
     Notwithstanding anything to the contrary described above, if at any time following the date of the Purchase and Collaboration Agreement and prior to the earlier of obtaining the (i) adoption of a resolution by the holders of our outstanding capital stock having a majority of the Voting Power associated with all shares of our outstanding capital stock approving the sale and transfer of the Assets and the Assumed Liabilities pursuant to the Purchase and Collaboration Agreement, and approval of the Charter Amendment by the (x) holders of a majority of the outstanding shares of the Common Stock and (y) holders of our capital stock having a majority of the Voting Power associated with all shares of our outstanding capital stock (the “Required Seller Stockholder Vote”) and (ii) the termination of the Purchase and Collaboration Agreement (1) we have fully complied with our obligations described in the paragraph above and have received an Acquisition Proposal from any person or “group” (as determined under Section 13(d)(3) of the Exchange Act) that our board of directors believes in good faith to be bona fide, and (2) our board of directors determines in good faith, after consultation with its financial advisors and outside counsel, that such Acquisition Proposal constitutes or may reasonably be expected to result in a Superior Proposal (as defined below), then we may:
•	furnish information (including non-public information) with respect to us and our subsidiaries to the person or group making such Acquisition Proposal;

•	participate in discussions or negotiations with the person or group making such Acquisition Proposal regarding such Acquisition Proposal; provided, that we:
•	will not, and will not allow our subsidiaries to (and will use commercially reasonable efforts to cause our representatives not to), disclose any non-public information to such person or group without first entering or having entered into a confidentiality agreement with such person or group that is at least as restrictive on such person or group as that certain Mutual Non-Disclosure Agreement, dated as of April 15, 2009, between us and Watson (including any amendments or supplements thereto) is on Buyer; and

•	will promptly provide to Buyer any material non-public information concerning us or our subsidiaries provided by us to such other person or group which was not previously made available to Buyer, except to the extent restricted by applicable laws.
     We will promptly (within 48 hours of, or the next business day immediately following, if later) notify Buyer in the event that any of us, our subsidiaries or our representatives receives any Acquisition Proposal or written indication by any person or group that it is considering making an Acquisition Proposal and shall disclose to Buyer the identity of the other person making such Acquisition Proposal. We will keep Buyer informed (orally and in writing) on a current basis of the occurrence of any material changes or developments of the status of any such Acquisition Proposal or written indication (including the material terms and conditions thereof and of any material modification thereto), and any material developments related thereto.

     Notwithstanding the foregoing paragraphs, our board of directors may, at any time prior to obtaining the Required Seller Stockholder Vote, withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Buyer, the “Seller Board Recommendation” its unanimous:
•	determination that the sale of the Assets and the transfer of the Assumed Liabilities on the terms and subject to the conditions of the Purchase and Collaboration Agreement are expedient and in the best interests of Columbia;

•	approval of the sale and issuance of the Acquisition Shares on the terms and subject to the conditions of the Purchase and Collaboration Agreement;

•	determination that the approval of the Charter Amendment is advisable and in the best interests of our stockholders;

•	approval of the Purchase and Collaboration Agreement and the Watson Transactions; and/or

•	its resolution to recommend the approval of the asset sale contemplated by the Purchase and Collaboration Agreement, the Charter Amendment (the “Seller Board Recommendation”) and/or endorse or recommend to our stockholders any Superior Proposal (a “Change of Board Recommendation”) if, but only if:
•	our board of directors concludes in good faith, after consultation with outside counsel, that failure to take such action would be inconsistent with its fiduciary obligations under applicable law; and

•	in the case of any Superior Proposal, we have given Buyer five business days’ prior written notice that the board of directors intends to make a Change of Board Recommendation (the “Superior Proposal Notice”) and for a period of not less than five business days after Buyer’s receipt of such Superior Proposal Notice, we will, if requested by Buyer, negotiate in good faith with Buyer to revise the Purchase and Collaboration Agreement so that the Acquisition Proposal that constituted a Superior Proposal no longer constitutes a Superior Proposal (a “Former Superior Proposal”).

     The terms and conditions described herein will again apply to any inquiry or proposal made by any person who withdraws a Superior Proposal or who made a Former Superior Proposal (after withdrawal or after such time as their proposal is a Former Superior Proposal). We may, if we receive an Acquisition Proposal, delay the mailing of this proxy statement and/or the holding of the Special Meeting of our stockholders to provide a reasonable opportunity for our board of directors to consider such Acquisition Proposal and to determine the effect of the same, if any, on the Seller Board Recommendation, which is included herein.

     Nothing contained in the Purchase and Collaboration Agreement will prohibit our board of directors from disclosing the fact that our board of directors has received an Acquisition Proposal and the terms of such Acquisition Proposal, if our board of directors determines, after consultation with its outside legal counsel, that:
•	failure to make such disclosure would be inconsistent with its fiduciary duties under applicable law or

•	we are otherwise required to make such disclosure.
“Acquisition Proposal” means any inquiry, offer or proposal, or any indication of interest in making an offer or proposal, made by a person or group at any time which is structured to permit such person or group to acquire beneficial ownership of any Assets or at least 25% of the assets of, or equity interest in, us and our subsidiaries, taken as a whole, pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer or exchange offer or similar transaction, in each case other than the Watson Transactions, and

“Superior Proposal” means any bona fide Acquisition Proposal made by a person or group (except that references in the definition thereof to “at least 25% of the assets of, or equity interest in, us and our subsidiaries, taken as a whole,” shall be replaced by “more than 50% of the assets of, or equity interests in, us and our subsidiaries, taken as a whole,”) in each case other than the Watson Transactions, made in writing that our board of directors has determined in its good faith judgment (after consultation with its financial advisors and outside counsel and after taking into account all legal, financial, regulatory and other aspects of the proposal, including the financing terms thereof) is more favorable to us and/or our stockholders than the Watson Transactions.
     Notwithstanding anything to the contrary contained herein, in no event shall any acquisition by any person or group from us at any time after the termination of this Agreement of any equity “securities” (as defined in Section 2(a)(1) of the Securities Act) of us constitute an Acquisition Proposal or a Superior Proposal if our board of directors shall in good faith determine that such acquisition is made in connection with a bona fide financing or capital raising arrangement (an “Equity Financing”), nor shall any agreement entered into by any person or group with us after the termination of the Purchase and Collaboration Agreement in connection with or relating to an Equity Financing constitute an Acquisition Proposal or a Superior Proposal.
     Notwithstanding anything to the contrary contained in the Purchase and Collaboration Agreement, our obligation to call, give notice of, convene and hold the Special Meeting of our stockholders and to hold a vote of our stockholders on the asset sale contemplated by the Purchase and Collaboration Agreement and the Charter Amendment will not be limited or otherwise affected by the commencement, disclosure, announcement or submission to it of any Acquisition Proposal (whether or not a Superior Proposal), or by any Change of Board Recommendation. We have agreed that we will not submit to the vote of our stockholders any Acquisition Proposal (whether or not a Superior Proposal) or propose to do so.
Termination of the Purchase and Collaboration Agreement
     The Purchase and Collaboration Agreement may be terminated prior to the Closing:
•	at any time before the Closing by mutual written consent of the Parties; or

•	by either Party, by delivery of written notice of termination to the other, if the Closing has not occurred on or before the Outside Date; provided, that such failure is not due to the failure of the Party seeking to terminate the Purchase and Collaboration Agreement to comply in all material respects with its obligations under the Purchase and Collaboration Agreement; or

•	by either Party, by delivery of written notice of termination to the other, if our Special Meeting of the stockholders is held and the Required Seller Stockholders Vote is not obtained at the Seller Stockholders’ Meeting (or at any adjournment thereof); or

•	by either Party, by delivery of written notice of termination to the other, if any Regulatory Authority of competent jurisdiction shall have issued an order, decree or ruling, or taken any other action permanently restraining, enjoining or otherwise prohibiting the Watson Transactions and such order, decree, ruling or other action shall have become final and non-appealable; provided, that, in order for either party to seek to terminate the Purchase and Collaboration Agreement pursuant to this reason, it must have used its commercially reasonable efforts to lift and rescind such order, decree, ruling or other action.

     The Purchase and Collaboration Agreement may be terminated by us prior to the Closing by delivery of a written notice of termination to Buyer, if:

•	(A) any representation or warranty of Buyer set forth in the Purchase and Collaboration Agreement shall have become untrue, (B) such misrepresentation is not capable of being cured prior to the Outside Date and (C) as a result of the preceding clauses (A) and (B), the closing conditions with respect to the accuracy of Buyer’s representation and warranties are not capable of being met; or

•	(A) a material breach of any covenant or obligation in the Purchase and Collaboration Agreement has been committed by Buyer, (B) such breach has not been waived by us and such breach is not cured by Buyer within 10 days after written notice thereof is delivered by us to Buyer or is incapable of being cured by Buyer and (C) as a result of the preceding clauses (A) and (B), the closing conditions with respect to Buyer’s performance are not capable of being met.
     The Purchase and Collaboration Agreement may be terminated by Buyer prior to the Closing by delivery of a written notice of termination to us, if:

•	(A) any representation or warranty of ours set forth in the Purchase and Collaboration Agreement shall have become untrue, (B) such misrepresentation is not capable of being cured prior to the Outside Date and (C) as a result of the preceding clauses (A) and (B), the closing condition with respect to the accuracy of our representation and warranties is not capable of being met;

•	(A) a material breach of any covenant or obligation in the Purchase and Collaboration Agreement has been committed by us, (B) such breach has not been waived by Buyer and such breach is not cured by us within 10 days after written notice thereof is delivered by Buyer to us or is incapable of being cured by us and (C) as a result of the preceding clauses (A) and (B), the closing condition with respect to our performance is not capable of being met; or

•	if, prior to obtaining the Required Seller Stockholders Vote a Change of Board Recommendation shall have occurred; provided, that any such termination must occur within five business days following the occurrence of any Change of Board Recommendation (the “Change of Board Recommendation Clause”).
Procedure and Effect of Termination
     Upon termination of the Purchase and Collaboration Agreement by either Party, the Purchase and Collaboration Agreement will terminate forthwith and become void and there shall be no Liability or obligation on the part of the Parties or their respective representatives, except as provided below. Termination of the Purchase and Collaboration Agreement shall terminate all outstanding obligations and liabilities between the Parties arising from the Purchase and Collaboration Agreement except those set forth in certain provisions relating to confidentiality and any other provisions of the Purchase and Collaboration Agreement that specifically state that they shall survive termination of the Purchase and Collaboration Agreement, including those described under the caption “Procedure and Effect of Termination.”
     In the event that the Purchase and Collaboration Agreement is terminated by Buyer under the Change of Board Recommendation Clause in the manner described above (see “—No Solicitation of Other Offers,” beginning on page 112), then we will pay to Buyer a fee of $2 million (the “Termination Fee”) within 2 business days after such termination.
     In the event that:
•	an Acquisition Proposal has been publicly announced;

•	thereafter, the Purchase and Collaboration Agreement is terminated by either Party following the Outside Date or if Required Seller Stockholders Vote is not obtained; and

•	within 12 months after the termination of the Purchase and Collaboration Agreement, we have entered into an agreement regarding or consummated a transaction which would have constituted an Acquisition Proposal (excluding an Equity Financing and/or any agreement relating thereto), then we will pay to Buyer the Termination Fee upon the earlier of:

•	two business days following entering into any such agreement; and

•	immediately upon the consummation of any such transaction.

     The Termination Fee will be the sole and exclusive remedy of Buyer under circumstances where the Termination Fee is payable by us and upon payment of the Termination Fee in accordance with the Purchase and Collaboration Agreement, we shall not have any further Liability or obligation relating to or arising out of the Purchase and Collaboration Agreement; provided, however, that nothing in the Purchase and Collaboration Agreement will limit the ability of either Party to obtain specific performance of the Purchase and Collaboration Agreement or to recover damages (including damages in excess of the Termination Fee) in the event of fraud or a willful breach of the Purchase and Collaboration Agreement by the other Party.
Survival of Representations, Warranties and Covenants
     The representations, warranties and the covenants, agreements and obligations to be performed on or prior to the Closing (the “Pre-Closing Covenants”) contained in the Purchase and Collaboration Agreement shall survive the Closing solely for purposes of the indemnification provisions of the Purchase and Collaboration Agreement and:
•	shall terminate and no longer survive at the close of business on the 18th month anniversary of the Closing (the “Basic Survival Period”);

•	provided, however, that our representations and warranties pertaining to power, authorization, board action to enter into the Purchase and Collaboration Agreement, and title and sufficiency of assets and capitalization (collectively, the “Fundamental Representations”) and the tax representations and warranties shall survive the Closing until the expiration of the applicable statute of limitations (with extensions) with respect to the matters addressed in such sections. The period of time a representation, warranty or Pre-Closing Covenant survives the Closing pursuant to the preceding sentence shall be the “Survival Period” with respect to such representation, warranty or Pre-Closing Covenant;

•	subject to certain procedures set forth in the Purchase and Collaboration Agreement, so long as a Party gives written notice of an indemnification claim notice, including a description of the claim and the amount of claimed Losses (as defined below) for such claim on or before the expiration of the applicable Survival Period, such Indemnified Party shall be entitled to pursue its rights to indemnification under the Purchase and Collaboration Agreement, as applicable;

•	subject to certain procedures set forth in the Purchase and Collaboration Agreement, in the event notice of any claim(s) for indemnification shall have been given within the applicable Survival Period and such claim(s) have not been finally resolved by the expiration of such Survival Period, the representations, warranties or Pre-Closing Covenants, as applicable, that are the subject of such claim(s) shall survive the end of the Survival Period of such representations, warranties or Pre-Closing Covenants until such claim(s) are finally resolved, but such representations, warranties and Pre-Closing Covenants shall only survive with respect to such asserted claim(s); and

•	the covenants and agreements contained in the Purchase and Collaboration Agreement that require by their terms performance or compliance on and after the Closing shall continue in force thereafter in accordance with their terms or if no term is specified, indefinitely.

Indemnification
Indemnification by Columbia
     Subject to the limitations and terms discussed in this section and those discussed under the heading “—Notifications; Updated Schedules,” on and after the Closing, we shall indemnify, reimburse, defend and hold harmless Buyer and its affiliates and each of their respective representatives, successors and assigns (“Buyer Indemnitees”) from and against, and hold them harmless from, with respect to any claim or matter, all losses, obligations and other Liabilities or other damages, diminution in value, fines, fees, taxes, penalties, interest obligations, deficiencies, losses and reasonable expenses (“Losses”) incurred (payable promptly upon written request), without duplication, to the extent arising from, in connection with, or otherwise with respect to:
•	subject to the applicable Survival Period, any breach of any representation or warranty made by us contained in the Purchase and Collaboration Agreement (“Seller Representation Indemnification”);

•	any breach of any representation and warranty made by us under any Other Agreement or any covenant, agreement or obligation of ours contained in the Purchase and Collaboration Agreement or in any Other Agreement;

•	any Excluded Liability; and

•	any fees, expenses or other payments incurred or owed by us to any brokers, financial advisors or other comparable Persons retained or employed by us in connection with the Watson Transactions.
Indemnification by Buyer
     Subject to the limitations and terms of the indemnification section of the Purchase and Collaboration Agreement, on and after the Closing, Buyer shall indemnify and defend us, our affiliates and each of our respective representatives, successor and assigns (“Seller Indemnitees”) from and against, and agrees to hold them harmless from, any Losses, as incurred (payable promptly upon written request), without duplication, to the extent arising from, in connection with, or otherwise with respect to:
•	subject to the limitations set forth in the Purchase and Collaboration Agreement, any breach of any representation or warranty of Buyer contained in the Purchase and Collaboration Agreement (“Buyer Representation Indemnification”);

•	any breach of any representation or warranty of Buyer under any Other Agreement or any covenant, agreement or obligation of Buyer contained in the Purchase and Collaboration Agreement or in any Other Agreement;

•	any Assumed Liability;

•	any fees, expenses or other payments incurred or owed by Buyer to any brokers, financial advisors or other comparable persons retained or employed by Buyer in connection with the Watson Transactions; and

•	Certain of our Losses arising out of or resulting from certain agreed upon circumstances.
Limitation on Losses; Calculation of Losses; Treatment of Indemnification Payments
     The Parties shall have no indemnification obligations pursuant to a breach of such Party’s representation or warranty contained in the Purchase and Collaboration Agreement, as applicable, except to the extent that the aggregate amount of Losses incurred or suffered by Buyer or us that the other Party is otherwise responsible for, exceeds $500,000 (the “Deductible”), at which time the party (the “Indemnified Party”) entitled to any indemnification provided for under the Purchase and Collaboration Agreement in respect of, arising out of or involving a claim made by any person against the such party, shall be entitled to assert claims against the other Party for all Losses in excess of, but excluding the Deductible; provided, that, subject to the immediately following proviso, the maximum liability of either Party pursuant to its obligations with respect to Seller Representation Indemnification or Buyer Representation Indemnification, as applicable, shall not in any case exceed $7,500,000 (the “Liability Cap”); provided further, that for purposes of claims made by us or Buyer pursuant to the Seller Representation Indemnification or the Buyer Representation Indemnification, respectively, arising from the other Party’s breach of a Fundamental Representation or the other Party’s fraud or intentional misrepresentation, the Liability Cap shall be inapplicable.
     The amount of any Loss for which indemnification is provided under the obligations discussed in this section shall be reduced to take account of certain tax benefits actually realized by the Indemnified Party and with respect to certain insurance payments.
     Notwithstanding anything to the contrary herein, we shall not in any event be liable to the Buyer Indemnitees and Buyer shall not in any event be liable to the Seller Indemnitees on account of any indemnity obligation, respectively, for any indirect, consequential or punitive damages (including, but not limited to, lost profits, loss of use, damage to goodwill or loss of business).
Sole Remedy
     Each of the Parties acknowledges and agrees that its sole and exclusive remedy after the Closing with respect to any and all claims and causes of action relating to the Purchase and Collaboration Agreement (including the Schedules), the Other Agreements and the Watson Transactions, the Assets, the Assumed Liabilities and the Acquisition Shares (other than claims of, or causes of action arising from fraud) shall be pursuant to the indemnification provisions set forth in the indemnification section of the Purchase and Collaboration Agreement or as provided in the “Specific Performance” section of the Purchase and Collaboration Agreement described below.
Assignment; Binding Effect
     The Purchase and Collaboration Agreement shall be binding upon and inure to the benefit of the Parties thereto and their respective successors and assigns. Prior to the Closing, Buyer shall assign its rights and obligations to Develop or Commercialize the Assets outside of the United States and the income, royalties, damages and payments made, due or payable with respect to such rights and obligations to a wholly-owned subsidiary of Watson. In addition, from and after the Closing, either Party may: (a) assign its rights and obligations under the Purchase and Collaboration Agreement or any part thereof to one or more of its affiliates without the consent of the other Party; and (b) assign the Purchase and Collaboration Agreement in its entirety without the other Party’s consent to an entity that acquires all or substantially all of the assets of the assigning party to which the Purchase and Collaboration Agreement relates, whether by merger, acquisition or otherwise; provided, however, that in the event we assign the Purchase and Collaboration Agreement pursuant to subsection (b) above, Buyer shall have the right, at any time during the six-month period after such assignment and upon 30 days’ prior written notice to us, to (i) terminate the Parties’ relationship with respect to our joint Development of the Development of the Progesterone Products and ours or our successors and assigns role in such Development, including participation in the Joint Development Committee, and (ii) disband the Joint Commercialization Committee. Other than as described above, neither Party may sell, transfer, assign, license, sublicense, delegate, pledge or otherwise dispose of, whether voluntarily, involuntarily, by operation of law or otherwise, the Purchase and Collaboration Agreement or any of its rights or obligations under the Purchase and Collaboration Agreement without the prior written consent of the other Party hereto and any attempted assignment or transfer of the Purchase and Collaboration Agreement shall be null and void.
Watson Guarantee of Obligations
     Watson has unconditionally and irrevocably guaranteed the prompt performance, payment and discharge when due, of each and every obligation of Buyer and each and every successor or assignee of Buyer under the Purchase and Collaboration Agreement and the Other Agreements and of the Non-US Asset Purchaser (as defined in the License Agreement) under the License Agreement, including the payment obligations. We are obligated to unconditionally and irrevocably guaranteed the prompt performance, payment and discharge when due, of each and every obligation of each and every successor or assignee of ours under the Purchase and Collaboration Agreement and the Other Agreements, including the payment obligations.
Specific Performance
     The Parties agreed that, except with respect to the payment of any Termination Fee, the Parties are entitled to an injunction or injunctions to prevent breaches of the Purchase and Collaboration Agreement and to enforce specifically the terms and provisions of the Purchase and Collaboration Agreement in addition to any other remedy to which they are entitled at law or in equity.
Fees and Expenses
     Except as otherwise provided in the Purchase and Collaboration Agreement, Columbia, on the one hand, and Buyer, on the other hand, shall each pay their respective expenses (including legal, investment banking, finder’s, broker’s and accounting fees) incurred in connection with the Purchase and Collaboration Agreement.
Arbitration
     Except as otherwise provided in the Purchase and Collaboration Agreement, all disputes, differences, controversies and claims arising out of or related to the Purchase and Collaboration Agreement shall be resolved by final and binding arbitration administered by the American Arbitration Association.
Governing Law
     The Purchase and Collaboration Agreement is governed by the laws of the State of Delaware.

PROJECTED FINANCIAL INFORMATION
     In connection with RBC’s preparation of its fairness opinion, we provided RBC with certain projections regarding the Assets and Columbia as a whole for fiscal years 2010 through 2020 (the “Projections”). In addition, we provided RBC with certain internal financial analyses and forecasts for the Assets, which were derived from the Projections, and certain probabilities assigned to the likelihood that the forecasts will be achieved and the milestone payments contemplated by the Purchase and Collaboration Agreement will be made, in each case prepared by our management, for use by RBC in connection with their financial analyses. We also provided the Projections and the other material described above to our board in connection with their consideration of the Watson Transactions.
     We do not, as a matter of course, publicly disclose projections or forecasts as to future financial performance for any of our businesses, including with respect to the Assets. We are especially guarded about making projections for extended periods due to the inherent unpredictability of the underlying assumptions and estimates. The Projections were not prepared with a view to public disclosure and are included in this proxy statement in summary form only because such information was made available to RBC and our board. The Projections were prepared using our best preliminary interpretation of the accounting rules in effect at the time to reflect the application of United States generally accepted accounting principles but were not prepared with a view to compliance with published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Furthermore, our independent auditors have not examined, compiled or otherwise applied procedures to the Projections and accordingly assume no responsibility for them. The Projections included in this proxy statement have been prepared by and are the sole responsibility of our management. The Projections were prepared solely for internal use in support of our own long-range planning and are subjective in many respects and thus susceptible to various interpretations based on actual experience and business developments.
     In compiling the projections, our management took into account our historical performance, combined with estimates regarding revenues, operating income, net income, cash flows and other factors. Although the Projections are presented with numerical specificity, they reflect numerous assumptions and estimates as to future events made by our management that we believed were reasonable at the time the Projections were prepared. However, the Projections are not fact and should not be relied upon as being necessarily indicative of actual future results. In addition, factors such as industry performance, the market for our existing and new Progesterone Products, and general business, economic, regulatory, market and financial conditions, all of which are difficult to predict and beyond the control of our management, may cause the Projections or the underlying assumptions not to be reflective of actual future results. In addition, the Projections do not take into account any circumstances or events occurring after the date that they were prepared and, accordingly, do not reflect any changes to our operations or strategy that may be implemented after the Asset Sale is completed. Accordingly, there can be no assurance that the Projections will be realized, and actual results may be materially greater or less than those contained in the Projections. The inclusion of the Projections should not be regarded as an indication that we, our board, RBC or any other recipient of the Projections considered the Projections, or now considers the Projections, to be predictive of actual future results. The Projections are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to the risks and uncertainties described above under the caption “Cautionary Statements Concerning Forward Looking Statements” and the risks referred to therein.
     Readers of this proxy statement are cautioned not to place undue reliance on the Projections set forth below. No one has made or makes any representation to any stockholder or anyone else regarding the information included in the Projections or our ultimate performance compared to the information included in the Projections. For the foregoing reasons, as well as the bases and assumptions on which the Projections were compiled, the inclusion of the Projections in this proxy statement should not be regarded as an indication that such Projections will be an accurate prediction of future results, and they should not be relied on as such. Columbia does not intend to update or otherwise revise the Projections to reflect circumstances existing after the date when the Projections were made or to reflect the occurrence of future events even in the event that any of the assumptions underlying the Projections are shown to be in error.
     The “Stand-Alone Product Revenue Projections” for the fiscal years 2010 through 2020 were as follows:
Stand-Alone Product Revenue Projections

($ in millions)	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020

United States Infertility Sales	$18.8	$27.5	$25.6	$27.7	$29.6	$32.3	$34.9	$37.7	$40.8	$44.1	$47.6
United States Pre-term Birth Sales	0.0	20.3	82.0	134.4	180.4	193.8	205.7	216.0	226.8	238.1	250.0
Ex-United States Infertility Royalties	8.7	10.0	12.7	12.9	12.2	11.8	11.3	10.8	10.2	9.6	9.0
Ex-United States Pre-term Birth Sales	0.0	0.0	6.7	27.0	44.4	59.5	63.9	67.9	71.3	69.1	66.5
Other Continuing Revenues	2.0	1.7	1.7	1.8	2.0	1.7	1.7	1.7	1.7	1.7	1.7

Total Revenues	$29.5	$59.5	$128.7	$203.8	$268.6	$299.1	$317.5	$334.1	$350.8	$362.6	$374.8

     The key assumptions underlying the “Stand-Alone Product Revenue Projections” included:
(1)	The data set forth under “Stand-Alone Product Revenue Projections” represents our revenues that would be derived from sales of our products on a stand-alone basis, without giving effect to the Watson Transactions.

(2)	We would have sufficient funds to effect the transactions contemplated by the Note Purchase Agreements at the closing thereunder and the satisfaction of our payment obligations owing to PharmaBio under the PharmaBio Agreement (as amended by the PharmaBio Amendment)(collectively, the "Debt Retirement"), pay for the completion of the PREGNANT Study, fund the Launch and Commercialization of PROCHIEVE 8% for the PTB Indication, and to pay for the Development, Launch and Commercialization of a Second Generation Product.

(3)	Continued growth in our United States infertility business through life cycle management.

(4)	The PREGNANT Study is successful and the Launch and Commercialization of PROCHIEVE 8% in the United States for the PTB Indication occurs during the third quarter of 2011.

(5)	Launch and Commercialization of PROCHIEVE 8% outside the United States for the PTB Indication commences in 2012.

(6)	Ex-United States Infertility Royalties represents royalties for CRINONE.

(7)	Infertility royalties of Progesterone Products outside the United States decline as a result of the loss of patent protection in 2014.

(8)	Other Continuing Revenues include primarily revenues relating to STRIANT.
     The “Company Projections” for the fiscal years 2010 through 2020 were as follows:
Company Projections

($ in millions)	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020

Revenues	$54.6	$27.1	$45.4	$52.3	$44.3	$37.3	$40.0	$42.6	$45.8	$48.6	$51.4
Operating Income	$3.8	$6.0	$30.6	$37.1	$29.1	$28.2	$30.6	$32.8	$35.7	$38.1	$40.6
Net Income	$0.4	$6.8	$31.9	$38.8	$31.4	$31.2	$33.2	$23.5	$25.6	$27.5	$29.5
Cash Flows from Operations	($8.0)	($0.2)	$16.9	$25.7	$35.0	$34.8	$36.8	$27.1	$29.2	$31.1	$33.1
Cash Flows from Upfront Payment/Milestones	$41.6	$35.5	$2.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
     The key assumptions underlying the “Company Projections” included:
(1)	The assumptions in notes (3), (4), (5) and (7) set forth under “Stand-Alone Product Revenue Projections.”

(2)	Data presented gives effect to the Watson Transactions and the Debt Retirement as if they were consummated during the second quarter of 2010.

(3)	Revenues include royalty streams from Watson and Merck Serono, receipt of the Upfront Payment (to the extent described in note (4) below), receipt of the milestone payments (as described in note (4) below, some portion of which is deferred for revenue recognition purposes) and receipt of payments under the Supply Agreement.

(4)	Cash flow from Upfront Payment/Milestones reflects receipt by us of the following under the Purchase and Collaboration Agreement:
•	$33.6 million in initial Upfront Payment, after allocating $13.4 million to the purchase of the Acquisition Shares (determined by using a share price of $1.20 per share, which was the share price on the date the Projections were made).

•	$8.0 million in respect of the Clinical Trial Results Milestone Payment.

•	$5.0 million in respect of the PTB NDA Acceptance Milestone Payment.

•	$30 million in respect of the PTB Product Launch Milestone Payment.

•	$0.5 million in respect of the Ex-U.S. Filing Milestone.

•	$2.0 million in respect of the Ex-U.S. Approval Milestone.

(5)	Our sales, marketing and certain administrative support costs are eliminated following consummation of the Watson Transactions.

(6)	Our research and development activities are limited to completion of the PREGNANT Study and the preparation, filing and approval process of the related new drug application (or supplemental new drug application).

(7)	We do not engage in new product Development or in-licensing activities other than in respect of the Commercialization of Progesterone Products for the PTB Indication.

(8)	Our tax net operating loss carryforwards are fully utilized by 2016 and we become a taxpayer thereafter.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
     Set forth below is our selected financial data as of the dates and for the periods indicated. The consolidated financial and operating data as of and for the fiscal periods ended December 31, 2009, 2008, 2007, 2006 and 2005 were derived from the audited consolidated financial statements included in our filings on Form 10-K for each of the respective periods. The data should be read in conjunction with our financial statements and notes thereto, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 12, 2010.

	December 31
	2009	2008	2007	2006	2005
Statement of Operations Data:
(000’s except per share data)

Net revenues	$32,196	$36,229	$29,627	$17,393	$22,041
Gross profit	23,002	25,294	20,613	9,573	13,929
Operating expenses	36,165	32,552	28,721	20,733	21,160
Interest expense	8,851	7,882	7,946	2,670	3,491
Net loss	(21,870)	(14,077)	(14,292)	(12,485)	(10,104)
Loss per common share	(0.39)	(0.27)	(0.28)	(0.26)	(0.25)
Weighted average number of common shares outstanding-basic and diluted	56,359	52,439	51,124	48,089	41,752

Balance Sheet Data:
(000’s)

Working capital (deficiency)	$14,256	$12,305	$14,461	$23,410	$(3,471)
Total assets	43,757	45,622	56,589	65,839	14,732
Notes payable	32,966	30,075	27,536	25,299	—
Long-term portion of financing agreements	15,234	13,126	11,426	13,277	10,921
Redeemable preferred series C stock	600	775	1,125	3,200	3,250
Shareholders’ equity (deficiency)	(13,766)	(5,893)	2,015	12,616	(20,573)

UNAUDITED STATEMENTS OF NET REVENUES AND DIRECT COSTS
FOR U.S. PROGESTERONE PRODUCTS
FOR THE FISCAL YEARS ENDED DECEMBER 31, 2007, 2008 AND 2009
     The Unaudited Statements of Net Revenues and Direct Costs for U.S. Progesterone Products represent certain financial information regarding the Assets to be sold under the Purchase and Collaboration Agreement. The Unaudited Statements of Net Revenues and Direct Costs for U.S. Progesterone Products should be read in conjunction with the notes related thereto and our Selected Historical Consolidated Financial Data included in this proxy statement beginning on page 126 as well as our audited financial statements and the related notes which are incorporated by reference into this proxy statement from our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.
     The Unaudited Statements of Net Revenues and Direct Costs for U.S. Progesterone Products does not purport to represent, and is not necessarily indicative, of what financial results would have been, had we operated the Assets as a separate stand-alone entity, subsidiary or division for the periods presented.
     The Unaudited Statements of Net Revenues and Direct Costs for U.S. Progesterone Products has been prepared from our books and records in accordance with U.S. generally accepted accounting principles (“GAAP”). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions about reported amounts of revenues and expenses during the respective reporting periods. These estimates and assumptions are based on our management’s best estimates and judgment. Management evaluates its estimates and assumptions on an on-going basis, considering historical experience, the current economic environment and other factors that management believes to be reasonable under the circumstances. Management adjusts such estimates and assumptions when facts and circumstances dictate. In the opinion of our management, all adjustments (consisting of only normal and recurring adjustments) considered necessary for a fair presentation have been included in the Unaudited Statements of Net Revenues and Direct Costs for U.S. Progesterone Products.

UNAUDITED STATEMENTS OF NET REVENUES AND DIRECT COSTS
FOR U.S. PROGESTERONE PRODUCTS
FOR THE FISCAL YEARS ENDED DECEMBER 31, 2007, 2008 AND 2009

	2007	2008	2009
NET REVENUES1, [4]	$12,471,894	$15,833,265	$15,182,828

COST OF REVENUES[1]	1,226,311	1,491,390	1,116,754

Gross profit	11,245,583	14,341,875	14,066,074

OPERATING EXPENSES:
Selling and distribution[2]	10,111,796	12,685,618	11,982,229
Amortization of licensing right[3]	5,044,728	5,044,728	5,044,728

Total operating expenses	15,156,524	17,730,346	17,026,957

Direct expenses in excess of net revenues	$(3,910,941)	$(3,388,471)	$(2,960,883)

1.	Represents the unaudited revenues and direct cost of revenues for the U.S. Progesterone Products.

2.	Represents direct sales, marketing and distribution costs in support of U.S. Progesterone Products revenues.

3.	Amortization of acquired intangible assets for the U.S. Progesterone Products.

4.	Net revenues are derived from gross sales of Progesterone Products, net of returns, allowances, distributor fees and discounts.

Revenues from the sale of Progesterone Products are recorded at the time goods are shipped to customers. We believe that we have not made any shipments in excess of our customers’ ordinary course of business inventory levels. Our return policy allows Progesterone Products to be returned for a period beginning three months prior to the expiration date of the Progesterone Products and ending twelve months after the expiration date. Provisions for returns on sales to wholesalers, distributors and retail chain stores are estimated based on a percentage of sales, using such factors as historical sales information, distributor inventory levels and Progesterone Products prescription data, and are recorded as a reduction to sales in the same period as the related sales are recognized. We assume that our customers are using the first-in, first-out method in filling orders so that the oldest saleable Progesterone Products are used first. We record a provision for returns on a quarterly basis using an estimated rate and adjust the provision if our analysis indicates that the potential for Progesterone Products non-saleability exists.
We estimate fees we pay to our distributors and specialty pharmacies for customer services that include supplemental sales calling, providing information about their customers and the processing of sales returns.

UNAUDITED PRO FORMA
FINANCIAL STATEMENTS
     The following Unaudited Pro Forma Financial Statements give effect to the Watson Transactions and the Debt Retirement (as defined below) and are based upon the Unaudited Statements of Net Revenues and Direct Costs for U.S. Progesterone Products for the fiscal year ended December 31, 2009 and the related notes beginning on page 127 of this proxy statement, our audited financial statements for the fiscal year ended December 31, 2009 and the related notes and certain estimates, adjustments and assumptions that our management believes to be reasonable. The unaudited pro forma statement of operations for the fiscal year ended December 31, 2009 is presented as if the Watson Transactions and the Debt Retirement were completed as of January 1, 2009 and the unaudited pro forma balance sheet at December 31, 2009 is presented as if the Watson Transactions and the Debt Retirement were consummated at December 31, 2009.
     The Unaudited Pro Forma Financial Statements include adjustments to reflect the effects of the Watson Transactions. After the Closing, we will no longer be directly involved in the Commercialization of Progesterone Products and we will primarily be involved in the supplying of Progesterone Products to Buyer and Merck Serono. The Unaudited Pro Forma Financial Statements also include adjustments in respect of the effects of the (a) satisfaction of our payment obligations owing to PharmaBio under the PharmaBio Agreement (as amended by the PharmaBio Amendment) and (b) transactions contemplated to occur at the closings under the Note Purchase Agreements, and the resulting elimination of substantially all of our debt (collectively, the “Debt Retirement”). See “The Asset Sale (Proposal No. 1)—Nature of Columbia’s Business Following the Watson Transactions,” beginning on page 61, “The Asset Sale (Proposal No. 1)—Senior Debt,” beginning on page 66, and “The Asset Sale (Proposal No. 1)—Purchase of our Convertible Subordinated Notes,” beginning on page 67. The Unaudited Pro Forma Financial Statements should be read in conjunction with our Selected Historical Financial Data beginning on page 126 of this proxy statement, the Unaudited Statements of Net Revenues and Direct Costs for U.S. Progesterone Products for the fiscal years ended December 31, 2007, 2008 and 2009 beginning on page 127 of this proxy statement as well as our audited financial statements for the fiscal year ended December 31, 2009 and the related notes which are incorporated by reference into this proxy statement from our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.
     The Unaudited Pro Forma Financial Statements are based on the transactions that are contemplated to occur at the closings under the Purchase and Collaboration Agreement, the Note Purchase Agreements and the PharmaBio Agreement (as amended by the PharmaBio Amendment), including our sale of the Assets, our receipt of the $47,000,000 cash Upfront Payment from Buyer, the issuance by us of the 11,200,000 Acquisition Shares to Buyer, the payment by us to PharmaBio of $15,845,277 in cash (which represents the net present value of our payment obligations under the PharmaBio Agreement (as amended by the PharmaBio Amendment) of $16,500,000 due in November 2010, discounted at a rate of 4.6% to December 31, 2009), and the payment by us of approximately $26,800,000 in cash (including accrued and unpaid interest), and the issuance by us of Warrants to purchase 7,750,000 shares of Common Stock and the 7,407,407 NPA Shares under the Note Purchase Agreements. The Unaudited Pro Forma Financial Statements do not give effect to our receipt of any portion of the up to $45,500,000 in contingent milestone payments that may be payable to us pursuant to the terms of the Purchase and Collaboration Agreement. In addition, the Unaudited Pro Forma Financial Statements do not give effect to any adjustments in respect of potential reductions in Research and Development or General and Administrative expenses that may occur following the consummation of the Watson Transactions.

     Pro forma information is intended to provide investors with information about the continuing impact of a transaction by showing how a specific transaction might have affected historical financial statements, illustrating the scope of the change in the historical financial position and results of operations. The adjustments made to historical financial information give effect to events that are directly attributable to the Asset Sale and the Debt Retirement, factually supportable, and expected to have a continuing impact. The Unaudited Pro Forma Financial Statements are prepared in accordance with Article 11 of Regulation S-X.
     The Unaudited Pro Forma Financial Statements set forth below are not fact and there can be no assurance that our actual results will not differ significantly from those set forth below or that the impact of the Watson Transactions and the Debt Retirement will not differ significantly from those presented below. Accordingly, the Unaudited Pro Forma Financial Statements are presented for illustrative purposes only and do not purport to represent, and are not necessarily indicative of, what our actual financial position and results of operations would have been had the Watson Transactions and the Debt Retirement occurred on the dates indicated, nor are they indicative of our future financial position or results of operations. Readers of this proxy statement are cautioned not to place undue reliance on such information and no one makes any representation regarding the information set forth below or our ultimate performance compared to it.

Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2009

	For the Year Ended December 31, 2009A
	Historical	Pro Forma Adjustments
	Columbia	Sale of U.S	Pro Forma
	Laboratories,	Progesterone	Adjustments
	Inc	Products (-) B	(+)		Pro Forma
NET REVENUES	$32,196,381	$15,182,828	$2,746,712	C	$19,760,265

COST OF REVENUES	9,194,538	1,116,754	1,116,754	D	9,194,538

Gross profit	23,001,843	14,066,074	1,629,958		10,565,727

OPERATING EXPENSES:
Selling and distribution	11,982,229	11,982,229	—		—
General and administrative	10,559,298	—	—		10,559,298
Research and development	8,579,035	—	—		8,579,035
Amortization of licensing right	5,044,728	5,044,728	—		—

Total operating expenses	36,165,290	17,026,957	—		19,138,333

Loss from operations	(13,163,447)	(2,960,883)	1,629,958		(8,572,606)

OTHER INCOME (EXPENSE):
Interest income	33,830	—	—		33,830
Interest expense	(8,851,253)	—	8,848,828	E	(2,425)
Other, net	(243,720)	—	—		(243,720)

	(9,061,143)	—	8,848,828		(212,315)

Net loss before income tax	(22,224,590)	(2,960,883)	10,478,786		8,784,921
State income tax benefits	355,032	—	—		355,032

Net loss	$(21,869,558)	$(2,960,883)	10,478,786		8,429,889

LOSS PER COMMON SHARE —
BASIC AND DILUTED	$(0.39)				(0.11)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING —
BASIC AND DILUTED	56,358,843		18,607,407	U, V	74,966,250	U, V

Unaudited Pro Forma Consolidated Balance Sheet
As of December 31, 2009

	As of December 31, 2009
	Historical
	Columbia
	Laboratories,	Pro Forma
	Inc	Adjustments		Pro Forma
CURRENT ASSETS
Cash and cash equivalents of which $12,225,732 is interest bearing	$14,757,615	$		$
Upfront Payment from Watson		47,000,000	F
Payment for Notes	—	(25,999,999	) G
Payment for Notes accrued interest		(800,000	) H
Payment for PharmaBio	—	(15,845,277	) I
Payment for Series C preferred stock	—	(600,000	) J
Transaction costs	—	(4,000,000	) K
Sale of finished goods inventory to Watson	—	432,617	L

Cash and cash equivalents	14,757,615	187,341			14,944,956
Accounts receivable, net of allowances for doubtful accounts of $100,000	4,262,851	—			4,262,851
Inventories	2,532,722	(432,617	) L		2,100,105
Prepaid expenses and other current assets	1,097,525	—			1,097,525

Total current assets	22,650,713	(245,276)			22,405,437

PROPERTY AND EQUIPMENT
Machinery and equipment	2,547,460	—			2,547,460
Computer software	545,616	—			545,616
Office equipment and furniture and fixtures	669,599	—			669,599

	3,762,675	—			3,762,675
Less-accumulated depreciation and amortization	(3,071,196)	—			(3,071,196)

	691,479	—			691,479

INTANGIBLE ASSETS — NET	18,770,332	(18,770,332	) M		—
Deposits/long term investments	483,146	—			483,146
Deferred charges	1,161,549	(1,161,549	) N		—

OTHER ASSETS	1,644,695	(1,161,549)			483,146

TOTAL ASSETS	$43,757,219	$(20,177,157)			$23,580,062

Unaudited Pro Forma Consolidated Balance Sheet
As of December 31, 2009

	As of December 31, 2009
	Historical
	Columbia
	Laboratories,	Pro Forma
	Inc	Adjustments		Pro Forma
CURRENT LIABILITIES:
Current portion of financing agreements	$144,897	$(144,897	) O	$—
Accounts payable	3,662,091	—		3,662,091
Accrued expenses	4,588,088	(800,000	) H	3,788,088

Total current liabilities	8,395,076	(944,897)		7,450,179
NOTES PAYABLE	32,965,863	(32,965,863	) P	—
DEFERRED REVENUE	328,367	12,133,668	Q	12,462,035
LONG-TERM PORTION OF FINANCING AGREEMENTS	15,234,406	(15,234,406	) R	—
REDEEMABLE WARRANTS	—	2,456,797	S	2,456,797

TOTAL LIABILITIES	56,923,712	(34,554,701)		22,369,011

COMMITMENTS AND CONTINGENCIES
Contingently redeemable series C preferred stock, 600 shares issued and outstanding in 2009 (liquidation preference of $600,000)	600,000	(600,000	) J	—

SHAREHOLDERS’ EQUITY (DEFICIENCY):
Preferred stock, $.01 par value; 1,000,000 shares authorized		—		—
Series B convertible preferred stock, 130 shares issued and outstanding (liquidation preference of $13,000)	1	—		1
Series E convertible preferred stock 59,000 shares issued and outstanding (liquidation preference of $5,900,000)	590	—		590
Common Stock, $.01 par value; 100,000,000 shares authorized; 65,761,986 shares issued (footnotes T, U and V)	657,619	186,074	U,V	843,693
Capital in excess of par value	242,637,646	19,909,926	U,V	264,974,730
		2,427,158	W
Less cost of 131,935 treasury shares	(280,813)	—		(280,813)
Accumulated deficit	(256,979,263)	(5,118,456	) X	(264,524,877)
		(2,427,158	) W
Accumulated other comprehensive income	197,727	—		197,727
Shareholders’ equity (deficiency)	(13,766,493)	14,977,544		1,211,051

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIENCY)	$43,757,219	$(20,177,157)		$23,580,062

NOTES TO UNAUDITED PRO FORMA
FINANCIAL STATEMENTS
Description of Transaction and Basis of Presentation
The historical information in the Unaudited Pro Forma Financial Statements is derived from our Unaudited Statements of Net Revenues and Direct Costs for U.S. Progesterone Products for the fiscal year ended December 31, 2009 and the related notes and our audited financial statements for the fiscal year ended December 31, 2009 and the related notes which are incorporated by reference in this proxy statement from our Annual Report on Form 10-K for the fiscal year ended as of December 31, 2009. The Unaudited Pro Forma Financial Statements as of and for the year ended at December 31, 2009 are presented to illustrate the estimated effects of the Watson Transactions and the Debt Retirement on Columbia had those transactions occurred on January 1, 2009 for purposes of the unaudited pro forma consolidated statement of operations and at December 31, 2009 for purposes of the unaudited pro forma consolidated balance sheet including but not limited to the following:

•	We will no longer be directly involved in the Commercialization of Progesterone Products and will primarily be in the business of supplying Progesterone Products to Buyer and Merck Serono. See “The Asset Sale (Proposal No. 1)—Nature of Columbia’s Business Following the Watson Transactions,” beginning on page 61;

•	The (a) satisfaction of our payment obligations owing to PharmaBio under the PharmaBio Agreement (as amended by the PharmaBio Amendment) and (b) transactions contemplated to occur at the closings under the Note Purchase Agreements, and the resulting elimination of substantially all of our debt, including the payment by us to PharmaBio of $15,845,277 in cash (which represents the net present value of our payment obligations under the PharmaBio Agreement (as amended by the PharmaBio Amendment) of $16,500,000 due in November 2010, discounted at a rate of 4.6% to December 31, 2009), and payment by us of approximately $26,800,000 in cash (including accrued and unpaid interest), and the issuance by us of Warrants to purchase 7,750,000 shares of Common Stock and the 7,407,407 NPA Shares under the Note Purchase Agreements. See “The Asset Sale (Proposal No. 1)—Senior Debt,” beginning on page 66 and “The Asset Sale (Proposal No. 1)—Purchase of our Convertible Subordinated Notes,” beginning on page 67;

•	The sale by us of the Assets, our receipt of the $47,000,000 cash Upfront Payment from Buyer and the issuance of the 11,200,000 Acquisition Shares to Buyer; and

•	Each of the other Pro Forma Adjustments described in the notes below.

The Unaudited Pro Forma Financial Statements do not give effect to our receipt of any portion of the up to $45,500,000 in contingent milestone payments that may be payable to us pursuant to the terms of the Purchase and Collaboration Agreement. In addition, the Unaudited Pro Forma Financial Statements do not give effect to any adjustments in respect of potential reductions in Research and Development or General and Administrative expenses that may occur following the consummation of the Watson Transaction.
Allocation of $47,000,000 Upfront Payment

Upfront Payment from Buyer	$47,000,000
Transaction costs	(4,000,000)
Acquisition Shares	(12,096,000)
Write-off of Net Book Value of Intangible Assets to be sold by us pursuant to the Purchase and Collaboration Agreement	(18,770,332)

Net Proceeds (Deferred Revenue)	$12,133,668
Pro Forma Adjustments
Pro forma information is intended to reflect the impact of the Watson Transactions and the Debt Retirement on our historical financial position and results of operations through adjustments that are directly attributable to the Watson Transactions and the Debt Retirement, factually supportable and expected to have a continuing impact. These Unaudited Pro Forma Financial Statements reflect the adjustments that, in the opinion of our management, are necessary to present fairly the pro forma results of operations and financial position set forth above.

A.	The pro forma information is presented on the basis that the Watson Transactions and the Debt Retirement had occurred (x) as of January 1, 2009 for the pro forma consolidated statement of operations and for the year ended as of December 31, 2009, and (y) at December 31, 2009 for the pro forma consolidated balance sheet as of December 31, 2009, including that as of such dates we transferred the Assets to Buyer, received the $47,000,000 cash Upfront Payment from Buyer, we issued the 11,200,000 Acquisition Shares to Buyer, we paid to PharmaBio $15,845,277 in cash (which represents the net present value of our payment obligations under the PharmaBio Agreement (as amended by the PharmaBio Amendment) of $16,500,000 due in November 2010, discounted at a rate of 4.6% to December 31, 2009), we paid approximately $26,800,000 in cash (including accrued and unpaid interest) and issued the Warrants to purchase 7,750,000 shares of Common Stock and the 7,407,407 NPA Shares under the Note Purchase Agreements, and that, after the Closing, we are no longer directly involved in the Commercialization of the Progesterone Products and we will primarily be involved in the supplying of Progesterone Products to Buyer and Merck Serono. The unaudited pro forma information does not give effect to our receipt of any portion of the up to $45,500,000 in contingent milestone payments that may be payable to us pursuant to the Purchase and Collaboration Agreement. In addition, the Unaudited Pro Forma Financial Statements do not give effect to any adjustments in respect of potential reductions in Research and Development or General and Administrative expenses that may occur following the consummation of the Watson Transaction. These Unaudited Pro Forma Financial Statements reflect all adjustments that, in the opinion of our management, are necessary to present fairly the pro forma results of operations and financial position presented herein.

B.	Represents the unaudited net revenues and direct expenses for the U.S. Progesterone Products for the year ended December 31, 2009.

C.	Represents the sales that we would have made to Buyer under the Supply Agreement and royalties that we would have received under the Purchase and Collaboration Agreement had all Progesterone Products sold by us in the U.S. during the fiscal year ended December 31, 2009 been manufactured by us and sold to Buyer under the Supply Agreement during 2009 (at the pricing set forth in that Agreement) and then sold during 2009 by Buyer to its customers at the prices that we sold Progesterone Products to our customers during 2009.

D.	Represents cost of revenues that we would have incurred had all Progesterone Products sold by us in the U.S. during the fiscal year ended December 31, 2009 been manufactured by us and sold to Buyer under the Supply Agreement during 2009.

E.	Represents interest expense on the Notes and obligations owing to PharmaBio under the PharmaBio Agreement (as amended by the PharmaBio Amendment) as if the Debt Retirement had occurred on January 1, 2009.

F.	Represents the $47,000,000 Upfront Payment in cash that would be received by us from Buyer under the Purchase and Collaboration Agreement.

G.	Represents the approximately $26,000,000 cash payment that would be made by us to the Note holders at the closings under the Note Purchase Agreements

H.	Represents the approximately $800,000 of accrued and unpaid interest on our Notes that would be paid by us at the closings under the Note Purchase Agreements.

I.	Represents the $15,845,277 in cash (which represents the net present value of our payment obligations under the PharmaBio Agreement (as amended by the PharmaBio Amendment) of $16,500,000 due in November 2010, discounted at a rate of 4.6% to December 31, 2009).

J.	Assumes that all holders of our Series C Preferred Stock had exercised their rights, resulting from the Asset Sale, to have their shares of Series C Preferred Stock redeemed by us as of December 31, 2009 and that we had redeemed such shares on such date.

K.	Reflects estimated transaction related costs and expenses, which include fees and expenses relating to legal services, accounting services, investment advisory fees, fairness opinion fees and proxy statement printing and distribution.

L.	Represents the finished goods inventory of Progesterone Products sold by us to Buyer at the Closing pursuant to the Supply Agreement.

M.	Reflects the write-off of net book value of intangible Assets that would be sold by us pursuant to the Purchase and Collaboration Agreement.

N.	Reflects the write-off of deferred charges related to financing costs for the Notes and obligations owing to PharmaBio under the PharmaBio Agreement.

O.	Represents payment of the current portion of our obligations owing to PharmaBio under the PharmaBio Agreement.

P.	Represents the settlement of our Notes which is $39,999,998, less the unamortized discount related to the relative fair market value of the warrants issued by us in connection with the sale of the Notes and the beneficial conversion feature.

Q.	Reflects deferred revenue from the $47,000,000 Upfront Payment that would be received by us from Buyer under the Purchase and Collaboration Agreement, less transactions costs described in Note K, the value of the 11,200,000 Acquisition Shares as determined by the closing price of the Company’s share on December 31, 2009, and the write off of the intangible assets described in Note M.

R.	Represents the payment of the unpaid portion of the $30 million minimum royalty obligation payable under the PharmaBio Agreement (without giving effect to the PharmaBio Amendment), net of unamortized imputed interest and the value of certain warrants issued to PharmaBio.

S.	Represents the fair market of our contingent obligation under the Note Purchase Agreements to purchase the Warrants for an aggregate purchase price of $3,999,996 in the circumstances described under the “The Asset Sale (Proposal No. 1)—Repurchase Offer of our Convertible Subordinated Notes,” beginning on page 67.

T.	Assumes that, as of December 31, 2009, (a) the Charter Amendment proposal had been approved by our stockholders and (b) we had amended our Restated Certificate of Incorporation, as amended, to increase the number of our authorized shares of Common Stock from 100,000,000 to 150,000,000.

U.	Assumes that we had issued the 11,200,000 Acquisition Shares to Buyer as of January 1, 2009 at a price of $1.08 per share (which was the closing price of our Common Stock on December 31, 2009).

V.	Assumes that we had issued the 7,407,407 NPA Shares under the Note Purchase Agreements as of January 1, 2009 at a price of $1.08 (which was the closing price of our Common Stock on December 31, 2009).

W.	Represents unamortized expense for options and restricted shares issued under our 2008 Plan or our 1996 Plan that would vest and/or become exercisable upon consummation and as a result of the Asset Sale.

X.	Represents net loss on extinguishment of debt as of December 31, 2009.

MARKET PRICE OF COMMON STOCK
     Shares of our Common Stock are listed for trading on the NASDAQ Global Market under the symbol “CBRX.” The following table sets forth, for the fiscal quarters indicated, the high and low sales prices per share as reported on the NASDAQ Global Market.

	Common Stock
	High	Low

YEAR ENDED DECEMBER 31, 2008
First Quarter	$2.51	$1.89
Second Quarter	$4.29	$2.13
Third Quarter	$4.47	$2.15
Fourth Quarter	$2.76	$0.92
YEAR ENDED DECEMBER 31, 2009
First Quarter	$1.74	$1.09
Second Quarter	$1.70	$1.06
Third Quarter	$1.59	$1.08
Fourth Quarter	$1.51	$0.65
YEAR ENDING DECEMBER 31, 2010
First Quarter	$1.43	$1.03
     The closing sale price of shares of our Common Stock on the NASDAQ Global Market on March 3, 2010, the last trading day before the announcement of the Asset Sale, was $1.35. On [•], 2010, the most recent practicable date before this proxy statement was printed, the closing price for shares of our Common Stock on the NASDAQ Global Market was $[•]. You are encouraged to obtain current market quotations for shares of our Common Stock in connection with voting your shares.
     We have never declared or paid dividends on shares of our Common Stock.

COMPARATIVE SHARE DATA
     The following table sets forth our selected per share and unaudited pro forma per share information after giving effect to the Watson Transactions and the Debt Retirement. This data is derived from, and should be read together with, the Unaudited Pro Forma Financial Statements (and the notes thereto) commencing on page 129 of the proxy statement
     The pro forma data includes adjustments to reflect the effects of the Watson Transactions. After the Closing, we will no longer be directly involved in the Commercialization of Progesterone Products and we will primarily be involved in the supplying of Progesterone Products to Buyer and Merck Serono. The pro forma data set forth below also includes adjustments in respect of the effects of the (a) satisfaction of our payment obligations owing to PharmaBio under the PharmaBio Agreement (as amended by the PharmaBio Amendment) and (b) transactions contemplated to occur at the closings under the Note Purchase Agreements, and the elimination of substantially all of our debt (collectively, the “Debt Retirement”). See “The Asset Sale (Proposal No. 1)—Nature of Columbia’s Business Following the Watson Transactions,” beginning on page 61, “The Asset Sale (Proposal No. 1)—Senior Debt,” beginning on page 66, and “The Asset Sale (Proposal No. 1)—Purchase of our Convertible Subordinated Notes,” beginning on page 67. The pro forma data should be read in conjunction with the Unaudited Pro Forma Financial Statements (and the notes thereto) beginning on page 129 of this proxy statement, our Selected Historical Financial Data beginning on page 126 of this proxy statement and Unaudited Statements of Net Revenues and Direct Costs for U.S. Progesterone Products for the Fiscal Years Ended December 31, 2008 and 2009 beginning on page 127 of this proxy statement as well as our audited financial statements for the fiscal year ended December 31, 2009 and the related notes which are incorporated by reference into this proxy statement from our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.
     The pro forma data set forth below is based on the transactions that are contemplated to occur at the closings under the Purchase and Collaboration Agreement, the Note Purchase Agreements and the PharmaBio Agreement (as amended by the PharmaBio Amendment), including our sale of the Assets, our receipt at the Closing of the $47,000,000 cash Upfront Payment from Buyer, the issuance of the 11,200,000 Acquisition Shares to Buyer, the payment by us to PharmaBio of $15,845,277 in cash (which represents the net present value of our payment obligations under the PharmaBio Agreement (as amended by the PharmaBio Amendment) of $16,500,000 due in November 2010, discounted at a rate of 4.6% to December 31, 2009), and the payment by us of approximately $26,800,000 in cash (including accrued and unpaid interest), and the issuance by us of Warrants to purchase 7,750,000 shares of Common Stock and the 7,407,407 NPA Shares under the Note Purchase Agreements. The pro forma data set forth below does not give effect to our receipt of any portion of the up to $45,500,000 in contingent milestone payments that may be payable to us pursuant to the Purchase and Collaboration Agreement.
     Pro forma information is intended to provide investors with information about the continuing impact of a transaction but showing how a specific transaction might have affected historical financial statements, illustrating the scope of the change in the historical financial position and results of operations. The adjustments made to historical financial information give effect to events that are directly attributable to the Asset Sale and the Debt Retirement, factually supportable, and expected to have a continuing impact. The pro forma data is prepared in accordance with Article 11 of Regulation S-X.
     The pro forma data set forth below is not fact and there can be no assurance that our actual results will not differ significantly from those set forth below or that the impact of the Watson Transactions and the Debt Retirement will not differ significantly from those presented below. Accordingly, the pro forma data set forth below is presented for illustrative purposes only and does not purport to represent, and is not necessarily indicative of, what our actual financial position and results of operations would have been had the Watson Transactions and the Debt Retirement occurred on the dates indicated in the Unaudited Pro Forma Financial Statements, nor are they indicative of our future financial position or results of operations. We do not intend to update or otherwise revise the pro forma data set forth below to reflect the occurrence of future events even in the event that any of the estimates, adjustments and assumptions underlying the pro forma data presented below are shown to be in error. The information set forth below is a “forward-looking statement” within the meaning of the Private Securities Litigation Reform Act of 1995 and is subject to the risks and uncertainties described under the caption “Cautionary Statements Concerning Forward Looking Statements” and the risks referred to therein. Readers of this proxy statement are cautioned not to place undue reliance on such information and no one makes any representation regarding the information set forth below or our ultimate performance compared to it.

	Year Ended December 31, 2009
	Historical Columbia	Condensed
	Laboratories, Inc	Pro Forma

Loss per common share
-basic and diluted	$(0,39)	$(0.11)
Weighted Average Number of shares used in calculating loss per common share
-basic and diluted	56,358,843	74,966,250
Book value per share	$(0.21)	$0.01
Outstanding shares used in calculating book value per share	65,761,986	84,369,393
Shareholders’ equity (deficiency)	(13,766,493)	1,211,051

APPROVAL OF THE AMENDMENT TO THE RESTATED CERTIFICATE OF
INCORPORATION (PROPOSAL NO. 2)
The Charter Amendment Proposal
     Columbia stockholders are also being asked to approve the Charter Amendment to increase the number of Columbia’s authorized shares of Common Stock from 100,000,000 to 150,000,000. The text of the Charter Amendment is included in this proxy statement as Annex B.
Reasons for the Charter Amendment
     Columbia has the authority to issue 100,000,000 shares of Common Stock. As of the close of business on the Record Date, there were 65,605,886 shares of Common Stock issued and outstanding. In addition, as of the Record Date, 28,004,254 additional shares of Common Stock were issuable or purchasable upon the conversion or exercise of outstanding shares of Preferred Stock, warrants, options and other convertible securities.
     Pursuant to the terms of the Purchase and Collaboration Agreement, we, at the Closing, will sell to Buyer the 11,200,000 Acquisition Shares. In addition, on March 3, 2010, we entered into the Note Purchase Agreements with the holders of all of our outstanding $40 million in principal amount of Notes. Pursuant to the Note Purchase Agreements, at the Closing, we will repurchase our Notes for an aggregate purchase price of $26 million, plus accrued and unpaid interest through (but excluding) the date of Closing, in cash, warrants to purchase 7.75 million shares of Common Stock and 7,407,407 shares of our Common Stock. See “The Asset Sale (Proposal No. 1)—Purchase of our Convertible Subordinated Notes,” beginning on page 67 and “The Asset Sale (Proposal No. 1)—The Purchase and Collaboration Agreement—The Closings,” beginning on page 80.
     In order to be able to:
•	effectuate the terms of the Purchase Collaboration Agreement, including the issuance of the Acquisition Shares;

•	effectuate the terms of the Note Purchase Agreement, including the issuance of the shares of Common Stock to be issued pursuant to the Note Purchase Agreements as well as in connection with the exercise of the warrants issued thereunder; and

•	have additional shares available for future issuances for capital raising activities or acquisitions, for conversions or exercises of outstanding convertible securities (including our preferred stock) and for compensation of our directors, officers, employees and consultants, additional shares of Common Stock need to be authorized.
     We are seeking stockholder approval of the Charter Amendment even if the Asset Sale is not approved by our stockholders and the Watson Transactions are not consummated. If the Watson Transactions are not consummated, in order to have additional shares available for future issuances for capital raising activities or acquisitions, for conversions or exercises of outstanding convertible securities (including our preferred stock) and for compensation of our directors, officers, employees and consultants, additional shares of Common Stock need to be authorized.
     We have no current plans or commitments to issue any of the shares of Common Stock that would be authorized by Proposal No. 2 other than the Acquisition Shares, the shares of Common Stock to be issued pursuant to the Note Purchase Agreements and in connection with the warrants issued thereunder, any shares of Common Stock issued with respect to the conversion or exercise of any of our outstanding options, warrants or convertible securities (including our preferred stock) or in connection with the compensation of our directors, officers, employees and consultants.

Required Vote
     The affirmative vote of (i) the holders of a majority of our outstanding shares of Common Stock, and (ii) the holders of a majority of the Voting Power of our outstanding shares of Common Stock, Series B Preferred Stock and Series E Preferred Stock, voting together as a single class, is required to approve the Charter Amendment. Our shares of Series C Preferred Stock have no voting rights. Broker non-votes, abstentions or the failure to vote on the Charter Amendment proposal will have the same effect as a vote against the Charter Amendment proposal.
     The approval of the Charter Amendment proposal is a condition to the approval of the Asset Sale proposal. However, approval of the Asset Sale proposal is not a condition to the approval of the Charter Amendment Proposal.
Recommendation
     After careful consideration, Columbia’s board of directors has unanimously determined that the approval of the Charter Amendment is advisable and in the best interests of the stockholders of Columbia, unanimously approved Charter Amendment, and recommends that Columbia’s stockholders vote or instruct their vote to be cast “FOR” the Charter Amendment proposal.

ADJOURNMENT OF THE SPECIAL MEETING (PROPOSAL NO. 3)
The Adjournment Proposal
     If the number of Shares present in person or represented by proxy at the Special Meeting voting in favor of the proposal to approve the Asset Sale and in favor of the proposal to approve the Charter Amendment, as applicable, is insufficient to approve the Asset Sale and/or the Charter Amendment at the time of the Special Meeting, as applicable, we intend to move to adjourn the Special Meeting to a later date in order to enable our board of directors to solicit additional proxies in respect of the proposal to approve the Asset Sale and/or the proposal to approve the Charter Amendment, as applicable.
     In this proposal regarding the adjournment of the Special Meeting, we are asking you to authorize the holder of any proxy solicited by our board of directors to vote in favor of granting discretionary authority to the proxy or attorney-in-fact to adjourn the Special Meeting for the purpose of soliciting additional proxies in favor of the proposal(s) to approve the Asset Sale and/or the proposal to approve the Charter Amendment. If our stockholders approve the Adjournment proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against the Asset Sale and/or the Charter Amendment. Among other things, approval of the Adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against the Asset Sale and/or the Charter Amendment such that either or both proposals would be defeated, we could adjourn the Special Meeting without a vote on the approval of the Asset Sale and/or the Charter Amendment and seek to convince the holders of Shares that voted against the Asset Sale proposal and/or the Charter Amendment proposal to change their votes to votes in favor of the Asset Sale and the Charter Amendment. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present at the Special Meeting.
Vote Required and Board Recommendation
     Our stockholders present may adjourn the Special Meeting, despite the absence of a quorum to a later date if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal to approve the Asset Sale and/or the proposal to approve the Charter Amendment. Approval of the Adjournment proposal requires the affirmative vote of a majority of the votes cast by holders of our Common Stock, Series B Preferred Stock and Series E Preferred Stock present in person or by proxy at the Special Meeting, whether or not a quorum is present. Abstentions and broker non-votes are not counted as votes “for” or “against” the Adjournment proposal and are not counted in determining the number of votes cast on the Adjournment proposal. No proxy that is specifically marked “AGAINST” the proposal to approve the Asset Sale or the Charter Amendment will be voted in favor of the Adjournment proposal, unless it is specifically marked “FOR” the proposal to adjourn the Special Meeting.

     Our board of directors believes that if the Shares present in person or represented by proxy at the Special Meeting voting in favor of the proposal(s) to approve the Asset Sale and/or the Charter Amendment are not sufficient to approve the Asset Sale and/or the Charter Amendment, it is in the best interests of Columbia and its stockholders to enable our board to continue to seek to obtain a sufficient number of additional votes in favor of the proposal(s) to approve the Asset Sale and/or the Charter Amendment, as applicable.
     Approval of the Adjournment proposal is not conditioned upon the approval of the Asset Sale proposal or the Charter Amendment proposal.
     Our board of directors recommends that you vote “FOR” adjournment of the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal(s) to approve the Asset Sale and/or the Charter Amendment if there are insufficient votes to do so.

OWNERSHIP OF COLUMBIA
Security Ownership of Certain Beneficial Owners and Management
     Common Stock. The following table sets forth, as of April 27, 2010, information with respect to the beneficial ownership of shares of Columbia’s Common Stock by:
•	each person known to us to be the beneficial owner of more than 5% of the shares of Columbia’s Common Stock;

•	each of Columbia’s directors and director nominees;

•	each of Columbia’s executive officers who were serving as executive officers at the end of the last fiscal year (collectively, the “named executive officers”); and

•	all of Columbia’s current directors and named executive officers as a group.
     The number of shares beneficially owned by each person, director, director nominee, or named executive officer is determined under rules of the SEC; the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares for which the individual has sole or shared voting power or investment power and also any shares with respect to which the person has the right to acquire sole or shared voting or investment power on or before June 26, 2010 (60 days after April 27, 2010) through the conversion of shares of convertible preferred stock or convertible debt or the exercise of any stock option, warrant or other right. Unless we indicate otherwise, each person has sole investment and/or voting power (or shares such powers with his or her spouse) with respect to the class of shares set forth in the following tables.
Common Stock

	Number of Shares
	Beneficially	Percentage
Name and Address of Beneficial Owner	Owned (1)	of Total (2)
David M. Knott/Dorset Management Corporation (3)	6,107,803	8.9%
485 Underhill Boulevard, Suite 205 Syosset, New York 11791
John P. Curran (4)	6,600,272	9.99%
230 Park Avenue New York, New York 10017
Goldman Capital Management, Inc. (5)	4,585,350	7.0%
320 Park Avenue New York, New York 10022
Perry Corp. and Richard C. Perry (6)	4,457,142	6.8%
767 Fifth Avenue, 19th Floor New York, NY 10153

Common Stock

	Number of Shares
	Beneficially	Percentage
Name and Address of Beneficial Owner	Owned (1)	of Total (2)
Directors and Named Executive Officers:
Valerie L. Andrews (7)(8)(9)	48,981	*
Edward A. Blechschmidt (7)(8)(9)	84,731	*
Anthony R. Campbell (7)(8)(9)(10)	6,381,642	9.3%
Frank C. Condella, Jr. (9)	162,764	*
James S. Crofton (7)(8)(9)	48,981	*
Lawrence A. Gyenes (9)	50,000	*
Stephen G. Kasnet (7)(8)(9)	136,981	*
Michael McGrane (7)(8)(9)	754,259	1.1%
Robert S. Mills (7)(8)(9)	1,079,474	1.6%
Selwyn P. Oskowitz, M.D. (7)(8)(9)	123,681	*
All Directors and Executive Officers as a Group (10 persons) (7) (8) (9) (10)	8,871,494	13.2%

*	Signifies less than 1%

(1)	Includes shares that may be acquired through the conversion of shares of convertible preferred stock or convertible debt or the exercise of warrants, stock options, or other rights, in each case, that are convertible or exercisable on or before June 26, 2010.

(2)	Based on 65,605,886 shares outstanding at April 27, 2010. In calculating the percentage of ownership, all shares of Common Stock of which the identified person or group has the right to acquire beneficial ownership on or before June 26, 2010 are deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by that person or group. These shares are not, however, deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by any other person or group.

(3)	Based on Schedule 13D/A, filed on March 18, 2010 with the SEC by Dorset Management Corporation and David M. Knott in which (a) Dorset Management Corporation reported beneficial ownership of 6,012,473 shares of Common Stock, which includes 2,152,381 shares of Common Stock issuable upon the conversion of the Notes and the conversion of shares of Series E Preferred Stock, and 657,002 shares of Common Stock that are issuable upon the exercise of warrants or options to purchase shares of Common Stock, and (b) David M. Knott reported beneficial ownership of the shares reported as beneficially owned by Dorset Management Corporation plus 95,330 additional shares of Common Stock.

(4)	Based on Schedule 13G/A filed on April 27, 2010 with the SEC by John P. Curran, which reported beneficial ownership of 6,600,272 shares of Common Stock. The Schedule 13G/A reported that Mr. Curran does not have sole voting and dispositive power over any shares of Columbia’s Common Stock and has shared voting and dispositive power over 6,600,272 of Columbia’s Common Stock. Mr. Curran disclaimed beneficial ownership in the securities reported in the Schedule 13G/A except to the extent of his pecuniary interest therein.

(5)	Based on a telephone conversation on March 17, 2010, between Frank C. Condella, Jr., interim Chief Executive Officer of the Company, and Neil Goldman, President of Goldman Capital Management, Inc., in which Mr. Goldman reported beneficial ownership of 4,585,350 shares of Common Stock.

(6)	Based on a Schedule 13D filed on March 12, 2010 with the SEC by Perry Corp. and Richard C. Perry, which reported beneficial ownership of 4,457,142 shares of Common Stock issuable upon conversion of Notes or exercise of warrants to purchase Common Stock.

(7)	Includes shares which may be acquired upon the exercise of options exercisable within 60 days after April 27, 2010, as follows: Ms. Andrews, 12,000 shares; Mr. Blechschmidt, 15,000 shares; Mr. Campbell, 25,000 shares; Mr. Crofton, 12,000 shares; Mr. Kasnet, 12,000 shares; Mr. McGrane, 663,810 shares; Mr. Mills, 977,674 shares; and, Dr. Oskowitz, 83,000 shares.

(8)	Includes restricted shares that were unvested on April 27, 2010, as follows: Ms. Andrews, 19,230 shares; Mr. Blechschmidt, 19,230 shares; Mr. Campbell, 19,230 shares; Mr. Condella, 19,230 shares; Mr. Crofton, 19,230 shares; Mr. Kasnet, 19,230 shares; Mr. McGrane, 25,875 shares; Mr. Mills, 35,000 shares; and, Dr. Oskowitz, 19,230 shares.

(9)	Excludes (a) restricted stock that would not vest within 60 days after April 27, 2010 and (b) shares that may be acquired through the exercise of options that would not vest or become exercisable within 60 days after April 27, 2010, in each case, other than because vesting, exercisability or conversion will be accelerated in connection with the Asset Sale (because the Asset Sale constitutes a change of control under our 2008 Plan and our 1996 Plan). The number of shares subject to unvested options held by each director and/or executive officer that are excluded from the number of shares presented in the table above and that would vest and become exercisable (on an accelerated basis) at the Closing is as follows: Frank C. Condella, Jr., 100,000 shares; Lawrence A Gyenes, 125,000 shares; Michael McGrane, 141,000 shares; and Robert S. Mills, 192,500 shares. The number of shares of restricted stock held by each director and/or executive officer that are excluded from the number of shares presented in the table above and that would vest (on an accelerated basis) at the Closing is as follows: Valerie L. Andrews, 19,230 shares; Edward A. Blechschmidt, 19,230 shares; Anthony R. Campbell, 19,230 shares; Frank C. Condella, Jr., 19,230 shares; James S. Crofton, 19,230 shares; Stephen G. Kasnet, 19,230 shares; Michael McGrane, 25,875 shares; Robert S. Mills, 35,000 shares; and Selwyn P. Oskowitz, M.D., 19,230 shares.

(10)	Includes direct ownership of 122,265 shares of Common Stock and indirect ownership of 126,574 shares of Common Stock (including 100,000 shares that have been pledged as security). Also includes beneficial ownership of the shares described in footnote 3 above reported as beneficially owned by Dorset Management Corporation and David M. Knott.
     Series B Preferred Stock. Michael Nissan and Marla S. Nissan of 876 Park Avenue, New York, New York 10021, hold all 130 outstanding shares of the Series B Preferred Stock as of April 27, 2010.
     Series E Preferred Stock. The following table sets forth, as of April 27, 2010, information with respect to each person known to us to be the beneficial owner of more than 5% of Columbia’s Series E Preferred Stock. No director, director nominee, or named executive officer owns any shares of Series E Preferred Stock.
Series E Preferred Stock

	Number of Shares	Percentage
Name and Address of Beneficial Owner	Beneficially Owned	of Total (1)
Perry Corp. and Richard C. Perry (2)	35,000	59.3%
767 Fifth Avenue, 19th Floor New York, NY 10153
Knott Partners Offshore Master Fund, L.P.	9,580	16.2%
485 Underhill Boulevard, Suite 205 Syosset, New York 11791
Knott Partners, L.P.	7,980	13.5%
485 Underhill Boulevard, Suite 205 Syosset, New York 11791
Shoshone Partners, L.P.	5,180	8.8%
485 Underhill Boulevard, Suite 205 Syosset, New York 11791

(1)	Based on 59,000 shares of Series E Preferred Stock outstanding at April 27, 2010.

(2)	Based on a Schedule 13D filed on March 12, 2010 with the SEC by Perry Corp. and Richard C. Perry, which reported beneficial ownership of 1,750,000 shares of Common Stock issuable upon conversion of Preferred Stock.

     As of April 27, 2010, we know of no persons, other than those listed above, who beneficially own, as determined under rules of the SEC, more than 5% of our outstanding shares of Common Stock, Series B Preferred Stock or Series E Preferred Stock.

SUBMISSION OF STOCKHOLDER PROPOSALS
     Stockholder proposals intended for inclusion in the proxy statement for the 2010 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must be directed to the Corporate Secretary, Columbia Laboratories, Inc., at 354 Eisenhower Parkway, Plaza 1, Second Floor, Livingston, NJ 07039. Any such proposal concerning Columbia’s 2010 Annual Meeting of Stockholders was required to be submitted by a stockholder prior to December 20, 2009. In order for proposals of stockholders made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must have been received by the Corporate Secretary at the above address by March 8, 2010. The proxy to be solicited on behalf of our board for the 2010 Annual Meeting of Stockholders may confer discretionary authority to vote on any such proposal considered to have been received on a non-timely basis that nonetheless properly comes before the 2010 Annual Meeting of Stockholders.
OTHER MATTERS
     At this time, we know of no other matters to be submitted to our stockholders at the Special Meeting. If any other matters properly come before the Special Meeting in which your proxy has provided discretionary authority, your shares of common stock will be voted in accordance with the discretion of the persons named on the enclosed proxy card in accordance with their best judgment.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. You also may obtain free copies of the documents we file with the SEC by going to the “SEC Filings” section of our Investor Relations website at http://www.cbrxir.com. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference.
     Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by written or telephonic request directed to our Corporate Secretary at Columbia Laboratories, Inc., 354 Eisenhower Parkway, Plaza 1, Second Floor, Livingston, NJ 07039, telephone (973) 994-3999, on our website at http://www.cbrxir.com, or from the SEC through the SEC’s website at http://www.sec.gov. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.
     THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT

JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT.
INCORPORATION BY REFERENCE
     The SEC allows us to incorporate by reference certain information into this proxy statement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. To the extent permitted, information that we file later with the SEC, prior to the closing of the Asset Sale, will automatically update and supersede the previously filed information and be incorporated by reference into this proxy statement.
     We may incorporate by reference any documents that are filed with the SEC between the date of this proxy statement and prior to the date of the Special Meeting. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements (except for information furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act).
     The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the Special Meeting:

Filings	Period/Date

Current Report on Form 8-K	July 7, 2008
Annual Report on Form 10-K	Fiscal year ended December 31, 2009
Current Report on Form 8-K	January 21, 2010
Current Report on Form 8-K	March 3, 2010
Current Report on Form 8-K	March 4, 2010
Current Report on Form 8-K	March 11, 2010
Current Report on Form 8-K	March 11, 2010
Current Report on Form 8-K/A	March 11, 2010
Current Report on Form 8-K	April 12, 2010
Current Report on Form 8-K	April 19, 2010
Current Report on Form 8-K	April 23, 2010
     Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of reports, proxy statements or other information concerning us, without charge, as described above under “Where You Can Find More Information.”
     You should only rely on information provided or incorporated in this proxy statement. No person has been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person.
     THIS PROXY STATEMENT IS DATED [•], 2010. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE

AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A
PURCHASE AND COLLABORATION AGREEMENT
by and among
COLUMBIA LABORATORIES, INC.,
COVENTRY ACQUISITION, INC.
and
WATSON PHARMACEUTICALS, INC.
Dated as of March 3, 2010

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SCHEDULES AND EXHIBITS

Annex 1.1	Definitions

Exhibit A	Asset Transfer Documentation
Exhibit B	Form of Investor’s Rights Agreement
Exhibit C	Form of Supply Agreement
Exhibit D	Form of License Agreement
Exhibit E	Form of Charter Amendment

PURCHASE AND COLLABORATION AGREEMENT
     THIS PURCHASE AND COLLABORATION AGREEMENT (this “Agreement”), dated as of March 3, 2010 (the “Execution Date”), is entered into by and among Columbia Laboratories, Inc., a Delaware corporation (“Seller”), Watson Pharmaceuticals, Inc., a Nevada corporation (“Parent”) (solely for purposes of Section 11.2 herein) and Coventry Acquisition, Inc., a Delaware corporation and wholly-owned Subsidiary of Parent (“Buyer”). Each of Seller and Buyer is sometimes referred to herein, individually, as a “Party” and, collectively, as the “Parties.”
RECITALS
     WHEREAS, subject to the terms and conditions of this Agreement, Seller wishes to sell the Purchased Assets and eleven million two hundred thousand (11,200,000) shares (the “Shares”) of common stock, $.01 par value per share, of Seller (the “Common Stock”), and transfer the Assumed Liabilities to Buyer, and Buyer wishes to purchase the Purchased Assets, the Shares and assume the Assumed Liabilities from Seller.
     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants, agreements and provisions set forth herein and in the Other Agreements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:
ARTICLE I.
DEFINITIONS
          1.1 Definitions. Unless the context requires otherwise, all capitalized terms used herein shall have the meanings specified in Annex 1.1 or elsewhere in this Agreement, as applicable.
          1.2 Other Definitional Provisions.
          (a) When a reference is made in this Agreement to an Article, Section, Exhibit, Schedule, Recital or Preamble, such reference is to an Article, Section, Exhibit, Schedule, Recital or Preamble of or to this Agreement unless otherwise indicated.
          (b) The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.
          (c) A term defined in the singular has a comparable meaning when used in the plural, and vice versa.
          (d) Words of one gender include the other gender.
          (e) The term “dollars” and “$” means United States dollars.
          (f) The word “including” means “including without limitation” and the words “include” and “includes” have corresponding meanings.

ARTICLE II.
PURCHASE AND SALE
          2.1 Purchase and Sale of Assets. On the terms and subject to the conditions hereof and in consideration of the Purchase Price paid or payable to Seller by Buyer, Seller will sell, convey, transfer, assign and deliver or cause its Subsidiaries to sell, convey, transfer, assign and deliver to Buyer, and Buyer will purchase, take delivery of and acquire from Seller or its Subsidiaries, all of Seller’s and its Subsidiaries’ right, title and interest in and to the following assets, properties, rights and interests, free and clear of any Encumbrances (collectively, the “Purchased Assets”):
          (a) the Patents listed on Schedule 2.1(a);
          (b) the Trademarks listed on Schedule 2.1(b);
          (c) all Promotional Materials in Seller’s possession and control and all Copyrights thereto;
          (d) all Regulatory Filings and Regulatory Approvals primarily related to the Products, other than the PTB NDA and the PTB Supplemental NDA, including the Regulatory Approvals listed on Schedule 2.1(d) and all files related thereto;
          (e) the Contracts listed on Schedule 2.1(e) (the “Assigned Contracts”);
          (f) all Books and Records and complete and correct copies of all Tax Returns and other documents pertaining to Taxes, if any, primarily related to the Purchased Assets or the Business in Seller’s possession or control; provided, that Seller shall be entitled to exclude or appropriately redact such documents, information, materials and data from the applicable Books and Records to the extent not related to Purchased Assets or the Business and retain the original (in the case of such exclusion) or a copy (in the case of such redaction) thereof; provided, further, that any such exclusion or redaction may not degrade or impair Buyer’s ability to use any such Books and Records;
          (g) to the extent in Seller’s possession or control, all pre-clinical, clinical and process development data and reports primarily relating to the research, Commercialization or Development of the Products, including all raw data from clinical trials of Prochieve or other Products, all case report forms relating thereto and all statistical programs developed (or modified in a manner material to the use or function thereof (other than through user preferences)) to analyze data from such clinical trials; all market research data, market intelligence reports, statistical programs (if any) used for marketing and sales research primarily related to the marketing and sale of Products; data contained in laboratory notebooks primarily relating to the Products; all adverse experience reports and files primarily related to the Products (including source documentation) and all periodic adverse experience reports and all data contained in electronic data bases primarily relating to adverse experience reports and periodic adverse experience reports for the Products; all analytical and quality control data for the Products; and all correspondence with the FDA primarily relating to the Products (all of the foregoing referenced in this paragraph (g), collectively, “Product Data”);

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          (h) all refunds, credits and claims for refunds or credits relating to Property Taxes allocable to any Post-Closing Tax Period, in favor of Seller or any of its Affiliates or any of their respective employees to the extent relating to any Purchased Asset or any Assumed Liability; and
          (i) the Regulatory Filings and Regulatory Approval, to the extent made or obtained by or on behalf of Seller, necessary for Commercializing the PTB Indication, which Regulatory Filings and Regulatory Approval will consist of an Original NDA (the “PTB NDA”) or, with the approval of the Joint Development Committee, an Efficacy Supplement to NDA No. 20,701 (the “PTB Supplemental NDA”).
For the purposes hereof, the “First Closing Date Purchased Assets” shall consist of the Purchased Assets listed in Section 2.1(a)-(h) above and the “Second Closing Date Purchased Assets” shall consist of the Purchased Assets listed in Section 2.1(i).
          2.2 Shares. On the terms and subject to the conditions hereof and in consideration of the Purchase Price paid or payable to Seller by Buyer, Seller will issue and sell the Shares to Buyer, and Buyer will purchase, take delivery and receive from Seller the Shares.
          2.3 Excluded and Other Assets.
          (a) Notwithstanding anything to the contrary contained in this Agreement, all assets, properties, rights and interests of Seller or its Affiliates not specifically identified as Purchased Assets in Section 2.1 (collectively, the “Excluded Assets”) are expressly excluded from the purchase and sale contemplated hereby and as such are not included in the Purchased Assets and shall remain the assets, property rights and interests of Seller or its Affiliates, as applicable. The Excluded Assets include, without limitation, the assets listed on Schedule 2.3.
          (b) Notwithstanding paragraphs (f) and (g) of Section 2.1, Seller shall be entitled to retain copies of and shall have the right to use any Books and Records, Tax Returns and other documents pertaining to Taxes and Product Data in connection with its use of the Excluded Assets and its businesses not constituting the Business.
          (c) (i) To the extent rights or assets held by Seller or any of its Subsidiaries are necessary for the operation or conduct of the Business but such rights or assets are not included in the Purchased Assets and Buyer is not otherwise provided with the use of such rights or assets pursuant to the Other Agreements, from and after the First Closing, Seller or one of its Subsidiaries shall provide Purchaser with access to and the right to use such rights or assets so as to allow Buyer to use such rights or assets in substantially the same manner as used by Seller or its Subsidiaries in the operation or conduct of the Business immediately prior to the First Closing.
          (ii) To the extent any Purchased Asset is necessary for the operation or conduct of Seller’s or one of its Subsidiaries’ business not constituting the Business or the use by Seller or its Affiliates of the Excluded Assets and Seller is not otherwise provided with the use of such rights or assets pursuant to the Other Agreements, from and after the First Closing, Buyer or one of its Subsidiaries shall provide Seller with access to and the right to use such Purchased Asset so as to allow Seller and its Subsidiaries to

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continue to use such Purchased Asset in substantially the same manner as used by Seller or its Subsidiaries in the operation or conduct of Seller’s or one of its Subsidiaries’ business not constituting the Business or the use by Seller or its Affiliates of the Excluded Assets immediately prior to the First Closing.
          (iii) In the event of a conflict between this Section 2.3(c) and the License Agreement, the provisions of the License Agreement shall control.
          (d) Notwithstanding any other provision of this Agreement or the Other Agreements to the contrary, Buyer’s rights with respect to the Purchased Assets and Business outside the United States shall be subject to the Merck-Serono Agreement. Seller shall not and shall cause its Subsidiaries not to amend or modify the Merck-Serono Agreement in a manner adverse to Buyer without Buyer’s prior written consent. For purposes of this Section 2.3(d), “United States” means the several United States, the District of Columbia and Puerto Rico.
          2.4 Assumed Liabilities. On the terms and subject to the conditions hereof, Buyer shall assume and pay, perform or otherwise discharge, when due, any and all of the following Liabilities (collectively, the “Assumed Liabilities”):
          (a) all Liabilities arising out of or relating to the use of the First Closing Date Purchased Assets on and after the First Closing Date;
          (b) all Liabilities under the Assigned Contracts, to the extent such Liabilities arise on or after the First Closing Date; and
          (c) all Liabilities arising out of or relating to the use of the Second Closing Date Purchased Assets after the Second Closing Date.
For purposes hereof, (i) the “First Closing Date Assumed Liabilities” shall consist of the Assumed Liabilities listed in Section 2.4(a)-(b) above and Buyer shall assume and pay, perform or otherwise discharge when due the First Closing Date Assumed Liabilities on and following the First Closing Date and (ii) the “Second Closing Date Assumed Liabilities” shall consist of the Assumed Liabilities listed in Section 2.4(c) and Buyer shall assume and pay, perform or otherwise discharge when due the Second Closing Date Assumed Liabilities on and following the Second Closing Date. Notwithstanding anything in this Agreement to the contrary, the Assumed Liabilities with respect to Taxes shall consist of (i) any Liability for Property Taxes imposed (x) on the First Closing Date Purchased Assets attributable to the Post-Closing Tax Period or (y) on the Second Closing Date Purchased Assets attributable to the Second Post-Closing Tax Period, in each case to the extent and in the manner in which Buyer is liable for Property Taxes as set forth in Section 8.6(c), and (ii) any Liability for Transfer Taxes for which Buyer is liable pursuant to Section 8.6(a).
          2.5 Excluded Liabilities. Seller shall retain and shall be responsible for, and Buyer shall not assume or have any responsibility for, any of the Liabilities of Seller not specifically included in the Assumed Liabilities pursuant to Section 2.4 (the “Excluded Liabilities”). Notwithstanding anything in this Agreement to the contrary, the Excluded Liabilities with respect to Taxes shall consist of (i) any Liability of Seller for Taxes (including any Liability of Seller for the Taxes of any other Person under Treasury Regulations

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Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by Contract, or otherwise) other than Property Taxes imposed on the Purchased Assets and Transfer Taxes, (ii) any Liability for Property Taxes otherwise imposed (x) on the First Closing Date Purchased Assets attributable to the Pre-Closing Tax Period or (y) on the Second Closing Date Purchased Assets attributable to the Second Pre-Closing Tax Period, in each case to the extent and in the manner in which Seller is liable for Property Taxes as set forth in Section 8.6(c), and (iii) any Liability for Transfer Taxes for which Seller is liable pursuant to Section 8.6(a).
          2.6 Nonassignable Assets. In the event that Seller is unable to sell, assign, transfer or convey any Purchased Asset (including any Contracts, Regulatory Filings or Regulatory Approvals) to Buyer due to a failure to obtain a required consent of a Third Party (such asset, a “Nonassignable Asset”), such Nonassignable Asset shall be held, as of and from the applicable Closing, by Seller for the benefit and burden of Buyer, and the covenants and obligations thereunder shall be fully performed by Buyer on Seller’s behalf (to the extent such covenants and obligations are Assumed Liabilities) at Buyer’s sole cost, and all rights and benefits (to the extent such rights and benefits are Purchased Assets) existing thereunder shall be for Buyer’s account. To the extent permitted by applicable Law and by the terms of the applicable Nonassignable Asset, each of Seller and Buyer shall take or cause to be taken such actions as the other Party may reasonably request which are required to be taken or appropriate in order to provide Buyer with, and relieve Seller of, the benefits and burdens of the Nonassignable Asset, including, if appropriate, entry into subcontracts for the performance thereof. Seller shall promptly pay over to Buyer the net amount (after expenses and Taxes) of all payments received by it in respect of all Nonassignable Assets with respect to periods from and after the applicable Closing. Buyer shall promptly pay over to Seller any payments, and perform and discharge any obligations (including any and all Taxes, but only to the extent not deducted in computing a payment made by Seller pursuant to the preceding sentence), owed by Seller with respect to such Nonassignable Assets during the period when Buyer enjoys the full benefit of such Nonassignable Asset.
          2.7 Purchase Price. In addition to any other amounts due hereunder, in consideration of the sale, assignment, conveyance, license and delivery of the Purchased Assets and the Shares pursuant to this Agreement, Buyer shall: (a) at the First Closing pay to Seller, by wire transfer of immediately available funds directly to the Seller Account, an amount equal to Forty-Seven Million Dollars ($47,000,000) (the “Upfront Payment”), (b) pay to Seller the amounts required pursuant to and in accordance with Section 2.8 (the “Post-Closing Payments”) by wire transfer of immediately available funds directly to the Seller Account and (c) assume the Assumed Liabilities (the items set forth in clauses (a) through (c) collectively, the “Purchase Price”).

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          2.8 Milestone and Royalty Payments.
          (a) Clinical Trial Milestone Payment.
               (i) Milestone Payment.

Milestone (the “Clinical Trial Results Milestone”)	Milestone Payment (the “Clinical Trial Results Milestone Payment”)
Upon completion of the statistical analysis, and delivery to Buyer of a report from Seller’s Third Party statistician for the PREGNANT Study in accordance with Section 2.8(a)(ii), if the primary endpoint, reduction in preterm birth (as currently prespecified in the clinical trial protocol), achieves a p value of ≤ 0.01 and the secondary endpoint, infant outcomes composite score (to be agreed to with the FDA in the final statistical analysis plan), achieves a p value of ≤ 0.05; OR
U.S. $8,000,000; OR

Upon completion of the statistical analysis, and delivery to Buyer of a report from Seller’s Third Party statistician for the PREGNANT Study in accordance with Section 2.8(a)(ii), if the primary endpoint, reduction in preterm birth (as currently prespecified in the clinical trial protocol), achieves a p value of > 0.01 and ≤ 0.05 and the secondary endpoint, infant outcomes composite score (to be agreed to by the FDA in the final statistical analysis plan), achieves a p value of ≤ 0.05.
U.S. $6,000,000
For avoidance of doubt, Seller shall be entitled to a maximum of one (1) Clinical Trial Results Milestone Payment.
               (ii) Notice and Payment.
          Seller shall provide to Buyer written notice of achievement of a Clinical Trial Results Milestone, together with a report from Seller’s Third Party statistician with completed tables from the PREGNANT Study Statistical Analysis Plan. Upon receipt of such notice, Buyer will have a period of thirty (30) days to review such notice and data. If Buyer reasonably believes that the Clinical Trial Results Milestone was not achieved, it shall notify Seller within such thirty (30) day period and the Parties shall discuss and attempt to resolve the dispute. If the Parties are unable to resolve the dispute within fifteen (15) days of Seller’s receipt of Buyer’s

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notice, the matter shall be submitted for resolution pursuant to Section 11.10. Buyer shall pay to Seller the Clinical Trial Results Milestone Payment within two (2) Business Days following expiration of such thirty (30) day period or resolution of any dispute in accordance with this Section 2.8(a)(ii), as applicable.
          (b) Other Milestone Payments.
               (i) Milestone Payment.

Milestone	Milestone Payment
Acceptance by the FDA of a PTB NDA or a PTB Supplemental NDA filed by or on behalf of Seller or Buyer with the approval of the Joint Development Committee (the “PTB NDA Acceptance Milestone”)	U.S. $5,000,000 (“PTB NDA Acceptance Milestone Payment”)

First commercial sale of a PTB Product by or on behalf of Buyer in the U.S. (the “PTB Product Launch Milestone”)	U.S. $30,000,000 (“PTB Product Launch Milestone Payment”)
          For purposes hereof: “PTB Product” means the Product approved by the PTB US Approval.
          For avoidance of doubt, Seller shall be entitled to a maximum of one (1) PTB NDA Acceptance Milestone Payment and one (1) PTB Product Launch Milestone Payment.
               (ii) Notice and Payment.
     (A) If Seller achieves the PTB NDA Acceptance Milestone, Seller shall provide to Buyer written notice of achievement of such PTB NDA Acceptance Milestone. Upon receipt of such notice, Buyer will have a period of ten (10) days to review such notice (the “Review Period”). If Buyer reasonably believes that the PTB NDA Acceptance Milestone was not achieved, it shall notify Seller within such ten (10) day period and the Parties shall discuss and attempt to resolve the dispute. If the Parties are unable to resolve the dispute within ten (10) days of Seller’s receipt of Buyer’s notice, the matter shall be submitted for resolution pursuant to Section 11.10. Buyer shall pay to Seller the PTB NDA Acceptance Milestone Payment within two (2) Business Days following expiration of the Review Period or resolution of any dispute in accordance with this Section 2.8(b)(ii)(A), as applicable. If Buyer achieves the PTB NDA Acceptance Milestone, Buyer shall provide to Seller written notice of achievement of the PTB NDA Acceptance Milestone promptly but in no event later than ten (10) days after such achievement, which notice shall be accompanied by payment to Seller of the PTB NDA Acceptance Milestone Payment.

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     (B) If Buyer achieves the PTB Product Launch Milestone, Buyer shall provide to Seller written notice of achievement of the PTB Product Launch Milestone promptly but in no event later than ten (10) days after such achievement, which notice shall be accompanied by payment to Seller of the PTB Product Launch Milestone Payment.
          (c) Ex-U.S. Filing and Approval Milestone Payments.
               (i) Milestone Payments.

Milestone	Milestone Payment
(the “Ex-U.S. Filing/Approval Milestone”)
Filing and acceptance by the applicable Regulatory Authority of an MAA in a country or jurisdiction outside the United States seeking Regulatory Approval to market a Product for the PTB Indication (the “Ex-U.S. Filing Milestone”)
U.S. $500,000

Grant by the applicable Regulatory Authority in a country or jurisdiction outside the United States of Regulatory Approval to market a Product for the PTB Indication (the “Ex-U.S. Approval Milestone”)	U.S. $2,000,000

For avoidance of doubt, Seller shall be entitled to payment for a maximum of one (1) Ex-U.S. Filing Milestone (i.e., a maximum payment of U.S. $500,000) and one (1) Ex-U.S. Approval Milestone (i.e., a maximum payment of U.S. $2,000,000).
               (ii) Notice and Payment.
          Buyer shall provide to Seller written notice of achievement of an Ex-U.S. Filing Milestone or Ex-U.S. Approval Milestone promptly but in no event later than ten (10) days after such achievement, which notice shall be accompanied by payment to Seller of the applicable milestone payment.
          (d) Royalty Payments; Gross Profit Share.
          (i) Royalty Rates. Buyer shall make the following royalty payments to Seller on a country-by-country basis during the applicable Royalty Product Term or PTB Royalty Product Term, based on annual aggregate Net Sales of Royalty Products and PTB Royalty Products in the Territory, at the applicable rates set forth below.

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     (A) For sales of Royalty Products and PTB Royalty Products in the U.S.:

Total Net Sales in any Calendar Year	Royalty Rate

Portion of aggregate Net Sales of Royalty Products and PTB Royalty Products which are less than or equal to U.S. $150,000,000	Ten percent (10%)

Portion of aggregate Net Sales of Royalty Products and PTB Royalty Products which are greater than U.S. $150,000,000 but less than or equal to U.S. $250,000,000	Fifteen percent (15%)

Portion of aggregate Net Sales of Royalty Products and PTB Royalty Products which are greater than U.S. $250,000,000	Twenty percent (20%)

     (B) For sales of Royalty Products and PTB Royalty Products outside the U.S. in a country where Buyer or its Affiliates is Commercializing Royalty Products and/or PTB Royalty Products, the royalty rate on annual Net Sales shall equal ten percent (10%).
     (C) Notwithstanding Section 2.8(d)(i)(B), if Buyer or any of its Affiliates grants any licenses, sublicenses, distribution or marketing rights, or otherwise collaborates or partners with a Third Party to Commercialize any Royalty Products or PTB Royalty Products in any country outside the U.S., in lieu of royalties on Net Sales of Royalty Products or PTB Royalty Products under Section 2.8(d)(i)(B), as applicable, which may become payable with respect to such country, Buyer and Seller shall share Gross Profits arising from the Commercialization of such Royalty Products or PTB Royalty Products, as applicable, in such country with Buyer entitled to eighty percent (80%) and Seller entitled to twenty percent (20%) of such Gross Profits.
     (D) Royalties under Section 2.8(d)(i)(A) or 2.8(d)(i)(B), and payments by Buyer to Seller with respect to sharing of Gross Profits under Section 2.8(d)(i)(C), with respect to a Royalty Product (other than a PTB Royalty Product) sold in any country in the Territory, will be payable on a country-by-country basis from the First Closing Date until the latest of (i) the expiration of the last to expire Valid Claim of any Patent in the Purchased Assets or licensed by Buyer under the License Agreement, and covering such Royalty Product in such country, (ii) the expiration of any period of Regulatory Exclusivity applicable to such Royalty Product in such country and (iii) the tenth (10th) anniversary of the date of Launch by Buyer of such Royalty Product in such country (or, if no such Launch occurs, the tenth (10th) anniversary of the First Closing Date) (the “Royalty Product Term”).

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     (E) Royalties under Section 2.8(d)(i)(A) or 2.8(d)(i)(B), and payments by Buyer to Seller with respect to sharing of Gross Profits under Section 2.8(d)(i)(C), with respect to a PTB Royalty Product sold in any country in the Territory, will be payable on a country-by-country basis from the First Closing Date until the latest of (i) the expiration of the last to expire Valid Claim of any Patent in the Purchased Assets or licensed by Buyer under the License Agreement and covering such PTB Royalty Product in such country, (ii) the expiration of any period of Regulatory Exclusivity applicable to such PTB Royalty Product in such country and (iii) the tenth (10th) anniversary of the date of Launch by Buyer of such PTB Royalty Product in such country (or, if no such Launch occurs, the tenth (10th) anniversary of the First Closing Date (the “PTB Royalty Product Term”).
With respect to any Royalty Product which contains only Synthetic Progesterone (and, for the avoidance of doubt, no Natural Progesterone) sales of such Royalty Product shall only generate Net Sales for purposes of this Section 2.8(d) if such Royalty Product is approved in the applicable country for the PTB Indication or any other indication for which Prochieve is approved in the U.S. as of the Execution Date.
          (ii) Generic Entry. In the event of Generic Entry with respect to a Royalty Product or a PTB Royalty Product in any country in the Territory, then the royalty rates applicable to Net Sales of such Royalty Product or PTB Royalty Product in such country in accordance with Section 2.8(d)(i)(A) or (B), as applicable, shall be reduced by fifty percent (50%). Unless there is Impending Generic Entry with respect to a Royalty Product or PTB Royalty Product in a country, neither Buyer nor its Affiliates may introduce its own Generic Equivalent of such Product in such country. In the event of such Impending Generic Entry, in lieu of royalties on Net Sales of such Generic Equivalent which may become payable with respect to such country, Buyer and Seller shall share Gross Profits arising from the Commercialization of such Generic Equivalent in such country, with Buyer entitled to eighty percent (80%) and Seller entitled to twenty percent (20%) of such Gross Profits. For purposes hereof, “Impending Generic Entry” means that Launch of a Generic Equivalent for a Royalty Product or PTB Royalty Product in a country is likely to occur within three (3) months, as mutually determined by the Parties. In the event of any dispute with respect thereto, the matter will be resolved in accordance with Section 11.10.
          (iii) Payment. Buyer shall make the royalty payments to Seller and payments by Buyer to Seller with respect to sharing of Gross Profits described in Sections 2.8(d)(i)(A), (B) and (C) above on a quarterly basis not later than forty-five (45) days after the end of each calendar quarter (with payments made in respect of each of the first three (3) calendar quarters of each applicable calendar year constituting Buyer’s good faith estimate of the royalty (or share of Gross Profits) owed for such quarter, and with the payment made in respect of the fourth calendar quarter of such calendar year including a “true up” for the first three (3) calendar quarters’ payments, based on actual amounts owed by Buyer in respect of such three (3) calendar quarters relative to amounts paid by Buyer).

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          (iv) Other Revenue; Pricing. Buyer agrees that it shall not, and shall cause its Affiliates not to, and, after the First Closing Date, Buyer shall cause all licensees, sublicensees, distributors or other agents to whom it or its Affiliates grant rights to Commercialize any Product (to the extent such rights include the right to promote and sell such Product) not to, distribute, bundle or otherwise sell such Product in any manner that would have the effect of reducing the Net Sales or Gross Profits arising from the Commercialization of such Product in favor of other revenue not subject to the royalties or sharing of Gross Profits set forth in Sections 2.8(d)(i)(A), (B) and (C); provided, that this clause (iv) will not apply to actions which have an unintended effect of causing such reduction.
          (v) Reports. In connection with any payments made pursuant to Sections 2.8(d)(i)(A), (B) and (C), Buyer shall simultaneously deliver to Seller a schedule setting forth in reasonable detail the calculation of Net Sales and Gross Profits and the amounts payable by it pursuant to each of the clauses of Sections 2.8(d)(i)(A), (B) and (C), in each case, on a Product-by-Product and country-by-country basis, and including deductions from gross sales to arrive at Net Sales.
          (vi) Books and Records; Audit Rights.
     (A) Each Party shall keep, and shall require its Affiliates to keep, complete, true and accurate books and records in accordance with GAAP (or other internationally recognized accounting standard in use by such Party) in relation to this Agreement, including Development Costs under Section 8.7 and, with respect to Buyer, in relation to Net Sales, Gross Profits and royalties. Each Party will keep such books and records at its principal place of business (or the place of business of its Subsidiaries) for at least three (3) years following the calendar quarter to which they pertain. After the First Closing Date, Buyer shall ensure that any licensees, sublicensees, distributors or other agents to whom it or its Affiliates grant rights to Commercialize any Product (to the extent such rights include the right to promote and sell such Product) to be bound by similar record keeping obligations in relation to Net Sales, Gross Profits and royalties.
     (B) Each Party (the “Audit Rights Holder”) may, upon written request and at its expense (except as provided for in Section 2.8(d)(vi)(F)), cause an internationally-recognized independent accounting firm selected by it (except one that serves as such Party’s independent auditors or to whom the auditee otherwise has a reasonable objection) (the “Audit Team”) to audit during ordinary business hours the books and records of the other Party (“Auditee”) and its Affiliates (and with respect to Buyer, its licensees, sublicensees, distributors or other agents) for a given calendar year and the correctness of any payments made or required to be made to or by such Party during such calendar year, and any report, data or calculation underlying such payment (or lack thereof), pursuant to the terms of this Agreement.

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     (C) In respect of each audit of the Auditee’s books and records: (i) the Auditee shall be audited not more frequently than once per year; and (ii) the Audit Rights Holder shall only be entitled to audit books and records of an Auditee from the three (3) calendar years prior to the calendar year in which the audit request is made.
     (D) In order to initiate an audit for a particular calendar year, the Audit Rights Holder must provide written notice to the Auditee, which notice shall include one or more proposed dates for the audit and which notice shall be given not less than forty-five (45) days prior to the first proposed audit date. The Auditee will reasonably accommodate the scheduling of such audit. The Auditee shall provide the Audit Team(s) with full and complete access to the applicable books and records relating to the Products and otherwise reasonably cooperate with such audit.
     (E) The audit report and basis for any determination by an Audit Team shall be made available for review and comment by the Auditee, and the Auditee shall have the right, at its expense, to request a further determination by such Audit Team as to matters which the Auditee disputes (to be completed no more than thirty (30) days after the applicable audit report is provided to such Auditee and to be limited to the disputed matters). If the Parties disagree as to such further determination, the Audit Rights Holder and the Auditee shall mutually select an internationally-recognized independent accounting firm that shall make a final determination as to the remaining matters in dispute, which determination shall be binding upon the Parties.
     (F) If any audit finds any under-reporting or underpayment, or overcharging by any Party, the underpaying or overcharging Party shall remit such underpayment or reimburse such overcharge to the other Party within fifteen (15) days of receiving the final audit report establishing such obligation. Further, if the audit for any one or more calendar years shows an under-reporting or underpayment or an overcharge by the Auditee for that period in excess of five percent (5%) of the amounts properly determined, the Auditee shall reimburse the Audit Rights Holder for its out-of-pocket expenses, including the fees and expenses paid by it to the Audit Team(s), in connection with said audit, which reimbursement shall be made within thirty (30) days of receiving appropriate invoices and other support for such audit-related costs.
     (G) After the First Closing Date, Buyer shall ensure that any licensees, sublicensees, distributors or other agents to whom it or its Affiliates grant rights to Commercialize any Product (to the extent such rights include the right to promote and sell such Product), to be bound by similar audit provisions.

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          (vii) Foreign Exchange. The royalties and payments by Buyer with respect to sharing of Gross Profits received by this Section 2.8 will be payable in U.S. dollars. For the purpose of computing the Net Sales of or Gross Profits arising from the Commercialization of Products sold in a currency other than U.S. dollars, such currency shall be converted from the local currency to U.S. dollars by Buyer using the relevant exchange rate, as reported by the Wall Street Journal, in effect on the last Business Day of the relevant calendar quarter in which such sales were made (or such Gross Profits were realized).
          (e) License or Assignment of Rights. Notwithstanding anything to the contrary in this Agreement, Buyer shall not sell, assign, transfer, dispose of or convey any of the Purchased Assets or rights in any Products to any other Person unless such Person has agreed to be bound by the terms and conditions of this Section 2.8; provided, however, that Buyer shall and hereby does guarantee the payment by such Person of amounts payable to Seller pursuant to this Section 2.8.
          (f) Interest. If a Party fails to pay in full on or before the date due any payment that is required to be paid under this Agreement, such Party will also pay to the other Party, on demand, interest on any such amount beginning on such due date at an annual rate (calculated on the basis of a 360-day year) equal to the “base rate” as announced by JPMorgan N.A., or any successor thereto, in New York, New York in effect on such due date, plus two percent (2%) to be assessed from the date payment of the amount in question first became due.
          (g) Set Off. The Post-Closing Payments (if any) payable pursuant to this Section 2.8 shall be subject to reduction for (i) claims for indemnification made by Buyer pursuant to Article X, which are finally determined pursuant to Section 10.6 to be due and owing to Buyer and (ii) breach of Seller’s obligation to use the cash in the Development Bank Account exclusively for Development Costs during the Seller Expense Period as required by Section 8.7(c).
          2.9 Purchase Price Allocation. Seller and Buyer agree that the Purchase Price shall be allocated among the Purchased Assets and the Shares, and the portion of the Purchase Price allocated to the Purchased Assets shall be allocated among the Purchased Assets in accordance with Section 1060 of the Code, pursuant to an allocation schedule (the “Allocation Schedule”) as agreed by Buyer and Seller in accordance with this Section 2.9. Buyer shall provide to Seller the Allocation Schedule within ninety (90) days after the First Closing Date. Thereafter, Seller shall have thirty (30) days either to (a) agree with and accept the Allocation Schedule or (b) in good faith suggest changes to the Allocation Schedule and attempt to agree with Buyer as to the contents of the Allocation Schedule. Seller and Buyer shall provide each other promptly with any other information required to complete the Allocation Schedule. If Seller and Buyer agree on the Allocation Schedule within one hundred and thirty-five (135) days following the First Closing Date, Seller and Buyer shall file IRS Form 8594 and any required attachments thereto (“Form 8594”), together with all federal, state and local Tax Returns, in a manner consistent with and in accordance with the Allocation Schedule. In addition, Seller and Buyer hereby undertake and agree to timely file any information that may be required to be filed pursuant to the U.S. Treasury Regulations promulgated under Section 1060(b) of the Code in a manner consistent with and in accordance with the Allocation Schedule. In any proceeding

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related to the determination of any Tax, neither Buyer nor Seller shall contend or represent that the Allocation Schedule is not a correct allocation of the Purchase Price. If Seller and Buyer are unable to reach an agreement within one hundred and thirty-five (135) days following the First Closing Date, Seller and Buyer shall, within fifteen (15) days after the expiration of such one hundred and thirty-five (135) day period, at their joint expense, engage the Independent Accounting Firm to determine the appropriate Allocation Schedule, and they shall use their commercially reasonable efforts to cause the Independent Accounting Firm to determine the Allocation Schedule in a manner that is reasonable and in accordance with Section 1060 of the Code and the Treasury Regulations promulgated thereunder, within thirty (30) days after it is retained for such purpose. The determination of the Allocation Schedule by the Independent Accounting Firm shall be binding on Seller and Buyer. Not later than thirty (30) days prior to filing its respective Form 8594 relating to this transaction, Seller and Buyer shall each deliver to the other party a copy of its Form 8594, and within ten (10) days after filing its Form 8594 with the IRS pursuant to this Section 2.9, each Party shall provide the other with a copy of such form as filed. To the extent required by applicable Law, the Allocation will be revised to reflect any adjustment of the Purchase Price pursuant to this Agreement.
          2.10 Withholding. Buyer shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to Seller such amounts as Buyer is required to deduct and withhold under the Code, or any Tax law, with respect to the making of such payment. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made.
ARTICLE III.
CLOSING
          3.1 Closing. Upon the terms and subject to the conditions of this Agreement:
          (a) the closing of the purchase and sale of the Shares and the First Closing Date Purchased Assets and the assumption of the First Closing Date Assumed Liabilities (the “First Closing”) shall be held on a date to be specified by the Parties (the “First Closing Date”) no later than the third (3rd) Business Day after satisfaction or waiver of each of the conditions set forth in Sections 7.1, 7.2 and 7.3 at the offices of Kaye Scholer LLP, 425 Park Ave., New York, NY 10022 unless the Parties agree otherwise. The Parties will exchange (or cause to be exchanged) at the First Closing the funds, agreements, instruments, certificates and other documents, and do, or cause to be done, all of the things respectively required of each Party as specified in Section 3.2; and
          (b) the closing of the purchase and sale of the Second Closing Date Purchased Assets and the assumption of the Second Closing Date Assumed Liabilities (the “Second Closing” and together with the First Closing, the “Closing”), shall be held on a date to be specified by the Parties (the “Second Closing Date” and each of the First Closing Date and Second Closing Date, a “Closing Date”) no later than the third (3rd) Business Day after satisfaction or waiver of the conditions set forth in Sections 7.4, 7.5 and 7.6 at the offices of Kaye Scholer LLP, 425 Park Ave., New York, NY 10022, unless the Parties agree otherwise. The Parties will exchange (or cause to be exchanged) at the Second Closing the agreements,

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instruments, certificates and other documents, and do, or cause to be done, all of the things respectively required of each Party as specified in Section 3.3.
          3.2 Transactions at First Closing. At the First Closing, subject to the terms and conditions hereof:
          (a) Seller’s Actions and Deliveries. Seller shall deliver or cause to be delivered to Buyer:
               (i) executed counterparts of each of the following:
     (A) Asset Transfer Documentation providing for the transfer to Buyer of the First Closing Date Purchased Assets;
     (B) all such filings and submissions of Seller to the FDA, duly executed by Seller, as are necessary to transfer Seller’s rights with respect to Regulatory Approvals and Regulatory Filings included in the First Closing Date Purchased Assets, including in accordance with 21 CFR 314.72 from Seller to Buyer;
     (C) the Supply Agreement;
     (D) the License Agreement; and
     (E) the Investor’s Rights Agreement;
               (ii) the Shares in accordance with Section 3.2(c) below;
               (iii) complete and accurate copies of the following documents:
     (A) a certificate of good standing of Seller from the Secretary of State of the State of Delaware, as of a date reasonably close to (and in no event more than five (5) days prior to) the First Closing Date;
     (B) resolutions of the board of directors of Seller authorizing the execution and delivery by Seller of this Agreement, the Other Agreements to which Seller will be a party and all other instruments and documents to be delivered by Seller in connection herewith and the consummation by Seller of the Transactions, certified by the Secretary of Seller; and
     (C) a certificate from the Secretary of Seller as to the incumbency and signatures of its officers who will execute documents at the First Closing or who have executed this Agreement; and
          (iv) a duly executed certificate (in the form provided for in section 1.1445-2 of the U.S. Treasury Regulations) from Seller providing that Seller is not a “foreign person” for U.S. federal income tax purposes.

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          (b) Buyer’s Actions and Deliveries. Buyer shall deliver or cause to be delivered to Seller:
          (i) the Upfront Payment in full by wire transfer of immediately available funds directly to the Seller Account;
          (ii) executed counterparts of each of the following:
     (A) Asset Transfer Documentation providing for the transfer to Buyer of the First Closing Date Purchased Assets and the assumption by Buyer of the First Closing Date Assumed Liabilities;
     (B) all such filings and submissions of Buyer to the FDA, duly executed by Buyer, as are necessary to transfer Seller’s rights with respect to Regulatory Approvals and Regulatory Filings included in the First Closing Date Purchased Assets, including in accordance with 21 CFR 314.72 from Seller to Buyer;
     (C) the Supply Agreement;
     (D) the License Agreement; and
     (E) the Investor’s Rights Agreement; and
     (iii) complete and accurate copies of the following documents:
     (A) certificates of good standing of each of Buyer and Parent from the Secretary of State of Delaware and Nevada, respectively, as of a date reasonably close to (and in no event more than five (5) days prior to) the First Closing Date;
     (B) resolutions of the board of directors of each of Buyer and Parent authorizing the execution and delivery by Buyer and Parent of this Agreement, the Other Agreements to which Buyer will be a party and all other instruments and documents to be delivered by Buyer in connection herewith and the consummation by Buyer of the Transactions, as applicable, certified by the Secretary of Buyer; and
     (C) certificates from the Secretary of each of Buyer and Parent as to the incumbency and signatures of its officers who will execute documents at the First Closing or who have executed this Agreement.
          (c) Shares. Seller will instruct the Transfer Agent to deliver to Buyer at the First Closing a certificate representing the Shares in the name of Buyer, bearing the legends set forth in Section 5.4 and described in Section 4.1(e) of the Investor’s Rights Agreement.

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          (d) Charter Amendment. Seller shall, subject to obtaining the Required Seller Stockholders Vote, take all actions necessary to cause the Charter Amendment to be filed with the Secretary of State of the State of Delaware at or prior to the First Closing Date.
          (e) Certain Adjustments. In the event Seller changes the number of outstanding shares of Common Stock issued and outstanding prior to the First Closing Date as a result of a reclassification, stock split (including a reverse split), dividend (including any dividend or distribution with a record date prior to the First Closing Date), recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the number of shares of Common Stock issued to Buyer at the First Closing shall be equitably adjusted so as to preserve the economic benefits that Buyer reasonably expected on the Execution Date to receive as a result of the consummation transactions contemplated by this Agreement.
          3.3 Transactions at Second Closing. At the Second Closing, subject to the terms and conditions hereof:
          (a) Seller’s Actions and Deliveries. Seller shall deliver or cause to be delivered to Buyer all such filings and submissions of Seller to the FDA, duly executed by Seller, as are necessary to transfer Seller’s rights with respect to the PTB NDA or the PTB Supplemental NDA, as applicable, in accordance with 21 CFR 314.72 from Seller to Buyer.
          (b) Buyer’s Actions and Deliveries. Buyer shall deliver or cause to be delivered to Seller all such filings and submissions of Buyer to the FDA, duly executed by Buyer, as are necessary to transfer Seller’s rights with respect to the PTB NDA or the PTB Supplemental NDA, as applicable, in accordance with 21 CFR 314.72 from Seller to Buyer.
ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF SELLER
          Except as set forth in the disclosure letter supplied by Seller to Buyer and dated as of the Execution Date (the “Seller Disclosure Letter”), which letter identifies the section (or, if applicable, subsection) to which such exception relates (provided, however, that such disclosure shall also apply to particular matters represented or warranted in other sections and subsections to the extent that it is readily apparent from the text of such disclosure), Seller represents and warrants to Buyer as follows:
          4.1 Organization.
          (a) Seller is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets, including the Purchased Assets, and carry on its business as currently conducted as disclosed in the SEC Documents. Seller is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to have a Material Adverse Effect.
          (b) Schedule 4.1(b) of the Seller Disclosure Letter sets forth a list of each of Seller’s Subsidiaries, including each such Subsidiary’s jurisdiction of incorporation or

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organization and Seller’s direct or indirect beneficial ownership interest in such Subsidiary, as of the Execution Date. Each such Subsidiary is a corporation or other legal entity duly organized, validly existing and in good standing, if applicable, under the Laws of the jurisdiction of its organization and has all requisite corporate or other organizational power and authority to carry on its businesses as now being conducted and is qualified to do business and is in good standing, if applicable, as a foreign corporation in each jurisdiction where the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing or to have such power or authority, would not reasonably be expected to have a Material Adverse Effect.
          (c) Seller has delivered or made available to Buyer a copy of the certificate or articles of incorporation and bylaws (or like organizational documents) of Seller and each of its Subsidiaries, and each such copy is true, correct and complete in all material respects. Seller is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws. Each Subsidiary of Seller is not in violation of any of the provisions of its respective certificate or articles of incorporation or bylaws (or like organizational documents).
          4.2 Authority; Board Action.
          (a) Seller has all requisite corporate power and authority and has taken all corporate actions necessary to execute and deliver this Agreement and the Other Agreements to which Seller will become a party and, subject to receipt of the Required Seller Stockholders Vote, the filing of the Charter Amendment with the Secretary of State of the State of Delaware at or prior to the First Closing and the satisfaction of the conditions set forth in Article VII, to consummate the Transactions. The execution and delivery of this Agreement and the Other Agreements by Seller and the consummation by Seller of the Transactions have been duly and validly authorized by the board of directors of Seller and no other corporate proceedings on the part of Seller are necessary to authorize this Agreement or the Other Agreements or to consummate the Transactions, other than obtaining the Required Seller Stockholders Vote and the filing of the Charter Amendment with the Secretary of State of the State of Delaware at or prior to the First Closing. This Agreement has been (and, when executed and delivered by Seller, the Other Agreements will have been) duly and validly executed and delivered by Seller and, assuming the due authorization, execution and delivery by Buyer (Parent and the other parties hereto or thereto), constitutes (and, when executed and delivered by Seller, each Other Agreement will constitute) a legal, valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, moratorium, reorganization or other Laws of general application relating to or affecting creditors’ rights generally (the “Equitable Exceptions”).
          (b) Seller’s board of directors has unanimously (i) determined that the sale of the Purchased Assets and the transfer of the Assumed Liabilities on the terms and subject to the conditions of this Agreement are expedient and in the best interests of Seller, (ii) approved the sale and issuance of the Shares on the terms and subject to the conditions of this Agreement, (iii) determined that the approval of the Charter Amendment is advisable and in the best interests of the stockholders of Seller, (iv) approved this Agreement and the Transactions and (v) subject to Section 6.5, resolved to recommend the approval of the asset sale contemplated by this Agreement and the Charter Amendment by the stockholders of Seller (the “Seller Board Recommendation”) at the Seller Stockholders’ Meeting.

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          4.3 No Conflicts; Enforceability.
          (a) Subject to obtaining the Required Seller Stockholders Vote and the filing of the Charter Amendment with the Secretary of State of the State of Delaware at or prior to the First Closing, the execution, delivery and performance of this Agreement by Seller and the Other Agreements to which Seller is a party by Seller (i) except as set forth on Schedule 4.3(a) of the Seller Disclosure Letter, are not prohibited or limited by, and will not result in the breach of or a default under, any provision of the Certificate of Incorporation or Bylaws of Seller, (ii) assuming all of the consents, approvals, authorizations and permits described in Section 4.3(b) and/or Schedule 4.3(b) of the Seller Disclosure Letter have been obtained and all the filings and notifications described in Section 4.3(b) and/or Schedule 4.3(b) of the Seller Disclosure Letter have been made and any waiting periods thereunder have terminated or expired, conflict with any Law applicable to Seller, and (iii) except as set forth on Schedule 4.3(a) of the Seller Disclosure Letter, does not conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, or require the consent of any Third Party pursuant to any Material Contract binding on Seller or any applicable order, writ, injunction or decree of any Regulatory Authority to which Seller is a party or by which Seller is bound or to which any of its assets is subject, except in the case of clauses (ii) and (iii) only for such conflicts, breaches and defaults that would not reasonably be expected to have either (A) a Material Adverse Effect or (B) an adverse effect on the Purchased Assets or the Business.
          (b) The execution, delivery and performance of this Agreement and the Other Agreements by Seller and the consummation of the Transactions by Seller do not and will not require any consent, approval, authorization or permit of, or filing with or notification to, any Regulatory Authority, except (i) the filing of the Charter Amendment with the Secretary of State of the State of Delaware, (ii) compliance with any applicable federal, foreign or state securities or blue sky Laws, including, without limitation, filings required under the Exchange Act and the Securities Act, (iii) any such consent, approval, authorization, permit, filing, or notification set forth on Schedule 4.3(b) of the Seller Disclosure Letter (including, without limitation, the filings contemplated by Sections 3.2(a)(i)(B) and 3.3(a) and (iv) any such consent, approval, authorization, permit, filing, or notification the failure of which to make or obtain would not reasonably be expected to have, individually or in the aggregate, an adverse effect on the Purchased Assets or a Material Adverse Effect or to materially delay or impair or prevent, consummation of the Transactions.
          4.4 Title; Sufficiency of Assets.
          (a) Except as set forth on Schedule 4.4(a) of the Seller Disclosure Letter, Seller or one of its Subsidiaries owns, leases, licenses or has the right to use the Purchased Assets, free and clear of all Encumbrances other than Permitted Encumbrances, and has the right to sell and transfer to Buyer the Purchased Assets and Assumed Liabilities, free and clear of all Encumbrances.

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          (b) The Purchased Assets and the assets set forth on Schedule 2.3 of the Seller Disclosure Letter constitute all of the assets of Seller and its Subsidiaries primarily relating to the research, development, regulatory approval, manufacture, distribution, marketing, sale and promotion of the Products (the “Business”).
          4.5 Capitalization.
          (a) The authorized capital stock of Seller, as of March 1, 2010, consisted of (i) 100,000,000 shares of Common Stock, of which 65,626,451 shares were issued and outstanding, (ii) 120,000 shares of Series A Convertible Preferred Stock, $0.01 par value per share, none of which were issued or outstanding, (iii) 150,000 shares of Series B Convertible Preferred Stock, $0.01 par value per share, of which 130 shares were issued and outstanding, (iv) 6,660 shares of Series C Convertible Preferred Stock, $0.01 par value per share, of which 600 shares were issued and outstanding, (v) 100,000 shares of Series D Junior Participating Preferred Stock, $0.01 par value per share, none of which were issued or outstanding and (vi) 100,000 shares of Series E Convertible Preferred Stock, $0.01 par value per share, of which 59,000 shares were issued and outstanding (the preferred stock referred to in clauses (ii) through (vi), collectively, the “Preferred Stock”). As of March 1, 2010, all of the issued and outstanding shares of Common Stock and shares of Preferred Stock have been duly authorized, validly issued and are fully paid and nonassessable and free of preemptive rights of any stockholder of Seller. As of March 1, 2010, options and warrants and convertible notes to purchase an aggregate of 24,522,106 shares of Common Stock were outstanding and the shares of the Seller’s Series B Convertible Preferred Stock, Series C Convertible Preferred Stock and Series E Convertible Preferred Stock were convertible into 2,600, 504,201 and 2,950,000 shares of Common Stock, respectively. Seller’s Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”), as in effect on the Execution Date, and Seller’s Amended and Restated By-Laws (the “Bylaws”) as in effect on the Execution Date, are each filed as exhibits to the SEC Documents. Subject to obtaining the Required Seller Stockholders Vote and the filing of the Charter Amendment with the Secretary of State of the State of Delaware on or prior to the First Closing Date, the Shares will be duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will not be subject to preemptive rights of any stockholder of Seller.
          (b) Except for the options, warrants, convertible notes and the Preferred Stock described in Section 4.5(a) or as otherwise set forth on Schedule 4.5(a) of the Seller Disclosure Letter, as of March 1, 2010, there were no outstanding (i) securities of Seller convertible into or exchangeable for shares of capital stock of Seller, (ii) options, warrants, rights or other agreements or commitments to acquire from Seller, or obligations of Seller to issue, any capital stock, (iii) obligations of Seller to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to the issuance of any capital stock, or (iv) obligations of Seller or any of its Subsidiaries to make any payments directly or indirectly based (in whole or in part) on the price or value of the shares of Seller’s capital stock.

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          4.6 Intellectual Property.
          (a) Except as set forth on Schedule 4.6(a) of the Seller Disclosure Letter, Seller or one of its Subsidiaries owns and possesses all right, title and interest in and to its Intellectual Property that is part of the Purchased Assets and has the right to assign such Intellectual Property that is part of the Purchased Assets free and clear of any Encumbrances, subject to Section 2.3(d). None of the Encumbrances identified in Schedule 4.6(a) of the Seller Disclosure Letter will interfere with Seller’s ability to perform its obligations under this Agreement and the Other Agreements. All Intellectual Property that is part of the Purchased Assets is fully transferable to Buyer in accordance with the terms of this Agreement without restriction and without payment of any kind to any Person, subject to Section 2.3(d).
          (b) Schedule 4.6(b) of the Seller Disclosure Letter sets forth a complete and accurate list of all Intellectual Property that is part of the Purchased Assets for which Seller has made a filing or registered with a Regulatory Authority in the United States or a foreign country. Each item of Intellectual Property listed in Schedule 4.6(b) of the Seller Disclosure Letter (i) is in a form required by Applicable Law, (ii) has not been disclaimed, (iii) has been duly maintained in accordance with applicable Law, including the submission of all filings required by applicable Law, and (iv) there are no material actions that must be taken by Seller within one hundred twenty (120) days after the First Closing Date for the purposes of obtaining, maintaining, perfecting or preserving or renewing any Intellectual Property that is part of the Purchased Assets.
          (c) To Seller’s Knowledge, all Patents, Trademarks and registered Copyrights, if any, that are part of the Purchased Assets, other than pending applications, are valid and enforceable.
          (d) Except as set forth on Schedule 4.6(d) of the Seller Disclosure Letter, (i) none of the Intellectual Property that is part of the Purchased Assets is the subject of (A) any pending adverse judgment, injunction, order, decree or agreement restricting (x) Seller’s use thereof or (y) assignment or license thereof by Seller, or (B) any threatened litigation or claim of infringement made in writing or any pending litigation to which Seller is a party and (ii) to Seller’s Knowledge, there is no unauthorized use, infringement or misappropriation of any of Seller’s Intellectual Property that is part of the Purchased Assets by any Third Party and Seller has not sent any Person any written claim, demand/or notice asserting infringement of the Intellectual Property that is part of the Purchased Assets.
          (e) To Seller’s Knowledge, the Intellectual Property that is part of the Purchased Assets and the Excluded Assets that would (if not abandoned) be licensed to Buyer under the terms of the License Agreement, is all that is necessary for the Development, manufacture, and Commercialization of Products currently under Development or being Commercialized by Seller, in accordance with Seller’s past practice.
          (f) Except as set forth on Schedule 4.6(f) of the Seller Disclosure Letter, (i) Seller has not granted any licenses to the Intellectual Property that is part of the Purchased Assets to Third Parties, (ii) Seller is not party to any agreements with Third Parties that materially limit or restrict Seller’s use of the Intellectual Property that is part of the Purchased

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Assets and (iii) no royalties are paid or payable by Seller or Buyer on or with respect to any of the Intellectual Property that is part of the Purchased Assets except as provided in this Agreement in Section 2.7 and Section 2.8.
          (g) All material issuance, renewal, maintenance and other payments that are or have become due with respect to the Intellectual Property that is part of the Purchased Assets have been timely paid by or on behalf of Seller.
          (h) To Seller’s Knowledge, the Development, manufacture, and Commercialization of Products in accordance with Seller’s past practice or as currently contemplated by Seller does not and would not infringe or misappropriate any Intellectual Property of any Third Party anywhere in the world.
          4.7 Absence of Litigation. As of the Execution Date, except as set forth on Schedule 4.7 of the Seller Disclosure Letter, there is no material claim, action, suit, proceeding or investigation pending or, to the Knowledge of Seller, threatened in writing, against Seller or any of its Subsidiaries. Except as set forth on Schedule 4.7 of the Seller Disclosure Letter, there are no suits, claims, actions, proceedings or investigations that would reasonably be expected to have (i) an adverse effect on the Purchased Assets or the Business, and (ii) with respect to Seller and its Subsidiaries, individually or in the aggregate, a Material Adverse Effect. To the Knowledge of Seller, except as set forth on Schedule 4.7 of the Seller Disclosure Letter, neither Seller nor any of its Subsidiaries is a party or subject to or in default under any order, decree, or injunction, and there are no outstanding orders, decrees, or injunctions of any Regulatory Authority that apply to the Purchased Assets or Seller that restricts the ownership, disposition or use of the Purchased Assets by Seller, or the conduct of the Business of Seller as being conducted by it on the Execution Date. To the Knowledge of Seller, there is not pending any investigation by the SEC involving Seller or any current or former director or officer of Seller.
          4.8 Real and Personal Property. Seller has good and marketable title to, or has valid rights to lease or otherwise use, all items of real and personal property that are material to Seller free and clear of all Encumbrances and imperfections of title except those that (i) do not materially interfere with the use of such property by Seller or (ii) would not reasonably be expected to have a Material Adverse Effect.
          4.9 Taxes.
          (a) Each of Seller and its Subsidiaries has timely filed (taking into account all properly and timely requested extensions of time within which to file) all required U.S. federal, state and non-U.S. income and franchise Tax Returns and has paid all required Taxes whether or not shown as due on such Tax Returns. Neither Seller nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction in which Seller or any of its Subsidiaries does not file Tax Returns that such entity is or may be subject to taxation by that jurisdiction.
          (b) There are no Encumbrances on any of the Purchased Assets for Taxes (other than for current Taxes not yet due and payable). None of the Purchased Assets are property that is required to be treated for any Tax purposes as being owned by any other Person.

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          (c) No deficiencies for material Taxes with respect to Seller or any if its Subsidiaries have been claimed, proposed or assessed in writing by any Tax authority. There are no audits, investigations, disputes, notices of deficiency, claims or other Actions, pending or threatened in writing, for or relating to any material Liability for Taxes of Seller or any if its Subsidiaries.
          (d) The unpaid Taxes of Seller and its Subsidiaries did not, as of the date of the Financial Statements, exceed the reserve for Liability for Taxes (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the balance sheets contained in the Financial Statements (rather than in any notes thereto). Since the date of the most recent Financial Statements, neither Seller nor any of its Subsidiaries has incurred any material Liability for Taxes outside the ordinary course of business or otherwise inconsistent with past custom and practice.
          (e) Seller has delivered or made available to Buyer complete and accurate copies of all material federal, state and local income Tax Returns of Seller and any predecessor for the 2008 Tax year.
          (f) Each of Seller and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholders of Seller or other Person.
          (g) Neither Seller nor any of its Subsidiaries has ever been a member of an affiliated group filing a consolidated U.S. federal income Tax Return (other than a group the common parent of which is Seller) or any similar group for U.S. federal, state, local or non-U.S. Tax purposes. Neither Seller nor any of its Subsidiaries has any Liability for the Taxes of any Person (other than Taxes of Seller or any of its Subsidiaries) (i) under U.S. Treasury Regulation Section 1.1502-6 (or any similar provision of U.S. state, local or non-U.S. law), (ii) as a transferee or successor, (iii) by Contract or (iv) otherwise.
          (h) None of Seller and any of its Subsidiaries or predecessors has been a party to any transaction intended to qualify under Section 355 of the Code.
          (i) Neither Seller nor any of its Subsidiaries is or has ever been a party to or bound by any Tax indemnity agreement, Tax sharing agreement, Tax allocation agreement or similar Contract.
          (j) Neither Seller nor any of its Subsidiaries is or was a “surrogate foreign corporation” within the meaning of Section 7874(a)(2)(B) of the Code or is treated as a U.S. corporation under Section 7874(b) of the Code.
          4.10 Environmental, Safety and Health.
          (a) Except as set forth on Schedule 4.10 of the Seller Disclosure Letter, (i) the Purchased Assets and Seller’s operations as described in the SEC Documents are now and for the previous three (3) years immediately prior to the Execution Date have been in material compliance with all applicable Environmental, Safety and Health Laws, (ii) Seller has obtained all the material permits required under Environmental, Safety and Health Laws that are necessary

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to operate the Business as currently operated as described in the SEC Documents, and all such permits are in good standing or Seller has timely applied for their issuance, amendment or renewal, (iii) there are no Environmental Claims pending or, to Seller’s Knowledge, threatened in writing against Seller, and, (iv) to Seller’s Knowledge, there are no facts or circumstances that would reasonably be expected to form the basis of any material Environmental Claim against Seller that would reasonably be expected to have a Material Adverse Effect.
          (b) Seller is not in possession of any material audits, studies, analyses, tests or monitoring pertaining to Hazardous Substances in, on or under any Site or pertaining to Seller’s compliance with Environmental, Safety and Health Laws and, to Seller’s Knowledge, no such audits, studies, analyses, tests or monitoring have been conducted in the previous three years preceding the Execution Date.
          (c) To Seller’s Knowledge, neither the execution and delivery of this Agreement nor the consummation of the Transactions triggers any requirement under the New Jersey Industrial Site Recovery Act, or other Law of similar effect, that is reasonably likely to result in Buyer or Seller incurring any material liability or obligation.
          4.11 Compliance with Laws. Seller has, since January 1, 2008, complied in all material respects and is, as of the Execution Date, in compliance in all material respects with all Laws and/orders of all Regulatory Authorities with respect to its business, and no notice, charge, claim, action or assertion has been received by Seller or has been filed, commenced or, to the Knowledge of Seller, threatened in writing against Seller alleging any violation of any of the foregoing. The subject matter of Section 4.6, Section 4.9, Section 4.10, Section 4.12, Section 4.13 and Section 4.15 is excluded from the provisions of this Section 4.11 and the representations and warranties of Seller with respect to those subject matters are exclusively set forth in those referenced sections.
          4.12 Permits. Seller has all material franchises, permits, licenses, authorizations, registrations, certificates, approvals, exemptions, consents, confirmations, orders, waivers and clearances and any similar authority necessary for the conduct of the Business as being conducted by it on the Execution Date. Seller has all franchises, permits, licenses and any similar authority necessary for the conduct of all other business, other than the Business, as being conducted by it on the Execution Date, except for such franchise, permit, license or similar authority, the lack of which would not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 4.12 of the Seller Disclosure Letter, Seller has not received any written notice of any Action relating to revocation or modification of any such franchise, permit, license or similar authority.
          4.13 Regulatory Matters.
          (a) Seller is the sole and exclusive owner of the Product Regulatory Approvals and all Product Regulatory Approvals are in full force and effect.
          (b) Seller is conducting the Business in material compliance with the Product Regulatory Approvals and all applicable Laws.

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          (c) Seller has filed with the FDA all material applications, exemptions, requests, notices, information, supplemental applications and annual or other reports, including adverse experience reports, product deviation reports and annual reports with respect to each NDA and IND, related to Seller’s Development, manufacture, testing, study, distribution or sale of Products. To the Knowledge of Seller, all applications, exemptions, requests, notices, submissions, information, claims, reports and statistics, and other data and conclusions derived therefrom, utilized as the basis for or submitted in connection with any and all requests for a Regulatory Approval of the FDA or other Regulatory Authorities relating to the Products, when submitted to the FDA or other Regulatory Authorities were true, complete and correct in all material respects as of the date of submission and any necessary or required material updates, changes, corrections or modifications to such applications, exemptions, requests, notices, submissions, information, claims, reports or statistics have been submitted to FDA and other Regulatory Authorities.
          (d) All pre-clinical and clinical trials conducted by or on behalf of the Seller with regard to the Products were and are being conducted in material compliance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all applicable Laws promulgated by the FDA relating thereto, including without limitation the FDCA and its applicable implementing regulations. No IND filed by or on behalf of Seller with the FDA regarding the Products has been terminated or suspended by the FDA, and neither the FDA nor any applicable foreign Regulatory Authority has commenced, or, to the Knowledge of Seller, threatened to initiate, any action to place a clinical hold order on, or otherwise terminate or suspend, any ongoing clinical investigation conducted by or on behalf of Seller involving the Products.
          (e) Seller has made available to Buyer all material information in its possession or control concerning the safety, efficacy, side effects or toxicity of the Products (in animals or humans), associated with or derived from any pre-clinical or clinical use, studies, investigations or tests of the Product. Since January 1, 2005, no Product has been recalled, suspended, discontinued, or withdrawn from the market, and no Product is currently involved in any ongoing, and to the Knowledge of Seller, threatened or potential recall, discontinuance, withdrawal, or suspension from the market within the Territory. Seller has no Knowledge of any serious adverse events from the use of the Products that are not disclosed in the package inserts, adverse experience reports or periodic safety update for the Products.
          (f) As of the Execution Date, Seller has not received notice that Seller, its Products or any of the Purchased Assets or the ownership, manufacturing, operation, storage, Development, Commercialization, warehousing, packaging, labeling, handling, testing, and/or marketing thereof is in material violation of any Regulatory Approval or applicable Law and such violation has not been remedied, except for such violations that would not reasonably be expected to have a Material Adverse Effect. To the Knowledge of Seller, there are no facts or circumstances existing which would lead to any suspension, loss of or material modification to any Regulatory Approval or refusal by a Regulatory Authority to renew or accept for filing any Regulatory Approval on terms not substantially less advantageous, in the aggregate, to Seller than the terms of those Regulatory Approvals currently in force. There are no outstanding orders, injunctions or decrees of any Regulatory Authority that apply to Seller that restrict the ownership, disposition or use of Products by Seller.

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          (g) To the Knowledge of Seller, (i) there are no investigations, audits, actions or other proceedings pending with respect to a violation by the Seller of the FDCA or other applicable Law that would reasonably be expected to result in material administrative, criminal or material civil liability and (ii) there are no facts or circumstances existing that would reasonably be expected to serve as a basis for such an investigation, audit, action or other proceeding.
          4.14 Suppliers. Seller has used reasonable business efforts to maintain, and, to the Knowledge of the Seller, currently maintains, good working relationships with all of the material suppliers to the Business. Schedule 4.14 of the Seller Disclosure Letter also specifies for the period beginning on January 1, 2009 and ending on the Execution Date the names of the material suppliers to the Business. None of such suppliers has given Seller or any of its Subsidiaries written notice terminating, canceling or threatening to terminate or cancel any Contract or relationship with the Seller or any of its Subsidiaries relating to the Business. To the Knowledge of Seller, such suppliers are manufacturing and otherwise operating in material compliance with applicable FDA requirements with respect to the products and materials supplied to Seller.
          4.15 SEC Documents, Financial Statements. Seller has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January 1, 2007 pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the Execution Date and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”). As of their respective dates, the SEC Documents complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Financial Statements and the related notes have been prepared in accordance with GAAP during the periods involved (except (i) as may be otherwise indicated in the Financial Statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, may be condensed or summary statements or may conform to the SEC’s rules and instructions for Reports on Form 10-Q) and fairly present in all material respects the consolidated financial position of Seller as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments). All material agreements that were required to be filed as exhibits to the SEC Documents under Item 601 of Regulation S-K prior to the Execution Date to which Seller or any Subsidiary of Seller is a party, or the property or assets of Seller or any Subsidiary of Seller are subject, have been filed as exhibits to the SEC Documents.

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          4.16 Absence of Certain Changes or Events. Except as set forth on Schedule 4.16 of the Seller Disclosure Letter or as otherwise expressly contemplated by this Agreement or the Other Agreements, from December 31, 2008 to the Execution Date, Seller has conducted its business, including the Business, in the ordinary course of business, consistent with past practice and Seller has not, with respect to the Business or any of the Purchased Assets:
          (a) sold, transferred, leased, subleased, licensed or otherwise disposed of any assets that would constitute Purchased Assets or any other material assets necessary for the conduct of the Business.
          (b) surrendered, revoked or otherwise terminated any material permits relating to the Business, except in connection with any renewal or reissuance thereof;
          (c) waived, released or assigned any rights, which rights, but for such waiver, release or assignment, would have been classified as Purchased Assets, other than in the ordinary course of business consistent with past practice;
          (d) made any election or change to any election in respect to Taxes, adopted or changed any accounting method in respect to Taxes, entered into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or closing agreement relating to any Tax, settled or compromised on any claim, notice, audit report or assessment in respect of Taxes, changed any annual Tax accounting period, filed any material amended Tax Return, or surrendered any right to claim a Tax refund; or
          (e) agreed, whether in writing or otherwise, to do any of the foregoing, except as expressly contemplated by this Agreement.
          4.17 Contracts. All Material Contracts (other than those Contracts that constitute Material Contracts solely by reason of clause (i) of the definition thereof) are listed on Schedule 4.17 of the Seller Disclosure Letter. To the Knowledge of Seller, all Material Contracts are valid and enforceable against the other parties thereto in accordance with their respective terms, (i) subject to the Equitable Exceptions and (ii) except as rights to indemnity and contribution may be limited by state or federal securities Laws or public policy underlying such Laws. Seller is not in material breach of or default under any of the Material Contracts, and to the Knowledge of Seller, no other party to a Material Contract is in material breach of or default under any Material Contract. As of the Execution Date, Seller has not received written notice of termination of any of the Material Contracts. Complete and correct copies of all Material Contracts and amendments thereto have been made available to Buyer.
          4.18 Brokers, Etc. No broker, investment banker, agent, finder or other intermediary acting on behalf of Seller or under the authority of Seller, except for Torreya Partners LLC (whose fees shall be borne solely by Seller), is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee directly or indirectly in connection with any of the Transactions.
          4.19 Insurance. Seller is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as Seller believes are prudent and customary for a company (i) in the businesses and location in which Seller is engaged, and

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(ii) with the resources of Seller. As of the Execution Date, Seller has not received any written notice that Seller will not be able to renew its existing insurance coverage as and when such coverage expires.
          4.20 Investment Company. Seller is not an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”). Seller shall conduct its business in a manner so that it will not become subject to the Investment Company Act.
          4.21 Exchange. As of the Execution Date, except as set forth on Schedule 4.21 of the Seller Disclosure Letter, the issued and outstanding shares of Common Stock are listed on the Exchange, and, to Seller’s Knowledge, there are no proceedings to revoke or suspend such listing. Except as set forth on Schedule 4.21 of the Seller Disclosure Letter, Seller is in compliance in all material respects with the requirements of the Exchange for continued listing of the Common Stock thereon.
          4.22 Application of Takeover Protections. The execution and delivery of this Agreement and the consummation of the Transactions will not impose any restriction on Buyer, under any share acquisition, business combination, “poison pill” (including any distribution under a rights agreement), or other similar anti-takeover provisions under the Certificate of Incorporation or the Laws of the State of Delaware.
          4.23 Fairness Opinion. Prior to the execution of this Agreement, RBC Capital Markets Corporation has delivered to Seller’s board of directors its written opinion to the effect that, as of the date thereof and based upon and subject to the limitations, assumptions and other matters set forth therein, the Upfront Payment and the Post-Closing Payments to be received by Seller are fair, from a financial point of view, to Seller.
ARTICLE V.
REPRESENTATIONS AND WARRANTIES OF BUYER
     Buyer represents and warrants to Seller as follows:
          5.1 Organization. Buyer is duly incorporated, and validly existing and in good standing under the laws of Delaware. Buyer has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.
          5.2 Authority. Buyer has all requisite corporate power and authority and has taken all actions necessary to execute and deliver this Agreement and the Other Agreements to which Buyer will become a party and, subject to the satisfaction of the conditions set forth in Article VII, to consummate the Transactions. The execution and delivery of this Agreement and the Other Agreements by Buyer and the consummation by Buyer of the Transactions have been duly and validly authorized by the board of directors of Buyer and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement or the Other Agreements or to consummate the Transactions. This Agreement has been (and, when executed and delivered by Buyer, the Other Agreements will have been) duly and validly executed and delivered by Buyer and, assuming the due authorization, execution and delivery by Seller,

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constitutes (and, when executed and delivered by Buyer, each Other Agreement will constitute) a legal, valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except as enforceability may be limited by Equitable Exceptions.
          5.3 Investment Purpose; Status. Buyer is an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act. Buyer is purchasing the Shares for its own account and not with a view toward the sale or distribution thereof and has no intention of selling or distributing any of the Shares or any arrangement or understanding with any other Persons regarding the sale or distribution of the Shares. Buyer will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in accordance with the Securities Act and the Investor’s Rights Agreement.
          5.4 Securities Laws.
          (a) Buyer understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that Seller is relying upon the truth and accuracy of, and Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Buyer to acquire the Shares.
          (b) The Investor’s Rights Agreement will contain provisions restricting the transfer of the Shares.
          (c) In addition to the legends described in the Investor’s Rights Agreement, the certificates representing the Shares will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Shares):
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. COLUMBIA LABORATORIES, INC. (THE “COMPANY”) SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.
          5.5 Ownership Cap. Assuming compliance by Seller with Section 6.2(b)(i), neither Buyer nor Parent will, after giving effect to the consummation of the Transactions, (i) “beneficially own” (as determined under Rule 13d-3 under the Exchange Act) 19.9% or more of the shares of Common Stock and/or (ii) possess 19.9% or more of the voting power of Seller.
          5.6 Acknowledgement of Risk.
          (a) Buyer acknowledges and understands that its investment in the Shares involves a significant degree of risk, including, without limitation, (i) the Purchased Assets represent a significant portion of Seller’s business operations and the Transactions will alter Seller’s business operations following their consummation; (ii) an investment in Seller is

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speculative, and only buyers who can afford the loss of their entire investment should consider investing in Seller and the Shares; (iii) Buyer may not be able to liquidate its investment; (iv) transferability of the Shares is limited and restricted; (v) in the event of a disposition of the Shares, Buyer could sustain the loss of its entire investment; and (vi) Seller has not paid any dividends on the Common Stock since January 1, 2001, and does not anticipate the payment of dividends in the foreseeable future. Such risks are more fully set forth in the SEC Documents.
          (b) Buyer is able to bear the economic risk of holding the Shares for an indefinite period, and has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of the investment in the Shares.
          (c) Buyer has, in connection with Buyer’s decision to purchase the Shares, not relied upon any representations or other information (whether oral or written) other than as set forth in the representations and warranties of Seller contained herein, and Buyer has, with respect to all matters relating to this Agreement and the offer and sale of the Shares, relied solely upon the advice of Buyer’s own counsel and has not relied upon or consulted any counsel to Seller.
          5.7 No Conflicts; Enforceability.
          (a) The execution, delivery and performance of this Agreement by Buyer and Parent and the Other Agreements to which Buyer or Parent is a party by Buyer or Parent (i) are not prohibited or limited by, and will not result in the breach of or a default under, any provision of the certificate or articles of incorporation or bylaws of Buyer or Parent, (ii) conflict with any Law applicable to Buyer or Parent, and (iii) does not conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, any material agreement binding on Buyer or Parent or any applicable order, writ, injunction or decree of any Regulatory Authority to which Buyer or Parent is a party or by which Buyer or Parent is bound.
          (b) The execution, delivery and performance of this Agreement and the Other Agreements by Buyer or Parent and the consummation of the Transactions by Buyer do not and will not require any consent, approval, authorization or permit of, or filing with or notification to, any Regulatory Authority, except (i) the filing of the Charter Amendment with the Secretary of State of the State of Delaware, (ii) compliance with any applicable federal, foreign or state securities or blue sky Laws, including, without limitation, filings received under the Exchange Act or Securities Act and (iii) any material consent, approval, authorization, permit, filing, or notification the failure of which to make or obtain would not reasonably be expected to materially delay or impair or prevent, consummation of the Transactions.
          5.8 Litigation. There is no Action pending or, to Buyer’s knowledge, threatened in writing, directly or indirectly involving Buyer or Parent (or to Buyer’s knowledge, any Third Party) that would prohibit, hinder, materially delay or otherwise impair Buyer’s ability to perform its obligations hereunder or under the Other Agreements, including the assumption of the Assumed Liabilities, would affect the legality, validity or enforceability of this Agreement or the Other Agreements, or prevent or materially delay the consummation of the Transactions.
          5.9 Financing. Buyer has, or has available to it, and at the Closing will have, sufficient immediately available funds, marketable securities, other investments or capital

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commitments to enable Buyer to consummate the Transactions on the terms and conditions set forth herein.
          5.10 No Short Sales. Neither Buyer nor Parent has ever engaged in any short sales or similar transactions with respect to the Common Stock or other securities of Seller, nor has Buyer or Parent ever, directly or indirectly, knowingly caused any Person to engage in any short sales or similar transactions with respect to the Common Stock or other securities of Seller.
          5.11 Brokers, Etc. No broker, investment banker, agent, finder or other intermediary acting on behalf of Buyer or Parent or under the authority of Buyer or Parent is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee directly or indirectly in connection with any of the Transactions.
          5.12 Independent Investigation. In making the decision to enter into this Agreement and the Other Agreements and to consummate the Transactions, Buyer and Parent have conducted their own independent investigation, review and analysis of the Purchased Assets, the Assumed Liabilities, the Products, the Shares and Seller, which investigation, review and analysis was done by Buyer, Parent and their respective Affiliates and Representatives. Buyer acknowledges that it and its Representatives have been provided adequate access to the personnel, properties, premises and records of Seller for such purpose. In entering into this Agreement and the Other Agreements, Buyer acknowledges that Buyer and Parent and their respective Affiliates have relied solely upon the aforementioned investigation, review and analysis and not on any factual representations or opinions of Seller or its Representatives (except the specific representations and warranties of Seller set forth in Article IV).
ARTICLE VI.
COVENANTS PRIOR TO CLOSING
          6.1 Access to Information. From the Execution Date until the First Closing Date, except as otherwise prohibited by applicable Law or the terms of any Contract entered into prior to the Execution Date or as would be reasonably expected to violate the attorney-client privilege of Seller, Seller shall afford Buyer and its Representatives reasonable access, during regular business hours and at agreed-upon times, at Buyer’s sole cost and expense, to Seller’s personnel, properties pertaining to Purchased Assets and the Assumed Liabilities; provided, that such access shall not unreasonably interfere with Seller’s business and operations.
          6.2 Conduct of the Business.
          (a) From the Execution Date through the First Closing Date, except as expressly permitted by this Agreement or as set forth on Schedule 6.2(a) of the Seller Disclosure Letter, Seller shall conduct its business only in the ordinary course of business consistent with past practice (including, with respect to Products, research and development efforts, advertising, manufacturing and inventory levels thereof) and use commercially reasonable efforts to keep intact the Purchased Assets and the Business, and preserve the relationships of the Business with customers, suppliers, licensors, licensees, distributors, sales personnel, regulatory authorities and other Persons, in each case, who are material to the Business. Without limiting the generality of the foregoing, from the Execution Date to the First Closing Date, Seller shall:

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          (i) use Commercially Reasonable Efforts to keep in full force and effect, without amendment, all material rights relating to the Business, except those that expire in accordance with their terms;
          (ii) use commercially reasonable efforts to comply in all material respects with all requirements of Law and contractual obligations, in each case applicable to the operation of the Business;
          (iii) maintain all Books and Records related to the Business in accordance with past practice;
          (iv) not fail to maintain its existing insurance coverage to the extent relating to the Business in all material respects in effect as of the Execution Date; and
          (v) confer with Buyer prior to (A) effecting any material personnel changes that would affect Development of the Products, (B) amending the Prochieve PTB Development Plan or otherwise making any material decision with respect to Development of the Products, or (C) entering into any discussions with, or making any commitments to, any Regulatory Authority with respect to the Products or the Business.
          (b) Without limiting the generality of the lead-in paragraph of Section 6.2(a), and except as set forth in Schedule 6.2(b) of the Seller Disclosure Letter or as otherwise expressly permitted by the terms of this Agreement, from the Execution Date to the First Closing Date, without the prior written consent of Buyer (which shall not be unreasonably withheld or delayed), Seller shall not:
          (i) declare, set aside or pay any dividend or distribution or other capital return in respect of any shares of capital stock of Seller, except with respect to Preferred Stock to the extent required by the terms thereof, or redeem, purchase or acquire any shares of capital stock of Seller other than Preferred Stock to the extent required by the terms thereof, in connection with any existing Seller equity plans or in the ordinary course of business consistent with past practice;
          (ii) subject any Purchased Assets to any material Encumbrances, other than Encumbrances set forth on Schedule 4.4(a) of the Seller Disclosure Letter;
          (iii) sell, transfer, lease, sublease, license or otherwise dispose of or grant any option or rights in, to or under any Purchased Assets;
          (iv) enter into any Material Contract primarily relating to the Products or terminate (other than in accordance with its terms), extend or amend any such Material Contract;
          (v) abandon, terminate or materially alter the administration of any Development activities relating to any Product (other than for safety concerns or in accordance with the terms of existing agreements with respect to such clinical trials) or terminate or materially alter Seller’s support of clinical trials sponsored by clinical investigators with respect to any Product;

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          (vi) abandon, terminate or materially reduce its marketing activities (including expenditures for promotional activities and sales force activity) for any Product or materially change the size of, or its business relationship with, the sales force for Prochieve;
          (vii) commence, sponsor or commit to participate in any clinical trials or investigator sponsored trials with respect to any Product or provide any clinical grants with respect to any Product;
          (viii) commit to comply with any obligations imposed by a Regulatory Authority with respect to any Product;
          (ix) abandon any patents or patent filings or any litigation seeking to enforce Seller’s interest in any Intellectual Property of Seller that is a Purchased Asset or Excluded Asset that would (if not abandoned) be licensed to Buyer under the terms of the License Agreement, other than in the ordinary course of business consistent with past practice;
          (x) to the extent that doing so would relate to the Purchased Assets or the Business and would have a material effect on the Purchased Assets or the Business after the applicable Closing Date, make any election or change to any election with respect to Taxes, adopt or change any accounting method with respect to Taxes, enter into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or closing agreement relating to any Tax, settle or compromise on any claim, notice, audit report or assessment in respect of Taxes, consent to any extension or waiver of the limitation period applicable to any claim or assessment with respect to Taxes, change any annual Tax accounting period, file any amended Tax Return, or surrender any right to claim a Tax refund; or
          (xi) agree, whether in writing or otherwise, to do any of the foregoing set forth in clauses (ii) through (x) above.
          (c) From the Execution Date to the First Closing Date, except as expressly permitted by this Agreement, each Party shall not, without the prior written consent of the other Party, take any action that would, or that could reasonably be expected to, result in any of the conditions to the purchase and sale of the Purchased Assets set forth in Article VII not being satisfied.
          6.3 [Omitted.]
          6.4 Proxy Statement; Seller Stockholders’ Meeting.
          (a) Proxy Statement. As promptly as practicable after the Execution Date, unless this Agreement is terminated pursuant to Article IX, Seller shall prepare and file with the SEC a proxy statement relating to the Seller Stockholders’ Meeting (together with any amendments thereof or supplements thereto, the “Proxy Statement”); provided, that Seller shall not file the Proxy Statement with the SEC later than March 19, 2010 without the consent of Buyer, such consent not to be unreasonably withheld. Seller, after consultation with Buyer, will use commercially reasonable efforts to respond to any comments made by the SEC with respect to the Proxy Statement as

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promptly as practicable following receipt of the same. Buyer shall furnish all information as Seller may reasonably request in connection with such actions and the preparation of the Proxy Statement. Subject to Section 6.5, as promptly as practicable after the clearance of the Proxy Statement by the SEC, Seller shall mail the Proxy Statement to its stockholders. Subject to Section 6.5, the Proxy Statement shall include the Seller Board Recommendation. Seller will advise Buyer, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Seller Stockholders’ Meeting, any event or circumstance relating to Buyer, or its officers or directors, should be discovered by Buyer which should be set forth in an amendment or a supplement to the Proxy Statement, Buyer shall promptly inform Seller. If at any time prior to the Seller Stockholders’ Meeting, any event or circumstance relating to Seller or any Subsidiary of Seller, or their respective officers or directors, should be discovered by Seller which should be set forth in an amendment or a supplement to the Proxy Statement, Seller shall promptly inform Buyer. All documents that Seller is responsible for filing with the SEC in connection with the Transactions will comply as to form and substance in all material respects with the applicable requirements of the Exchange Act and other applicable Laws and will not contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
          (b) Information Supplied. None of the written information supplied or to be supplied by Buyer or any of its Affiliates, directors, officers, employees, agents or Representatives expressly for inclusion or incorporation by reference in the Proxy Statement or any other documents filed or to be filed with the SEC in connection with the Transactions, will, as of the time such documents (or any amendment thereof or supplement thereto) are mailed to Seller’s stockholders and at the time of Seller Stockholders’ Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that Buyer is responsible for filing with the SEC in connection with the Transactions will comply as to form in all material respects with the applicable requirements of the Exchange Act and will not contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the written information supplied or to be supplied by Seller or any of its Subsidiaries or Representatives expressly for inclusion or incorporation by reference in any document to be filed by Buyer with the SEC in connection with the Transactions, will, as of the time such documents (or any amendment thereof or supplement thereto) are filed, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
          (c) Seller Stockholders’ Meeting. Seller shall call and hold a meeting of its stockholders (the “Seller Stockholders’ Meeting”) as promptly as practicable following the date on which the Proxy Statement is cleared by the SEC for the purpose of obtaining the Required Seller Stockholders Vote. Except as permitted by Section 6.5, the Proxy Statement shall include the Seller Board Recommendation.

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          (d) No Restriction. Nothing in this Section 6.4 shall be deemed to prevent Seller or the board of directors of Seller from taking any action they are permitted or required to take under, and in compliance with, Section 6.5 or are required to take under applicable Law.
          6.5 No Solicitation; Acquisition Proposals.
          (a) From the Execution Date until the First Closing Date or, if earlier, the termination of this Agreement pursuant to Article IX, Seller shall not, and shall cause its Subsidiaries not to, and shall use commercially reasonable efforts to cause its Representatives not to, directly or indirectly: (i) solicit, initiate or knowingly or intentionally facilitate any inquiry with respect to, or the making, submission or announcement of, any Acquisition Proposal or any proposal that would reasonably be expected to lead to any Acquisition Proposal, (ii) furnish to any Person any non-public information relating to Seller or any of its Subsidiaries in connection with an Acquisition Proposal (except to the extent specifically permitted pursuant to Section 6.5(b)), (iii) participate or engage in discussions or negotiations with any Person with respect to any Acquisition Proposal, except to notify such Person as to the existence of the provisions of this Agreement or to the extent specifically permitted pursuant to Section 6.5(b), (iv) approve, endorse or recommend any Acquisition Proposal (except to the extent specifically permitted pursuant to Section 6.5(d)), or (v) enter into any letter of intent or similar document or any agreement, commitment or understanding contemplating or otherwise relating to any Acquisition Proposal or a transaction contemplated thereby (except for confidentiality agreements specifically permitted pursuant to Section 6.5(b)). Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any Representative of Seller or any Subsidiary of Seller shall be a breach of this Section 6.5(a) by Seller. On the Execution Date, subject to Section 6.5(b) Seller shall, and shall cause each of its Subsidiaries to, immediately cease and use commercially reasonable efforts to cause its Representatives to terminate any solicitation, discussion or negotiation with any Persons conducted by Seller or its Subsidiaries or any of their Representatives prior to the Execution Date with respect to any Acquisition Proposal.
          (b) Notwithstanding anything to the contrary contained in Section 6.5(a), if at any time following the Execution Date and prior to the earlier of obtaining the Required Seller Stockholder Vote and the termination of this Agreement pursuant to Article IX (i) Seller has fully complied with its obligations in Section 6.5(a) and has received an Acquisition Proposal from any Person or “group” (as determined under Section 13(d)(3) of the Exchange Act) that the board of directors of Seller believes in good faith to be bona fide, and (ii) the board of directors of Seller determines in good faith, after consultation with its financial advisors and outside counsel, that such Acquisition Proposal constitutes or may reasonably be expected to result in a Superior Proposal, then Seller may (A) furnish information (including non-public information) with respect to Seller and its Subsidiaries to the Person or group making such Acquisition Proposal and (B) participate in discussions or negotiations with the Person or group making such Acquisition Proposal regarding such Acquisition Proposal; provided, that Seller (x) will not, and will not allow its Subsidiaries to (and will use commercially reasonable efforts to cause its Representatives not to), disclose any non-public information to such Person or group without first entering or having entered into a confidentiality agreement with such Person or group that is at least as restrictive on such Person or group as the Confidentiality Agreement is on Buyer and (y) will promptly provide to Buyer any material non-public information concerning Seller or its

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Subsidiaries provided by Seller to such other Person or group which was not previously made available to Buyer, except to the extent restricted by applicable Laws.
          (c) From and after the Execution Date, Seller shall promptly (within 48 hours of, or the next Business Day immediately following, if later) notify Buyer in the event that any of Seller, its Subsidiaries or its Representatives receives any Acquisition Proposal or written indication by any Person or group that it is considering making an Acquisition Proposal and shall disclose to Buyer the identity of the other Person making such Acquisition Proposal. Seller shall keep Buyer informed (orally and in writing) on a current basis of the occurrence of any material changes or developments of the status of any such Acquisition Proposal or written indication (including the material terms and conditions thereof and of any material modification thereto), and any material developments related thereto.
          (d) Notwithstanding anything to the contrary contained in Section 6.5(a), the board of directors of Seller may, at any time prior to obtaining the Required Seller Stockholder Vote, withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Buyer, the Seller Board Recommendation and/or endorse or recommend to Seller’s stockholders any Superior Proposal (a “Change of Board Recommendation”) if, but only if, (A) the board of directors of Seller concludes in good faith, after consultation with outside counsel, that failure to take such action would be inconsistent with its fiduciary obligations under applicable Law and (B) in the case of any Superior Proposal, Seller has given Buyer five (5) Business Days prior written notice that the board of directors intends to make a Change of Board Recommendation (the “Superior Proposal Notice”) and for a period of not less than five (5) Business Days after Buyer’s receipt of such Superior Proposal Notice, Seller shall, if requested by Buyer, negotiate in good faith with Buyer to revise this Agreement so that the Acquisition Proposal that constituted a Superior Proposal no longer constitutes a Superior Proposal (a “Former Superior Proposal”). The terms and conditions of this Section 6.5 shall again apply to any inquiry or proposal made by any Person who withdraws a Superior Proposal or who made a Former Superior Proposal (after withdrawal or after such time as their proposal is a Former Superior Proposal). Seller may, if it receives an Acquisition Proposal, delay the mailing of the Proxy Statement and/or the holding of the Seller Stockholders’ Meeting, in each case to provide a reasonable opportunity for the board of directors of Seller to consider such Acquisition Proposal and to determine the effect of the same, if any, on the Seller Board Recommendation. Except as permitted by this Section 6.5, the Proxy Statement shall include the Seller Board Recommendation.
          (e) Nothing contained in this Agreement shall prohibit the board of directors of Seller from disclosing the fact that the board of directors of Seller has received an Acquisition Proposal and the terms of such Acquisition Proposal, if the board of directors of Seller determines, after consultation with its outside legal counsel, that (i) failure to make such disclosure would be inconsistent with its fiduciary duties under applicable Law or (ii) Seller is otherwise required to make such disclosure.
          (f) For purposes of this Agreement, (i) “Acquisition Proposal” means any inquiry, offer or proposal, or any indication of interest in making an offer or proposal, made by a Person or group at any time which is structured to permit such Person or group to acquire beneficial ownership of any Purchased Assets or at least twenty-five percent (25%) of the assets

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of, or equity interest in, Seller and its Subsidiaries, taken as a whole, pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer or exchange offer or similar transaction, in each case other than the Transactions, and (ii) “Superior Proposal” means any bona fide Acquisition Proposal made by a Person or group (except that references in the definition thereof to “at least twenty-five percent (25%) of the assets of, or equity interest in, Seller and its Subsidiaries, taken as a whole,” shall be replaced by “more than fifty percent (50%) of the assets of, or equity interests in, Seller and its Subsidiaries, taken as a whole”), in each case other than the Transactions, made in writing that the board of directors of Seller has determined in its good faith judgment (after consultation with its financial advisors and outside counsel and after taking into account all legal, financial, regulatory and other aspects of the proposal, including the financing terms thereof) is more favorable to Seller and/or Seller’s stockholders than the Transactions. Notwithstanding anything to the contrary contained herein, in no event shall any acquisition by any Person or group from Seller at any time after the termination of this Agreement of any equity “securities” (as defined in Section 2(a)(1) of the Securities Act) of Seller constitute an Acquisition Proposal or a Superior Proposal if the board of directors of Seller shall in good faith determine that such acquisition is made in connection with a bona fide financing or capital raising arrangement (an “Equity Financing”), nor shall any agreement entered into by any Person or group with Seller after the termination of this Agreement in connection with or relating to an Equity Financing constitute an Acquisition Proposal or a Superior Proposal.
          (g) Notwithstanding anything to the contrary contained in this Agreement, the obligation of Seller to call, give notice of, convene and hold the Seller Stockholders’ Meeting and to hold a vote of Seller’s stockholders on the asset sale contemplated by this Agreement and the Charter Amendment shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to it of any Acquisition Proposal (whether or not a Superior Proposal), or by any Change of Board Recommendation. Seller agrees that it shall not submit to the vote of its stockholders any Acquisition Proposal (whether or not a Superior Proposal) or propose to do so.
          6.6 Transition Activities. Between the Execution Date and the First Closing Date, Seller shall promptly furnish Buyer with such reasonable sample quantities of any Promotional Materials that Seller may have utilized in connection with Products during the three (3) month period prior to the Execution Date, for use by Buyer in preparing its own Promotional Materials. All costs and expenses incurred by Buyer with respect to creating any Promotional Materials shall be borne by Buyer.
          6.7 Trade Inventory. Between the Execution Date and the First Closing, Seller shall use Commercially Reasonable Efforts to distribute Products to its wholesalers and other customers in quantities such that the volume of Products in the marketplace (including such amounts held by distributors, wholesalers, retailers and customers) remains at levels consistent with the levels established during the two (2) years preceding the Execution Date.
          6.8 Cooperation Regarding Financial Statements; etc. In the event that Buyer is required to include any audited financial statements with respect to the Business in any filing to be made by Buyer under the Securities Act or Exchange Act, with respect to or as a result of the transactions contemplated by this Agreement, Seller shall (i) use commercially reasonable

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efforts to provide Buyer with the financial statements and other information and documents pertaining to the Business that Buyer will be required by applicable rules and regulations of the SEC to include in its filings and (ii) use commercially reasonable efforts to cause the independent auditors for Seller to promptly deliver such information and provide access to files and work papers in connection therewith as Buyer may reasonably request. Buyer shall reimburse Seller for any reasonable out of pocket costs incurred by Seller in connection therewith.
          6.9 Notifications; Updated Schedules. Between the Execution Date and the First Closing Date:
          (a) Seller, on the one hand, and Buyer, on the other hand, shall promptly notify the other Party in writing of any fact, change, condition, matter, circumstance, claim, event or occurrence or nonoccurrence of any event of which it is aware that will or is reasonably likely to result in any of the conditions set forth in Article VII becoming incapable of being satisfied;
          (b) Seller shall give prompt notice to Buyer of (i) the existence, occurrence or non-occurrence of any fact, change, condition, matter, circumstance, claim or event the existence, occurrence or non-occurrence of which would cause the representations or warranties of Seller contained in Article IV to be untrue or inaccurate in any material respect at or prior to the First Closing Date and (ii) any material failure of Seller to perform, comply with or satisfy any covenant, condition or agreement to be performed, complied with or satisfied by it hereunder. With respect to a notice contemplated by clause (i) of the first sentence of this paragraph (b) if the notice expressly acknowledges that the facts, changes, conditions, matters, circumstances claims and/or events (occurrence or nonoccurrence of which) described therein occurred after the Execution Date and would give rise to the failure of a condition in favor of Buyer set forth in Article VII (a “MAE Notice”) the Schedules included in the Seller Disclosure Letter hereto shall be deemed to include the information contained in any such MAE Notice (other than for purposes of Articles VII and IX) and no claim may be made by any Buyer Indemnitee (including under Article X hereof) for Losses hereunder with respect to any of the facts, changes, conditions, matters, circumstances, claims or other events (or the existence, occurrence or nonoccurrence thereof) described in any such MAE Notice. A notice contemplated by clause (i) (other than a MAE Notice) or clause (ii) of the first sentence of this paragraph (b) shall not be deemed to update the Schedules included in the Seller Disclosure Letter or adversely affect Buyer’s rights under this Agreement, including for the purposes of Buyer’s rights under Articles VII, IX and X of this Agreement.
          (c) Seller may, by delivery to Buyer, update the Schedules to correct typographical or immaterial errors and, upon Buyer’s written approval, any such updated Schedule shall replace the corresponding Schedule delivered by Seller in connection with the execution of this Agreement.
          6.10 Further Assurances; Further Documents.
          (a) Each of the Parties shall use its commercially reasonable efforts, in the most expeditious manner practicable, (i) to satisfy or cause to be satisfied all the conditions

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precedent that are set forth in Article VII, as applicable to each of them, (ii) to cause the Transactions to be consummated and (iii) without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to consummate the Transactions.
          (b) Each of Buyer and Seller shall, and shall cause its respective Subsidiaries to, at the request of another Party, take all actions such other Party may reasonably request to transfer the Purchased Assets and the Assumed Liabilities on the terms and conditions of this Agreement in connection with the consummation of the Transactions.
          (c) Each of Buyer and Seller shall, and shall cause its respective Subsidiaries to, at the request of another Party, execute and deliver to such other Party all such further instruments, assignments, assurances and other documents as such other Party may reasonably request in connection with the consummation of the Transactions.
          6.11 Listing. Seller shall use commercially reasonable efforts to cause the Shares to be listed on the Exchange, or upon such other primary exchange on which the Common Stock is then listed, upon their issuance if the Common Stock is listed upon any such exchange as of the First Closing Date.
          6.12 Ownership Cap. From the Execution Date until the First Closing Date and after giving effect to the consummation of the Transactions, subject to Seller’s compliance with Section 6.2(b)(i), Buyer shall not and shall cause parent not to (i) “beneficially own” (as determined under Rule 13d-3 under the Exchange Act) 19.9% or more of the shares of Common Stock and/or (ii) possess 19.9% or more of the voting power of Seller.
ARTICLE VII.
CONDITIONS TO CLOSING
          7.1 Conditions Precedent to Obligations of Buyer and Seller at the First Closing. The respective obligations of Buyer and Seller to consummate the transactions contemplated by this Agreement to be consummated on the First Closing Date are subject to the satisfaction or waiver (jointly by Buyer and Seller) at or prior to the First Closing Date of each of the following conditions:
          (a) Order. No Regulatory Authority of competent jurisdiction shall have issued an order, decree or ruling, or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions which are contemplated by this Agreement to be consummated on the First Closing Date.
          (b) Stockholder Approval. The Required Seller Stockholders Vote shall have been obtained.
          (c) Charter Amendment. The Charter Amendment shall have been filed with the Secretary of State of the State of Delaware.

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          7.2 Conditions Precedent to Buyer’s Obligations at the First Closing. The obligation of Buyer to consummate the transactions contemplated by this Agreement to be consummated on the First Closing Date is subject to the satisfaction at or prior to the First Closing Date of each of the following additional conditions, any one or more of which may be waived by Buyer in its sole discretion in writing:
          (a) Representations and Warranties. Each of the representations and warranties of Seller contained in Article IV, shall be true and correct as of the Execution Date and as of the First Closing Date as though made on and as of the First Closing Date (unless any such representation or warranty expressly relates to a particular date, in which case such representation or warranty shall be true and correct only as of such date) except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, be expected to have a Material Adverse Effect. Buyer shall have received a certificate as to satisfaction of the conditions set forth in this Section 7.2(a) dated as of the First Closing Date and executed by a duly authorized officer of Seller.
          (b) Performance. Seller shall have performed and complied in all material respects with each of the covenants, agreements and obligations Seller is required to perform, at or prior to the First Closing Date, under this Agreement.
          (c) Deliveries/Actions. Seller shall have made or caused to be made each of the deliveries required to be made, and take each the actions required to be taken, by Seller under Section 3.2(a).
          (d) No Material Adverse Effect. No Material Adverse Effect shall have occurred since the Execution Date.
          (e) Establishment of Development Bank Account. Seller shall have established the Development Bank Account in accordance with Section 8.7(c).
          7.3 Conditions Precedent to Seller’s Obligations at the First Closing. The obligation of Seller to consummate the transactions contemplated by this Agreement to be consummated on the First Closing Date is subject to the satisfaction on or prior to the First Closing Date of each of the following additional conditions, any one or more of which may be waived by Seller in its sole discretion in writing:
          (a) Representations and Warranties. Each of the representations and warranties of Buyer contained in Article V shall be true and correct in all material respects, as of the Execution Date and as of the First Closing Date as though made on and as of the First Closing Date (unless any such representation or warranty expressly relates to a particular date, in which case such representation or warranty shall be true and correct only as of such date), except where the failure of any representation or warranty to be true and correct would not prevent or materially delay the consummation of the Transactions. Seller shall have received a certificate as to satisfaction of the conditions set forth in this Section 7.3(a) dated as of the First Closing Date and executed by a duly authorized officer of Buyer.

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          (b) Performance. Buyer shall have performed and complied in all material respects with each of the covenants, agreements and obligations Buyer is required to perform at or prior to the First Closing Date under this Agreement.
          (c) Deliveries/Actions. Buyer shall have made or caused to be made each of the deliveries required to be made, and take each the actions required to be taken, by Buyer under Section 3.2(b).
          7.4 Conditions Precedent to Obligations of Buyer and Seller at the Second Closing. The respective obligations of Buyer and Seller to consummate the transactions contemplated by this Agreement to be consummated on the Second Closing Date are subject to the satisfaction or waiver (jointly by Buyer and Seller) at or prior to the Second Closing Date of each of the following conditions:
          (a) PTB US Development. Completion of PTB US Development shall have occurred.
          (b) Order. No Regulatory Authority of competent jurisdiction shall have issued an order, decree or ruling, or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions which are contemplated by this Agreement to be consummated on the Second Closing Date.
          (c) First Closing. The First Closing shall have occurred.
          7.5 Conditions Precedent to Buyer’s Obligations to the Second Closing. The obligation of Buyer to consummate the transactions contemplated by this Agreement to be consummated on the Second Closing Date are subject to the Seller making each of the deliveries required to be made, and take each the actions required to be taken, by Seller under Section 3.3(a) each of which may be waived in Buyer’s sole discretion in writing.
          7.6 Conditions Precedent to Seller’s Obligations to the Second Closing. The obligation of Seller to consummate the transactions contemplated by this Agreement to be consummated on the Second Closing Date are subject to Buyer making each of the deliveries required to be made, and take each the actions required to be taken, by Buyer under Section 3.3(b) each of which may be waived in Seller’s sole discretion in writing.
ARTICLE VIII.
ADDITIONAL COVENANTS
          8.1 Confidentiality; Publicity.
          (a) The terms of the Confidentiality Agreement shall apply to any information provided by Seller to Buyer pursuant to this Agreement.
          (b) The Parties jointly agree that no public release or announcement concerning the Transactions shall be issued by either of them without the prior written consent of the other (which consent shall not be unreasonably withheld or delayed), except as such release or announcement may be required by Law or the rules or regulations of any applicable United

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States securities exchange or Regulatory Authority to which the relevant Party is subject or submits, wherever situated, in which case the Party required to make the release or announcement shall use its reasonable commercial efforts to allow, if reasonably practical, the other Party reasonable time to comment on such release or announcement in advance of such issuance, it being understood that the final form and content of any such release or announcement, to the extent so required, shall be at the final discretion of the Party required to make such disclosure.
          8.2 Use of Trade or Service Marks; Name Change. Other than as expressly provided in this Agreement and/or the Other Agreements, Buyer shall not use or permit any of its Affiliates or distributors to use any of Seller’s corporate marks, trademarks or service marks or names now or hereafter owned or used by Seller.
          8.3 Notification of Customers. Promptly after the First Closing Date, Buyer and Seller shall jointly notify all customers set forth on Schedule 8.3 of the Seller Disclosure Letter of the transfer to Buyer of the Purchased Assets and Assumed Liabilities (in each case, to the extent transferred on the First Closing Date), and that all purchase orders for Products submitted after the First Closing Date should be sent to Buyer at the address of Buyer set forth in Section 11.4.
          8.4 Products Returns, Rebate Charges and Wholesaler Charges.
          (a) NDC Numbers. Following the First Closing Date, Buyer shall register with FDA to obtain its own NDC numbers with respect to Products and shall use commercially reasonable efforts to have in place as soon as reasonably practicable all resources such that sales can be accomplished under the NDC numbers of Buyer. Thereafter, Buyer shall use, or cause to be used, its new NDC numbers on all invoices, orders, drug labels and labeling and other communications with all customers and Regulatory Authorities.
          (b) Products Returns. Buyer shall be responsible for processing, or causing to be processed, all Product returns requested on or after the First Closing Date, including any returns of Products sold by Seller prior to the First Closing Date. Seller shall be responsible for refunds owed with respect to Products sold prior to the First Closing Date; provided, however, if Buyer and Seller sell Product from the same lot, then Buyer and Seller shall be responsible for Products sold from such lot in proportion to their pro-rata sales of Products from such lot. (For example, if Seller sold 80% of a lot prior to the First Closing Date and Buyer sells the remaining 20% of the lot after the First Closing Date, then Seller shall be responsible for 80% of the refunds owed with respect to Products sold from such lot.) Buyer shall destroy, or cause to be destroyed, all such returned Products in a manner consistent with applicable Law.
          (c) Rebate Charges. Buyer shall be responsible for processing, or causing to be processed, all Rebate Charges requested on or after the First Closing Date, including with respect to any Products sold by Seller prior to the First Closing Date. Seller shall be responsible for Rebate Charges for Products sold prior to the First Closing Date; provided, however, if Buyer and Seller sell Product from the same lot, then Buyer and Seller shall be Rebate Charges for Products sold from such lot in proportion to their pro-rata sales of Products from such lot.

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          (d) Wholesaler Charges. Buyer shall be responsible for processing, or causing to be processed, all Wholesaler Charges requested on or after the First Closing Date, including with respect to any Products sold by Seller prior to the First Closing Date.
          (e) Notices. Buyer and Seller shall agree upon an appropriate notice with respect to the transfer of Rebate Charge and Wholesaler Charge submissions to Buyer after the First Closing Date.
          8.5 Regulatory Matters.
          (a) Until the First Closing Date, Seller shall be solely responsible for (i) taking all actions, paying all fees and conducting all communication with the appropriate Regulatory Authority required by Law in respect of Regulatory Approvals, including preparing and filing all reports (including adverse drug experience reports, product deviation reports, annual reports, with the appropriate Regulatory Authority), (ii) submitting all applications for marketing authorizations of new drugs, where such authorizations have not yet been granted, and variation of existing authorizations, and (iii) investigating all complaints and adverse drug experiences with respect to Products sold pursuant to such Regulatory Approvals.
          (b) Until the Second Closing Date, Seller shall be solely responsible for (i) taking all actions, paying all fees and conducting all communication with the appropriate Regulatory Authority required by Law in respect of Regulatory Approvals solely for the PTB Indication, including preparing and filing all reports (including adverse drug experience reports, product deviation reports, annual reports, with the appropriate Regulatory Authority), (ii) submitting all applications for marketing authorizations of new drugs solely for the PTB Indication, where such authorizations have not yet been granted, and variation of existing authorizations, and (iii) investigating all complaints and adverse drug experiences with respect to Products sold pursuant to such Regulatory Approvals. The costs incurred by Seller for activities pursuant to this Section 8.5(b) shall constitute Development Costs of Seller subject to the Seller Development Costs Cap.
          (c) From and after the First Closing, Buyer, at its cost shall be solely responsible for taking all actions and conducting all communication with third parties with respect to Products sold pursuant to such Regulatory Approvals (whether sold before or after transfer of such Regulatory Approval), including responding to all complaints in respect thereof, including complaints related to tampering, contamination, or counterfeiting.
          (d) Seller shall provide Buyer with such data as is reasonably necessary to comply with Buyer’s reporting obligations for Best Price (as defined at 42 U.S.C. § 1396r-8(c)(1)(C)), Average Manufacturers Price (as defined at 42 U.S.C. § 1396r-8(k)(1)) and Average Sales Price (as defined at 42 U.S.C. § 1395w-3(a)(c)) for such period as is reasonably necessary, not to exceed one (1) year after the First Closing Date.
          (e) From and after the First Closing Date, Buyer promptly (and in any event within the time periods required by Law) shall notify Seller within three (3) Business Days if Buyer receives a complaint or a report of an adverse drug experience with respect to Products. In addition, Buyer shall cooperate with Seller’s reasonable requests and use Commercially

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Reasonable Efforts to assist Seller in connection with the investigation of and response to any complaint or adverse drug experience related to Products sold by Buyer.
          (f) From and after the First Closing Date, Buyer shall be responsible for (i) conducting all voluntary and mandatory recalls of units of Products sold pursuant to such Regulatory Approvals (whether sold before or after transfer of such Regulatory Approval), including recalls required by any Regulatory Authority and recalls of units of Products sold by Seller deemed necessary by Seller in its reasonable discretion, (ii) conducting all communications and submitting all required reports to any Regulatory Authority concerning the recalls and (iii) notifying customers and consumers about the recalls. Seller promptly shall notify Buyer in the event that a recall of Products sold by Seller is necessary. Seller shall be responsible for all costs associated with recalls of Products sold prior to First Closing Date; provided, however, if Buyer and Seller sell Product from the same lot, then Buyer and Seller shall be responsible for the cost of recalls of Products sold from such lot in proportion to their pro-rata sales of Products from such lot.
          (g) Seller and Buyer each agree to promptly prepare and file whatever filings, requests or applications are required or deemed advisable to be filed with any Regulatory Authority in connection with the Transactions and transfer and assumption of the Regulatory Approvals and to cooperate with one another as reasonably necessary to accomplish the foregoing.
          8.6 Tax Matters.
          (a) All Transfer Taxes shall be paid fifty percent (50%) by Seller and fifty percent (50%) by Buyer. Any Tax Return that must be filed in connection with Transfer Taxes shall be duly prepared and timely filed by the Party primarily or customarily responsible under applicable local Law for filing such Tax Return (the “Filing Party”), and such Filing Party will use commercially reasonable efforts to provide such Tax Return to the other Party at least ten (10) Business Days prior to the date such Tax Return is due to be filed. The Parties agree to use their commercially reasonable efforts to resolve any disagreements over such Tax Return as promptly as possible. The non-Filing Party shall furnish its fifty percent (50%) share of such Transfer Taxes to the Filing Party no later than the later of (x) five (5) Business Days after such Tax Returns have been provided by the Filing Party or (y) two (2) Business Days prior to such filing. The Filing Party shall provide the non-Filing Party with evidence reasonably satisfactory to the non-Filing Party that such Transfer Taxes have been paid by the Filing Party.
          (b) Buyer and Seller agree to furnish or cause to be furnished to the other, upon request, as promptly as practicable, such information and assistance relating to the Purchased Assets, including, without limitation, access to books and records, as is reasonably necessary for the filing of all Tax Returns by Buyer or Seller, the making of any election relating to Taxes, the preparation for any audit by any taxing authority and the prosecution or defense of any claim, suit or proceeding relating to any Tax. Each of Buyer and Seller shall retain all books and records with respect to Taxes pertaining to the Purchased Assets for a period of at least seven (7) years following the applicable Closing Date.

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          (c) Seller shall be responsible for and shall promptly pay when due (x) all Property Taxes levied with respect to the First Closing Date Purchased Assets attributable to the Pre-Closing Tax Period and (y) all Property Taxes levied with respect to the Second Closing Date Purchased Assets attributable to the Second Pre-Closing Tax Period, and Buyer shall be responsible for and shall promptly pay when due (x) all Property Taxes levied with respect to the First Closing Date Purchased Assets attributable to the Post-Closing Tax Period and (y) all Property Taxes levied with respect to the Second Closing Date Purchased Assets attributable to the Second Post-Closing Tax Period. All Property Taxes levied with respect to the Purchased Assets for the First Closing Straddle Period or the Second Closing Straddle Period (as the case may be) shall be apportioned between Buyer and Seller based on the number of days of such Straddle Period included in the Pre-Closing Tax Period or the Second Pre-Closing Tax Period (as the case may be) and the number of days of such Straddle Period included in the Post-Closing Tax Period or the Second Pre-Closing Tax Period (as the case may be). Seller shall be liable for the proportionate amount of such Property Taxes that is attributable to the relevant Pre-Closing Tax Period, and Buyer shall be liable for the proportionate amount of such Property Taxes that is attributable to the relevant Post-Closing Tax Period. Upon receipt of any bill for such Property Taxes, Buyer or Seller, as applicable, shall present a statement to the other setting forth the amount of reimbursement to which each is entitled under this Section 8.6(c) together with such supporting evidence as is reasonably necessary to calculate the proration amount. The proration amount shall be paid by the party owing it to the other within ten (10) days after delivery of such statement. In the event that Buyer or Seller makes any payment for which it is entitled to reimbursement under this Section 8.6(c), the applicable party shall make such reimbursement promptly but in no event later than ten (10) days after the presentation of a statement setting forth the amount of reimbursement to which the presenting party is entitled along with such supporting evidence as is reasonably necessary to calculate the amount of reimbursement.
          (d) Seller shall promptly notify Buyer in writing upon receipt by Seller of notice of any pending or threatened Tax audits or assessments relating to the income, properties or operations of Seller that reasonably may be expected to relate to or give rise to an Encumbrance on the Purchased Assets. Each of Buyer and Seller shall promptly notify the other in writing upon receipt of notice of any pending or threatened Tax audit or assessment challenging the Allocation Schedule.
          (e) Buyer and Seller shall cooperate fully with each other in the conduct of any audit, litigation or other proceeding relating to Taxes involving the Purchased Assets or the Allocation Schedule. To the extent there arise any inquiries, claims, assessments, audits or similar events with respect to Taxes relating to the Purchased Assets for a Pre-Closing Tax Period (any such inquiry, claim, assessment, audit or similar event, a “Tax Matter”) and Seller acknowledges in writing to Buyer that Seller shall be obligated to pay in full any Liability that results from a Tax Matter under the terms of its indemnity under this Agreement (a “Complete Indemnity Obligation”), then Seller shall be entitled, if it so elects at its own cost, risk and expense, by written notice to Buyer within ten (10) Business Days of the institution thereof, to take sole control of the conduct of such Tax Matter, including any settlement or compromise thereof, provided, however, that Seller shall keep Buyer reasonably informed of the progress of any such Tax Matter and shall not effect any such settlement or compromise of such Tax Matter which would result in a material adverse Tax consequence to Buyer without obtaining Buyer’s prior written consent thereto, which shall not be unreasonably withheld or delayed; and,

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provided, further, that to the extent Seller would not have a Complete Indemnity Obligation to Buyer hereunder in respect of any Tax Matter, Seller and Buyer shall each be entitled to exercise joint control of the conduct of such Tax Matter with the other Party, with each bearing its own costs and expenses. In the event of any conflict or overlap between the provisions of this Section 8.6(e) and Section 10.6 (relating to indemnification procedures), the provisions of this Section 8.6(e) shall control.
          (f) Seller and Buyer hereby waive compliance with any “bulk sales” Laws (including Laws relating to obtaining Tax clearance certificates and any requirement to withhold any amount from payment of the Purchase Price or Post-Closing Payments) applicable to the sale to Buyer of the Purchased Assets by Seller.
          8.7 Development.
          (a) Development Generally; Development Plan.
          (i) The Parties’ respective responsibilities for the Development of the Products shall be set forth in the Development Plan, subject to this Section 8.7 and the other provisions of this Agreement. All Development activities after the First Closing Date will be overseen and supervised by the Joint Development Committee.
          (ii) The Parties will establish and, from and after the First Closing Date, actively maintain and update a Development plan for the Development of Products (the “Development Plan”), including a Development budget therefor (the “Development Budget”). The Development Plan will include a Development plan for the Development by Seller of Prochieve for the PTB Indication (the “Prochieve PTB Development Plan”). The initial Prochieve PTB Development Plan is attached hereto as Schedule 8.7 of the Seller Disclosure Letter. In addition to the Prochieve PTB Development Plan, the Development Plan shall include detailed plans and timelines for the Development of Next Generation Products after the First Closing Date through to the projected date of Regulatory Approval in each Major Territory of a Next Generation Product for the PTB Indication. Buyer shall prepare and the Joint Development Committee shall approve a full Development Plan, as described in this Section 8.7(a)(ii) within sixty (60) days of the First Closing Date. The Development Plan and Development Budget may be updated from time to time after First Closing Date by the Joint Development Committee in accordance with Section 8.9.
          (b) Development of Prochieve for the PTB Indication.
          (i) From and after the First Closing Date until the Second Closing Date, Seller will be responsible for Product Development activities related to Prochieve for the PTB Indication as set forth in the Prochieve PTB Development Plan, including the conduct of the PREGNANT Study. Seller shall use Commercially Reasonable Efforts to retain its employees who are responsible for, or tasked with, achievement of Regulatory Approval for a PTB Product (the “PTB Product Team”) until the Second Closing Date. If, due to the departure of one or more employees of Seller, the capabilities of the PTB Product Team are materially adversely impacted prior to the Second Closing Date, Seller

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shall use Commercially Reasonable Efforts promptly to replace any such employee(s). All Development Costs in connection with such Product Development activities incurred by or on behalf of Seller from and after the First Closing Date will be borne by Seller; provided, that notwithstanding any other provision hereof or in the Other Agreements and notwithstanding any amendments or updates to the Development Plan, Seller shall be required to bear no more than seven million Dollars ($7,000,000) in such Development Costs (the “Seller Development Costs Cap”) and provided, further, that, if Buyer requests an increase in the patient enrollment in the PREGNANT Study in excess of five hundred (500) patients, any costs related to such increase, in excess of what is contemplated in the Development Plan, shall be borne by Buyer. All Development Costs incurred by Seller and reasonably documented after January 1, 2010 shall count towards the Seller Development Costs Cap. All Development Costs in excess of the Seller Development Costs Cap will be borne by Buyer.
     (c) On the First Closing Date, Seller shall establish a separate bank account at a nationally recognized financial institution (the “Development Bank Account”) for the purpose of paying Development Costs. The initial balance of the Development Bank Account shall be equal to the excess of (A) the Seller Development Costs Cap minus (B) the amount of reasonably documented Development Costs incurred by Seller after January 1, 2010 through the First Closing Date. Seller shall provide to Buyer full access to review the balances in the Development Bank Account on a current basis during the Seller Expense Period. Until the earlier of the time that (x) Seller has fulfilled its responsibilities set forth in the Development Plan and Development Budget and (y) Seller has incurred an amount of Development Costs (including any reasonably documented Development Costs incurred by Seller after January 1, 2010 and prior to the First Closing Date) equal to the Seller Development Costs Cap (the “Seller Expense Period”), the funds in the Development Bank Account shall be used exclusively for the payment of Development Costs.
     (d) Lifecycle Management. The Parties’ Development activities hereunder include and the Development Plan will reflect an active and sustained program with respect to the lifecycle management of Products (including Development of a Next Generation Product as contemplated by Section 8.7(a)(ii)) under the supervision of the Joint Development Committee. Buyer will be responsible for all Development activities and Development costs associated therewith, provided, that any such activities may be allocated to Seller, at Buyer’s cost, with the mutual agreement of the Parties.
          (e) Seller Development Activities.
          (i) Seller shall use Commercially Reasonable Efforts to timely and diligently conduct all Seller Development Activities. All Seller Development Activities shall be conducted by Seller in accordance with the Development Plan.
          (ii) No less than five (5) Business Days prior to each scheduled meeting of the Joint Development Committee, Seller will provide the Buyer members of the Joint Development Committee with a written report on the status and progress of Seller Development Activities, which reports shall include information on progress

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versus plan, spend versus budget (quarterly), protocol deviations, notable safety and efficacy findings (including serious adverse events and events of interest from risk management perspective), inspection, audit findings, and summaries of all interactions, and copies of all correspondence, with Regulatory Authorities since the previous report.
          (iii) In addition, Seller shall make available to Buyer such information about Seller Development Activities as may be reasonably requested by Buyer from time to time.
          (iv) Buyer shall have the right to review any data generated by Seller during the conduct of Seller Development Activities, as may be reasonably requested by Buyer from time to time.
          (v) Seller shall promptly inform Buyer in writing about any unforeseen and/or material results, problems, difficulties or issues in connection with the Seller Development Activities or of which Seller is otherwise aware with respect to the Development of Products.
          (vi) Seller shall notify Buyer promptly upon scheduling, and provide Buyer with five (5) days notice, of any Regulatory Authority meetings with FDA or EMEA held by Seller or its Subsidiary for a Product, and Buyer, at its option, may attend such meetings.
          (f) Buyer Development Activities.
          (i) Buyer shall use Commercially Reasonable Efforts to timely and diligently conduct all Buyer Development Activities. Without limiting the foregoing, Buyer shall use Commercially Reasonable Efforts to achieve each of the Milestones set forth in Section 2.8(a) and (b) as soon as practicable, it being acknowledged that prior to the Second Closing Date, conduct of the PREGNANT Study and Development efforts with respect to the achievement of the PTB NDA Acceptance Milestone shall be Seller’s responsibility. All Buyer Development Activities shall be conducted by Buyer in accordance with the Development Plan.
          (ii) No less than five (5) Business Days prior to each scheduled meeting of the Joint Development Committee, Buyer will provide the Seller members of the Joint Development Committee with a written report on the status and progress of Buyer Development Activities, which reports shall include information on progress versus plan, spend versus budget (quarterly), protocol deviations, notable safety and efficacy findings (including serious adverse events and events of interest from risk management perspective), inspection, audit findings, and summaries of all interactions, and copies of all correspondence, with Regulatory Authorities since the previous report.
          (iii) In addition, Buyer shall make available to Seller such information about Buyer Development Activities as may be reasonably requested by Seller from time to time.

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          (iv) Seller shall have the right to review any data generated by Buyer during the conduct of Buyer Development Activities, as may be reasonably requested by Seller from time to time.
          (v) Buyer shall promptly inform Seller in writing about any unforeseen material results, problems, difficulties or issues in connection with the Buyer Development Activities or of which Buyer is otherwise aware with respect to the Development of the Products.
          (vi) Buyer shall notify Seller promptly upon scheduling, and provide Seller with five (5) days notice, of any Regulatory Authority meetings with FDA or EMEA held by Buyer or its Affiliate for a Product, and Seller, at its option, may attend such meetings.
          (g) Development Costs Reporting and Payment. Each Party shall prepare and deliver to the other Party quarterly written reports in a form approved by the Joint Development Committee setting forth all Development Costs incurred in the performance of all Development activities, as set forth in this Agreement and the Development Plan in the applicable calendar quarter by such Party on an activity-by-activity basis. Such quarterly reports shall be submitted within thirty (30) days after the end of the relevant calendar quarter for review by the Joint Development Committee and Seller shall include in each such report an original invoice for Development Costs incurred by Seller or its Subsidiaries payable hereunder, and Buyer shall pay Seller all such amounts within thirty (30) days from the date of receipt by Buyer of the applicable invoice.
          (h) Compliance. Each Party agrees that in performing its Development obligations under this Agreement (a) it shall comply with all applicable current international regulatory standards, including cGMP, cGLP, cGCP and other rules, regulations and requirements and (b) it will not employ or use any person that has been debarred under Section 306(a) or 306(b) of the U.S. Federal Food, Drug and Cosmetic Act.
          (i) Regulatory.
          (i) The Joint Development Committee shall determine plans and strategies for seeking Regulatory Approvals for Products.
          (ii) The Party responsible for Development of a Product shall also be responsible for making all Regulatory Filings and seeking Regulatory Approval for such Product in the applicable jurisdiction(s) and be responsible for conducting all meetings with Regulatory Authorities in connection therewith (subject to Sections 8.7(e)(vi) and 8.7(f)(vi)).
          (iii) Buyer shall fully cooperate with and provide assistance to Seller in connection with filings to any Regulatory Authority relating to the Products, including by executing any required documents, providing access to personnel and providing such Party with copies of all reasonably required documentation.

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          (iv) To the extent required, each Party shall grant or cause to be granted to the other and its Affiliates or sublicensees cross-reference rights to any relevant drug master files and other filings submitted by such Party or its Affiliates with any Regulatory Authority relevant to the Products. In countries where cross-reference rights are deemed insufficient, each Party shall assist the other in preparing and providing the relevant Regulatory Authorities with equivalent Regulatory Filings in order to enable such other Party to comply with its regulatory obligations and obtain the relevant Regulatory Approvals.
          (j) Joint Development Period. Notwithstanding the other provisions of this Section 8.7, Seller’s role in the Development of Products as contemplated by this Agreement, including its participation in the Joint Development Committee and its rights and obligations set forth in this Section 8.7 in relation thereto, shall terminate upon termination of the Joint Development Period; provided, that such termination shall not limit or restrict any rights or obligations of Buyer or Seller accrued prior to such termination.
          8.8 Commercialization.
          (a) Commercialization Generally. Subject to the other provisions of this Agreement, including the other provisions of this Section 8.8, Buyer shall be solely responsible to Commercialize the Products in the Territory from and after the First Closing Date. All Commercialization activities shall be conducted in accordance with the terms of this Agreement. Buyer shall use Commercially Reasonable Efforts to Commercialize Products in order to maximize Net Sales in the Territory during the Marketing Term.
          (b) Compliance with Laws. In connection with all Commercialization activities under this Agreement, Buyer and all of its sales representatives shall comply with all applicable rules, regulations and requirements, including the Office of Inspector General Compliance Program Guidance for Pharmaceutical Manufacturers, April 2003, PDMA, state Laws and regulations governing the storage and distribution of pharmaceutical samples and aggregate spending on physician gifts, entertainment and expenses, the PhRMA Code, Section 1128B(b) of the Social Security Act, the AMA Guidelines on Gifts to Physicians from Industry, the Office of Inspector General Compliance Program Guidance for Pharmaceutical Manufacturers, HIPAA and all other applicable Laws.
          (c) Promotional Materials. Buyer shall be responsible for developing and disseminating all promotional, advertising, communication and educational materials relating to the Commercialization of the Products hereunder.
          (d) Launch. Buyer shall or shall cause its Affiliates, agents, licensees, sublicensees or distributors to Launch the PTB Product in the United States within six (6) months after receipt of the PTB US Approval.
          (e) Potential Partners Ex-U.S. To the extent Buyer or any Affiliate thereof is not seeking Regulatory Approval or Commercializing any Royalty Products or PTB Royalty Products in a country outside the U.S. and has no current plans to do so, Seller shall be entitled to seek proposals from Third Parties to Develop and/or Commercialize Royalty Products and/or

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PTB Royalty Products in such country. Prior to initiating efforts to identify or solicit proposals from Third Parties, Seller shall notify the Buyer of its intent to do so. In such event Buyer shall cooperate with Seller in such efforts, including providing Seller or any Third Party such information and data regarding the Product as may be reasonably requested by Seller or such Third Party, subject to such Third Party entering into a confidentiality agreement on terms approved in writing by Buyer (such approval not to be unreasonably withheld). Any proposals submitted by any such Third Party shall be reviewed and discussed by the Joint Commercialization Committee, provided that any decision whether or not to pursue any such proposals shall be subject to the approval of Buyer. For the avoidance of doubt, any activities of Seller contemplated by this Section 8.8(e) shall not constitute a breach of Section 8.11.
          8.9 Joint Development Committee.
          (a) Generally.
          (i) The Parties will establish a Joint Development Committee, composed of three (3) senior executives of Seller and three (3) senior executives of Buyer, two (2) of which will have responsibility for Development activities within the appointing Party’s organization. Prior to the First Closing Date, each Party will designate its initial members to serve on the Joint Development Committee and notify the other Party of the dates of availability for the first meeting of the Joint Development Committee. Each Party may replace its representatives on the Joint Development Committee on written notice to the other Party.
          (ii) The Joint Development Committee will oversee and supervise all Development activities for Products by the Parties pursuant to this Agreement. Without limiting the foregoing, the Joint Development Committee shall: (A) review the Development Plan and Development Budget no less frequently than once per calendar year and consider and approve any proposed amendments or updates thereto; (B) be responsible for monitoring and reviewing the activities of the Parties in connection with Development of Products under the Development Plan and assessing overall performance and compliance by the Parties with the Development Plan; (C) determine any matter within the Joint Development Committee’s responsibility delegated to any sub-committees established pursuant to Section 8.9(d) with respect to which such sub-committees have been unable to reach agreement; (D) perform any other activities related to the Development Plan as jointly requested by both Parties from time to time; (E) be solely responsible for approving any submission to the FDA of the PTB NDA or PTB Supplemental NDA; (F) be solely responsible for approving any amendments, modifications, supplements or updates to the PTB NDA or PTB Supplemental NDA; (G) be solely responsible for negotiating and accepting the PTB US Approval and (H) consider and act upon such other matters as specified in this Agreement.
          (b) Meetings of the Joint Development Committee.
          (i) The Joint Development Committee shall meet on a quarterly basis and at such other times as the Parties may agree, with at least thirty (30) days advance written notice to each Party. The first meeting of the Joint Development Committee shall

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be held as soon as reasonably practicable, but in no event later than thirty (30) days following the First Closing Date. Meetings shall be held face to face at such dates and places as are mutually agreed or by teleconference or videoconference should the members of the Joint Development Committee mutually decide. Unless otherwise agreed by the Parties, all in-person meetings of the Joint Development Committee shall be held on an alternating basis between Seller’s facility and Buyer’s facilities.
          (ii) Each Party may from time to time invite a reasonable number of participants, in addition to its representatives, to attend Joint Development Committee meetings, with the consent of the other Party (which shall not be unreasonably withheld); provided, that if either Party intends to have any Third Party (including any consultant) attend such a meeting, such Third Party will be subject to the prior approval of the other Party and must be bound by a confidentiality agreement acceptable to both Parties.
          (iii) Buyer shall appoint one (1) of its representatives on the Joint Development Committee to act as chairperson of the Joint Development Committee. The chairperson shall set agendas for Joint Development Committee meetings; provided that the agendas will include any reasonable matter requested by either Party. The chairperson shall be responsible for recording, preparing and, within a reasonable time, issuing minutes of each Joint Development Committee meeting, which draft minutes shall be subject to review and comment by the Parties.
          (iv) In order to have a quorum for the conduct of business at any Joint Development Committee meeting, at least one (1) representative of each Party must be present.
          (c) Decision Making.
          (i) Decisions of the Joint Development Committee shall be made by unanimous vote, with each Party’s representatives to the Joint Development Committee collectively having one vote. In the event of a disagreement among the Joint Development Committee with respect to a matter to be decided by the Joint Development Committee as specified herein, the matter shall be referred to the Senior Officers who shall attempt in good faith to resolve such disagreement. If they cannot resolve such issue within thirty (30) days of the matter being referred to them, then, subject to Section 8.9(c)(ii) below, the resolution and/or course of conduct shall (x) in the case of decisions made in respect of matters described in clauses (E) and (G) of the last sentence of Section 8.9(a)(ii), be determined by Buyer in its sole discretion and (y) in all other cases, be determined by Buyer in its reasonable discretion.
          (ii) Notwithstanding the foregoing, in no event shall Buyer in exercising its final decision-making authority described in Sections 8.9(c)(i) have the right:
     (A) to modify or amend the terms and conditions of this Agreement or to determine any such issue in a manner that would conflict with the express terms and conditions of this Agreement; or

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     (B) to approve or adopt any amendment, modification or update to the Development Plan or Development Budget or take any other action that would (A) unilaterally impose an obligation (financial or otherwise) on Seller beyond those expressly provided in this Agreement, (B) excuse Buyer from any of its obligations specifically enumerated under this Agreement, or (C) reduce the rights of Seller specifically enumerated under this Agreement.
          (d) Sub-Committees.
          (i) The Joint Development Committee may, at any time it deems necessary or appropriate, establish additional joint committees and delegate such of its responsibilities as it determines appropriate to such joint committees.
          (ii) In the event of a disagreement among the members of any such joint committee, the matter shall be referred to the Joint Development Committee for resolution pursuant to Section 8.9(c) above.
          8.10 Joint Commercialization Committee.
          (a) Generally.
          (i) The Parties will establish a Joint Commercialization Committee composed of one (1) representative of Seller and such number of representatives of Buyer as it shall determine, in its discretion. Prior to the First Closing Date, each Party will designate its initial members to serve on the Joint Commercialization Committee and notify the other Party of the dates of availability for the first meeting of the Joint Commercialization Committee. Each Party may replace its representatives on the Joint Commercialization Committee on written notice to the other Party.
          (ii) The Joint Commercialization Committee will provide a means for the exchange of information between the Parties regarding Commercialization activities for Products. Without limiting the foregoing, at each annual meeting of the Joint Commercialization Committee, the Committee shall review and discuss Buyer’s Commercialization activities with respect to Products during the prior year and review and discuss Buyer’s planned Commercialization activities for the next year. In furtherance thereof, at each annual meeting of the Joint Commercialization Committee, Buyer shall provide to Seller a Commercialization presentation covering sales forecasts and the annual marketing plan, including sales force allocations and activities. The Joint Commercialization Committee shall also review and discuss opportunities or proposals to grant any license, sublicense, distribution or marketing rights to any Third Party to Commercialize any Royalty Products or PTB Royalty Products in any country outside the U.S. from time to time, including as contemplated by Section 8.8(e).
          (b) Meetings of the Joint Commercialization Committee.
          (i) The Joint Commercialization Committee shall meet on an annual basis, from time to time at the request of Seller for the purpose contemplated by

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Section 8.8(e), and at such other times as the Parties may agree, in each case, with at least thirty (30) days advance written notice to each Party. The first meeting of the Joint Commercialization Committee shall be held as soon as reasonably practicable, but in no event later than ninety (90) days following the First Closing Date. Meetings shall be held face to face at such dates and places as are mutually agreed or by teleconference or videoconference should the members of the Joint Commercialization Committee mutually decide. Unless otherwise agreed by the Parties, all in-person meetings of the Joint Commercialization Committee shall be held at an alternating basis between Seller’s facility and Buyer’ facilities.
          (ii) Each Party may from time to time invite a reasonable number of participants, in addition to its representatives, to attend Joint Commercialization Committee meetings in a non-voting capacity, with the consent of the other Party (which shall not be unreasonably withheld); provided, that if either Party intends to have any Third Party (including any consultant) attend such a meeting, such Third Party will be subject to the prior approval of the other Party and must be bound by a confidentiality agreement acceptable to both Parties.
          (c) Decision Making. The Joint Commercialization Committee shall have no decision-making authority and the Commercialization of the Products in the Territory from and after the First Closing Date shall be in accordance with Section 8.8 hereof.
          8.11 Covenant Not to Compete.
          (a) Seller understands that Buyer shall be entitled to protect and preserve the value of the Business following the First Closing Date to the extent permitted by Law and that Buyer would not have entered into this Agreement absent the provisions of this Section 8.11. During the Joint Development Period and for a period of two (2) years thereafter (the “Non-Compete Period”), Seller and its Subsidiaries, and any successor to all or substantially all of their assets, taken as a whole, shall not, directly or indirectly (1) engage in the manufacture, Development or Commercialization in the Territory (A) of Products containing Progesterone, or (B) any other products which are approved or being Developed for any pre-term birth indication ((i) and (ii), collectively, “Competing Activities”); or (2) engage in, own, manage, operate, advise, control or in any way participate in the ownership, management, operation, financing or control of any business engaged in Competing Activities (a “Competing Business”). The restrictions set forth in this Section 8.11 shall not be construed to preclude, prohibit or restrict (i) Seller, from performing its obligations under this Agreement or the Other Agreements; (ii) any investment by Seller or its Subsidiaries in any class of publicly traded debt or equity securities of any Competing Business so long as Seller does not hold at any time during such period more than five percent (5%) of such class of issued and outstanding voting securities of such publicly traded company, and so long as Seller does not otherwise exercise any management or control with respect to such Competing Business; or (iii) any activity set forth on Schedule 8.11.
          (b) If a court determines that the foregoing restrictions are too broad or otherwise unreasonable under applicable Law, including with respect to time or scope, the court is hereby requested and authorized by the Parties to revise the foregoing restriction to include the

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maximum restrictions allowable under applicable Law. Each of the Parties acknowledges, however, that this Section 8.11 has been negotiated by the Parties and that the Territory and Non-Compete Period are reasonable in light of the circumstances pertaining to the Parties.
          (c) Notwithstanding any other provision of this Agreement, it is understood and agreed that the remedy of indemnity payments pursuant to Article X and other remedies at law, if any, would be inadequate in the case of any breach of the covenants contained in this Section 8.11, and, accordingly, Buyer shall be entitled to equitable relief, including the remedy of specific performance, with respect to any breach or attempted breach of such covenants.
ARTICLE IX.
TERMINATION AND SURVIVAL
          9.1 Termination.
          (a) This Agreement may be terminated prior to the First Closing Date:
          (i) at any time before the First Closing Date by mutual written consent of Buyer and Seller;
          (ii) by either Party, by delivery of written notice of termination to the other, if the First Closing Date has not occurred on or before August 30, 2010 (the “Outside Date”); provided, that such failure is not due to the failure of the Party seeking to terminate this Agreement to comply in all material respects with its obligations under this Agreement;
          (iii) by either Party, by delivery of written notice of termination to the other, if the Seller Stockholders’ Meeting is held and the Required Seller Stockholders Vote is not obtained at the Seller Stockholders’ Meeting (or at any adjournment thereof); or
          (iv) by either Party, by delivery of written notice of termination to the other, if any Regulatory Authority of competent jurisdiction shall have issued an order, decree or ruling, or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions and such order, decree, ruling or other action shall have become final and non-appealable; provided that in order for either party to seek to terminate this Agreement pursuant to this Section 9.1(a)(iv), it must have used its commercially reasonable efforts to lift and rescind such order, decree, ruling or other action.
          (b) This Agreement may be terminated by Seller prior to the First Closing Date by delivery of a written notice of termination to Buyer, if:
          (i) (A) any representation or warranty of Buyer set forth in this Agreement shall have become untrue, (B) such misrepresentation is not capable of being cured prior to the Outside Date and (C) as a result of the preceding clauses (A) and (B), the condition set forth in Section 7.3(a) is not capable of being met; or

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          (ii) (A) a material breach of any covenant or obligation in this Agreement has been committed by Buyer, (B) such breach has not been waived by Seller and such breach is not cured by Buyer within ten (10) days after written notice thereof is delivered by Seller to Buyer or is incapable of being cured by Buyer and (C) as a result of the preceding clauses (A) and (B), the condition set forth in Section 7.3(b) is not capable of being met.
          (c) This Agreement may be terminated by Buyer prior to the First Closing Date by delivery of a written notice of termination to Seller, if:
          (i) (A) any representation or warranty of Seller set forth in this Agreement shall have become untrue, (B) such misrepresentation is not capable of being cured prior to the Outside Date and (C) as a result of the preceding clauses (A) and (B), the condition set forth in Section 7.2(a) is not capable of being met;
          (ii) (A) a material breach of any covenant or obligation in this Agreement has been committed by Seller, (B) such breach has not been waived by Buyer and such breach is not cured by Seller within ten (10) days after written notice thereof is delivered by Buyer to Seller or is incapable of being cured by Seller and (C) as a result of the preceding clauses (A) and (B), the condition set forth in Section 7.2(b) is not capable of being met; or
          (iii) if, prior to obtaining the Required Seller Stockholders Vote a Change of Board Recommendation shall have occurred; provided, that any such termination must occur within five (5) Business Days following the occurrence of any Change of Board Recommendation.
          9.2 Procedure and Effect of Termination.
          (a) Upon termination of this Agreement by Seller or Buyer pursuant to Section 9.1, this Agreement shall terminate forthwith and become void and there shall be no Liability or obligation on the part of the Parties or their respective Representatives, except as provided in this Section 9.2. Termination of this Agreement shall terminate all outstanding obligations and liabilities between the Parties arising from this Agreement except those set forth in: (i) Section 8.1(a), this Article IX and Article XI; (ii) the Confidentiality Agreement; and (iii) any other provisions of this Agreement that specifically state that they shall survive termination of this Agreement.
          (b) In the event that this Agreement is terminated pursuant to Section 9.1(c)(iii), then Seller shall pay to Buyer a fee of two million dollars ($2,000,000) (the “Termination Fee”) within two (2) Business Days after such termination.
          (c) In the event that an Acquisition Proposal has been publicly announced and, thereafter, (x) this Agreement is terminated pursuant to Section 9.1(a)(ii) or Section 9.1(a)(iii) and (y) within twelve (12) months after the termination of this Agreement, Seller shall have entered into an agreement regarding or consummated a transaction which would have constituted an Acquisition Proposal (excluding an Equity Financing and/or any agreement relating thereto), then Seller shall pay to Buyer, the Termination Fee upon the earlier of (i) two

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(2) days following entering into any such agreement or (ii) immediately upon the consummation of any such transaction.
          (d) The Termination Fee shall be the sole and exclusive remedy of Buyer under circumstances where the Termination Fee is payable by Seller and upon payment of the Termination Fee in accordance with this Section 9.2, Seller shall not have any further Liability or obligation relating to or arising out of this Agreement; provided, however, that nothing in this Agreement shall limit the ability of either Party to obtain specific performance of this Agreement or to recover damages (including damages in excess of the Termination Fee) in the event of fraud or a willful breach of this Agreement by the other Party.
          (e) Each of the Parties acknowledges that the agreements contained in this Section 9.2 are an integral part of the Transactions contemplated by this Agreement and that without these agreements, Buyer would not enter into this Agreement. Accordingly, if Seller fails promptly to pay an amount due pursuant to this Section 9.2, and, in order to obtain such payment, Buyer commences a suit that results in a judgment against Seller, Seller shall pay to Buyer its reasonable costs and expenses (including attorneys’ fees and expenses) in connection with such suit, together with interest on the amount due from the date such payment was required to be made until the date of payment at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.
ARTICLE X.
INDEMNIFICATION
          10.1 Survival of Representations.
          (a) The representations and warranties and the covenants, agreements and obligations to be performed on or prior to the First Closing Date (the “Pre-Closing Covenants”) contained in this Agreement shall survive the First Closing Date solely for purposes of this Article X and shall terminate and no longer survive at the close of business on the eighteenth (18th) month anniversary of the First Closing Date (the “Basic Survival Period”); provided, however, that the representations and warranties of Seller in Sections 4.2, 4.4 and 4.5 and of the Buyer in Sections 5.2 and 5.3 (collectively, the “Fundamental Representations”) and the representations and warranties of Seller in Section 4.9 shall survive the First Closing Date until the expiration of the applicable statute of limitations (with extensions) with respect to the matters addressed in such sections. The period of time a representation, warranty or the Pre-Closing Covenants survives the First Closing Date pursuant to the preceding sentence shall be the “Survival Period” with respect to such representation, warranty or the Pre-Closing Covenants. Subject to Section 10.6, so long as a Party gives written notice of an indemnification claim notice, including a description of the claim and the amount of claimed Losses for such claim on or before the expiration of the applicable Survival Period, such Indemnified Party shall be entitled to pursue its rights to indemnification under Section 10.2 or 10.3, as applicable. Subject to Section 10.6, in the event notice of any claim(s) for indemnification under Section 10.2 or 10.3 shall have been given within the applicable Survival Period and such claim(s) have not been finally resolved by the expiration of such Survival Period, the representations, warranties or Pre-Closing Covenants, as applicable, that are the subject of such claim(s) shall survive the end of

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the Survival Period of such representations, warranties or Pre-Closing Covenants until such claim(s) are finally resolved, but such representations, warranties and Pre-Closing Covenants shall only survive with respect to such asserted claim(s).
          (b) The covenants and agreements contained in this Agreement that require by their terms performance or compliance on and after the First Closing Date shall continue in force thereafter in accordance with their terms or if no term is specified, indefinitely.
          10.2 Indemnification by Seller. Subject to the limitations and terms of this Article X and Section 6.9(b), on and after the First Closing Date, Seller shall indemnify, reimburse and defend Buyer and its Affiliates and each of their respective Representatives, successors and assigns (“Buyer Indemnitees”) from and against, and hold them harmless from, any Losses incurred (payable promptly upon written request), without duplication, to the extent arising from, in connection with, or otherwise with respect to:
          (a) subject to Section 10.1, any breach of any representation or warranty of Seller contained in this Agreement;
          (b) any breach of any representation and warranty of Seller under any Other Agreement or any covenant, agreement or obligation of Seller contained in this Agreement or in any Other Agreement;
          (c) any Excluded Liability; and
          (d) any fees, expenses or other payments incurred or owed by Seller to any brokers, financial advisors or other comparable Persons retained or employed by Seller in connection with the Transactions.
          10.3 Indemnification by Buyer. Subject to the limitations and terms of this Article X, on and after the First Closing Date, Buyer shall indemnify and defend Seller, its Affiliates and each of their respective Representatives, successor and assigns (“Seller Indemnitees”) from and against, and agrees to hold them harmless from, any Losses, as incurred (payable promptly upon written request), without duplication, to the extent arising from, in connection with, or otherwise with respect to:
          (a) subject to Section 10.1, any breach of any representation or warranty of Buyer contained in this Agreement;
          (b) any breach of any representation or warranty of Buyer under any Other Agreement or any covenant, agreement or obligation of Buyer contained in this Agreement or in any Other Agreement;
          (c) any Assumed Liability;
          (d) any fees, expenses or other payments incurred or owed by Buyer to any brokers, financial advisors or other comparable Persons retained or employed by Buyer in connection with the Transactions; and

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          (e) any Losses of Seller arising out of or resulting from the circumstances described in Schedule 10.3(e).
          10.4 Limitation on Losses; Calculation of Losses; Treatment of Indemnification Payments.
          (a) Seller and Buyer shall have no indemnification obligations pursuant to Section 10.2(a) and Section 10.3(a) as applicable, except to the extent that the aggregate amount of Losses incurred or suffered by Indemnified Parties, that Buyer or Seller, as applicable, is otherwise responsible for under Section 10.2(a) or Section 10.3(a) as applicable, exceeds five hundred thousand dollars ($500,000) (the “Deductible”), at which time an Indemnified Party shall be entitled to assert claims against Buyer or Seller, as applicable, for all Losses in excess of, but excluding the Deductible; provided, that, subject to the immediately following proviso, the maximum liability of Buyer and Seller for all claims by Indemnified Parties under Section 10.2(a) or Section 10.3(a) as applicable, shall not in any case exceed seven million five hundred thousand dollars ($7,500,000) (the “Liability Cap”); provided further, that for purposes of claims made by Buyer Indemnitees pursuant to Sections 10.2(a) or Seller Indemnitees pursuant to Section 10.3(a) arising from the breach of a Fundamental Representation or fraud or intentional misrepresentation by Buyer or Seller, as applicable, the Liability Cap shall be inapplicable.
          (b) The amount of any Loss for which indemnification is provided under Section 10.2 or Section 10.3 shall be reduced to take account of any Tax benefit actually realized by the Indemnified Party arising from the incurrence or payment of any such Loss in the Tax year of such incurrence or payment, or in the subsequent two (2) Tax years. In computing the amount of any such Tax benefit, the Indemnified Party shall be deemed to recognize all other items of income, gain, loss deduction or credit before recognizing any item arising from the receipt of any indemnity payment under Section 10.2 or Section 10.3 or the incurrence or payment of any indemnified Loss.
          (c) The amount of Losses recoverable by an Indemnified Party under Section 10.2 or Section 10.3 shall be reduced by the amount of any payment received under insurance policies or from any third-party indemnitor by such Indemnified Party (or an Affiliate thereof) with respect to the Losses to which such claim for indemnification relates, less the reasonable cost incurred in obtaining such payment. If an Indemnified Party (or an Affiliate) receives any insurance or other payment in connection with any claim for Losses for which it has already received an indemnification payment from the Indemnifying Party, it shall pay to the Indemnifying Party, within thirty (30) days of receiving such payment, the amount of such payment (less the reasonable cost incurred in obtaining such payment) not to exceed the amount previously received by the Indemnified Party under Section 10.2 or Section 10.3, as applicable, with respect to such claim from the Indemnifying Party.
          (d) Any indemnity payment under Section 10.2 or Section 10.3 shall be treated as an adjustment to the Purchase Price, including for Tax purposes, to the maximum extent allowable under applicable Law.
          (e) Notwithstanding anything to the contrary herein, Seller shall not in any event be liable to the Buyer Indemnitees and Buyer shall not in any event be liable to the Seller

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Indemnitees on account of any indemnity obligation set forth in Section 10.2 or Section 10.3, respectively, for any indirect, consequential or punitive damages (including, but not limited to, lost profits, loss of use, damage to goodwill or loss of business).
          10.5 No Termination of Indemnification. Except with respect to the Pre-Closing Covenants, the obligations to indemnify and hold harmless any Party pursuant to Sections 10.2(b)-(d) and Section 10.3(b)-(e), shall not terminate.
          10.6 Procedures.
          (a) In order for a party (the “Indemnified Party”) to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim made by any Person against the Indemnified Party (a “Third-Party Claim”), such Indemnified Party must notify the indemnifying party (the “Indemnifying Party”) in writing (and in reasonable detail) of the Third-Party Claim within fifteen (15) Business Days after receipt by such Indemnified Party of notice of the Third-Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within five (5) Business Days after the Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third-Party Claim.
          (b) If a Third-Party Claim is made against an Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Party. Should the Indemnifying Party so elect to assume the defense of a Third-Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof unless (i) a conflict of interest arises between the Indemnifying Party and the Indemnified Party such that legal counsel cannot represent both the Indemnifying Party and the Indemnified Party or (ii) the Indemnified Party is advised in writing by counsel that one or more legal defenses is available to it that are different from those of the Indemnifying Party. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense (except under the conditions described in the prior sentence), separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense thereof (other than during any period in which the Indemnified Party shall have failed to give notice of the Third-Party Claim as provided above). If the Indemnifying Party chooses to defend or prosecute a Third-Party Claim, all the Indemnified Parties shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such Third-Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the Indemnifying Party assumes the defense of a Third-Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third-Party Claim

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without the Indemnifying Party’s prior written consent (which consent shall not be unreasonably withheld). The Indemnifying Party may not settle, compromise or discharge any Third-Party Claim without the Indemnified Party’s prior written consent (which shall not be unreasonably withheld), unless such settlement, compromise or discharge shall obligate the Indemnifying Party to pay the full amount of the Liability in connection with such Third-Party Claim, releases the Indemnified Party completely in connection with such Third-Party Claim and does not materially adversely affect the Indemnified Party.
          (c) In the event any Indemnified Party should have a claim against any Indemnifying Party under Section 10.2 or Section 10.3 that does not involve a Third-Party Claim being asserted against or sought to be collected from such Indemnified Party, the Indemnified Party shall deliver notice of such claim with reasonable promptness to the Indemnifying Party and in any event prior to the expiration of the underlying representations and warranties, if applicable. Except as provided in Section 10.5, the failure by any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any Liability that it may have to such Indemnified Party under Section 10.2 or Section 10.3, except to the extent that the Indemnifying Party shall have been actually prejudiced as a result of such failure. If the Indemnifying Party disputes its Liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved in accordance with Section 11.10.
          (d) To the extent of any conflict between this Section 10.6 and Section 8.6(e), Section 8.6(e) shall control.
          10.7 Sole Remedy. Each of Buyer and Seller acknowledges and agrees that its sole and exclusive remedy after the First Closing Date with respect to any and all claims and causes of action relating to this Agreement (including the Schedules), the Other Agreements and the Transactions, the Purchased Assets, the Assumed Liabilities and the Shares (other than claims of, or causes of action arising from fraud) shall be pursuant to the indemnification provisions set forth in this Article X or as provided in Section 11.11.
          10.8 Effect of Investigation or Knowledge. Any claim by Buyer or its Affiliates or any of their Representatives for indemnification shall not be adversely affected by any investigation by or opportunity to investigate afforded to Buyer, nor, subject to the limitations set forth in Section 6.9(b), shall such a claim be adversely affected by Buyer’s knowledge on or before any Closing Date of any breach of the type specified in Section 10.2 or of any state of facts that may give rise to such a breach. Subject to the limitations set forth in Section 6.9(b), the waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not adversely affect the right to indemnification, payment of Losses or other remedy based on such representations, warranties, covenants or obligations.

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ARTICLE XI.
MISCELLANEOUS
          11.1 Assignment; Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors’ and assigns. Prior to the First Closing, Buyer shall assign its rights and obligations to purchase certain Non-United States Purchased Assets to a wholly-owned Subsidiary of Parent. In addition, from and after the First Closing Date, either Party may (a) assign its rights and obligations under this Agreement or any part hereof to one or more of its Affiliates without the consent of the other Party; and (b) assign this Agreement in its entirety without the other Party’s consent to an entity that acquires all or substantially all of the assets of the assigning party to which this Agreement relates, whether by merger, acquisition or otherwise; provided, however, that in the event Seller assigns this Agreement pursuant to clause (b) above, Buyer shall have the right, at any time during the six (6) month period after such assignment and upon thirty (30) days’ prior written notice to Seller or Seller’s successors and assigns, as applicable, to (i) terminate the Joint Development Period and Seller’s or Seller’s successors and assigns role in the Development of Products as contemplated by Section 8.7 (subject to Section 8.7(j)), (ii) disband the Joint Development Committee and the rights and obligations set forth in Section 8.9, and (iii) disband the Joint Commercialization Committee and terminate the rights and obligations set forth in Section 8.10. Other than as provided in this Section 11.1, neither Party may sell, transfer, assign, license, sublicense, delegate, pledge or otherwise dispose of, whether voluntarily, involuntarily, by operation of Law or otherwise, this Agreement or any of its rights or obligations under this Agreement without the prior written consent of the other Party hereto and any attempted assignment or transfer of this Agreement shall be null and void.
          11.2 Guarantee of Obligations.
          (a) Parent will receive substantial benefits from the consummation of the Transactions, and for other good and valuable consideration the sufficiency of which is clearly acknowledged as a material inducement for Seller to enter into this Agreement, Parent hereby unconditionally and irrevocably guarantees the prompt performance, payment and discharge when due, of each and every obligation of Buyer and each and every successor or assignee of Buyer under this Agreement and the Other Agreements and of the Non-US Asset Purchaser (as defined in the License Agreement) under the License Agreement, including the payment obligations hereunder and thereunder. Seller will receive substantial benefits from the consummation of the Transactions, and for other good and valuable consideration the sufficiency of which is clearly acknowledged as a material inducement for Buyer to enter into this Agreement, Seller hereby unconditionally and irrevocably guarantees the prompt performance, payment and discharge when due, of each and every obligation of each and every successor or assignee of Seller under this Agreement and the Other Agreements and of Columbia Laboratories (Bermuda) Ltd. under the License Agreement, including the payment obligations hereunder and thereunder.
          (b) This Agreement constitutes the legal, valid and binding obligation of the Parent, enforceable against it in accordance with its terms. Parent has the unrestricted right, power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement, and the execution, delivery and performance of this Agreement by Parent have

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been duly authorized by all necessary action on behalf of Parent and this Agreement has been duly executed and delivered by Parent.
          11.3 Expenses. Except as otherwise specified herein, each Party shall bear its own expenses with respect to the preparation of this Agreement and the Transactions.
          11.4 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when received if delivered personally, (b) when transmitted if telecopied (which is confirmed), (c) upon receipt, if sent by registered or certified mail (postage prepaid, return receipt requested) and (d) the day after it is sent, if sent for next-day delivery to a domestic address by overnight mail or courier, to the Parties at the following addresses:
          If to Seller, to:
Columbia Laboratories, Inc.
354 Eisenhower Parkway
Plaza 1, Second Floor
Livingston, NJ 07039
Attention: General Counsel
Facsimile: 973.994.3001
          with copies (which shall not constitute notice) sent concurrently to:
Kaye Scholer LLP
425 Park Avenue
New York, NY 10022
Attention: Adam H. Golden and Steven G. Canner
Facsimile: 212.836.8689
          If to Buyer or Parent, to:
Watson Pharmaceuticals, Inc.
311 Bonnie Circle
Corona, CA 92880
Attention: General Counsel
Facsimile: 951.493.5817
          with copies (which shall not constitute notice) sent concurrently to:
Latham & Watkins LLP
650 Town Center Drive, 20th Floor
Costa Mesa, CA 92626-1925
Attention: R. Scott Shean
Facsimile: 714.755.8290
provided, however, that if any Party shall have designated a different address by notice to the others, then to the last address so designated.
          11.5 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Regulatory Authority to be invalid, void, unenforceable or against its regulatory policy such determination shall not affect the enforceability of any others or of the remainder of this Agreement.
          11.6 Amendments; Entire Agreement. This Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by both Parties hereto. This Agreement (and all Annexes, Exhibits and Schedules attached hereto), the Other

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Agreements and the Confidentiality Agreement contain the entire agreement of the Parties hereto with respect to the Transactions, superseding all negotiations, prior discussions and preliminary agreements made prior to the Execution Date. In the event of any conflict between any specific provision of this Agreement and a provision of any of the Asset Transfer Documentation, the provisions of this Agreement shall govern.
          11.7 No Third-Party Beneficiaries. This Agreement is solely for the benefit of the Parties hereto and their respective Affiliates and no provision of this Agreement shall be deemed to confer upon any third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement; provided, however, the Buyer Indemnitees and Seller Indemnitees that are not Parties are intended third-party beneficiaries of this Agreement and shall be entitled to the benefits of Article X and enforce the same as if they were Parties hereto (subject to the limitations contained therein).
          11.8 Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. The failure of any Party to enforce any condition or part of this Agreement at any time shall not be construed as a waiver of that condition or part, nor shall it forfeit any rights to future enforcement thereof. Except as provided in Section 9.2, all remedies either under this Agreement or by Law or otherwise afforded, will be cumulative and not in the alternative.
          11.9 Governing Law. This Agreement (including any claim or controversy arising out of or relating to this Agreement) shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to conflict of law principles that would result in the application of any Law other than the Laws of the State of Delaware.
          11.10 Arbitration.
          (a) All disputes, differences, controversies and claims of the Parties arising out of or relating to the Agreement (individually, a “Dispute” and, collectively, “Disputes”), except as otherwise provided under this Agreement, shall be resolved by final and binding arbitration administered by the American Arbitration Association (“AAA”) under its Commercial Arbitration Rules, subject to the provisions of this Section 11.10.
          (b) Following the delivery of a written demand for arbitration by either Party, each of Buyer and Seller shall choose one (1) arbitrator within ten (10) Business Days after the date of such written demand and the two chosen arbitrators shall mutually, within ten (10) Business Days after selection select a third (3rd) arbitrator (each, an “Arbitrator” and together, the “Arbitrators”), each of whom shall be a retired judge, subject to Section 11.10(i) below, selected from a roster of arbitrators provided by the AAA. If the third (3rd) Arbitrator is not selected within fifteen (15) Business Days after delivery of the written demand for arbitration (or such other time period as the Parties may agree), the Parties shall promptly request that the commercial panel of the AAA select an independent Arbitrator meeting such criteria.
          (c) The rules of arbitration shall be the Commercial Rules of the American Arbitration Association; provided, however, that notwithstanding any provisions of the

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Commercial Arbitration Rules to the contrary, unless otherwise mutually agreed to by Buyer and Seller, the sole discovery available to each Party shall be its right to conduct up to two (2) non-expert depositions of no more than three (3) hours of testimony each.
          (d) The Arbitrators shall render an award by majority decision within three (3) months after the date of appointment, unless the Parties agree to extend such time. The award shall be final and binding upon the Parties.
          (e) Any judicial proceeding arising out of or relating to this Agreement or the relationship of the Parties, including without limitation any proceeding to enforce this section, to review or confirm the award in arbitration, shall be brought exclusively in the Delaware Chancery Court sitting in the county of New Castle, Delaware (the “Enforcing Court”). By execution and delivery of this Agreement, each Party accepts the jurisdiction of the Enforcing Court.
          (f) Each Party shall pay its own expenses in connection with the resolution of Disputes pursuant to this Section, including attorneys’ fees, unless determined otherwise by the Arbitrator.
          (g) The Parties agree that the existence, conduct and content of any arbitration pursuant to this section shall be kept confidential and no Party shall disclose to any Person any information about such arbitration, except in connection with such arbitration or as may be required by Law or by any Regulatory Authority (or any exchange on which such Party’s securities are listed) or for financial reporting purposes in such Party’s financial statements.
          (h) Notwithstanding the foregoing, none of the provisions of this Section 11.10 shall restrict the right of any Party to seek injunctive relief or other equitable remedies, to enjoin any breach or threatened breach of this Agreement or otherwise specifically enforce any provision of this Agreement.
          (i) For purposes of resolving any disputes pursuant to Section 2.8(a)(ii) or Section 2.8(d)(ii), the Arbitrators shall consist of current or former executives with knowledge of and experience in the pharmaceutical industry.
          11.11 Injunctive Relief. Except as set forth in Section 9.2, the Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement, including Section 8.11, were not performed in accordance with their specific terms or were otherwise breached and that such damages would not be fully compensable by an award of money damages. It is accordingly agreed that, except as set forth in Section 9.2, the Parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement without posting a bond or other undertaking, this being in addition to any other remedy to which they are entitled at law or in equity. The parties agree that notwithstanding Section 11.10, any Action brought for an injunction or injunction, or for specific performance shall be heard and exclusively in the Delaware Chancery Court sitting in New Castle County and each Party waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding.

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          11.12 Headings. The headings of the Sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.
          11.13 Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile or by an electronic scan delivered by electronic mail), each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement and shall become effective when counterparts have been signed by each of the Parties hereto delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.
          11.14 Schedules. Buyer agrees that any disclosure by Seller of any item or matter under any Section or subsection in the Schedules delivered by Seller in connection with this Agreement, or in attachments thereto, and documents referred to therein, (a) shall be deemed disclosure for all purposes of Article IV and (b) shall not establish any threshold of materiality or concede the materiality of any matter or item disclosed therein.
          11.15 Construction. The language in all parts of this Agreement shall be construed, in all cases, according to its fair meaning. The Parties acknowledge that each Party and its counsel have reviewed and revised this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement.
[Remainder of Page Intentionally Left Blank; Signature Pages to Follow.]

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     IN WITNESS WHEREOF, the Parties hereto have caused this Purchase and Collaboration Agreement to be executed by their respective duly authorized officers as of the date first above written.

COLUMBIA LABORATORIES, INC.
By:	/s/ Frank C. Condella, Jr.
	Name:	Frank C. Condella, Jr.
	Title:	Interim Chief Executive Officer

COVENTRY ACQUISITION, INC.
By:	/s/ Paul M. Bisaro
	Name:	Paul M. Bisaro
	Title:	Authorized Signatory

WATSON PHARMACEUTICALS, INC. (solely for purpose of Section 11.2)
By:	/s/ Paul M. Bisaro
	Name:	Paul M. Bisaro
	Title:	President and Chief Executive Officer

ANNEX 1.1
DEFINITIONS
     “AAA” has the meaning set forth in Section 11.10(a).
     “Acquisition Proposal” has the meaning set forth in Section 6.5(f).
     “Action” means any claim, action, suit, arbitration, inquiry, audit, proceeding or investigation by or before any Regulatory Authority.
     “Affiliate” of a Party or Person means any Person, whether de jure or de facto, that directly or indirectly, controls, is controlled by, or is under common control with such Party or Person, as applicable. Solely as used in this definition, “control” means (i) direct or indirect ownership of more than fifty percent (50%) of the equity (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) having the power to vote on or direct the affairs of such Party or Person, or (ii) the possession of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. For purposes of this Agreement, Buyer and Seller shall be deemed not to be Affiliates. For purposes of this Agreement and the Confidentiality Agreement, any Wholesaler Affiliate shall be deemed not to be an Affiliate of Buyer.
     “Agreement” has the meaning set forth in the Preamble.
     “Allocation Schedule” has the meaning set forth in Section 2.9.
     “ANDA” has the meaning set forth in the definition of Generic Equivalent.
     “Arbitrator” has the meaning set forth in Section 11.10(b).
     “Asset Transfer Documentation” means the Asset Transfer Documentation in substantially the form attached hereto as Exhibit A.
     “Assigned Contracts” has the meaning set forth in Section 2.1(e).
     “Assumed Liabilities” has the meaning set forth in Section 2.4.
     “Audit Rights Holder” has the meaning set forth in Section 2.8(d)(vi)(B).
     “Audit Team” has the meaning set forth in Section 2.8(d)(vi)(B).
     “Auditee” has the meaning set forth in Section 2.8(d)(vi)(B).
     “Basic Survival Period” has the meaning set forth in Section 10.1(a).

     “Books and Records” means all books, records, files, documents, data, information and correspondence primarily related to the conduct of the Business and not constituting Product Data.
     “Business” has the meaning set forth in Section 4.4(b).
     “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York, New York, United States of America are authorized or obligated by Law to be closed.
     “Buyer” has the meaning set forth in the Preamble.
     “Buyer Development Activities” means all Development activities with respect to the Products that are designated as Buyer’s responsibility in this Agreement or the Development Plan.
     “Buyer Indemnitees” has the meaning set forth in Section 10.2.
     “Bylaws” has the meaning set forth in Section 4.5(a).
     “Certificate of Incorporation” has the meaning set forth in Section 4.5(a).
     “Change of Board Recommendation” has the meaning set forth in Section 6.5(d).
     “Charter Amendment” means the Amendment to the Certificate of Incorporation of Seller, in substantially the form attached hereto as Exhibit E.
     “Clinical Trial Results Milestone” has the meaning set forth in Section 2.8(a).
     “Clinical Trial Results Milestone Payment” has the meaning set forth in Section 2.8(a).
     “Closing” has the meaning set forth in Section 3.1(b).
     “Closing Date” has the meaning set forth in Section 3.1(b).
     “Code” means the United States Internal Revenue Code of 1986, as amended.
     “Commercialize” means to import, market, detail, promote, advertise, distribute and sell; and “Commercialization” or “Commercializing” will have the corresponding meaning.
     “Commercially Reasonable Efforts” means the carrying out of obligations or tasks by a Party in a sustained and diligent manner using good faith efforts and resources commonly used in the pharmaceutical industry for a similar product (or activities designed to identify such product) of similar commercial potential at a similar stage in its lifecycle, taking into consideration its safety and efficacy, its cost to develop, the competitiveness of alternative products, its proprietary position, the likelihood of Regulatory Approval, its profitability and all other relevant factors, which efforts shall be consistent with the exercise of prudent scientific and business judgment applied in the pharmaceutical industry by a party of similar size to products or research, development, regulatory approval and marketing projects of similar scientific and commercial potential. Without limiting the generality of the foregoing, Commercially Reasonable Efforts requires that: (i) a Party promptly assign responsibility for such obligations to specific employee(s) or consultant(s) who are held accountable for progress and monitor such progress on an ongoing basis, (ii) such Party set and consistently seek to achieve specific and meaningful objectives for carrying out such obligations and (iii) such Party consistently makes and implements decisions and allocates resources designed to advance progress with respect to such objectives.
     “Common Stock” has the meaning set forth in the Recitals.
     “Competing Activities” has the meaning set forth in Section 8.11(a).
     “Competing Business” has the meaning set forth in Section 8.11(a).
     “Complete Indemnity Obligation” has the meaning set forth in Section 8.6(e).
     “Completion of PTB US Development” means the earliest of (i) PTB US Approval, (ii) mutual agreement of the Parties to cease the development of the PTB Indication or (iii) December 31, 2012.
     “Confidentiality Agreement” means that certain Mutual NonDisclosure Agreement, dated as of April 15, 2009 between Seller and Parent (including any amendments or supplements thereto).
     “Contracts” means any and all binding commitments, contracts, purchase orders, leases, licenses or other agreements.
     “Control” or “Controlled” means, with respect to any Intellectual Property, the legal authority or right (whether by ownership, license or otherwise) of a Party or its Affiliates to grant a license or a sublicense of or under such Intellectual Property to another Person, without breaching the terms of any agreement with a Third Party.
     “Copyrights” means any copyrights and copyrightable works, including all rights of authorship, use, publication, reproduction, distribution, performance, transformation, moral rights and rights of ownership of copyrightable works, copyright registrations, or any application therefore, in the U.S. or any foreign country, and all rights to register and obtain renewals and extensions of registrations.
     “Deductible” has the meaning set forth in Section 10.4(a).
     “Delivery System” means a system for delivering a drug or other biological or chemical product to a human or animal subject, including any oral formulation, patch, gel, “progressive hydration tablet” or other drug delivery technology.
     “Develop” or “Development” means activities directly and specifically relating to the pre-clinical and clinical drug development of a Product or the updating or review of the Product labeling, including test method development and stability testing, assay development, toxicology, formulation, quality assurance/quality control development, statistical analysis, pharmacokinetic studies, clinical trials (including, without limitation, research to design clinical trials) and any other research and development activities with respect to a Product.
     “Development Bank Account” has the meaning set forth in Section 8.7(c).
     “Development Budget” has the meaning set forth in Section 8.7(a)(ii).
     “Development Costs” means expenses and other costs, including regulatory expenses, incurred by or on behalf of a Party or its Affiliates in connection with the Development of the Products in accordance with the applicable approved Development Plan (including the Development Budget), in accordance with GAAP (or other internationally recognized accounting standard used by such Party), including, without limitation, the costs of clinical trials, the preparation, collection and/or validation of data from such clinical trials and the preparation of medical writing and publishing on the data and results obtained from such clinical trials. Without limiting the generality of the foregoing, Development Costs shall include, to the extent included in the scope set forth above:
     (a) all out-of-pocket costs incurred by the Parties or their Affiliates, including payments made to Third Parties with respect to any of the foregoing;
     (b) the cost of clinical supply, including without limitation (i) costs of manufacturing or procuring clinical supplies, including reasonable costs incurred in connection with the development of the manufacturing process for such clinical supplies, but excluding any capital expenditures or qualification or validation expenses relating to any manufacturing facility, (ii) expenses incurred to purchase and/or package placebos and comparator drugs, and (iii) costs and expenses of disposal of clinical samples; and
     (c) the costs of Regulatory Filings.
     “Development Plan” has the meaning set forth in Section 8.7(a)(ii).
     “Dispute” and, collectively, “Disputes” have the meanings set forth in Section 11.10(a).
     “Efficacy Supplement” means an NDA submission to FDA requesting approval for a change to an approved product, including a request for approval of a new indication for an approved product.
     “EMEA” means the European Medicines Agency or any successor European governmental agency thereto.
     “Encumbrance” means any security interest, pledge, hypothecation, mortgage, lien or encumbrance, other than any licenses of Intellectual Property.
     “Enforcing Court” has the meaning set forth in Section 11.10(e).
     “Environmental Claim” means any and all administrative or judicial actions, suits, orders, written claims, Encumbrances, notices, notices of violations, complaints, requests for information, proceedings, or other written communication (written or oral), whether criminal or civil, pursuant to any applicable Environmental, Safety and Health Law by any Person (including any Regulatory Authority) alleging, asserting, or claiming any actual or potential (i) violation of or Liability under any Environmental, Safety and Health Law, (ii) violation of any environmental permit, or (iii) Liability for investigatory costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damages, property damage, personal injury, fines, or penalties arising out of, based on or resulting from the presence, Release, or threatened Release into the environment, of any Hazardous Substances at any location.
     “Environmental, Safety and Health Laws” means any and all applicable Laws that relate to protection of the environment, or the imposition of Liability for, or standards of conduct concerning, the manufacture, processing, generation, distribution, use, treatment, storage, disposal, Release, cleanup, transport or handling of Hazardous Substances, including the Resource Conservation and Recovery Act of 1976, as amended, the Toxic Substances Control Act, as amended, any other so-called “Superfund” or “Superlien” Laws, and the Occupational Safety and Health Act of 1970, as amended, to the extent it relates to the handling of and exposure to hazardous or toxic chemicals, and the state analogues thereto.
     “Equitable Exceptions” has the meaning set forth in Section 4.2(a).
     “Equity Financing” has the meaning set forth in Section 6.5(f).
     “Exchange” means the NASDAQ Global Market.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     “Excluded Assets” has the meaning set forth in Section 2.3(a).
     “Excluded Liabilities” has the meaning set forth in Section 2.5.
     “Execution Date” means the date set forth in the Preamble.
     “Ex-U.S. Approval Milestone has the meaning set forth in Section 2.8(c)(i).
     “Ex-U.S. Filing Milestone has the meaning set forth in Section 2.8(c)(i).
     “Ex-U.S. Filing/Approval Milestone Payment” has the meaning set forth in Section 2.8(c)(ii).
     “FDCA” means the United States Federal Food, Drug, and Cosmetic Act, as amended.
     “FDA” means the United States Food and Drug Administration, or any successor agency thereto.

     “Federal Health Care Program” means any plan or program that provides health benefits, whether directly, through insurance, or otherwise, which is funded directly, in whole or in part, by the United States government (including the Medicare and Medicaid programs).
     “Filing Party” has the meaning set forth in Section 8.6(a).
     “Financial Statements” means the financial statements of Seller included in the SEC Documents.
     “First Closing” has the meaning set forth in Section 3.1(a).
     “First Closing Date” has the meaning set forth in Section 3.1(a).
     “First Closing Date Assumed Liabilities” has the meaning set forth in Section 2.4.
     “First Closing Date Purchased Assets” has the meaning set forth in Section 2.1.
     “First Closing Straddle Period” means any Tax period beginning before or on and ending after the First Closing Date.
     “Form 8594” has the meaning set forth in Section 2.9.
     “Former Superior Proposal” has the meaning set forth in Section 6.5(d).
     “Fundamental Representations” has the meaning set forth in Section 10.1(a).
     “GAAP” means United States generally accepted accounting principles.
     “Generic Entry” means, with respect to any Product in any country, that a Generic Equivalent of such Product has been Launched by a Third Party and Net Sales of such Product in such country for any calendar quarter thereafter have fallen by fifty percent (50%) from the average quarterly Net Sales of such Product in such country over the last four (4) complete calendar quarters ending prior to such Launch and such decline in Net Sales is directly attributable to the marketing or sale in such country of such Generic Equivalent in such country.
     “Generic Equivalent” means, with respect to any Product in a given country, any true AB rated generic product (i.e., a non-proprietary product) (1) with the same active ingredient(s) and administration route as such Product, and (2) that obtained Regulatory Approval in such country solely by means of an abbreviated NDA (“ANDA”) filing (or a similar procedure in a country other than the United States) for establishing bioequivalence of such Product that does not require any human clinical trials other than solely for purposes of establishing bioequivalence to the Product.
     “Gross Profit” means Net Sales less raw materials costs, conversion costs (direct labor), laboratory testing, quality control, freight, packaging, manufacturing variances, FDA annual user fees, depreciation and manufacturing management/overheads.

     “Hazardous Substance” means any material, substance, waste, compound, pollutant or contaminant listed, defined, designated or classified as hazardous, toxic, flammable, explosive, reactive, corrosive, infectious, carcinogenic, mutagenic or radioactive or otherwise regulated by any Regulatory Authority under any Environmental, Safety and Health Law, including petroleum or petroleum products (including crude oil) and any derivative or by-product thereof, natural gas, synthetic gas and any mixture thereof, or any substance that is or contains polychlorinated biphenyls (PCBs), radon gas, urea formaldehyde, asbestos-containing materials (ACMs) or lead, and, for the avoidance of doubt, excluding radio frequencies.
     “Impending Generic Entity” has the meaning set forth in Section 2.8(d)(ii).
     “IND” means an Investigational New Drug Application for a pharmaceutical product filed with the FDA and all amendments and supplements thereto or equivalent applications in other countries.
     “Indemnified Party” has the meaning set forth in Section 10.6(a).
     “Indemnifying Party” has the meaning set forth in Section 10.6(a).
     “Independent Accounting Firm” means a nationally recognized firm of independent public accountants, mutually selected by the Parties.
     “Indication” means the indication(s) for which a Product is being Developed or for which it is approved, including assisted reproductive technology indications and the PTB Indication.
     “Intellectual Property” means intellectual property rights, including Trademarks, Copyrights, Patents and Know-How, whether registered or unregistered, and all applications and registrations therefor.
     “Investment Company Act” has the meaning set forth in Section 4.20.
     “Investor’s Rights Agreement” means the Investor’s Rights Agreement, in substantially the form attached hereto as Exhibit B.
     “IRS” means the Internal Revenue Service of the United States.
     “Joint Development Period” means the period beginning on the First Closing Date and ending on such date as (i) the Parties mutually decide to cease joint activities with respect to Development of Products; provided, that Seller or Buyer may terminate the Joint Development Period by written notice to the other Party at any time after the fifth (5th) anniversary of the First Closing Date or (ii) terminated by Buyer pursuant to Section 11.1.
     “Know-How” means research and development data, information, reports, studies, validation methods and procedures, unpatented inventions, knowledge, trade secrets, technical or other data, or other materials, methods, procedures, processes, flow diagrams, materials, developments or technology, including all biological, chemical, pharmacological, toxicological, clinical, manufacturing, analytical, safety, quality assurance, quality control and other data, information, reports or studies, other than any of the foregoing which is the subject of a Patent.
     “Knowledge” means, with respect to Seller, the actual knowledge of any executive officer of Seller.
     “Launch” means the launch of a Product in a country or jurisdiction within the Territory in such quantities as are customary for the general introduction of a pharmaceutical product in such country or jurisdiction.
     “Launch Quantities” has the meaning set forth in Section 2.8(b).
     “Law” means each provision of any currently existing federal, provincial, state, local or foreign law, statute, ordinance, order, code, rule or regulation, promulgated or issued by any Regulatory Authority.
     “Liability” means, collectively, any indebtedness, guaranty, endorsement, claim, liability, loss, damage, deficiency, cost, expense, obligation, commitment or responsibility, of whatever kind or nature, fixed or unfixed, known or unknown, choate or inchoate, liquidated or unliquidated, secured or unsecured, direct or indirect, matured or unmatured, or absolute, contingent or otherwise, including any products liability.
     “Liability Cap” has the meaning set forth in Section 10.4(a).
     “License Agreement” means the License Agreement between Buyer and Seller, in substantially the form attached hereto as Exhibit D.
     “Losses” means, with respect to any claim or matter, all losses, obligations and other Liabilities or other damages, diminution in value, fines, fees, Taxes, penalties, interest obligations, deficiencies and reasonable expenses.
     “MAA” means an application for the authorization to market a pharmaceutical product in any country or group of countries outside the United States, as defined in the applicable Laws and filed with the Regulatory Authority of a given country or group of countries.
     “MAE Notice” has the meaning set forth in Section 6.9(b).
     “Major Territories” means the (i) United States, (ii) at least one of France, Germany or the United Kingdom, (iii) Japan, and (iv) at least one of Brazil, Russia, India, or China.
     “Marketing Term” means the period starting on the First Closing Date and ending, on a country-by-country basis, upon expiration of the later to expire of the Royalty Product Term or the PTB Royalty Term, as applicable, in such country.
     “Material Adverse Effect” means any state of facts, change, development, event, occurrence, effect or condition that, individually or in the aggregate, is materially adverse to the business, assets, liabilities, results of operations or financial condition of Seller and its Subsidiaries, taken as a whole, but shall exclude any facts, change, development, event, occurrence, effect or condition to the extent resulting or arising from any one or more of the following: (a) changes, effects or events that generally affect the industr(ies) in which Seller operates (including the pharmaceutical industry and Progesterone products industry) or the manufacture, Development or Commercialization of Progesterone products (including legal and regulatory changes) to the extent that they do not disproportionately affect Seller relative to other industry participants, (b) general economic or political changes, effects or events affecting the financing or securities markets generally to the extent that they do not disproportionately affect Seller relative to other industry participants, (c) changes, developments or events caused by an act of God or by acts of terrorism or war (whether or not declared) occurring after the Execution Date (including, a material worsening of current conditions), (d) changes, effects or events arising from, or in connection with, the consummation (or anticipated consummation) of the Transactions or any of them, or the announcement of the execution of, this Agreement or the Other Agreements, the pendency or public disclosure of this Agreement or the Transactions, (e) any change in accounting practices or policies of Seller as required by GAAP, (f) any changes, effects or events that result from any action taken pursuant to or in accordance with this Agreement, the Other Agreements or at the written request of Buyer, (g) any failure of Seller to meet estimates or expectations of Seller’s revenues or earnings (it being understood that the facts or occurrences giving rise or contributing to such failure may be deemed to constitute, or be taken into account in determining, whether there has been or will be a Material Adverse Effect), or (h) any Action made or brought (whether before or after the Execution Date) by any of the current or former stockholders of Seller, arising out of this Agreement or the Transactions.
     “Material Contract” shall mean each Contract to which Seller or any of its Subsidiaries is a party, in each case, with a Third Party (excluding Contracts that are the subject of Section 4.6(f)),
          (i) which has been included in the list of exhibits of any SEC Document filed by Seller with the SEC, since January 1, 2009;
          (ii) which relates primarily to the Products and involves or is reasonably expected to involve payment by or to Seller or any of its Subsidiaries after the First Closing Date of more than $500,000 per year, including any such Contract relating to the clinical trial, supply, manufacture, marketing or co-promotion of, or collaboration with respect to, any Product or Product candidate;
          (iii) which relates to or evidences third-party indebtedness for borrowed money of Seller or any of its Subsidiaries in excess of $1.0 million;
          (iv) which relates to the Products and contains any covenant limiting, in any material respect, the ability of Seller or any of its Subsidiaries to engage in any line of business or compete with any Third Party;
          (v) which is a material Contract of the type described in clauses (i) — (iii) above and contains any provisions contemplating or relating to a change in control or similar event with respect to Seller or any one or more of its Subsidiaries and having the effect of providing that the consummation of the transactions contemplated by this Agreement or the execution, delivery or effectiveness of this Agreement will materially conflict with, result in a material violation or material breach of, or constitute a default (with or without notice or lapse of time or both) under, such Contract or give rise under such Contract to any right of, or result in, a termination, right of first refusal, material amendment, revocation, cancellation or material acceleration, or a loss of a material benefit or the creation of any material Encumbrance upon any of the properties or assets of Seller or any of its Subsidiaries, or to any increased, accelerated or additional material rights or material entitlements of any Person;
          (vi) which relates to the Products and which involves the grant of a “most favored nation” pricing or terms that (i) apply to Seller or any of its Subsidiaries or (ii) following the consummation of the transactions contemplated by this Agreement would apply to Buyer or any of its Subsidiaries;
          (vii) which relates primarily to the Products and involves the settlement or other resolution of any suit, claim, action, proceeding or investigation that has any continuing obligations, Liabilities or restrictions on Seller or any of its Subsidiaries and which was entered into within two (2) years prior to the Execution Date; or
          (viii) which relates to the disposition or acquisition by Seller or any of its Subsidiaries, with obligations to Third Parties remaining to be performed or liabilities continuing after the Execution Date, of any assets related to the Purchased Assets or the Business, other than Contracts for the sale of Product inventory in the ordinary course.
     “Merck-Serono Agreement” means the Amended and Restated License and Supply Agreement, dated June 4, 2002, by and between Columbia Laboratories (Bermuda) Limited and Ares Trading S.A., as amended by Amendment No. 1 thereto dated December 21, 2006, as amended, from time to time, subject to Section 2.3(d).
     “Natural Progesterone” has the meaning set forth in the definition of Progesterone.
     “NDA” means a New Drug Application for any product, as appropriate, requesting permission to place a drug on the market in accordance with 21 C.F.R. Part 314, and all amendments or supplements filed pursuant to the requirements of the FDA.
     “NDC” means the “National Drug Code”, which is the eleven digit code registered by a company with the FDA with respect to a pharmaceutical product.
     “Net Sales” means with respect to sales of a Product by Buyer, and its Affiliates and/or licensees, sublicensees, distributors or other agents, the amount of gross sales (in dollars or other currencies) for such Product, reduced by the sum of the following items relating to such sales that are actually given to or taken by, as applicable, Buyer and its Affiliates, licensees, sublicensees, distributors or other agents, to the extent such deductions are accrued and recognized under and in accordance with GAAP (or other internationally recognized accounting standard in use by Buyer):
          (a) trade, quantity and cash discounts;

          (b) adjustments for price adjustments, billing errors, rejected goods, returns, product recalls and damaged goods (excluding goods damaged while under the control of Buyer or its Affiliates or their respective licensees, sub-licensees, or distributors);
          (c) credits, charge-backs, reimbursements, and similar payments provided to wholesalers and other distributors, buying groups, health care insurance carriers, pharmacy benefit management companies, health maintenance organizations, other institutions or health care organizations or other customers;
          (d) rebates or other price reductions provided to any Regulatory Authority with respect to any state or federal Medicare, Medicaid or similar programs;
          (e) any invoiced charge for freight, insurance, handling, or other transportation costs directly related to delivery of the Products;
          (f) distributor fees per Contract based solely as a percentage of gross sales and
          (g) Taxes that are in the nature of tariffs, duties, excise, sales, use or value-added Taxes;
provided, however, that the foregoing deductions shall only be deducted once and only to the extent not otherwise deducted from gross sales.
     “Next Generation Product” means a Product to be administered utilizing the Seller Next Generation Delivery System or another Delivery System approved by the Joint Development Committee.
     “Nonassignable Asset” has the meaning set forth in Section 2.6.
     “Non-Compete Period” has the meaning set forth in Section 8.11(a).
     “Non-United States Purchased Assets” means the following, to the extent included in the Purchased Assets: (i) Seller’s rights to the Development or Commercialization outside of the geographic territory of the United States of (A) the Products in existence at the time of the First Closing, (B) the Products in Development at the time of the First Closing, and (C) in-process research and development in existence at the time of the First Closing; (ii) all income, royalties, damages, and payments made, due or payable with respect to the rights described in the preceding clause (i); and (iii) all causes of action (in law or equity) and rights to sue, counterclaim, and/or recover related to the rights set forth in clauses (i) and (ii).
     “Original NDA” means a complete new NDA that has never before been submitted to the FDA.
     “Other Agreements” means, collectively, the License Agreement, the Supply Agreement, the Investor’s Rights Agreement and Asset Transfer Documentation.
     “Outside Date” has the meaning set forth in Section 9.1(a)(ii).

     “Parent” has the meaning set forth in the Preamble.
     “Party” or “Parties” has the meaning set forth in the Preamble.
     “Patents” means United States and non-United States patents, patent applications, and other similar enforceable rights relating to the protection of inventions worldwide (and all rights related thereto, including all reissues, reexaminations, divisions, continuations, continuations-in-part, extensions or renewals of any of the foregoing).
     “Permitted Encumbrances” means (a) statutory liens for current Taxes not yet due and payable or Taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the balance sheet contained in the Financial Statements, (b) mechanics’, carriers’, workers’, repairers’ and other similar liens arising or incurred in the ordinary course of business consistent with past practice relating to obligations as to which there is no default on the part of Seller or the validity or amount of which is being contested in good faith by appropriate proceedings, or pledges, deposits or other liens securing the performance of bids, trade contracts, leases or statutory obligations (including workers’ compensation, unemployment insurance or other social security legislation), and (c) all other Encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect.
     “Person” means any individual, corporation, partnership, joint venture, limited liability company, trust or unincorporated organization or Regulatory Authority.
     “Post-Closing Payments” has the meaning set forth in Section 2.7.
     “Post-Closing Tax Period” means any Tax period beginning after the First Closing Date and that portion of a First Closing Straddle Period beginning after the First Closing Date.
     “Pre-Closing Covenants” has the meaning set forth in Section 10.1(a).
     “Pre-Closing Tax Period” means any Tax period ending on or before the First Closing Date and that portion of any First Closing Straddle Period ending on the First Closing Date.
     “Preferred Stock” has the meaning set forth in Section 4.5(a).
     “PREGNANT Study” means the Phase III clinical trial being conducted by Seller of Prochieve to reduce the risk of preterm birth in women with a short cervix (the “PTB Indication”) as measured by transvaginal ultrasound in mid-pregnancy.
     “Prochieve” means Seller’s currently marketed eight percent (8%) vaginal gel Product that is the subject of the PREGNANT Study.
     “Prochieve PTB Development Plan” has the meaning set forth in Section 8.7(a)(ii).
     “Product Data” has the meaning set forth in Section 2.1(g).
     “Product Regulatory Approvals” means Regulatory Approvals for Products sold by Seller or its Subsidiaries.

     “Products” means all pharmaceutical products containing Progesterone as an active pharmaceutical ingredient, including all forms and formulations thereof and regardless of Delivery System utilized to administer such product or Indication(s) for which such products are approved.
     “Progesterone” means (i) pregn-4-ene-3,20-dione and 17-alpha-hydroxypregn-4-ene-3,20-dione (“Natural Progesterone”), and (ii) 17-alpha-hydroxyprogesterone caproate, medroxyprogesterone acetate, norethindrone, norethindrone acetate, norethindrone enanthate, desogestrel, levonorgestrel, lynestrenol, ethynodiol diacetate, norgestrel, norgestimate, norethynodrel, gestodene, drospirenone, trimegestone, levodesogestrel, gestodyne, nesterone, etonogestrel, and derivatives from 19-nor-testoterone (“Synthetic Progesterone”).
     “Promotional Materials” means the advertising, promotional and media materials, sales training materials, trade show materials and videos used by Seller primarily for the Commercialization of Products.
     “Property Taxes” means real and personal ad valorem and specific property Taxes (other than Transfer Taxes) imposed on a periodic basis and based on or with respect to (i) the assessed valuations of assets or (ii) each article of a class of assets without regard to its value. For the avoidance of doubt, Property Taxes shall not include any Taxes calculated based on income, gross receipts, profits or sales.
     “Proxy Statement” has the meaning set forth in Section 6.4(a).
     “PTB Indication” has the meaning set forth in the definition of PREGNANT Study.
     “PTB NDA” has the meaning set forth in Section 2.1(i).
     “PTB NDA Acceptance Milestone” has the meaning set forth in Section 2.8(b)(i).
     “PTB NDA Acceptance Milestone Payment” has the meaning set forth in Section 2.8(b)(i).
     “PTB Product” has the meaning set forth in Section 2.8(b)(i).
     “PTB Product Launch Milestone” has the meaning set forth in Section 2.8(b)(i).
     “PTB Product Launch Milestone Payment” has the meaning set forth in Section 2.8(b)(i).
     “PTB Product Team” has the meaning set forth in Section 8.7(b)(i).
     “PTB Royalty Product” means any pharmaceutical product that contains Progesterone as an active pharmaceutical ingredient covered by a Regulatory Approval indicated for pre-term birth, except any and all Generic Equivalents of Products that are not (and never were) Commercialized pursuant to this Agreement. For the avoidance of doubt, the foregoing exception shall not limit Section 2.8(d)(ii).

     “PTB Royalty Product Term” has the meaning set forth in Section 2.8(d)(i)(E).
     “PTB Supplemental NDA” has the meaning set forth in Section 2.1(i).
     “PTB US Approval” means the approval by FDA of the PTB NDA or PTB Supplemental NDA, as applicable, expanding the Prochieve label to include the PTB Indication, which approval has been accepted by the Joint Development Committee.
     “PTO” means the United States Patent and Trademark Office.
     “Purchase Price” has the meaning set forth in Section 2.7.
     “Purchased Assets” has the meaning set forth in Section 2.1.
     “Rebate Charges” means amounts claimed by or under, or in respect of, Medicaid, state rebate programs, pharmaceutical benefit management organizations, managed care organizations, and other Persons as rebates under Contracts between such parties and Seller or Buyer, as the context requires.
     “Regulatory Approval” means, with respect to a Product in any country or jurisdiction, any approval, registration, license, permit, certificate, exemption, consent, confirmation, order, waiver, clearance or authorization from a Regulatory Authority in a country or other jurisdiction that is necessary to market and sell such Product in such country or jurisdiction.
     “Regulatory Authority” means any federal, state or local regulatory authority, regulatory agency or other governmental body, including the FDA and EMEA.
     “Regulatory Exclusivity” means any exclusive marketing rights or data exclusivity rights conferred by any Regulatory Authority with respect to a Product other than Patents, including rights conferred in the United States under the Hatch-Waxman Act or the FDA Modernization Act of 1997 or rights similar thereto outside the United States.
     “Regulatory Filings” means, with respect to any Product, any submission to a Regulatory Authority of any appropriate regulatory application and shall include, without limitation, any submission to a regulatory advisory board, marketing authorization application, and any supplement or amendment thereto. For the avoidance of doubt, Regulatory Filings shall include any IND, NDA, MAA or the corresponding application in any other country or group of countries.
     “Release” means any releasing, spilling, leaking, pumping, pouring, placing, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping into the environment, whether intentional or unintentional, negligent or non-negligent, sudden or non-sudden, accidental or non-accidental.
     “Representatives” means, with respect to any Person, the directors, officers, managers, employees, independent contractors, agents, attorneys, advisors or consultants of such Person.

     “Required Seller Stockholders Vote” means the (i) adoption of a resolution by the holders of Seller’s outstanding capital stock having a majority of the voting power associated with all shares of Seller’s outstanding capital stock approving the sale and transfer of the Purchased Assets and the Assumed Liabilities pursuant to this Agreement and (ii) approval of the Charter Amendment by the (x) holders of a majority of the outstanding shares of the Common Stock and (y) holders of Seller’s capital stock having a majority of the voting power associated with all shares of Seller’s outstanding capital stock.
     “Review Period” has the meaning set forth in Section 2.8(b)(ii)
     “Royalty Product” means any pharmaceutical product that contains Natural Progesterone or 17-alpha-hydroxyprogesterone caproate that is delivered transvaginally, except any and all Generic Equivalents of Products that are not (and never were) Commercialized pursuant to this Agreement. For the avoidance of doubt, the foregoing exception shall not limit Section 2.8(d)(ii).
     “Royalty Product Term” has the meaning set forth in Section 2.8(d)(i)(D).
     “SEC” means the United States Securities and Exchange Commission.
     “SEC Documents” has the meaning set forth in Section 4.15.
     “Second Closing” has the meaning set forth in Section 3.1(b).
     “Second Closing Date” has the meaning set forth in Section 3.1(b).
     “Second Closing Date Purchased Assets” has the meaning set forth in Section 2.1.
     “Second Closing Date Assumed Liabilities” has the meaning set forth in Section 2.4.
     “Second Post-Closing Tax Period” means any Tax period beginning after the Second Closing Date and that portion of a Second Closing Straddle Period beginning after the Second Closing Date.
     “Second Pre-Closing Tax Period” means any Tax period ending on or before the Second Closing Date, and that portion of any Second Closing Straddle Period ending on the Second Closing Date.
     “Second Closing Straddle Period” means any Tax period beginning before or on and ending after the Second Closing Date.
     “Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
     “Seller” has the meaning set forth in the Preamble.

     “Seller Account” means a bank account in the United States to be designated by Seller in a written notice to Buyer at least three (3) Business Days before the First Closing or, with respect to any payments due thereafter, at least three (3) Business Days prior to the date that such payment becomes due and payable.
     “Seller Board Recommendation” has the meaning set forth in Section 4.2(b).
     “Seller Disclosure Letter” has the meaning set forth in Article IV.
     “Seller Development Costs Cap” has the meaning set forth in Section 8.7(b)(i)
     “Seller Development Activities” means all Development activities with respect to the Products that are designated as Seller’s responsibility in this Agreement or the Development Plan.
     “Seller Expense Period” has the meaning set forth in Section 8.7(c).
     “Seller Indemnitees” has the meaning set forth in Section 10.3.
     “Seller Next Generation Delivery System” means the progressive hydration tablet technology described in Seller’s US Patent No. 6,248,358.
     “Seller Stockholders’ Meeting” has the meaning set forth in Section 6.4(c).
     “Seller’s SEC Filings” means all forms, reports and other documents filed with the SEC by Seller under the Securities Act or Exchange Act, as the case may be since and including January 1, 2007.
     “Senior Officers” means, for Seller, the Chief Executive Officer, and for Buyer, the Chief Executive Officer of Parent.
     “Shares” has the meaning set forth in the Recitals.
     “Site” means any of the real properties owned, leased or operated by Seller and used in connection with its business, including all soil, subsoil, surface waters and groundwater thereat.
     “Subsidiary” means, when used with reference to an entity, any other entity of which (a) securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions, or (b) a majority of the outstanding securities of which, are owned directly or indirectly by such entity.
     “Superior Proposal” has the meaning set forth in Section 6.5(f).
     “Superior Proposal Notice” has the meaning set forth in Section 6.5(d).
     “Supply Agreement” means the Supply Agreement between Buyer and Seller, in substantially the form attached hereto as Exhibit C.
     “Survival Period” has the meaning set forth in Section 10.1(a).

     “Synthetic Progesterone” has the meaning set forth in the definition of Progesterone.
     “Tax” or “Taxes” means any and all taxes, assessments, levies, tariffs, duties or other charges or impositions in the nature of a tax (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including income, estimated income, gross receipts, profits, business, license, occupation, franchise, capital stock, real or personal property, sales, use, transfer, value added, employment or unemployment, social security, disability, alternative or add-on minimum, customs, excise, stamp, environmental, commercial rent or withholding taxes, whether contested or not.
     “Tax Matter” has the meaning set forth in Section 8.6(e).
     “Tax Return” means any report, return (including any information return), claim for refund, election, estimated Tax filing or payment, request for extension, document, declaration or other information or filing required to be supplied to any taxing authority with respect to Taxes, including attachments thereto and amendments thereof.
     “Termination Fee” has the meaning set forth in Section 9.2(b).
     “Territory” means the world.
     “Third Party” means any Person other than a Party or its Affiliates.
     “Third-Party Claim” has the meaning set forth in Section 10.6(a).
     “Trademarks” means trademarks, service marks, certification marks, trade dress, Internet domain names, trade names, identifying symbols, designs, product names, company names, slogans, logos or insignia, whether registered or unregistered, and all common law rights, applications and registrations therefor, and all goodwill associated therewith.
     “Transactions” means the transactions contemplated by this Agreement and the Other Agreements.
     “Transfer Agent” means American Stock Transfer and Trust Company, LLC.
     “Transfer Taxes” means any and all transfer, documentary, sales, use, stamp, registration, value added, recording and other similar Taxes and fees (including any penalties and interest) incurred as a result of the transfer of the Purchased Assets, Shares and Assumed Liabilities pursuant to the consummation of the transactions contemplated by this Agreement (including recording fees and any real property or leasehold interest transfer tax and any similar Tax).
     “United States” or “U.S.” means the United States of America and its territories and possessions.
     “Upfront Payment” has the meaning set forth in Section 2.7.

     “Valid Claim” means, with respect to any country, a claim of an issued Patent or Patent application (that has been pending for no more than seven (7) years after the date from which such Patent application claims priority) that has not expired or been revoked, held invalid or unenforceable by a patent office, court or other governmental agency of competent jurisdiction in a final and non-appealable judgment (or judgment from which no appeal was taken within the allowable time period).
     “Wholesaler Affiliate” means an Affiliate of Buyer, substantially all of the business of which consists of the wholesale distribution of pharmaceutical products.
     “Wholesaler Charges” means amounts claimed by wholesalers of the Products as chargebacks or returns to the wholesaler under contracts between group purchasing organizations (collectively, “GPOs”) and Seller and amounts claimed by GPOs as administrative or marketing fees under contracts between GPOs and Seller.

Exhibit A

Asset Transfer Documentation

Exhibit B
INVESTOR’S RIGHTS AGREEMENT
Dated [•], 2010

i

INVESTOR’S RIGHTS AGREEMENT
     This Investor’s Rights Agreement (this “Agreement”) is dated as of [•], 2010, and is between Columbia Laboratories, Inc., a Delaware corporation (the “Company”), and Coventry Acquisition, Inc., a Delaware corporation (the “Investor”). All capitalized terms used and not defined herein shall have such meanings as set forth in the Purchase and Collaboration Agreement, dated as of March 3, 2010, by and between the Company and the Investor (the “Purchase and Collaboration Agreement”).
RECITALS
     WHEREAS, the Investor and the Company are parties to the Purchase and Collaboration Agreement pursuant to which Investor, among other things, acquired from the Company 11,200,000 shares of Common Stock (the “Shares”); and
     WHEREAS, the Company and the Investor are entering into this Agreement pursuant to the Purchase and Collaboration Agreement.
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the sufficiency of which is acknowledged, the parties hereto agree as follows:
SECTION 1
DEFINITIONS
     1.1 Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:
          (a) “AAA” shall have the meaning set forth in Section 5.13(a).
          (b) “Affiliate” shall mean, with respect to any Person (as defined below), any other Person controlling, controlled by or under direct or indirect common control with such Person (for the purposes of this definition “control,” when used with respect to any specified Person, shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing).
          (c) “Agreement” shall have the meaning set forth in the Preamble.
          (d) “Arbitrator” shall have the meaning set forth in Section 5.13(b).
          (e) “Board” shall mean the Company’s board of directors.
          (f) “Business Day” shall mean a day Monday through Friday on which banks are generally open for business in New York City.
          (g) “Bylaws” shall mean the Company’s Amended and Restated Bylaws, as amended from time to time.

          (h) “Certificate” shall mean the Company’s Restated Certificate of Incorporation as filed with the Secretary of State of the State of Delaware and as amended from time to time.
          (i) “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.
          (j) “Common Stock” shall mean the Company’s common stock, $0.01 par value per share.
          (k) “Company” shall have the meaning set forth in the Preamble.
          (l) “DGCL” shall mean the General Corporation Law of the State of Delaware.
          (m) “Dispute” shall have the meaning set forth in Section 5.13(a).
          (n) “Enforcing Court” shall have the meaning set forth in Section 5.13(e).
          (o) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.
          (p) “Filing Date” shall have the meaning set forth in Section 2.1(a).
          (q) “Financial Statements” shall mean the financial statements of the Company filed with the Commission in connection with the registration contemplated under this Agreement.
          (r) “Indemnified Party” shall have the meaning set forth in Section 2.4(c).
          (s) “Indemnifying Party” shall have the meaning set forth in Section 2.4(c).
          (t) “Initial Lock-Up Period” shall have the meaning set forth in Section 4.1(a).
          (u) “Investor” shall have the meaning set forth in the Preamble.
          (v) “Investor Designee” shall have the meaning set forth in Section 3.1.
          (w) “Nasdaq Stock Market” shall have the meaning set forth in Section 2.3(i).
          (x) “Person” shall mean any person, individual, corporation, limited liability company, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).
          (y) “Purchase and Collaboration Agreement” shall have the meaning set forth in the Preamble.

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          (z) The terms “register,” “registered” and “registration” refer to the registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.
          (aa) “Registrable Securities” shall mean (i) any Shares and (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the Shares referenced in (i) above, in each case until Transferred by the Investor to the extent permitted by this Agreement; provided, however, that Registrable Securities shall not include any securities described in clause (i) or (ii) above which have previously been registered or which have been sold to the public either pursuant to a Registration Statement or Rule 144, or which have been sold in a private transaction.
          (bb) “Registration Expenses” shall mean all expenses incurred by the Company in complying with Section 2.1 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and expenses of counsel for the Company, “blue sky” fees and expenses and the expense of any special audits incident to or required by any such registration (but, for the avoidance of doubt, excluding the fees of legal counsel for the Investor).
          (cc) “Registration Statement” shall mean any registration statement of the Company filed with the Commission on the appropriate form pursuant to the Securities Act which covers any Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, all exhibits thereto and all materials incorporated by reference therein.
          (dd) “Registration Period” shall have the meaning set forth in Section 2.1(b).
          (ee) “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.
          (ff) “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.
          (gg) “Selling Expenses” shall mean all underwriting discounts and the selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and the fees and disbursements of counsel for the Investor.
          (hh) “Shares” shall have the meaning set forth in the Recitals.
          (ii) “Shelf Registration Statement” shall have the meaning set forth in Section 2.1(a).
          (jj) “Subsidiary” shall mean, when used with reference to an entity, any other entity of which (i) securities or other ownership interests having ordinary voting power to elect a

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majority of the board of directors or other Persons performing similar functions, or (ii) a majority of the outstanding securities of which, are owned directly or indirectly by such entity.
          (kk) “Transaction Delay Notice” shall have the meaning set forth in Section 2.5(b).
          (ll) “Transaction Delay Period” shall have the meaning set forth in Section 2.5(b).
          (mm) “Transfer” and “Transferred” shall mean to directly or indirectly sell, transfer, exchange, assign, pledge, hypothecate, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of.
SECTION 2
REGISTRATION RIGHTS
     2.1 Shelf-Registration.
          (a) The Company shall use commercially reasonable efforts to file not later than ninety (90) days before the end of the Initial Lock-Up Period (the “Filing Date”) a Registration Statement pursuant to Rule 415 under the Securities Act with the Commission covering the resale of the Registrable Securities on a delayed or continuous basis (the “Shelf Registration Statement”), and effect the registration, qualifications or compliances (including, without limitation, the execution of any required undertaking to file post-effective amendments, appropriate qualifications or exemptions under applicable “blue sky” or other state securities laws and appropriate compliance with applicable securities laws, requirements or regulations) of the Registrable Securities as promptly as possible after the filing thereof. The Shelf Registration Statement will be on Form S-3; provided, that if Form S-3 is not available for use by the Company on the Filing Date, then the Registration Statement will be on such form as is then available.
          (b) Except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of the Shelf Registration Statement pursuant to Section 2.5, use commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Company determines to obtain, continuously effective, and to keep such Shelf Registration Statement free of any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, in light of the circumstances in which they were made, until the earliest of the following: (i) the date of the fourth (4th) anniversary of the date on which the Shelf Registration Statement is initially declared effective by the Commission, (ii) the date all of the Registrable Securities have been Transferred by the Investor and (iii) the date all of the Registrable Securities then held by the Investor may be sold by the Investor under Rule 144 during any ninety (90) day period without complying with the provisions of clause (c) or (f) of Rule 144. The period of time during which the Company is required hereunder to keep the Shelf Registration Statement effective is referred to herein as the “Registration Period.” The rights of the Investor under this Section 2 shall terminate on the last day of the Registration Period.

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     2.2 Expenses. All Registration Expenses incurred in connection with any registration, qualification, exemption or compliance pursuant to Section 2, shall be borne by the Company. All Selling Expenses relating to the sale of Registrable Securities registered hereunder by or on behalf of the Investor shall be borne by the Investor.
     2.3 Registration Procedures. In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Agreement, the Company shall:
          (a) notify the Investor within three (3) Business Days:
               (i) when the Shelf Registration Statement or any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;
               (ii) of any request by the Commission for amendments or supplements to the Shelf Registration Statement or the prospectus included therein, upon which the Company will use its commercially reasonable efforts to file the same with the Commission;
               (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for such purpose;
               (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, upon which the Company will use its commercially reasonable efforts promptly to obtain the withdrawal of such suspension or address any such proceedings, as applicable; and
               (v) of the occurrence of any event that requires the making of any changes in the Shelf Registration Statement or the prospectus forming a part thereof so that, as of such date, the Shelf Registration Statement and the prospectus forming a part thereof, as applicable, do not contain an untrue statement of material fact, and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in the light of the circumstances under which they were made) not misleading (provided, that, in no event shall such notice contain any material, non-public information);
          (b) use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement as soon as reasonably practicable;
          (c) promptly furnish the Investor, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment thereto, including Financial Statements and schedules, and, if explicitly requested, all exhibits in the form filed with the Commission;
          (d) during the Registration Period, promptly deliver to the Investor, without charge, as many copies of the prospectus included in the Shelf Registration Statement and any

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amendment or supplement thereto as the Investor may reasonably request; and, subject to the limitations contained herein, the Company consents to the use, consistent with the provisions hereof, of the prospectus or any amendment or supplement thereto by the Investor in connection with the offering and sale of the Registrable Securities covered by the prospectus forming a part thereof or any amendment or supplement thereto;
          (e) during the Registration Period, if the Investor so requests, deliver to the Investor, without charge, (i) one copy of the following documents: (A) its annual report to its stockholders, if any (which annual report shall contain financial statements audited in accordance with generally accepted accounting principles in the United States of America by an independent registered public accounting firm of recognized standing), (B) its annual report on Form 10-K (or similar form), (C) its definitive proxy statement with respect to its annual meeting of stockholders, (D) each of its quarterly report(s) on Form 10-Q (or similar form), and (E) a copy of the full Shelf Registration Statement (the foregoing, in each case, excluding exhibits); and (ii) if explicitly requested, all exhibits excluded by the parenthetical to the immediately preceding clause (E);
          (f) prior to any public offering of Registrable Securities pursuant to the Shelf Registration Statement, promptly take such actions as may be necessary to register or qualify or obtain an exemption for offer and sale under the securities or “blue sky” laws of such United States jurisdictions as the Investor reasonably requests in writing; provided, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction, and do any and all other acts or things reasonably necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by the Shelf Registration Statement;
          (g) upon the occurrence of any event contemplated by Section 2.3(a)(v) above, except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of the Shelf Registration Statement, pursuant to Section 2.5, the Company shall use commercially reasonable efforts to as soon as reasonably practicable prepare a post effective amendment to the Shelf Registration Statement or a supplement to the prospectus forming a part thereof, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
          (h) otherwise use commercially reasonable efforts to comply in all material respects with all applicable rules and regulations of the Commission which could affect the sale of the Registrable Securities;
          (i) use commercially reasonable efforts to cause the Registrable Securities included in the Shelf Registration Statement to be listed on the NASDAQ Global Market (“NASDAQ Stock Market”) or, if the Common Stock is not then listed on the NASDAQ Stock Market, on the principal national securities exchange on which the Common Stock is then listed,

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or if the Common Stock is not then listed on a national securities exchange, authorized for quotation on any automated quotation system on which the Common Stock is then quoted;
          (j) during the Registration Period, furnish to the Investor, without charge, copies of any correspondence from the Commission or the staff of the Commission to the Company or its representatives relating to the Shelf Registration Statement or any document incorporated by reference therein within five (5) Business Days after the Company’s receipt thereof;
          (k) use commercially reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby and to enable the Investor to sell Registrable Securities under Rule 144; and
          (l) if the Investor so requests in writing, permit a single counsel, designated by the Investor to review and provide reasonable comments to the Shelf Registration Statement and all amendments and supplements thereto, within three (3) Business Days prior to the filing thereof with the Commission;
provided, that, in the case of clause (l) above, the Company shall not be required (A) to delay the filing of the Shelf Registration Statement or any amendment or supplement thereto to incorporate any comments to the Shelf Registration Statement or any amendment or supplement thereto by or on behalf of the Investor if such comments would require or result in a delay in the filing of the Shelf Registration Statement, amendment or supplement, as the case may be, and the Company reasonably believes (after consulting with legal counsel) that such comments are not necessary to incorporate into the Shelf Registration Statement or any amendment or supplement thereto in order to comply with the Securities Act or (B) to provide, and shall not provide, the Investor or its representatives with material, non-public information unless the Investor agrees to receive such information and enters into a written confidentiality agreement with the Company in a form reasonably acceptable to the Company.
     2.4 Indemnification.
          (a) To the extent permitted by law, the Company shall (subject to Section 2.4(c) below) indemnify the Investor, each of its directors and officers, and each person who controls the Investor within the meaning of Section 15 of the Securities Act, with respect to any registration that has been effected pursuant to this Agreement, against all claims, losses, damages and liabilities (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 2.4(c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Shelf Registration Statement, prospectus or any amendment or supplement thereof, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in case of any prospectus, in light of the circumstances in which they were made), or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to any action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse the Investor and each person controlling the Investor, for reasonable legal and other out-of-pocket expenses reasonably incurred in

7

connection with investigating or defending any such claim, loss, damage, liability or action as incurred; provided that the Company will not be liable in any such case to the extent that any untrue statement or omission is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor specifically for use in preparation of the Shelf Registration Statement, prospectus, amendment or supplement.
          (b) The Investor will indemnify the Company, each of its directors and officers, and each person who controls the Company within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 2.4(c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Shelf Registration Statement, prospectus, or any amendment or supplement thereof, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in case of any prospectus, in light of the circumstances in which they were made), and will reimburse the Company, such directors and officers, and each person controlling the Company for reasonable legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred, in each case to the extent, but only to the extent, that such untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor specifically for use in preparation of the Shelf Registration Statement, prospectus, amendment or supplement. Notwithstanding the foregoing, the Investor’s aggregate liability pursuant to this Section 2.4(b) and Section 2.4(d) shall be limited to the net amount received by the Investor from the sale of the Registrable Securities pursuant to the Shelf Registration Statement.
          (c) Each party entitled to indemnification under this Section 2.4 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim, action or litigation as to which indemnity may be sought, and shall permit the Indemnifying Party (at its expense) to assume the defense of any such claim, action or litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim, action or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such Indemnified Party’s expense (and after the assumption of the defense of any such claim, action or litigation by the Indemnifying Party, the Indemnified Party shall not be entitled to reimbursement or indemnification for its legal or other out-of-pocket expenses incurred in action with investigating or defending any such claim, action or litigation except for out-of- pocket costs (excluding legal or other professional fees or expenses) solely to the extent incurred by the Indemnified Party for it to comply with any order or legally binding determination of a court or other governmental authority or to provide assistance in the defense or investigation of such claim at the request or direction of the Indemnifying Party), and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent such failure is materially prejudicial to the Indemnifying Party in defending such claim, action or litigation. The Indemnified Party shall not settle, compromise, or consent to the entry of any judgment with respect to any such claim, action or litigation without the prior written consent of the

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Indemnifying Party (which consent will not be unreasonably withheld) and the Indemnifying Party shall not be liable for any compromise, settlement or consent to the entry of any judgment with respect to any claim, action or litigation effected without its prior written consent. No Indemnifying Party, in its defense of any such claim, action or litigation, shall, except with the consent of each Indemnified Party, settle, compromise or consent to entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim, action or litigation.
          (d) If the indemnification provided for in this Section 2.4 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
          (e) The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, and liabilities referred to in this Section 2.4 shall include the reasonable legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, subject to the provisions of Section 2.4(c). No Person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
          (f) The obligations of the Company and the Investor under this Section 2.4 shall survive the completion of any offering of Registrable Securities under the Shelf Registration Statement.
     2.5 Registration Covenants.
          (a) The Investor agrees that, upon receipt of any notice from the Company of the happening of any event:
               (i) requiring the preparation of a supplement or amendment to a prospectus relating to Registrable Securities so that, as thereafter delivered to the Investor, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, the Investor will forthwith discontinue offering or Transferring Registrable Securities pursuant to the Shelf Registration Statement and prospectus forming a part thereof contemplated by Section 2.1 until its receipt of copies of the supplemented or amended prospectus from the Company and, if so directed by the Company, the Investor shall deliver to the Company all copies, other than

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permanent file copies then in the Investor’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice;
               (ii) contemplated by Section 2.3(a)(iii), the Investor shall forthwith discontinue offering or Transferring Registrable Securities pursuant to the Shelf Registration Statement and the prospectus forming a part thereof contemplated by Section 2.1 until its receipt of a notice from the Company stating that the stop order of the type referred to in Section 2.3(a)(iii) is no longer applicable or that the Commission will not issue any such stop order pursuant to the proceedings of the type referred to in Section 2.3(a)(iii); or
               (iii) contemplated by Section 2.3(a)(iv), the Investor shall forthwith discontinue offering or Transferring Registrable Securities pursuant to the Shelf Registration Statement and the prospectus forming a part thereof contemplated by Section 2.1 until its receipt of a notice from the Company that any suspension of the type referred to in Section 2.3(a)(iv) is no longer applicable or that no Person will issue any such suspension pursuant to any proceedings (threatened or initiated) of the type referred to in Section 2.3(a)(iv).
          (b) Notwithstanding anything in this Agreement to the contrary, if the Company delivers to the Investor a certificate, signed by an officer of the Company (the “Transaction Delay Notice”), stating that in the good faith judgment of the Board (i) continued use of the Shelf Registration Statement for purposes of effecting offers or sales of the Registrable Securities pursuant thereto would require, under the Securities Act or the Exchange Act, premature disclosure in the Shelf Registration Statement (or the prospectus that is a part thereof or any document that is or would be incorporated therein) of material, nonpublic information concerning the Company, its business or prospects or any proposed material transaction involving the Company, (ii) such premature disclosure would be materially adverse to the Company, its business or prospects or any such proposed material transaction or would make the successful consummation by the Company of any such material transaction significantly less likely and (iii) it is therefore desirable to suspend the use by the Investor of the Shelf Registration Statement (and the prospectus that is a part thereof) for purposes of effecting offers or sales of the Registrable Securities pursuant thereto, then the right of the Investor to use the Shelf Registration Statement (and the prospectus that is a part thereof) for purposes of effecting offers or sales of the Registrable Securities pursuant thereto shall be suspended. Notwithstanding the foregoing, the Company shall not under any circumstances be entitled to exercise its right to suspend the use of the Shelf Registration Statement on more than two (2) occasions during any twelve (12) month period, and each such suspension shall not be for more than thirty (30) days per such occasion (the “Transaction Delay Period”). The Investor hereby covenants and agrees that it will not sell any Registrable Securities pursuant to the Shelf Registration Statement during the periods the Shelf Registration Statement is withdrawn or the ability to sell thereunder is suspended as set forth in this Section 2.5(b). During the period the ability of the Investor to sell Registrable Securities under the Shelf Registration Statement is suspended pursuant to this Section 2.5(b) the Company shall not file a Registration Statement during the related Transaction Delay Period for the offer or sale of any securities for its own account or for the offer or sale of any securities for the account of any stockholder of the Company.

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          (c) As a condition to the inclusion of its Registrable Securities, the Investor shall furnish to the Company such information, including completing an investor questionnaire in the form provided by the Company, as shall be required in connection with any registration referred to in this Section 2.
          (d) The Investor acknowledges and agrees that the Registrable Securities sold pursuant to the Shelf Registration Statement are not Transferable on the books of the Company unless the stock certificate submitted to the transfer agent evidencing such Registrable Securities is accompanied by a certificate reasonably satisfactory to the Company to the effect that (i) the Registrable Securities have been Transferred in accordance with the Shelf Registration Statement and (ii) the requirement of delivering a current prospectus has been satisfied.
          (e) At the end of the Registration Period the Investor shall discontinue sales of Registrable Securities pursuant to the Shelf Registration Statement upon receipt of notice from the Company of its intention to remove from registration the Registrable Securities covered by the Shelf Registration Statement which remain unsold, and the Investor shall notify the Company of the number of Registrable Securities registered which remain unsold immediately upon receipt of such notice from the Company.
     2.6 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:
          (a) Make and keep adequate current public information with respect to the Company available in accordance with Rule 144; and
          (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.
SECTION 3
BOARD OF DIRECTORS
     3.1 Investor Designee.
          (a) Upon execution of this Agreement and in accordance with the terms of this Section 3, the Investor shall have the right to designate one Person for election to the Board as its nominee in its sole discretion (the “Investor Designee”). Within five (5) Business Days after the date hereof, the Company shall take all commercially reasonable actions to expand the Board in accordance with the Certificate, the Bylaws and the DGCL to create one vacancy on the Board and appoint the Investor Designee to fill such vacancy.
          (b) Subject to Section 3.5, following the appointment of the Investor Designee pursuant to Section 3.1(a), for applicable subsequent elections of the members of the Board, the Company shall take all such actions as are commercially reasonable to facilitate the Investor Designee’s re-election to the Board.
          (c) The Investor Designee must be eligible under applicable law and regulations of any national securities exchange on which Company securities are traded to serve

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on the Board; provided, however, that the Investor Designee shall not be required to be “independent” under the listing rules of any applicable national securities exchange, if any, on which Company securities are traded.
     3.2 Designation. The initial Investor Designee shall be [•].
     3.3 Change in Designee. From time to time, subject to Section 3.5, the Investor may, in its sole discretion, notify the Company in writing of its intention to remove the Investor Designee that is serving on the Board and/or to select a new Investor Designee for election to the Board (whether to replace a prior Investor Designee or to fill a vacancy on the Board caused by the resignation or removal of a prior Investor Designee). Subject to Section 3.5, in the event of such an initiation of a removal or selection of an Investor Designee under this Section 3.3, the Company shall take such commercially reasonable actions as are necessary to facilitate such removal or election. Notwithstanding the foregoing sentence, the Company shall not be required to hold a special meeting of stockholders to replace an Investor Designee and in no event shall there be more than one Investor Designee on the Board.
     3.4 Information. The Investor shall at the request of the Company provide, and shall cause the Investor Designee to provide, all information regarding the Investor Designee that the Company may reasonably request for inclusion in any proxy statement or other report that is required to contain such information that the Company is required to file with the Commission or any national securities exchange on which the Company’s securities are listed. The Investor represents, warrants and agrees that any such information supplied to the Company will not contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
     3.5 Termination of Rights. The rights provided to the Investor under this Section 3 shall terminate at the first time when the Investor ceases to hold at least ten percent (10%) of the then outstanding Common Stock; provided, however, that an Investor Designee who is appointed or elected prior to the time when the Investor ceases to hold at least ten percent (10%) of the then outstanding Common Stock may continue as a director of the Company until the Company’s next meeting of stockholders held after the time when the Investor ceases to hold at least ten percent (10%) of the then outstanding Common Stock at which the stockholders are requested to take action with respect to the election of directors of the Company. For purposes of this Section 3.5, in determining, at any time, how many shares of Common Stock the Investor holds, only the Shares then held by the Investor should be considered and no other shares of Common Stock held by the Investor shall be considered.
     3.6 No Compensation. The Investor Designee shall not be entitled to receive compensation in any form from the Company in connection with such designation or in respect of his or her position as a member of the Board.
     3.7 Confidentiality Agreement. Notwithstanding anything contained herein to the contrary, no Investor Designee shall be entitled to become a member of the Board unless and until he or she executes a confidentiality agreement in a form agreed to by the Company, the Investor and the Investor Designee, each acting reasonably.

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SECTION 4
LOCK-UP AGREEMENT
     4.1 Lock-Up Agreement.
          (a) Except as otherwise permitted in this Section 4.1, the Investor agrees not to Transfer the Shares or any legal or beneficial interest therein, without the prior written consent of the Company, from the date hereof until the date which is six (6) months after the date of this Agreement (the “Initial Lock-Up Period”); provided that the Investor shall have the right to participate in any buy-back of Common Stock by the Company, any tender offer or exchange offer for shares of Common Stock or in any extraordinary business combination or recapitalization transaction involving the Company that is approved by the stockholders of the Company by a vote required under applicable law.
          (b) Notwithstanding Section 4.1(a), the Investor shall be permitted to Transfer any portion or all of the Shares at any time to any Affiliate under common control with the Investor; provided, that any transferee agrees in writing to be bound by the provisions of this Section 4 to the reasonable satisfaction of the Company; provided, further that any such Transfer shall not relieve the Investor from its obligations hereunder.
          (c) Following the Initial Lock-Up Period, subject to Sections 4.3 and 5.3, the Investor agrees that it will not, during any fiscal quarter of the Company, Transfer more than two million (2,000,000) of the Shares; provided, however, the restrictions in this Section 4.1(c) shall terminate eighteen (18) months following the date of this Agreement.
          (d) In addition to the foregoing Transfer restrictions, the Investor shall not be entitled to transfer any Registrable Securities at any time if such Transfer would violate the Securities Act, or any state (or other jurisdiction) securities or “blue sky” laws applicable to the Company or the applicable Transfer of Registrable Securities.
          (e) Each certificate representing the Registrable Securities shall bear the following legend:
THE SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS RESTRICTED BY THE TERMS OF AN INVESTOR’S RIGHTS AGREEMENT, DATED AS OF [•], 2010, COPIES OF WHICH ARE ON FILE WITH THE ISSUER OF THIS CERTIFICATE. NO SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION SHALL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF SUCH INVESTOR’S RIGHTS AGREEMENT HAVE BEEN COMPLIED WITH IN FULL.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY OTHER

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JURISDICTION AND MAY NOT BE SOLD OR TRANSFERRED OTHER THAN IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (OR OTHER APPLICABLE LAW), OR AN EXEMPTION THEREFROM.
          (f) In the event that the restrictive legend set forth in Section 4.1(e) has ceased to be applicable, the Company shall promptly provide the Investor or its permitted transferee, with new certificates for such Registrable Securities not bearing the legend with respect to which the restriction has ceased and terminated.
     4.2 Stop-Transfer Instructions. In order to enforce Section 4.1, the Company may impose stop-transfer instructions with respect to any Company securities owned by the Investor.
     4.3 Termination of Lock-Up Agreement. This Section 4 shall terminate at the first time when the Investor, and its Affiliates (other than the Company), in the aggregate, cease to hold at least ten percent (10%) of the then outstanding Common Stock. For purposes of this Section 4.3, in determining, at any time, how many shares of Common Stock the Investor and its Affiliates hold, only the Shares then held by the Investor and its Affiliates shall be considered and no other shares of Common Stock held by the Investor and/or its Affiliates shall be considered.
SECTION 5
MISCELLANEOUS
     5.1 Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Investor.
     5.2 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by electronic mail or otherwise delivered by hand, messenger or courier service addressed:
          (a) if to the Investor, to the address or electronic mail address of the Investor set forth beneath its name on the signature pages hereto, as may be updated in accordance with the provisions hereof, with a copy (which shall not constitute notice) to Latham & Watkins LLP, 650 Town Center Drive, 20th Floor, Costa Mesa, CA 92626-1925, Attention: R. Scott Shean; and
          (b) if to the Company, to the address or electronic mail address of the Company set forth beneath its name on the signature pages hereto, as may be updated in accordance with the provisions hereof, with a copy (which shall not constitute notice) to Kaye Scholer LLP, 425 Park Avenue, New York, NY 10022, Attention: Adam H. Golden and Steven G. Canner.
     Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid,

14

specifying next-business-day delivery, two (2) Business Days after deposit with the courier), (ii) if sent via registered or certified mail, at the earlier of its receipt or five (5) days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via electronic mail, when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next Business Day in either case confirmed in writing.
     5.3 Information. The Investor hereby acknowledges that it is aware (and the Investor agrees that any Person, including the Investor Designee, who otherwise receives from the Investor confidential non-public information relating to the Company has been and will be advised) that the United States securities laws restrict any Person who possesses material, non-public information regarding the Company from purchasing or selling securities of the Company and from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.
     5.4 Successors and Assigns. Except as permitted by Section 4.1(b), this Agreement and the rights and obligations of the parties hereunder shall not be assignable or otherwise transferred, in whole or in part, by the Company or the Investor without the written consent of both parties hereto. Any attempted assignment or transfer of this Agreement shall be null and void.
     5.5 Entire Agreement. This Agreement and the exhibits hereto, the Purchase and Collaboration Agreement and the Other Agreements (as defined in the Purchase and Collaboration Agreement) constitute the full and entire understanding and agreement between the parties with regard to the subject hereof and thereof. No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.
     5.6 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.
     5.7 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic,

15

business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.
     5.8 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.
     5.9 Counterparts. This Agreement may be executed and delivered by PDF signature and in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     5.10 Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.
     5.11 Injunctive Relief. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such damages would not be fully compensable by an award of money damages. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement without posting a bond or other undertaking, this being in addition to any other remedy to which they are entitled at law or in equity.
     5.12 Governing Law. This Agreement (including any claim or controversy arising out of or relating to this Agreement) shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflict of law principles that would result in the application of any law other than the laws of the State of Delaware.
     5.13 Arbitration.
          (a) All disputes, differences, controversies and claims of the parties hereto arising out of or relating to this Agreement (individually, a “Dispute” and, collectively, “Disputes”), except as otherwise provided under this Agreement, shall be resolved by final and binding arbitration administered by the American Arbitration Association (“AAA”) under its Commercial Arbitration Rules, subject to the provisions of this Section 5.13.
          (b) Following the delivery of a written demand for arbitration by either party hereto, each of the Company and Investor shall choose one (1) arbitrator within ten (10) Business Days after the date of such written demand and the two (2) chosen arbitrators shall mutually, within ten (10) Business Days after selection, select a third (3rd) arbitrator (each, an “Arbitrator” and together, the “Arbitrators”), each of whom shall be a retired judge selected from a roster of arbitrators provided by the AAA. If the third (3rd) Arbitrator is not selected within fifteen (15) Business Days after the delivery of the written demand for arbitration (or such other time period as the parties hereto may agree), the parties hereto shall promptly request that the commercial panel of the AAA select an independent Arbitrator meeting such criteria

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          (c) The rules of arbitration shall be the Commercial Rules of the American Arbitration Association; provided, however, that notwithstanding any provisions of the Commercial Arbitration Rules to the contrary, unless otherwise mutually agreed to by the Company and the Investor, the sole discovery available to each party hereto shall be its right to conduct up to two (2) non-expert depositions of no more than three (3) hours of testimony each.
          (d) The Arbitrators shall render an award by majority decision within three (3) months after the date of appointment, unless the parties hereto agree to extend such time. The award shall be final and binding upon the parties hereto.
          (e) Any judicial proceeding arising out of or relating to this Agreement or the relationship of the parties hereto, including without limitation any proceeding to enforce this Section 5.13, to review or confirm the award in arbitration, shall be brought exclusively in the Delaware Chancery Court sitting in the county of New Castle, Delaware (the “Enforcing Court”). By execution and delivery of this Agreement, each party hereto accepts the jurisdiction of the Enforcing Court.
          (f) Each party hereto shall pay its own expenses in connection with the resolution of Disputes pursuant to this Section 5.13, including attorneys’ fees, unless determined otherwise by the Arbitrator.
          (g) The parties hereto agree that the existence, conduct and content of any arbitration pursuant to this Section 5.13 shall be kept confidential and no party hereto shall disclose to any Person any information about such arbitration, except in connection with such arbitration or as may be required by law or by any court, regulatory or governmental authority (or any exchange on which such party’s securities are listed) or for financial reporting purposes in such party’s financial statements.
          (h) Notwithstanding the foregoing, none of the provisions of this Agreement (including this Section 5.13) shall restrict the right of any party hereto to seek injunctive relief or other equitable remedies, to enjoin any breach or threatened breach of this Agreement or otherwise specifically enforce any provision of this Agreement.
     5.14 Recapitalization, Exchanges, Etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the Registrable Securities, (ii) any and all securities into which the shares of Common Stock are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (iii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation or otherwise) which may be issued in respect of, in conversion of, in exchange for, or in substitution of, the shares of Common Stock and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall cause any successor or assign (whether by merger, consolidation or otherwise) to assume this Agreement or enter into a new agreement with the Investor on terms substantially the same as this Agreement as a condition of any such transaction.

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     5.15 Conflict. In the event of any conflict between the Company’s books and records and this Agreement or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.
(signature page follows)

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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

COLUMBIA LABORATORIES, INC.
By:
Name:
Title:
	Address:	354 Eisenhower Parkway Plaza 1, Second Floor Livingston, New Jersey 07039

COVENTRY ACQUISITION, INC.
By:
Name:
Title:
	Address:	311 Bonnie Circle Corona, California 92880-2882

[Signature Page to the Investor’s Rights Agreement]

Exhibit C
SUPPLY AGREEMENT
     THIS SUPPLY AGREEMENT (this “Agreement”) is made as of [•], 2010 (the “Effective Date”), by and between Columbia Laboratories, Inc., a corporation existing and organized under the laws of the State of Delaware, having a place of business at 354 Eisenhower Parkway, Plaza 1, Second Floor, Livingston, NJ 07039 (“Supplier”), and Coventry Acquisition, Inc., a corporation existing and organized under the laws of the State of Delaware, having a place of business at 311 Bonnie Circle, Corona, California 92880 (hereinafter “Buyer”). Capitalized terms used herein but not otherwise defined herein shall have the definitions ascribed to them in the Purchase and Collaboration Agreement (as hereinafter defined).
WITNESSETH :
     WHEREAS, Buyer and Supplier have entered into that certain Purchase and Collaboration Agreement, dated as of March 3, 2010 (the “Purchase and Collaboration Agreement”), providing for the purchase by Buyer from Supplier of certain assets related to, and a collaboration with respect to the Development of, the Products (as hereinafter defined); and
     WHEREAS, in connection with the Purchase and Collaboration Agreement, Buyer and Supplier have agreed to enter into this Agreement pursuant to which Supplier will be the exclusive supplier of the Products for Buyer.
     NOW THEREFORE, in consideration of the premises, which are incorporated herein by reference, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:
1. SCOPE OF AGREEMENT
     1.1 Appointment of Supplier. Subject to the terms and conditions hereof, Buyer hereby appoints Supplier as its exclusive source and supplier of all of the requirements of Buyer, its Affiliates and Partners for the products identified on Exhibit 1.1 hereto in the United States in packaged, ready-for-sale form (the “Products”), and Supplier agrees to act as the exclusive source and supplier of the requirements of Buyer, its Affiliates and Partners for the Products. For purposes hereof “Partner” means any Third Party to whom Buyer or its Affiliates has sold, assigned, transferred, disposed of, licensed or conveyed any of the Purchased Assets or rights in any Products. Notwithstanding anything to the contrary, upon written notice from Buyer, provided to Supplier in accordance with Section 19 at least thirty (30) days prior to the date of any requested change, Buyer may designate any of Buyer’s Affiliates or Partners for the purpose of furnishing purchase orders and for receipt of shipments of Products from Supplier; provided that, at any time, there shall be only one such party and that any such designation shall not relieve Supplier of its obligations hereunder.
     1.2 Inventory on Hand. Buyer shall purchase the quantities of finished goods Products in inventory of Supplier or its Affiliates (“Inventory”) on the First Closing Date for the Purchase Price determined in accordance with Section 5.1, including any partial Batches (as defined in Section 2.3 below). Within thirty (30) days after the Effective Date, Supplier shall deliver the Inventory to Buyer in accordance with Section 3.1, subject to acceptance by Buyer in accordance with Section 3.2. Except as otherwise provided in this Agreement, the other terms and conditions of this Agreement shall apply to such Product to the same extent as if it were ordered pursuant to a Purchase Order furnished pursuant to Section 2.3.
2. FORECASTS; PURCHASE ORDERS; MANUFACTURE
     2.1 Supplier Forecasts. Supplier’s forecasts for Product in place immediately prior to the First Closing Date shall govern for the first four (4) months after the First Closing Date. Supplier shall use Commercially Reasonable Efforts during such period to meet Buyer requirements for Product in excess of said pre-closing forecasts, but inability to supply such excess amounts of Product shall not constitute a breach of this Agreement by Supplier.
     2.2 Buyer Forecasts. At the First Closing, and on or before the fifteenth (15th) day of each calendar month during the Term (as hereinafter defined) Buyer shall and agrees to submit to Supplier a written forecast of Buyer’s, its Affiliates’ and Partners’ requirements, by calendar month, for the following twelve (12) calendar months for Product (the “Rolling Forecast”). The first Rolling Forecast shall include Supplier’s forecast for the first four (4) months after the First Closing and any additional amount of Product required by Buyer, its Affiliates and Partners in each of the first four (4) calendar months after the First Closing. The first four (4) calendar months of each Rolling Forecast for Products will be firm orders (the “Binding Forecast”). It is understood that such forecasts, updated monthly, that extend beyond the Binding Forecast, are intended to be good faith estimates only, and shall not be binding upon Buyer or Supplier. Buyer shall be bound to purchase from Supplier, and Supplier shall supply, one hundred percent (100%) of those quantities of the Products set forth in each Binding Forecast. Supplier shall comply with Purchase Orders for Products furnished pursuant to Section 2.3 and shall use Commercially Reasonable Efforts to supply amounts in excess of one hundred percent (100%) of the Binding Forecast amounts; provided, however, that inability to supply amounts in excess of one hundred percent (100%) shall not constitute a breach of this Agreement by Supplier. Supplier shall notify Buyer in writing of any prospective problems of which it is aware that might prevent it from meeting Buyer’s forecasted order quantities or estimated delivery dates.
     2.3 Binding Purchase Orders. At the First Closing and with each Binding Forecast referenced in Section 2.2 hereof, Buyer shall furnish to Supplier a binding purchase order (each, a “Purchase Order”) for the quantity of the Products which Buyer shall purchase and Supplier shall deliver in accordance with the most recent Binding Forecast and this Agreement. Supplier shall acknowledge receipt of such Purchase Order. Each such Purchase Order shall designate the quantity of the Products ordered, taking into consideration the fact that all Purchase Orders must be for one or more full batches (each a “Batch”). A Batch of 8% Product, as identified on Exhibit 1.1, is approximately 610,000 individual applicators, provided however, that production yields may vary, and a yield of between 580,000 and 620,000 individual applicators will be considered an 8% Product Batch. A Batch of 4% Product, as identified on Exhibit 1.1, is approximately 150,000 individual applicators, provided however, that production yields may vary, and a yield of between 140,000 and 160,000 individual applicators will be considered a 4% Product Batch. The initial Purchase Order(s) shall first be filled by utilizing Supplier’s inventory on hand (other than Inventory), including finished goods and in-transit and in-process inventory of Supplier, labeled with the name and NDC number of Supplier, until exhausted. Each

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Purchase Order shall specify a delivery date for the ordered Product no earlier than ninety (90) days following Supplier’s receipt of the Purchase Order.
     2.4 Buyer’s Ability to Require Supplier to Subcontract the Manufacture of Product.
          (a) In the event that (i) the parties reasonably determine that the demand for any Product is projected to exceed (as evidenced by the Rolling Forecasts provided by Buyer to Supplier) or (ii) the demand for any Product actually exceeds (as evidenced by Purchase Orders provided by Buyer to Supplier) Supplier’s capacity to supply Buyer with such Product, Buyer shall have the right to require Supplier to employ a manufacturer selected by Buyer and reasonably acceptable to Supplier (“Subcontract Manufacturer”), for the manufacture of such Product pursuant to the terms of this Agreement. Buyer shall exercise this right by (A) specifying to Supplier the amount of any such excess demand for such Product and the monthly period(s) in which such excess demand is expected to occur or has occurred and (B) notifying Supplier of the amounts of such excess demand for such Product which the Subcontract Manufacturer shall manufacture and supply to Supplier.
          (b) If Supplier is unable to manufacture or supply substantially all of any Product required to be supplied to Buyer under the terms of this Agreement for any reason whatsoever including, for example, and without limitation, an injunction against such manufacture issued by a government authority, Buyer shall have the right to require Supplier to employ a Subcontract Manufacturer, selected by Buyer and reasonably acceptable to Supplier, for the manufacture of such Product for the remaining Term pursuant to the terms of this Agreement. Buyer’s rights under this Section 2.4(b) shall be exercisable only if (i) Supplier’s inability to manufacture or supply such Product could reasonably be expected to result in the unavailability of such Product for commercial sale for at least thirty (30) days, (ii) Buyer provides reasonable evidence of the Subcontract Manufacturer’s ability to start manufacture of such Product more rapidly than Supplier could restart manufacture of such Product, and (iii) Supplier’s inability to manufacture or supply such Product did not result, wholly or in part, from a breach by Buyer of its representations, warranties or obligations under this Agreement.
          (c) If, more than four (4) times in any two (2) year period, Supplier fails to supply, in conforming form, all or substantially all of the amount of Products subject to an accepted Purchase Order submitted in accordance with this Agreement (excluding amounts in excess of one hundred percent (100%) of amounts covered by the applicable Binding Forecast) within thirty (30) days after the delivery date specified for such Products in the respective Purchase Orders in accordance with Section 2.3 (such failure, a “Critical Supply Failure”), such Critical Supply Failure shall constitute a material breach under Section 10.2(c), and Buyer shall have the right, at Buyer’s sole discretion, to (i) require Supplier to employ a Subcontract Manufacturer (selected by Buyer and reasonably acceptable to Supplier), for the manufacture of such Product for the remaining Term pursuant to the terms of this Agreement or (ii) terminate this Agreement pursuant to Section 10.2(c).
          (d) Supplier agrees that, notwithstanding anything to the contrary in this Agreement, Buyer, at any time after the Effective Date, may designate Buyer, or an Affiliate of Buyer or a Third Party, for the manufacture and supply of Product, provided that (i) Buyer will bear the cost and expense of establishing Buyer, or an Affiliate of Buyer or a Third Party, for the

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manufacture and supply of any Product and (ii) Buyer, or an Affiliate of Buyer or a Third Party, may only supply up to fifty percent (50%) of the amount of Product ordered in excess of three (3) Batches per calendar year.
     2.5 Provisions Applicable With Subcontract Manufacturer Supplier. If, at any time, Supplier subcontracts with a Subcontract Manufacturer pursuant to Sections 2.4(a) — (c), or subcontracts with an Affiliate or a Third Party other than pursuant to Sections 2.4(a) — (c), for the manufacture and supply of any Product, such Subcontract Manufacturer or such Affiliate or a Third Party shall be reasonably acceptable to Buyer. Supplier shall provide the Subcontract Manufacturer, the Affiliate or Third Party, as applicable, or cause the Subcontract Manufacturer, the Affiliate or Third Party to be provided, with all rights required for the manufacture of such Product and with all assistance reasonably requested by the Subcontract Manufacturer in setting up and overseeing its manufacturing facility, including know-how concerning the manufacture of such Product, and copies of all written or other tangible forms of recorded know-how reasonably related to the manufacture of such Product. Supplier shall obtain and enforce agreements from any such Subcontract Manufacturer, Affiliate or Third Party requiring the Subcontract Manufacturer, Affiliate or Third Party to keep all such information conveyed to such Subcontract Manufacturer, Affiliate or Third Party confidential and not to use any such rights, materials or information to manufacture Products other than for Products for sale to Supplier.
3. SHIPMENTS AND ACCEPTANCE
     3.1 Delivery. Supplier shall deliver all Products DDP (as such term is defined and used in Incoterms 2000, ICC Official Rules for Interpretation of Trade Terms) to Buyer’s warehouse in Gurnee, Illinois, United States, or any other single destination within the United States identified by Buyer at least thirty (30) days prior to the requested delivery date. Title and risk of loss will transfer from Supplier to Buyer upon delivery of Product to Buyer.
     3.2 Inspection; Rejection. Buyer may inspect the shipment of Product upon receipt to verify such shipment’s conformity to the relevant Purchase Order as of the time the Product was delivered to Buyer. If Buyer determines that any portion or all of any shipment of the Product did not conform to the Purchase Order as of the time it was delivered to Buyer (each non-conforming Product, a “Defective Product”), then Buyer shall be entitled to reject such portion or all of any shipment of Product that includes Defective Product. Buyer shall notify Supplier in writing if the shipment of Product includes Defective Product that existed at the time of the delivery of the Products to Buyer. Such notification shall be made as soon as reasonably practicable after discovery of the nonconformity, but not later than thirty (30) days after delivery of the Products. Such notice shall specify the reasons for rejection. If Buyer does not so reject the Products within thirty (30) days after delivery, Buyer shall be deemed to have accepted the Products. After Buyer accepts a Product, or is deemed to have accepted a Product, except with respect to Latent Defects (as defined herein below), Buyer shall have no recourse against Supplier except as set forth in Section 6 hereof. After notice of rejection is received by Supplier, Buyer shall cooperate with Supplier in determining whether such rejection is justified. Supplier shall notify Buyer as soon as reasonably possible, but not later than thirty (30) days after receipt of the notice from Buyer, whether it accepts Buyer’s basis for rejection. Notwithstanding anything to the contrary, if a portion or all of any shipment of Product has a latent defect that renders such Product a Defective Product prior to the expiry date of such Product and that

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(a) was not reasonably discoverable within the inspection period specified in this Section 3.2 and (b) was attributable to Supplier’s manufacture and/or supply and (iii) did not occur after receipt of such Product by Buyer as described in Section 3.2 (each such defect, a “Latent Defect”), Buyer shall promptly, and in no event more than twenty (20) days after the discovery or notification of such Latent Defect, notify Supplier of such Latent Defect. If Supplier accepts Buyer’s determination that the Product is a Defective Product or that the Product contains a Latent Defect, then Buyer shall be entitled to the remedies set forth in Section 6.5 hereof. If Supplier does not accept Buyer’s determination that the Product is a Defective Product or that the Product contains a Latent Defect, and Buyer does not accept Supplier’s conclusion, then Supplier and Buyer shall jointly select an independent Third Party to determine whether it conforms to the Purchase Order. The parties agree that such Third Party’s determination shall be final. If the Third Party rules that the Product conformed to the Purchase Order as of the time the Product was delivered to Buyer or that the Product does not contain a Latent Defect, as applicable, then Buyer shall be deemed to have accepted the Product at the agreed upon price and Buyer shall bear the cost of such independent Third Party determination. If the Third Party rules that the Product does not conform to the Purchase Order at the time the Product was delivered to Buyer or that the Product contains a Latent Defect, then Buyer shall be entitled to the remedies set forth in Section 6.5 hereof and Supplier shall bear the cost of such independent Third Party determination.
4. RECORDS AND AUDIT RIGHTS, PUBLIC STATEMENTS; RECALLS
     4.1 Records; Audit Rights. Supplier shall maintain, and shall cause its Affiliates and contract manufacturers and other agents to maintain, all records necessary to comply with all applicable Laws relating to the manufacture, filling, packaging, testing, storage and shipment of Products. All such records shall be maintained for such period as may be required by applicable Laws; provided, however, that all records relating to the manufacture, stability and quality control of Products shall be retained until the parties agree to dispose of such records. Buyer and its authorized representatives shall have the right, at Buyer’s sole cost and expense, to audit, inspect, and observe the manufacture, storage, disposal, and transportation of Products once per contract year, during normal business hours upon thirty (30) days’ prior written notice; provided that Buyer may conduct additional audits if required to address serious manufacturing issues or complaints that necessitate reporting to a regulatory authority or for any for cause audits.
     4.2 Public Statements. Neither party shall use, or authorize others to use, the name, symbols, or marks of the other in any advertising or publicity material or make any form of representation or statement with regard to the services provided hereunder which would constitute an express or implied endorsement by such other of any commercial product or service without the other’s prior written approval.
     4.3 Recalls. Buyer, in Buyer’s sole discretion, shall determine whether any Product must be withdrawn or recalled from the market. To the extent legally required, Buyer shall notify all regulatory authorities of any such withdrawal or recall. All costs of withdrawals or recalls (including costs incurred by Supplier while assisting Buyer) shall be borne by Buyer, except in the case of recalls or withdrawals caused solely by the negligence or willful malfeasance of Supplier, its Affiliates or subcontractors or by the material breach by Supplier of its representations and warranties in this Agreement, in which case Supplier shall credit Buyer

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for the cost of the recalled or withdrawn Product and Buyer’s reasonable costs incurred with such withdrawals or recalls. Buyer shall give Supplier prompt written notice of any withdrawals or recalls that Buyer believes was caused or may have been caused by the negligence or willful malfeasance of Supplier, its Affiliates or subcontractors or the material breach by Supplier of its representations and warranties in this Agreement.
5. PRICE AND PAYMENT
     5.1 Price.
          (a) The purchase price for Products supplied hereunder (the “Purchase Price”) shall be one hundred and ten percent (110%) of COGS calculated in accordance with this Section 5.1(a) and paid in accordance with Section 5.1(d). For purposes hereof “COGS” means internal and external costs incurred in manufacturing, acquiring, product testing activities for quality assurance and quality control, packaging, transporting, storing and/or cGMP compliance determined in accordance with United States generally accepted accounting principles, as consistently applied by Supplier in accordance with Supplier’s past practice and in the ordinary course of Supplier’s business, in each case to the extent related and allocable to the Product supplied to Buyer hereunder. Notwithstanding the foregoing, “COGS” shall (i) include payroll taxes and customs charges consistent in type and nature with those set forth on Exhibit 5.1(a), and (ii) exclude any and all (A) costs attributable to general corporate activities, including, by way of example, executive management, investor relations, business development, legal affairs and finance, (B) Taxes other than as described in clause (i) above, and (C) the NDA maintenance fee and applicable FDA establishment fees. Exhibit 5.1(a) to this Agreement sets forth further detail on the calculation of COGS. For purposes hereof “cGMP” means current good manufacturing practices of the FDA and other appropriate agencies, as set forth in 21 C.F.R. Parts 210 and 211 and all applicable FDA rules, regulations, guides and guidances, as amended from time to time and in effect during the term of this Agreement.
          (b) Buyer shall reimburse Supplier the amount actually paid by Supplier in connection with applicable FDA establishment fees to the extent related and allocable to the Product supplied to Buyer hereunder; provided, that, with respect to the period from the Effective Date through September 30, 2010, Buyer’s liability for such establishment fees shall be an amount equal to $457,200 multiplied by a fraction, the numerator of which is (i) the number of days during such period, and the denominator of which is (ii) 365. Supplier shall provide Buyer with a detailed invoice of any amounts due and payable pursuant to this Section 5.1(b) and Buyer shall pay the amount of such invoice within thirty (30) days following receipt.
          (c) Supplier shall at all times use Commercially Reasonable Efforts to keep the cost of acquiring any Product from a contract manufacturer or Subcontract Manufacturer, if applicable, as low as possible.
          (d) For each Batch of Product supplied hereunder, Buyer shall pay Supplier the Purchase Price (the “Batch Price”) calculated as set forth in this Section 5.1(d). For the period from the Effective Date through December 31, 2010, the Batch Price for 8% Product and the Batch Price for 4% Product shall equal the amount for such Product set forth on Exhibit 5.1(d), subject to adjustment in accordance with Section 5.1(e) below. For each calendar year

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thereafter, Supplier shall notify Buyer of the Batch Price applicable to purchases of Product during such calendar year no later than December 31st of the year immediately preceding such calendar year. Such Batch Price shall be Supplier’s good faith estimate of COGS for such calendar year, determined based on Buyer’s Rolling Forecast, Supplier’s projected costs for such calendar year and foreign currency exchange rates in effect as of the last Business Day of November immediately preceding Supplier’s notice, subject to adjustment in accordance with Section 5.1(e); provided, however, that, except for adjustment in accordance with Section 5.1(e), the Batch Price in any calendar year shall not be greater than one hundred twenty percent (120%) of the Batch Price in the prior, just-ended calendar year.
          (e) The Batch Price shall be adjusted on a monthly basis to reflect foreign currency exchange rates in effect as published in the Wall Street Journal on the last Business Day of the month immediately preceding the applicable month.
          (f) On or after each shipment of the Product, Supplier shall provide Buyer with an invoice setting forth the Batch Price payable for such delivery pursuant to this Section 5. Each such invoice shall, to the extent applicable, identify the Purchase Order number, quantities of the Product, aggregate Batch Price of Product supplied pursuant to such Purchase Order and the total amount to be remitted to Supplier.
          (g) Buyer will pay amounts due pursuant to this Agreement within forty-five (45) days of the date of invoice.
          (h) Buyer will make all payments to Supplier, due pursuant to this Agreement, to Supplier’s accounts in the United States.
     5.2 Intentionally Omitted.
     5.3 Interest. If a party (or any successor thereto pursuant to the terms of this Agreement) fails to pay in full on or before the date due any payment that is required to be paid under this Agreement, such party (or any successor thereto pursuant to the terms of this Agreement) will also pay to the other Party, on demand, interest on any such amount beginning on such due date at an annual rate (calculated on the basis of a 360-day year) equal to the “base rate” as announced by JPMorgan N.A., or any successor thereto, in New York, New York in effect on such due date, plus three (3) percent to be assessed from the date payment of the amount in question first became due.
     5.4 Taxes.
          (a) Supplier and Buyer each shall cooperate with the other party, as reasonably requested by the other party, to minimize or eliminate Taxes to the extent legally permissible, including by making available to such other party any existing resale certificates, exemption certificates or other existing information relevant for such purpose.
          (b) If applicable Tax Law requires Buyer to withhold any Tax from a payment to Supplier, Buyer shall withhold such Tax and shall pay the amount withheld to the relevant Tax authority.

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          (c) As soon as practicable after any payment of withheld Taxes by Buyer to a Tax authority, Buyer shall deliver to Supplier the original or a certified copy of a receipt issued by such Tax authority evidencing such payment, a copy of the return reporting that payment or other evidence of such payment reasonably satisfactory to Supplier.
6. REPRESENTATIONS AND WARRANTIES
     6.1 Representations and Warranties of Supplier. Supplier represents and warrants to Buyer that:
          (a) the Products shall be manufactured and packaged in compliance with the provisions of the Federal Food, Drug, and Cosmetic Act located at 21 U.S.C. §§ 301 to 397 (2000), as it may be amended from time to time, and regulations promulgated thereunder (the “Act”), the laws or regulations imposed by other involved health regulatory authorities within the Territory, and cGMPs;
          (b) as of the time of delivery to Buyer (i) Product (other than Inventory) with an FDA approved shelf-life greater than or equal to thirty (30) months shall have minimum dating of not less than twenty-four (24) months shelf-life prior to expiration, (ii) Product (other than Inventory) with an FDA approved shelf-life less than thirty (30) months shall have minimum dating of not less than eighteen (18) months shelf-life prior to expiration and (iii) Inventory shall have minimum dating of not less than twelve (12) months shelf-life prior to expiration;
          (c) as of the time any Product is delivered to Buyer and during the shelf life of such Product, such Product shall conform to the specifications set forth in the NDA for such Product (the “Specifications”); and
          (d) upon transfer of the risk of loss of a Product, as provided in Section 3.1, good and valid title to such Product sold hereunder will be conveyed by Supplier to Buyer free and clear of any Encumbrances created by Supplier.
     6.2 Representations and Warranties of Buyer. Buyer represents and warrants to Supplier that Buyer will not make any false claims in any packaging, labeling, advertising or promotional material regarding the Products.
     6.3 EXCEPT AS OTHERWISE PROVIDED IN THE PURCHASE AND COLLABORATION AGREEMENT, THE WARRANTIES SET FORTH IN SECTION 6.1 OF THIS AGREEMENT ARE THE EXCLUSIVE WARRANTIES GIVEN BY SUPPLIER TO BUYER WITH RESPECT TO THE SUPPLY OF PRODUCTS HEREUNDER, AND ARE GIVEN AND ACCEPTED IN LIEU OF ANY AND ALL OTHER WARRANTIES, GUARANTEES, CONDITIONS AND REPRESENTATIONS, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.
     6.4 EXCEPT AS OTHERWISE PROVIDED IN THE PURCHASE AND COLLABORATION AGREEMENT, THE WARRANTIES SET FORTH IN

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SECTION 6.2 OF THIS AGREEMENT ARE THE EXCLUSIVE WARRANTIES GIVEN BY BUYER TO SUPPLIER WITH RESPECT TO THE PURCHASE OF PRODUCT HEREUNDER, AND ARE GIVEN AND ACCEPTED IN LIEU OF ANY AND ALL OTHER WARRANTIES, GUARANTEES, CONDITIONS AND REPRESENTATIONS, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.
     6.5 Remedy. Any Product delivered to Buyer by Supplier which is finally determined to be a Defective Product or contain a Latent Defect in accordance with Section 3.2, shall be replaced at Supplier’s expense, as Buyer’s sole and exclusive remedy.
7. INDEMNIFICATION
     Each party agrees that it shall indemnify the other party for and hold such other party harmless against any Losses incurred by such other party as a result of a breach of a representation, warranty, covenant, agreement or obligation of such party contained in this Agreement, in accordance with the terms and conditions contained in the Purchase and Collaboration Agreement.
8. INSURANCE
     8.1 Coverage. Each party shall maintain during the performance of this Agreement the following insurance or self-insurance in amounts no less than that specified for each type:
          (a) Commercial general liability insurance with combined limits of not less than $1,000,000 per occurrence, $1,000,000 per accident for bodily injury, including death, and property damage, a general aggregate limit of not less than $1,000,000 and products/completed operations aggregate of not less than $1,000,000 which coverage shall insure such party for product liability claims and its obligations under this Agreement;
          (b) Workers compensation insurance in the amounts required by the law of the state(s) in which such party’s workers are located and employer’s liability insurance with limits of not less than $500,000 per occurrence;
          (c) automobile liability insurance covering automobiles and trucks used by or on behalf of such party either on or away from the other parties’ premises with combined single limit of not less than $1,000,000 per occurrence and $1,000,000 per accident for bodily injury, including death, and property damage, which policy shall include coverage for all hired, owned and no-owned automobiles and trucks; and
          (d) Product Liability Insurance with limits not less than $10,000,000.
     8.2 Evidence. Each party shall provide the other with evidence of its insurance or self insurance. Each party shall provide to the other thirty (30) days prior, written notice of any cancellation or material change in its coverage. Each party agrees to deliver to the other concurrently with the execution of this Agreement and thereafter annually, a certificate from the

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insurance company(ies) evidencing that all the insurance required by this Agreement is in force, including a broad form vendors’ endorsement naming the other party as an additional insured.
9. CONFIDENTIALITY
     The terms of the Confidentiality Agreement shall apply to any information provided by Supplier to Buyer.
10. TERM AND TERMINATION
     10.1 Term. This Agreement shall come into effect on the Effective Date. Unless otherwise terminated as provided in Section 10.2 or Section 12.2 hereof, this Agreement shall remain in force through May 19, 2015 (for the purpose of this Section 10 the “Initial Term”). This Agreement shall renew automatically in two (2) year increments after the Initial Term (each, a “Renewal Term” and, collectively with the Initial Term, the “Term”) unless either party gives written notice to the other of its intention to not renew at least one hundred and eighty (180) days prior to expiration of the Initial Term or the then applicable Renewal Term.
     10.2 Termination.
          (a) Purchase and Collaboration Agreement. Buyer shall have a right to terminate this Agreement, upon one hundred and eighty (180) days prior written notice to Supplier, upon the expiration or termination of the Joint Development Period, as provided in the Purchase and Collaboration Agreement.
          (b) Insolvency. A party may immediately terminate this Agreement without written notice to the other party, if (i) the other party is the subject of voluntary or involuntary bankruptcy proceedings instituted on behalf of or against such it (except for involuntary bankruptcy proceedings which are dismissed within sixty (60) days); (ii) an administrative receiver, receiver and manager, interim receiver, custodian, sequestrator or similar officer is appointed in respect of the other party (collectively, the “Receiver”) and that party has not caused the underlying action or the Receiver to be dismissed within sixty (60) days after the Receiver’s appointment; (iii) the Board of Directors of the other party shall have passed a resolution to wind up that party, or such a resolution shall have been passed other than a resolution for the solvent reconstruction or reorganization of that party; (iv) a resolution shall have been passed by that party or that party’s directors to make an application for an administration order or to appoint an administrator; or (e) the other party makes a general assignment, composition or arrangement with or for the benefit of all or the majority of that party’s creditors, or makes, suspends or threatens to suspend making payments to all or the majority of that party’s creditors.
          (c) Default. In the event either party commits a material breach or defaults in the performance or observance of any of the material provisions of this Agreement, and such breach or default is not cured within one hundred and twenty (120) days (or within fifteen (15) days in the case of any payment default or obligation to pay royalties hereunder) after the receipt of notice thereof from the other party specifying such breach or default, the party not in breach or default shall be entitled (without prejudice to any of its other rights) to terminate this Agreement, without additional penalty, termination fee or cost, by giving notice to take effect immediately.

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11. EFFECT OF EXPIRATION OR TERMINATION
     11.1 Mutual Obligations. Upon expiration or termination of this Agreement pursuant to Section 10 with effect as of the effective date of termination:
          (a) the party terminating this Agreement shall be released from all obligations and duties imposed or assumed hereunder except from those provided in Sections 4.1, 4.2, 6, 7, 8 and 9 and this Section 11 and Section 21; and
          (b) the other party shall lose the benefit of any rights granted in this Agreement, except for those accrued prior to the effective date of termination and those set forth in Sections 4.1, 4.2, 6, 7, 8 and 9 and this Section 11 and Section 21.
     11.2 Purchase Orders.
          (a) Where this Agreement is terminated by Buyer pursuant to Section 10.2(a) or by Supplier pursuant to Section 10.2(b) or 10.2(c), Supplier will be entitled, at its option, to fill or cancel any Purchase Orders that were submitted by Buyer prior to such termination. If Supplier elects to fill any such Purchase Orders, Supplier shall use commercially reasonable efforts to fill any such Purchase Orders. If Supplier elects not to fill any such Purchase Orders, Buyer shall reimburse Supplier for the costs (including, but not limited to, raw material costs) incurred in connection with Purchase Orders that Supplier had started to supply prior to the termination of this Agreement and that are canceled by Supplier pursuant to this Section 11.2(a).
          (b) Where this Agreement is terminated by Buyer pursuant to Section 10.2(b) or 10.2(c), Supplier will be entitled, at its option, to fill or cancel any Purchase Orders that were submitted by Buyer, its Affiliates or sublicensees prior to such termination; provided that if Supplier elects not to fill any such Purchase Orders, Supplier shall be liable for the costs (including, but not limited to, raw material costs) incurred in connection with Purchase Orders that Supplier had started to manufacture prior to the expiration or termination of this Agreement and that are canceled by Supplier pursuant to this Section 11.2(b).
     11.3 Financial Obligations. In the event that this Agreement is terminated pursuant to Section 10.2 by either party, Buyer shall make all payments accruing prior to the effective date of termination to Supplier in the manner specified herein. Supplier may proceed to enforce payment of all outstanding payments. Each party may proceed to collect any other monies owed to such party and to exercise any or all of the rights and remedies contained herein or otherwise available to such party by law or in equity, successively or concurrently at the option of such party.
     11.4 Transition upon Termination; HSR.
          (a) Upon expiration or termination of this Agreement for any reason pursuant to Sections 10 or 12.2, Supplier and its Affiliates shall provide to Buyer, its Affiliates or Third Party designee(s) such cooperation and assistance as may be reasonably required to facilitate Buyer, its Affiliates or Third Party designee(s) to bring about a smooth and orderly transition to one or more new manufacturers and suppliers of Product following such expiration or termination and continuing for such period of time following such termination as is reasonably

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necessary to fully effectuate such transition. Buyer shall pay the reasonable internal and external costs incurred by Supplier in providing such cooperation and assistance.
          (b) Upon the expiration or termination of this Agreement, Buyer and Supplier will determine whether any transfer of rights under this Agreement to Buyer is subject to the premerger notification requirements of the HSR Act. If HSR Act filings are required, Buyer and Supplier will use commercially reasonable efforts to make such filings and cause the HSR Act waiting period to expire or terminate.
     11.5 No Release. Termination of this Agreement for any reason whatsoever shall neither be deemed a release, nor shall it relieve either party from any obligation under this Agreement which may have accrued prior thereto.
12. FORCE MAJEURE
     12.1 Suspension of Obligations. If by reason of “force majeure”, which shall mean for the purpose of this Agreement (a) acts of God, war, riots, civil unrest, acts of the public enemy, fires, earthquakes, severe weather or storms, or (b) to the extent beyond the reasonable control of the affected party, strikes, labor disputes, labor shortages, product transportation interruptions or shortages, accidents, unavailability of raw materials or supplies, or any act in consequence of compliance with any order of any government or governmental authority, and, in the case of either (a) or (b), the affected party is delayed or prevented from complying with its obligations under this Agreement, such affected party shall promptly give notice to the other party with an estimated date by which the contingency will be removed.
     12.2 Termination. To the extent that a party is or has been delayed or prevented by force majeure from complying with its obligations under this Agreement, the other party may suspend the performance of its obligations until the contingency is removed. If the party delayed or prevented from complying with its obligations under this Agreement cannot permanently remove the contingency, or if the contingency affecting such party results in a delay extending beyond three (3) months, the other party (upon notice) shall have a right to terminate this Agreement and Section 11, subject to Section 6.5(b), if applicable, shall apply, with the party delayed or prevented from complying with its obligations under this Agreement deemed to be the non-terminating party.
13. NOTICES
     All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when received if delivered personally, (b) when transmitted if telecopied (which is confirmed), (c) upon receipt, if sent by registered or certified mail (postage prepaid, return receipt requested) and (d) the day after it is sent, if sent for next-day delivery to a domestic address by overnight mail or courier, to the parties at the following addresses:
If to Supplier, to:
Columbia Laboratories, Inc.
354 Eisenhower Parkway
Plaza 1, Second Floor
Livingston, New Jersey 07039
Attention: General Counsel
Facsimile: 973.994.3001

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with copies (which shall not constitute notice) sent concurrently to:
Kaye Scholer LLP
425 Park Avenue
New York, NY 10022
Attention: Adam H. Golden and Steven G. Canner
Facsimile: 212.836.8689
If to Buyer, to:
Coventry Acquisition, Inc.
311 Bonnie Circle
Corona, CA 92880
Attention: General Counsel
Facsimile: 951.493.5817
with copies (which shall not constitute notice) sent concurrently to:
Latham & Watkins LLP
650 Town Center Drive
20th Floor
Costa Mesa, CA 92626-1925
Attention: R. Scott Shean
Facsimile: 714.755.8290
provided, however, that if any party shall have designated a different address by notice to the others, then to the last address so designated.
14. ASSIGNMENT
     Neither party may assign its rights and obligations under this Agreement without the other party’s prior written consent, except that: either party may (a) assign its rights and obligations under this Agreement or any part hereof to one or more of its Affiliates without the consent of the other party; and (b) assign this Agreement in its entirety without the other party’s consent to an entity that acquires all or substantially all of the business or assets of the assigning party to which this Agreement relates, whether by merger, acquisition or otherwise; provided, however, that in the event of Supplier’s exercise of its right under clause (b), notwithstanding the Product quantity and minimum order requirements set forth in Section 2.4(d), Buyer, or an Affiliate of Buyer or a Third Party, may manufacture and supply any and all amounts of Product that Buyer, or an Affiliate of Buyer or a Third Party, may require, without further obligation to Supplier under the terms of this Agreement; provided, further, that to the extent an assignment of rights or obligations by Supplier pursuant to this Section 14 increases the Taxes (including without limitation any withholding Taxes) of, or the amounts owed under Section 5.1(a) subsection (i) by, Buyer (or an Affiliate or Partner of Buyer that has been designated by Buyer pursuant to Section 1 as of the time of such assignment by Supplier), Supplier or the assignee shall indemnify Buyer (or such Affiliate or Partner of Buyer) for and hold it harmless against such increase. In the case of any permitted assignment, the assigning party shall remain responsible for the performance of this Agreement by the assignee. The assigning party shall provide the other party with prompt written notice of any such assignment. Any permitted assignee shall assume all obligations of its assignor under this Agreement, and no permitted assignment shall relieve the assignor of liability hereunder. Any attempted assignment in contravention of the foregoing shall be void. Subject to the terms of this Agreement, this

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Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
15. NO WAIVER
     The failure of either party to enforce any condition or part of this Agreement at any time shall not be construed as a waiver of that condition or part, nor shall it forfeit any rights to future enforcement thereof.
16. RELATIONSHIP OF THE PARTIES
     Nothing contained in this Agreement shall be deemed to constitute a partnership, joint venture, or legal entity of any type between Supplier and Buyer, or to constitute one as the agent of the other. Both parties shall act solely as independent contractors, and nothing in this Agreement shall be construed to give either party the power or authority to act for, bind, or commit the other party.
17. HEADINGS, INTERPRETATION
     The headings of sections of this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement in any way. Words denoting the singular shall include the plural and vice versa; words denoting any gender shall include all genders; and words denoting persons shall include bodies corporate, and vice versa.
18. SEVERABILITY
     If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Regulatory Authority to be invalid, void, unenforceable or against its regulatory policy such determination shall not affect the enforceability of any others or of the remainder of this Agreement.
19. ENTIRE AGREEMENT; AMENDMENT OR MODIFICATION
     This Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by both parties hereto. This Agreement, the Purchase and Collaboration Agreement, the Confidentiality Agreement and the Other Agreements contain the entire agreement of the parties hereto with respect to the subject matter hereof, superseding all negotiations, prior discussions and preliminary agreements made prior to the date hereof. No provision of this Agreement may be amended or modified other than by a written document signed by authorized representatives of both parties.
20. FORMS
     The parties recognize that, during the Term, a Purchase Order, acknowledgement form or similar routine document (collectively “Forms”) may be used to implement or administer provisions of this Agreement. Therefore, the parties agree that the terms of this Agreement will prevail in the event of any conflict between this Agreement and the printed provision of such

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Forms, or typed provisions of Forms that add to, vary, modify or are at conflict with the provisions of this Agreement with respect to Product sold hereunder during the Term.
21. GOVERNING LAW
     This Agreement (including any claim or controversy arising out of or relating to this Agreement) shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to conflict of law principles that would result in the application of any Law other than the Laws of the State of Delaware.
22. ARBITRATION
     22.1 All disputes, differences, controversies and claims of the parties arising out of or relating to this Agreement (individually, a “Dispute” and, collectively, “Disputes”), except as otherwise provided under this Agreement, shall be resolved by final and binding arbitration administered by the American Arbitration Association (“AAA”) under its Commercial Arbitration Rules, subject to the provisions of this Section 22.
     22.2 Following the delivery of a written demand for arbitration by either party, each of Buyer and Supplier shall choose one (1) arbitrator within ten (10) Business Days after the date of such written demand and the two chosen arbitrators shall mutually, within ten (10) Business Days after their selection, select a third (3rd) arbitrator (each, an “Arbitrator” and together, the “Arbitrators”), each of whom shall be a retired judge selected from a roster of arbitrators provided by the AAA. If the third (3rd) Arbitrator is not selected within fifteen (15) Business Days after delivery of the written demand for arbitration (or such other time period as the Parties may agree), the parties shall promptly request that the commercial panel of the AAA select an independent Arbitrator meeting such criteria.
     22.3 The rules of arbitration shall be the Commercial Rules of the American Arbitration Association; provided, however, that notwithstanding any provisions of the Commercial Arbitration Rules to the contrary, unless otherwise mutually agreed to by Buyer and Supplier, the sole discovery available to each party shall be its right to conduct up to two (2) non-expert depositions of no more than three (3) hours of testimony each.
     22.4 The Arbitrators shall render an award by majority decision within three (3) months after the date of appointment, unless the parties agree to extend such time. The award shall be final and binding upon the parties.
     22.5 Any judicial proceeding arising out of or relating to this Agreement or the relationship of the parties, including without limitation any proceeding to enforce this Section 22, to review or confirm the award in arbitration, shall be brought exclusively in the Delaware Chancery Court sitting in the county of New Castle, Delaware (the “Enforcing Court”). By execution and delivery of this Agreement, each party accepts the jurisdiction of the Enforcing Court.
     22.6 Each party shall pay its own expenses in connection with the resolution of Disputes pursuant to this Section 22, including attorneys’ fees, unless determined otherwise by the Arbitrator.

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     22.7 The parties agree that the existence, conduct and content of any arbitration pursuant to this Section 22 shall be kept confidential and no party shall disclose to any Person any information about such arbitration, except as may be required by Law or by any Regulatory Authority (or any exchange on which such Party’s securities are listed) or for financial reporting purposes in such party’s financial statements.
     22.8 Notwithstanding the forgoing, none of the provisions of this Agreement (including the provision of this Section 22) shall restrict the right of any party to seek injunctive relief or other equitable remedies, to enjoin any breach or threatened breach of this Agreement or otherwise specifically enforce any provision of this Agreement.

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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first above mentioned.

COLUMBIA LABORATORIES, INC.
By:
Name:
Title:

COVENTRY ACQUISITION, INC.
By:
Name:
Title:

Exhibit D
LICENSE AGREEMENT
          This LICENSE AGREEMENT (the “Agreement”), dated as of                , 2010 (the “Effective Date”), is entered into by and between Columbia Laboratories, Inc., a Delaware corporation, and Columbia Laboratories (Bermuda) Ltd., a Bermuda corporation (together, “Seller”), and Coventry Acquisition, Inc., a Delaware corporation (“Buyer”). Seller and Buyer are each referred to herein as a “Party”, and collectively, as the “Parties.”
RECITALS
          WHEREAS, the Columbia Laboratories, Inc., Watson Pharmaceuticals, Inc., a Nevada corporation and Buyer have entered into a Purchase and Collaboration Agreement, dated as of March 3, 2010 (the “PCA”), for the sale by Seller, and the purchase by Buyer, of the First Closing Date Purchased Assets on the First Closing Date and the Second Closing Date Purchased Assets on the Second Closing Date (each as defined in the PCA);
          WHEREAS, pursuant to the PCA, the Parties will collaborate with respect to certain Development activities relating to the Products (as defined in the PCA); and
          WHEREAS, as a condition to the First Closing (as defined in the PCA) under the PCA, Buyer will grant to Seller certain licenses, and Seller will grant Buyer certain licenses, on the terms and conditions set forth herein.
          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
ARTICLE I.
DEFINITIONS
          For the purposes of this Agreement, the following terms shall have the following meanings. All other capitalized terms used herein and not defined in this Agreement shall be as defined in the PCA.
          “Ascend Agreement” means the License and Supply Agreement, dated as of September 27, 2007, between Columbia Laboratories, Inc. and Ascend Therapeutics, Inc.
          “Buyer Introduced Technology” means all Patents and Know-How Controlled by Buyer from time to time during the Joint Development Period covering technology identified by Buyer in writing for use by Seller in Seller Development Activities.
          “Buyer Technology” means the Purchased Asset Technology and Collaboration Technology.
          “Collaboration Invention” shall have the meaning set forth in Section 3.2(a) hereof.

          “Collaboration Invention Patent” shall have the meaning set forth in Section 3.2(a) hereof.
          “Collaboration Technology” shall have the meaning set forth in Section 3.2(a) hereof.
          “Dimera Agreement” means the Reciprocal License Agreement, dated as of May 19, 2004, among Columbia Laboratories, Inc., Columbia Laboratories (Bermuda) Ltd. and Dimera Incorporated.
          “Effective Date” means the date set forth in the Preamble.
          “Excluded Asset Patents” shall have the meaning set forth in the definition of Excluded Asset Technology.
          “Excluded Asset Technology” means (a) the Patents (“Excluded Asset Patents”) and Know-How Controlled by Seller and/or its Affiliates as of the First Closing Date which relate primarily to the Products and are not included in the Purchased Assets, and (b) the Seller Next Generation Delivery System Patents.
          “Non-US Asset Purchaser” shall have the meaning set forth in Section 2.3(a) hereof.
          “Non-US Rights to Intellectual Property” shall have the meaning set forth in Section 2.3(a) hereof.
          “Product Infringement” shall have the meaning set forth in Section 3.4(a)(i) hereof.
          “Purchased Asset Patents” shall have the meaning set forth in the definition of Purchased Asset Technology.
          “Purchased Asset Technology” means the Patents (“Purchased Asset Patents”) and Know-How included in the Purchased Assets.
          “Seller Next Generation Delivery System Invention” shall have the meaning set forth in Section 3.2(b) hereof.
          “Seller Next Generation Delivery System Patents” means any Patent Controlled by Seller and/or its Affiliates containing at least one claim that, without a license thereunder, would be infringed by the manufacture, use, marketing, importing, exporting, sale, offer for sale or other Commercialization of any product utilizing a Seller Next Generation Delivery System.
          “Seller Next Generation Delivery System Technology” shall have the meaning set forth in Section 3.2(b) hereof.
          “Territory” means worldwide.

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ARTICLE II.
CERTAIN LICENSES RELATING TO THE PRODUCTS
          2.1 Grant of Licenses.
          (a) Grant of Technology Licenses to Buyer. Subject to the terms and conditions of this Agreement, the PCA, the Ascend Agreement, the Merck-Serono Agreement, and the Dimera Agreement, Seller hereby grants to Buyer an exclusive (even as to Seller and its Affiliates), irrevocable, perpetual, royalty-free and fully paid-up (except as provided in the PCA) license, with the right to grant sublicenses subject to Section 2.2, under the Excluded Asset Technology and Seller Next Generation Delivery System Technology to Develop, manufacture, have manufactured, use, import, export, market, sell, offer to sell or otherwise Commercialize the Products in the Territory in any and all fields.
          (b) Grant of Technology Licenses to Seller. Subject to the terms and conditions of this Agreement and the PCA, including without limitation Section 8.11 of the PCA, Buyer hereby grants to Seller:
               (i) a non-exclusive, non-transferable (except pursuant to Section 6.8), royalty-free and fully paid-up license under the Buyer Technology to manufacture, have manufactured, import and export the Products for the purpose of supply of such Products to Buyer under the terms and conditions of the Supply Agreement;
               (ii) a non-exclusive, non-transferable (except pursuant to Section 6.8), royalty-free and fully paid-up license under the Buyer Technology, Collaboration Technology and Buyer Introduced Technology for the sole purpose of conducting the Seller Development Activities during the Joint Development Period;
               (iii) an exclusive (even as to Buyer and its Affiliates), irrevocable, perpetual, royalty-free and fully paid-up license, with the right to grant sublicenses subject to Section 2.2, under (A) the Purchased Asset Technology and Collaboration Technology (but solely to the extent such Collaboration Technology arises out of clinical trials conducted by or on behalf of Seller on the Product known as progesterone/COL-1620 vaginal gel containing progesterone in a concentration of either four percent (4%) or eight percent (8%)) to the extent required to permit Seller or its Affiliate to perform under and comply with the terms of the Merck-Serono Agreement and (B) the Purchased Asset Technology to the extent required to permit Seller or its Affiliate to perform under and comply with the terms of the Dimera Agreement; and
               (iv) a non-exclusive, irrevocable, perpetual, royalty-free and fully paid-up license, with the right to grant sublicenses subject to Section 2.2, under Collaboration Technology to Develop, manufacture, have manufactured, use, import, export, market, sell, offer to sell or otherwise Commercialize the Seller Next Generation Delivery System to the extent that it incorporates or otherwise delivers any product other than Products in the Territory in any and all fields.
          2.2 Sublicenses. In the event that a Party shall have the right to grant sublicenses under licenses granted pursuant to Section 2.1 of this Agreement, each such Party shall ensure that its sublicensee shall be subject to a written agreement with terms and condition

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that are consistent with, and no less protective of, the other Party than the terms and conditions hereunder, provided that, it is acknowledged that the Seller shall have no obligation to amend the Merck-Serono Agreement or the Dimera Agreement notwithstanding that such agreements include licenses that constitute sublicenses hereunder.
          2.3 Non-U.S. Rights.
          (a) To the extent that rights licensed by Seller hereunder are to be used in connection with or in order to exploit the Non-United States Purchased Assets purchased by a wholly-owned Subsidiary of Parent pursuant to Section 11.1 of the PCA (such licensed rights, the “Non-US Rights to Intellectual Property,” and such wholly-owned Subsidiary, the “Non-US Asset Purchaser”), such Non-US Rights to Intellectual Property shall be licensed to the Non-US Asset Purchaser.
          (b) To the extent that rights licensed to Seller hereunder are rights to use the Non-United States Purchased Assets purchased by the Non-US Asset Purchaser, such rights shall be licensed to Columbia Laboratories (Bermuda) Ltd.
ARTICLE III.
DEVELOPMENT UNDER THE PCA
          3.1 Invention Disclosures. Each Party shall promptly disclose to the other Party any inventions and other Know-How, including any inventions or other Know-How related to the Products or any Next Generation Product, arising under the Parties’ activities conducted pursuant to the PCA during the Joint Development Period. Such disclosures shall be provided in writing and in sufficient detail for the other Party to understand the scope and nature of such inventions and other Know-How. Any such disclosure shall be treated as the Confidential Information (as defined in the PCA) of the disclosing Party, subject to the terms of this Article III.
          3.2 Ownership of Inventions. All inventions arising from the Parties’ activities pursuant to the PCA during the Joint Development Period, including any Patents covering such inventions, shall be owned as follows:
          (a) All inventions arising from the Parties’ activities under the PCA (each, a “Collaboration Invention”) and any Patent covering any such an invention (each, a “Collaboration Invention Patent”) and Know-How arising from the Parties’ activities under the PCA (Collaboration Invention Patents and such Know-How, collectively, “Collaboration Technology”) shall be owned by Buyer. Notwithstanding the previous sentence, Collaboration Invention and Collaboration Technology shall exclude any Seller Next Generation Delivery System Inventions and Seller Next Generation Delivery System Technology. Seller and Affiliates of Seller shall assign, and hereby assign, to Buyer all right, title and interest in and to Collaboration Inventions, and all right, title and interest in, to and under Collaboration Technology, in each case, held by Seller and/or Affiliates of Seller. Seller shall, and shall cause its Affiliates to, cooperate with Buyer and take all reasonable actions and execute agreements, instruments and documents as may be reasonably required to perfect Buyer’s right, title and

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interest in and to Collaboration Inventions and Buyer’s right, title and interest in, to and under Collaboration Technology.
          (b) All inventions arising from the Parties’ activities under the PCA that relate solely to the Seller Next Generation Delivery System (each a “Seller Next Generation Delivery System Invention”) and any Patent covering such an invention (each such Patent to constitute a Seller Next Generation Delivery System Patent) and Know-How arising from the Parties’ activities under the PCA that relates solely to the Seller Next Generation Delivery System (Seller Next Generation Delivery System Patents and such Know-How, collectively, “Seller Next Generation Delivery System Technology”) shall be owned by Seller. Buyer and Affiliates of Buyer shall assign, and hereby assign, to Seller all right, title and interest in and to Seller Next Generation Delivery System Inventions, and all right, title and interest in, to and under Seller Next Generation Delivery System Technology, in each case, held by Buyer and/or Affiliates of Buyer. Buyer shall, and shall cause its Affiliates to, cooperate with Seller and take all reasonable actions and execute agreements, instruments and documents as may be reasonably required to perfect Seller’s right, title and interest in and to Seller Next Generation Delivery System Inventions and Seller’s right, title and interest in, to and under Seller Next Generation Delivery System Technology.
          (c) Determination of inventorship shall be made in accordance with United States patent laws.
          3.3 Patent Prosecution.
          (a) Purchased Asset Patents and Collaboration Invention Patents.
               (i) Subject to Sections 3.3(a)(ii) and 3.3(a)(iii), Buyer will have the responsibility for, and the obligation with respect to, filing, prosecuting and maintaining the Purchased Asset Patents and Collaboration Invention Patents, at Buyer’s sole cost and expense. Seller will fully cooperate with Buyer, at Buyer’s expense, in connection with the filing, prosecution and maintenance of such Purchased Asset Patents and such Collaboration Invention Patents, including by providing access to relevant Persons and executing all documentation reasonably requested by Buyer or its Affiliates.
               (ii) Buyer will consult with Seller and keep Seller reasonably informed of the status of the Purchased Asset Patents and Collaboration Invention Patents, and will provide Seller with all material filings and correspondences with the patent authorities with respect to such Purchased Asset Patents and such Collaboration Invention Patents for Seller’s review and comment; provided that Buyer shall have full and complete control over the filing, prosecution and maintenance of the Purchased Asset Patents and the Collaboration Invention Patents.
               (iii) Buyer will notify Seller of any decision not to file applications for, or to cease prosecution and/or maintenance of, or not to continue to pay the expenses of prosecution and/or maintenance of, any Purchased Asset Patent or Collaboration Invention Patent. Buyer will provide such notice at least sixty (60) days prior to any filing or payment due date, or any other due date that requires action, in connection with such Purchased Asset Patent or Collaboration Invention Patent.

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In such event, Buyer shall permit Seller, at Seller’s sole discretion and expense, to file or to continue prosecution or maintenance of such Purchased Asset Patent or such Collaboration Invention Patent, in each case, in Buyer’s name.
          (b) Excluded Asset Patents. Seller will have the responsibility for, and the obligation with respect to, filing, prosecuting and maintaining the Excluded Asset Patents at Seller’s sole cost and expense. Buyer will fully cooperate with Seller, at Seller’s expense, in connection with the filing, prosecution and maintenance of the Excluded Asset Patents, including by providing access to relevant Persons and executing all documentation reasonably requested by Seller or its Affiliates. Seller shall have full and complete control over the filing, prosecution and maintenance of the Excluded Asset Patents; provided that, so long as Buyer is Developing and/or Commercializing a Product utilizing the Seller Next Generation Delivery System, Seller will:
               (i) consult with Buyer and keep Buyer reasonably informed of the status of the Seller Next Generation Delivery System Patents with respect to such Product, and will provide Buyer with all material filings and correspondences with the patent authorities with respect to such Seller Next Generation Delivery System Patents for Buyer’s review and comment; and
               (ii) notify Buyer of any decision not to file applications for, or to cease prosecution and/or maintenance of, or not to continue to pay the expenses of prosecution and/or maintenance of, any Seller Next Generation Delivery System Patents with respect to such Product. Seller will provide such notice at least sixty (60) days prior to any filing or payment due date, or any other due date that requires action, in connection with any such Seller Next Generation Delivery System Patent and Buyer, at Buyer’s sole discretion and expense, will have a right to file or to continue prosecution or maintenance of such Seller Next Generation Delivery System Patent in Seller’s name.
          3.4 Patent Infringement.
          (a) Purchased Asset Patents and Collaboration Invention Patents.
               (i) Each Party will notify the other of any infringement by a Third Party of any of the Purchased Asset Patents, Collaboration Invention Patents or Seller Next Generation Delivery System Patents that cover a Product of which such Party becomes aware, including any “patent certification” filed in the United States under 21 U.S.C. §355(b)(2) or 21 U.S.C. §355(j)(2) or similar provisions in other jurisdictions and of any declaratory judgment, opposition, or similar action alleging the invalidity, unenforceability or non-infringement of any of the Purchased Asset Patents, Collaboration Invention Patents or Seller Next Generation Delivery System Patents that cover a Product (collectively “Product Infringement”).
               (ii) Buyer will have the sole right to bring and control any legal action in connection with Product Infringement at Buyer’s own expense as it reasonably determines appropriate, and Seller shall have the right, at Seller’s own expense, to be represented in any such action by counsel of its own choice.

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               (iii) If Buyer fails to bring an action or proceeding with respect to, or to terminate, infringement of any Purchased Asset Patents, Collaboration Invention Patents or Seller Next Generation Delivery System Patents that cover a Product (A) within ninety (90) days following notice of alleged infringement or (B) prior to ten (10) days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, Seller shall have the right, upon prior consultation with Buyer, to bring and control any such action at Seller’s own expense and by counsel of its own choice.
               (iv) At the request of the Party prosecuting the Product Infringement action or proceeding, the other Party, at the prosecuting Party’s expense, shall provide reasonable assistance in connection therewith, including by executing reasonably appropriate documents, cooperating in discovery and joining as a party to the action if required.
               (v) In connection with any such proceeding, Buyer shall not enter into any settlement admitting the invalidity of, or otherwise impairing the Purchased Asset Patents, Collaboration Invention Patents or Seller Next Generation Delivery System Patents that cover a Product in any manner that would impair royalties payable pursuant to the PCA without the prior written consent of Seller, which will not be unreasonably withheld or delayed.
               (vi) Any recoveries resulting from an action relating to a claim of Product Infringement shall be first applied against payment of each Party’s costs and expenses in connection therewith. Any remainder will be considered Net Sales for purposes of Section 2.8(d) of the PCA.
          (b) Excluded Asset Patents.
               (i) Each Party will notify the other of any infringement by a Third Party of any of the Excluded Asset Patents of which such Party becomes aware, including any “patent certification” filed in the United States under 21 U.S.C. §355(b)(2) or 21 U.S.C. §355(j)(2) or similar provisions in other jurisdictions and of any declaratory judgment, opposition, or similar action alleging the invalidity, unenforceability or non-infringement of any of such Excluded Asset Patent.
               (ii) Seller will have the sole right to bring and control any legal action in connection with infringement of any Excluded Asset Patent (other than Seller Next Generation Delivery System Patents that cover a Product) at Seller’s own expense as it reasonably determines appropriate.
               (iii) If Seller fails to bring an action or proceeding with respect to, or to terminate, infringement of any Excluded Asset Patent (other than Seller Next Generation Delivery System Patents) (A) within ninety (90) days following notice of alleged infringement or (B) prior to ten (10) days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, Buyer shall have the right, upon prior consultation with Seller, to bring and control any such action at its own expense and by counsel of its own choice.
               (iv) At the request of the Party prosecuting the infringement action or proceeding, the other Party shall provide reasonable assistance in connection therewith,

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including by executing reasonably appropriate documents, cooperating in discovery and joining as a party to the action if required.
               (v) In connection with any such proceeding, the Party prosecuting the infringement action or proceeding shall not enter into any settlement admitting the invalidity of, or otherwise impairing any Excluded Asset Patent (other than Seller Next Generation Delivery System Patents) utilized in a Product in any manner that would impair the other Party’s Development and/or Commercialization of such Product or a product utilizing the Seller Next Generation Delivery System without the prior written consent of the other Party, which will not be unreasonably withheld or delayed.
               (vi) Any recoveries resulting from an action relating to a claim of infringement of any Excluded Asset Patent (other than Seller Next Generation Delivery System Patents) utilized in a Product shall be first applied against payment of each Party’s costs and expenses in connection therewith. Any remainder will be retained by Seller.
          3.5 Third Party Agreements. Each Party shall ensure that any agreement entered into with Third Parties engaged to perform Development activities pursuant to the PCA provides for ownership of inventions and other rights in favor of such Party consistent with this Agreement.
ARTICLE IV.
CONSIDERATION; NO IMPLIED LICENSES
          4.1 Consideration. The rights and obligations provided under this Agreement are being provided as a condition to the First Closing under the PCA. As such, no further consideration, financial or otherwise, will be due under this Agreement, except as expressly provided herein.
          4.2 No Implied Licenses. Any Intellectual Property rights of a Party not expressly granted to the other Party under the provisions of this Agreement shall be retained by such Party. Except as expressly provided in this Agreement, a Party does not grant to the other Party any right or license in any Intellectual Property right, whether by implication, estoppel or otherwise.
ARTICLE V.
TERM AND TERMINATION
          5.1 Term. The term of this Agreement shall commence on the Effective Date and shall continue until the Parties mutually agree in writing to terminate this Agreement.
          5.2 Bankruptcy. Any licenses granted under or pursuant to this Agreement by either Party to the other Party are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11, US Code (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code. The Parties agree that during the term of this Agreement, each Party, as a licensee of rights under this Agreement, shall

8

retain and may fully exercise all of its rights and elections under the Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a Party under the Bankruptcy Code, then the other Party (which is not a Party to such proceeding) will be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property licensed to such other Party under this Agreement and all embodiments of such intellectual property, and same, if not already in such other Party’s possession, will be promptly delivered by the Party to such other Party (a) upon any such commencement of a bankruptcy proceeding upon its written request therefor, unless the Party subject to such proceeding elects to continue, and thereafter continues, to perform all of its obligations under this Agreement, or (b) if not delivered under (a) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by the non-subject Party.
ARTICLE VI.
MISCELLANEOUS
          6.1 Disclaimer of Warranty. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT OR THE PCA, NEITHER PARTY MAKES ANY REPRESENTATIONS NOR GRANTS ANY WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE RELATED TO ANY AND ALL OF THE INTELLECTUAL PROPERTY LICENSED HEREUNDER, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY OTHER REPRESENTATIONS AND WARRANTIES, WHETHER WRITTEN OR ORAL, EXPRESS, STATUTORY OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE.
          6.2 Governing Law. This Agreement (including any claim or controversy arising out of or relating to this Agreement) shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to conflict of law principles that would result in the application of any Law other than the Laws of the State of Delaware.
          6.3 Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. The failure of any Party to enforce any condition or part of this Agreement at any time shall not be construed as a waiver of that condition or part, nor shall it forfeit any rights to future enforcement thereof.
          6.4 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when received if delivered personally, (b) when transmitted if telecopied (which is confirmed), (c) upon receipt, if sent by registered or certified mail (postage prepaid, return receipt requested) and (d) the day after it is sent, if sent for next-day delivery to a domestic address by overnight mail or courier, to the Parties at the following addresses:

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          If to Seller, to:
Columbia Laboratories, Inc.
354 Eisenhower Parkway
Plaza 1, Second Floor
Livingston, NJ 07039
Attention: General Counsel
Facsimile: 973.994.3001
with copies (which shall not constitute notice) sent concurrently to:
Kaye Scholer LLP
425 Park Avenue
New York, NY 10022
Attention: Adam H. Golden and Steven G. Canner
Facsimile: 212.836.8689
If to Buyer, to:
Coventry Acquisition, Inc.
311 Bonnie Circle
Corona, CA 92880
Attention: General Counsel
Facsimile: 951.493.5817
with copies (which shall not constitute notice) sent concurrently to:
Latham & Watkins LLP
650 Town Center Drive, 20th Floor
Costa Mesa, CA 92626-1925
Attention: R. Scott Shean
Facsimile: 714.755.8290
provided, however, that if any Party shall have designated a different address by notice to the others, then to the last address so designated.
          6.5 (a) Relationship of the Parties. The Parties are independent contractors. Nothing herein is intended, or shall be deemed, to constitute a partnership, agency, joint venture or employment relationship between the Parties. Neither Party shall be responsible for the other Party’s acts or omissions; and neither Party shall have authority to speak for, represent or obligate the other Party in any way without prior written authority from the other Party. Subject to the terms of this Agreement, the activities and resources of each Party shall be managed by such Party, acting independently and in its individual capacity.
          (b) No Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties hereto and their respective Affiliates and no provision of this Agreement shall be deemed to confer upon any third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.
          6.6 Amendment; Entire Agreement. This Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by both Parties hereto. This Agreement, the PCA, the Other Agreements and the Confidentiality Agreement contain the entire agreement of the Parties hereto with respect to the Transactions, superseding all negotiations, prior discussions and preliminary agreements made prior to the Effective Date.
          6.7 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Regulatory Authority to be

10

invalid, void, unenforceable or against its regulatory policy such determination shall not affect the enforceability of any others or of the remainder of this Agreement.
          6.8 Assignment and Transfer.
          (a) Neither this Agreement nor any right or obligation hereunder may be assigned or otherwise transferred by either Party without the prior written consent of the other Party, except that either Party may, without consent of the other Party, assign or otherwise transfer this Agreement and its rights and obligations hereunder in whole or in part: (i) to any Affiliate; (ii) in connection with a merger, reorganization or a sale or transfer of all or substantially all of the assets to which this Agreement relates. Any attempted assignment or other transfer not in accordance with this Section 6.8 shall be void. Any permitted assignee shall assume in writing all assigned obligations of its assignor under this Agreement. The Party making any assignment or other transfer permitted under this Section 6.8 shall provide prompt written notice to the other Party of such assignment or transfer. The assignor shall remain jointly and severally liable with any such assignee(s) with respect to all obligations and liabilities of the assignor hereunder.
          (b) Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their successors and permitted assigns.
          6.9 Arbitration.
          (a) All disputes, differences, controversies and claims of the Parties arising out of or relating to the Agreement (individually, a “Dispute” and, collectively, “Disputes”), except as otherwise provided under this Agreement, shall be resolved by final and binding arbitration administered by the American Arbitration Association (“AAA”) under its Commercial Arbitration Rules, subject to the provisions of this Section 6.9.
          (b) Following the delivery of a written demand for arbitration by either Party, each of Buyer and Seller shall choose one (1) arbitrator within ten (10) Business Days after the date of such written demand and the two chosen arbitrators shall mutually, within ten (10) Business Days after selection select a third (3rd) arbitrator (each, an “Arbitrator” and together, the “Arbitrators”), each of whom shall be a retired judge selected from a roster of arbitrators provided by the AAA. If the third (3rd) Arbitrator is not selected within fifteen (15) Business Days after delivery of the written demand for arbitration (or such other time period as the Parties may agree), the Parties shall promptly request that the commercial panel of the AAA select an independent Arbitrator meeting such criteria.
          (c) The rules of arbitration shall be the Commercial Rules of the American Arbitration Association; provided, however, that notwithstanding any provisions of the Commercial Arbitration Rules to the contrary, unless otherwise mutually agreed to by Buyer and Seller, the sole discovery available to each Party shall be its right to conduct up to two (2) non expert depositions of no more than three (3) hours of testimony each.

11

          (d) The Arbitrators shall render an award by majority decision within three (3) months after the date of appointment, unless the Parties agree to extend such time. The award shall be final and binding upon the Parties.
          (e) Any judicial proceeding arising out of or relating to this Agreement or the relationship of the Parties, including without limitation any proceeding to enforce this Section 6.9, to review or confirm the award in arbitration, shall be brought exclusively in the Delaware Chancery Court sitting in the county of New Castle, Delaware (the “Enforcing Court”). By execution and delivery of this Agreement, each Party accepts the jurisdiction of the Enforcing Court.
          (f) Each Party shall pay its own expenses in connection with the resolution of Disputes pursuant to this Section 6.9, including attorneys’ fees, unless determined otherwise by the Arbitrator.
          (g) The Parties agree that the existence, conduct and content of any arbitration pursuant to this Section 6.9 shall be kept confidential and no Party shall disclose to any Person any information about such arbitration, except in connection with such arbitration or as may be required by Law or by any Regulatory Authority (or any exchange on which such Party’s securities are listed) or for financial reporting purposes in such Party’s financial statements.
          (h) Notwithstanding the foregoing, none of the provisions of this Section 6.9 shall restrict the right of any Party to seek injunctive relief or other equitable remedies, to enjoin any breach or threatened breach of this Agreement or otherwise specifically enforce any provision of this Agreement.
          6.10 Remedies.
          (a) Injunctive Relief. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such damages would not be fully compensable by an award of money damages. It is accordingly agreed that the Parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement without posting a bond or other undertaking, this being in addition to any other remedy to which they are entitled at law or in equity. The parties agree that notwithstanding Section 6.9, any Action brought for an injunction, or for specific performance shall be heard and exclusively in the Delaware Chancery Court sitting in New Castle County and each Party waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding.
          (b) Indemnification. Seller represents and warrants to Buyer that, other than the Non-US Rights to Intellectual Property, any Intellectual Property licensed by Seller to Buyer hereunder (including without limitation any Excluded Asset Technology and Seller Next Generation Delivery System Technology licensed by Seller to Buyer pursuant to Section 2.1(a)) is owned directly by Columbia Laboratories, Inc., and has not been assigned or otherwise transferred to any other Person. Seller shall indemnify, reimburse and defend Buyer and its

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Affiliates and each of their respective Representatives, successors and assigns from and against, and hold them harmless from, any Taxes (including without limitation any withholding Taxes) arising from any breach of the foregoing representation and warranty.
          6.11 Interpretation. Unless the context of this Agreement otherwise requires, (a) words of one gender include the other gender; and (b) words using the singular or plural number also include the plural or singular number, respectively. Reference to days are to calendar days unless specified otherwise. References to any statute, act, or regulation are to that statute, act, or regulation as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. The headings contained in this Agreement are for convenience of reference only and shall not be considered in interpreting this Agreement. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. The language in all parts of this Agreement shall be construed, in all cases, according to its fair meaning. The Parties acknowledge that each Party and its counsel have reviewed and revised this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement.
          6.12 Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile or by an electronic scan delivered by electronic mail), each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement and shall become effective when counterparts have been signed by each of the Parties hereto delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.
          6.13 Further Actions. Each Party will duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, as may be reasonably necessary or as the other Party may reasonably request in connection with this Agreement in order to carry out more effectively the provisions and purposes hereof.
[Remainder of Page Left Intentionally Blank]

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          IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first above written.

COLUMBIA LABORATORIES, INC.
By:
Name:
Title:

COLUMBIA LABORATORIES (BERMUDA) LTD.
By:
Name:
Title:

COVENTRY ACQUISITION, INC.
By:
Name:
Title:

Exhibit E
CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
COLUMBIA LABORATORIES, INC.
     Columbia Laboratories, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:
     FIRST: The first paragraph of Article FOURTH of the Restated Certificate of Incorporation, as previously amended, of the Corporation is hereby deleted in its entirety and replaced with the following:
     “The total number of shares of capital stock which the Corporation is authorized to issue is one hundred fifty-one million (151,000,000) shares, of which one hundred fifty million (150,000,000) shares shall be denominated common stock, $.01 par value per share (“Common Stock”), and one million (1,000,000) shares shall be denominated preferred stock, $.01 par value per share (“Preferred Stock”).”
     SECOND: The aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, Columbia Laboratories, Inc. has caused this Certificate to be signed by [•], its [•], this [•] day of [•], 2010.

COLUMBIA LABORATORIES, INC.
By:
Name:
Title:

Annex B
CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
COLUMBIA LABORATORIES, INC.
     Columbia Laboratories, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:
     FIRST: The first paragraph of Article FOURTH of the Restated Certificate of Incorporation, as previously amended, of the Corporation is hereby deleted in its entirety and replaced with the following:
     “The total number of shares of capital stock which the Corporation is authorized to issue is one hundred fifty-one million (151,000,000) shares, of which one hundred fifty million (150,000,000) shares shall be denominated common stock, $.01 par value per share (“Common Stock”), and one million (1,000,000) shares shall be denominated preferred stock, $.01 par value per share (“Preferred Stock”).”
     SECOND: The aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, Columbia Laboratories, Inc. has caused this Certificate to be signed by [•], its [•], this [•] day of [•], 2010.

COLUMBIA LABORATORIES, INC.
By:
Name:
Title:

Annex C
March 3, 2010
STRICTLY PRIVATE AND CONFIDENTIAL
Board of Directors
Columbia Laboratories, Inc.
354 Eisenhower Parkway
Plaza I, Second Floor
Livingston, NJ 07039
Members of the Board:
     You have requested our opinion as to the fairness, from a financial point of view, to Columbia Laboratories, Inc., a Delaware corporation (the “Company”), of the Consideration (as defined below) to be received by the Company under the proposed Purchase and Collaboration Agreement, to be dated as of March 3, 2010 (the “Agreement”), by and among the Company, Watson Pharmaceuticals, Inc., a Nevada corporation (“Parent”), and Coventry Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Buyer”), pursuant to which the Company will transfer, or cause to be transferred, the Purchased Assets (as defined below) to Buyer, and Buyer will assume certain associated liabilities (the “Transaction”).
     Pursuant to the Agreement and subject to the terms and conditions thereof, the Company will sell and Buyer will purchase (a) certain assets (the “Purchased Assets”) of the Company primarily relating to the research, development, regulatory approval, distribution, marketing, sale and promotion of all pharmaceutical products containing progesterone as an active ingredient (each, a “Product”) and (b) 11,200,000 shares (the “Shares”) of common stock of the Company, par value $0.01 per share (“Common Stock”). In consideration for the Purchased Assets and the Shares, Buyer will pay to the Company: (i) at the initial closing, $47,000,000, (ii) upon the delivery of results from the Company’s Phase III clinical trial being conducted for a pre-term birth indication (“PTB Indication”) for the drug branded “Prochieve” (the “Clinical Trial Results”), and (A) if the Clinical Trial Results reflect a primary endpoint p-value that is less than or equal to 0.05 and greater than 0.01, $6,000,000 or (B) if the Clinical Trial Results reflect a primary endpoint p-value that is less than or equal to 0.01, $8,000,000; provided, however, in each case, the Clinical Trial Results reflect a secondary endpoint p-value that is less than or equal to 0.05 (the “Clinical Trial Results Milestone Payment”), (iii) upon acceptance by the U.S. Food and Drug Administration of a new drug application or a supplemental new drug application regarding the PTB Indication, $5,000,000, (iv) upon the first commercial sale of a product for the PTB Indication in the U.S., $30,000,000, (v) upon the filing and acceptance by the applicable regulatory authority of an application for the authorization to market a Product for the PTB Indication in any country or jurisdiction outside of the U.S., $500,000, (vi) upon a grant by the applicable regulatory authority outside of the U.S. of regulatory approval to market a Product for the PTB Indication, $2,000,000 (each of clauses (ii)

Board of Directors, Columbia Laboratories, Inc., March 3, 2010 — Page 2
through (vi), a “Milestone Payment”), and (vii) periodic royalty payments (each a “Royalty Payment”) based on the sales of certain Products, including such Products associated with the PTB Indication (each a “Royalty Product”), at the rates of (A) 10% of the portion of annual U.S. net sales which are less than or equal to $150,000,000, (B) 15% of the portion of annual U.S. net sales which are greater than $150,000,00 and less than or equal to $250,000,000, (C) 20% of the portion of annual U.S. net sales which are greater than $250,000,000, and (D) 10% of annual net sales outside of the U.S. in a country where Buyer or its affiliates are commercializing any such Product; provided, however, that (x) if Buyer or any of its affiliates grants any licenses, sublicenses, distribution or marketing rights or otherwise collaborates or partners with a third party to commercialize any Royalty Product (a “Third Party Collaboration”) in a country outside of the U.S., in lieu of royalties payable in respect of net sales, the Company will be entitled to 20% of gross profits associated with such commercialization in such country, (y) if generic entry by a third party with respect to any Product occurs in any country, such that the quarterly net sales of such Product in such country is reduced by 50% in relation to the average quarterly net sales of such Product over the last four complete quarters (a “Generic Entry”), and certain other circumstances set forth in the Agreement are met, the royalty rate shall be reduced by 50%, and (z) in the event that a generic entry by the Buyer or any of its affiliates with respect to any Product in a country occurs in certain circumstances permitted by the Agreement, in lieu of royalties payable in respect of net sales for such generic product, the Company will be entitled to 20% of gross profits associated the commercialization of such generic product in such country (collectively, the “Consideration”).
     RBC Capital Markets Corporation (“RBC”), as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes.
     We have been engaged to render this opinion to the Board of Directors of the Company (the “Board”) and will be entitled to receive a fee upon delivery thereof, without regard to the conclusion reached herein or whether the Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. In the ordinary course of business, RBC or an affiliate may act as a market maker and/or broker in the publicly traded securities of the Company and receive customary compensation, and may also actively trade securities of the Company for our own account and the accounts of our customers, and, accordingly, RBC and its affiliates may hold a long or short position in such securities.
     For the purposes of rendering our opinion, we have undertaken such review and inquiries as we deemed necessary or appropriate under the circumstances, including the following: (i) we reviewed a draft of the Agreement provided to us on March 3, 2010 (the “Latest Draft Agreement”); (ii) we reviewed financial information and estimates relating to the Purchased Assets and to the operations associated therewith that were provided to us by the Company’s management, including estimates as to corporate overhead costs attributable thereto and the Company’s payment of the first $7,000,000 of development costs associated with the PTB Indication and other mutually agreed-upon product development (the “Forecasts”); (iii) we conducted discussions with members of senior management of the Company with

Board of Directors, Columbia Laboratories, Inc., March 3, 2010 — Page 3
respect to the prospects and financial outlook of the Purchased Assets; and (iv) we performed such other studies and analyses as we deemed appropriate.
     In arriving at our opinion, we performed the following analyses in addition to the review, inquiries, and analyses referred to in the preceding paragraph: (i) we reviewed selected market valuations of publicly-traded companies that we deemed comparable to the Purchased Assets; and (ii) we performed a discounted cash flow analysis using the Forecasts.
     Several analytical methodologies have been employed and no one method of analysis should be regarded as critical to the overall conclusion we have reached. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The overall conclusions we have reached are based on all the analysis and factors presented, taken as a whole, and also on application of our own experience and judgment. Such conclusions may involve significant elements of subjective judgment and qualitative analysis. We therefore give no opinion as to the standalone value or merit of any one or more parts of the analyses.
     In rendering our opinion, we have assumed and relied upon the accuracy and completeness of the financial, legal, tax, operating and other information provided to us by the Company, and have not assumed responsibility for independently verifying and have not independently verified such information. For all forward-looking financial information with respect to the Purchased Assets, we have relied on the Forecasts. We assumed that the Forecasts were reasonably prepared and represent the best currently available estimates and good faith judgments of the Company’s management as to the Purchased Assets’ financial performance and express no opinion as to any aspect of the Forecasts or the assumptions on which they are based.
     For the purposes of our analyses, we have assumed that (i) the passage of each clinical phase, regulatory approval or product launch, as contemplated by the Agreement, will be realized, in such time periods indicated in the Forecasts, and (ii) each associated Milestone Payment and Royalty Payment payable to the Company after the initial closing will be paid, in each foregoing case, on a probability risk-adjusted basis. In connection with the foregoing, we have assumed, with the consent of the Company’s management, that there will be no Third Party Collaboration or Generic Entry related to any Product in any country during the length of the Forecasts. Furthermore, we have assumed for purposes of our analyses that the Clinical Trial Results Milestone Payment to be received by the Company will be $6,000,000. We express no opinion with respect to the actual likelihood of any of the foregoing to occur.
     In rendering our opinion, we have not assumed any responsibility to perform, and have not performed, an independent evaluation or appraisal of any of the assets or liabilities of the Company, including any Purchased Assets or liabilities of the Company. We have not assumed any obligation to conduct, and have not conducted, a physical inspection of the property or facilities of the Company, including any property or facilities relating to the Purchased Assets. We have not investigated, and make no assumption regarding, any litigation or other claims affecting the Company or the Purchased Assets. Our opinion relates to the Purchased Assets as part of an on-going going concern and, accordingly, we express no opinion regarding the

Board of Directors, Columbia Laboratories, Inc., March 3, 2010 — Page 4
liquidation value of the Purchased Assets. In addition, we have not performed any review or analysis regarding the fairness of the Consideration on an after-tax basis.
     We have assumed, in all respects material to our analysis, that all conditions to the consummation of the Transaction will be satisfied without waiver thereof, that the representations and warranties of each party contained in the Agreement are true and correct and that each party will perform all of the covenants and agreements required to be performed by it under the Agreement. We have assumed that the executed version of the Agreement will not differ, in any respect material to our opinion, from the Latest Draft Agreement. In addition, we have relied upon the Company to advise us promptly if any information previously provided to us has become inaccurate or is required to be updated during our review.
     Our opinion speaks only as of the date hereof, is based on the conditions as they exist and information which we have been supplied as of the date hereof, and is without regard to any market, economic, financial, legal, or other circumstances or event of any kind or nature which may exist or occur after such date. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon events occurring after the date hereof and do not have an obligation to update, revise or reaffirm this opinion. We are not expressing an opinion as to the fairness of the amount or nature of any compensation to any officers, directors or employees of any party, or any class of such persons, relative to the Consideration. We express no opinion as to what the value of Common Stock or the Shares will be when issued pursuant to the Transaction or the price at which Common Stock will trade at any time.
     This opinion is provided for the information and assistance of the Board in connection with the proposed Transaction. This opinion should not be construed as creating any fiduciary duty on the part of RBC to any shareholder of the Company or any other person or entity. All advice (written and oral) and this opinion rendered by RBC in connection with the proposed Transaction are intended for the use and benefit of the Board. Such advice or opinions may not be reproduced, summarized, excerpted from or referred to in any public document or given to any other person without the prior written consent of RBC, except as provided in the following sentence. Such opinion may be included in any disclosure document filed by the Company with the Securities and Exchange Commission with respect to the proposed Transaction and subsequently mailed to the Company’s stockholders; provided however, that such opinion must be reproduced in full and that any description of or reference to RBC be in a form reasonably acceptable to RBC and its counsel. RBC shall have no responsibility for the form or content of any such disclosure document, other than the opinion itself. This opinion was approved by a fairness committee of RBC.
     Our opinion does not address the merits of the underlying decision by the Company to engage in the Transaction or the relative merits of such Transaction compared to any alternative business strategy or transaction in which the Company might engage and does not constitute recommendation to any member of the Board as to how to vote in connection with the proposed Transaction.

Board of Directors, Columbia Laboratories, Inc., March 3, 2010 — Page 5
     Our opinion addresses solely the fairness to the Company, from a financial point of view, of the Consideration. Our opinion does not in any way address other terms or conditions of any of the proposed Transaction.
     Based on our experience as investment bankers and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Consideration to be received by the Company is fair, from a financial point of view, to the Company.
Very truly yours,
RBC CAPITAL MARKETS CORPORATION

Annex D
NOTE PURCHASE AND AMENDMENT AGREEMENT*
     Note Purchase and Amendment Agreement, dated as of March 3, 2010 (this “Agreement”), by and among Columbia Laboratories, Inc., a Delaware corporation (the “Company”), the holders of the Notes (as defined below) listed on Schedule I attached hereto (each a “Holder” and collectively, the “Holders”).*
PRELIMINARY STATEMENT
     The Holders own the aggregate principal amount of the Company’s Convertible Subordinated Notes due December 31, 2011 (the “Notes”) set forth on Schedule I; the Notes owned by the Holders being referred to herein as the “Holder Notes”.
     The Notes were purchased by the Holders pursuant to that certain Securities Purchase Agreement, dated December 21, 2006 (the “SPA”), among the Company, the Holders and the other purchasers of the Notes named therein.
     The Holders wish to sell to the Company, and the Company wishes to purchase, the Holder Notes, on the terms and conditions hereinafter set forth.
     In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:
ARTICLE I
PURCHASE AND SALE
     1.1 Note Purchase. At the Closing, on the terms and subject to the conditions hereof and in consideration of the Purchase Price (as defined below) and the agreements of the Company set forth herein, each Holder will sell, convey, transfer, assign and deliver to the Company, and the Company will purchase, take delivery of and acquire from each Holder, all of such Holder’s right, title and interest in the Holder Notes.
     1.2 Purchase Price. The aggregate purchase price (the “Purchase Price”) for the Holder Notes shall be (i) $11,699,998.54 in cash (the “Cash Consideration”), plus accrued and unpaid interest on the Notes (calculated in accordance with the Notes) up to (but excluding) the Closing Date payable in cash, (ii) warrants to purchase 3,488,370 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), substantially in the form attached as Exhibit A hereto (the “Warrants”) and (iii) 3,333,330 shares of Common Stock (the “Shares”), in each case as allocated among the Holders as set forth on Schedule I.
     1.3 Amendment Consent. Each Holder hereby irrevocably consents and agrees that the Notes shall be amended as set forth in the amendment (the “Amendment”) to the Notes, in the form attached as Exhibit B hereto. The Amendment will become effective on the date that the Note Amendment Condition is satisfied; provided, on the Amendment Termination Date (as defined below), if it occurs, the Amendment will terminate and be of no further force and effect, and from and after the Amendment Termination Date, the Notes shall no longer be modified by the Amendment. The Company will notify the Holders when the Note Amendment Condition

*	See Attachment A hereto for important information regarding the Note Purchase and Amendment Agreements.

has been satisfied. “Amendment Termination Date” means the earliest of (i) August 31, 2010, only if the Closing has not occurred on or prior to August 31, 2010, (ii) the date, if any, after the date hereof and prior to the Closing Date, on which holders of at least 25% of the aggregate principal amount of the Notes have not consented to the Amendment or have rightfully terminated the Note Purchase and Amendment Agreements (as defined in Section 7.10) that they are a party to (in accordance with the terms of such Note Purchase and Amendment Agreements), and (iii) the Business Day following the date on which the Sale Condition is satisfied, only if the Closing has not occurred on or prior to such Business Day.
     1.4 Closing. The closing of the purchase and sale of the Holder Notes (the “Closing”) shall take place at the offices of Kaye Scholer LLP, 425 Park Avenue, New York, New York 10022 at 10:00 a.m. New York City time on the date on which the Sale Condition is satisfied; provided, that, (i) all of the other conditions set forth in Sections 1.5, 1.6 and 1.7 have been satisfied or waived (by the appropriate party) on or prior to such date, (ii) all closings under all Note Purchase and Amendment Agreements (as defined in Section 7.10) shall occur on the same date and (iii) the satisfaction of the Sale Condition shall occur contemporaneously with the Closing, or at such other place, date and time as the parties hereto may agree in accordance with Section 7.10 (the “Closing Date”).
     1.5 General Closing Conditions. The respective obligations of the Company and the Holders to consummate the Closing are subject to the satisfaction or waiver (jointly by the Company and the Holders) at or prior to the Closing of the following conditions:
     (a) The initial consummation, on the same date as the Closing, by the Company of the transaction (or series of related transactions) publicly announced by the Company in a Current Report on Form 8-K filed by the Company on or prior to the date which is one Business Day after the date hereof (the “Form 8-K”) with the Securities and Exchange Commission (the “SEC”), which transaction includes the license, sale, transfer or other disposition of rights or assets of the Company related to, and/or the co-development, co-promotion, co-marketing, distribution or other collaboration with respect to, one or more of the Company’s products (and a sale of Company capital stock), pursuant to which the Company receives proceeds of at least $40 million in cash consideration at the initial closing thereof (the “Sale Condition”);
     (b) The filing, after the date hereof, with, and the acceptance of such filing by, the Secretary of State of the State of Delaware of an amendment to the Company’s certificate of incorporation to increase the number of the Company’s authorized shares of Common Stock (the “Charter Amendment”);
     (c) The Company shall have received written consents from the holders of at least 75% of the outstanding principal amount of the Notes to the Amendment (the “Note Amendment Condition”);
     (d) The Company shall have obtained (i) all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state for the sale and offer of the Warrants (and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares” and collectively with the Warrants and the Shares, the “Securities”)) and the Shares issued pursuant to this Agreement and (ii) if the Company determines it to be necessary, approval by the Company’s stockholders of the transactions (or certain of or all of them) contemplated by the Note Purchase

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and Amendment Agreements (as defined in Section 7.10) to the extent required by the listing rules of the NASDAQ Global Market or otherwise (the “Stockholder Approval”);
     (e) The Company shall have satisfied in full its obligations in respect of the Senior Debt (as defined in the Notes) and obtained an acknowledgement from the holder of the Senior Debt in substantially the form of Exhibit C hereto (the “Senior Debt Satisfaction”); and
     (f) No governmental authority (including a court) of competent jurisdiction shall have issued an order, decree or ruling, or taken any other action, restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement (including the Amendment), which order, decree, ruling or other action is in effect at the time the Closing would otherwise occur.
     1.6 Conditions to the Obligations of the Company. The obligation of the Company to consummate the Closing is subject to the satisfaction or waiver (by the Company in its sole discretion) at or prior to the Closing of the following conditions:
     (a) The representations and warranties of each Holder contained in Article II shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (unless any such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall be true and correct only as of such earlier date);
     (b) All covenants and agreements contained in this Agreement to be performed by the Holders on or prior to the Closing Date shall have been performed or complied with in all material respects; and
     (c) The Holders shall have made the deliveries required pursuant to Section 1.8.
     1.7 Conditions to the Obligations of the Holders. The obligations of the Holders to consummate the Closing are subject to the satisfaction or waiver (by the Holders in their sole discretion) at or prior to the Closing of the following conditions:
     (a) (i) the representation and warranty of the Company contained in Section 3(h) shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date and (ii) each of the other representations and warranties of the Company set forth in Article III shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (unless any such representation or warranty expressly relates to a specified date, in which case such representation or warranty shall be true and correct only as of such specified date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect;
     (b) All covenants and agreements contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects; and
     (c) The Company shall have made the deliveries required pursuant to Section 1.9.

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     1.8 Closing Deliveries by the Holders. Each Holder shall (and covenants and agrees to), at the Closing, deliver to the Company the original Holder Notes, duly endorsed for transfer to the Company or its designated purchaser or accompanied by duly executed note powers in blank.
     1.9 Closing Deliveries by the Company. The Company shall (and covenants and agrees to), at the Closing, deliver or cause to be delivered to the Holders (a) a wire transfer of immediately available funds in the aggregate amount of the Cash Consideration, (b) the Warrants and (c) the Shares.
ARTICLE II
REPRESENTATIONS AND WARRANTIES
OF THE HOLDERS
     Each Holder agrees, represents and warrants (both as of the date of this Agreement and as of the Closing Date) as follows:
     (a) Each Holder that is an entity is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with full entity power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Each Holder that is an individual is competent to enter into this Agreement. Each Holder has duly executed and delivered this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action of each Holder and this Agreement constitutes a valid and binding obligation of each Holder, enforceable against each Holder in accordance with its terms.
     (b) Each Holder is the lawful owner, of record and beneficially, of the principal amount of Holder Notes set forth opposite its name on Schedule I hereto under the column “Principal Amount of Holder Notes Owned”, free and clear of all Encumbrances. At the Closing, the Company will acquire good and valid title to the Holder Notes, free and clear of all Encumbrances and thereafter no Holder will have any right, title or interest in and to any Holder Notes.
     (c) The execution and delivery of this Agreement by each Holder, the performance by each Holder of its obligations hereunder and the consummation of the transactions contemplated by this Agreement do not (i) violate, contravene or breach the governing documents of any Holder; (ii) violate, contravene or breach, or constitute a default under, any contract, agreement, indenture or instrument to which any Holder is a party, or any Holder’s properties or assets are bound, or to which any Holder may be subject; or (iii) violate, contravene or breach any statute or law or any judgment, decree, order, regulation, or rule of any court or governmental authority applicable to any Holder.
     (d) No Holder is required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform its obligations hereunder or under the Holder Notes in accordance with the terms hereof or thereof, or Transfer (as defined herein) the Holder Notes in accordance with the terms hereof other than such as have been made or obtained, or, with respect to filings with the SEC, which will be made as required by such Holder.

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     (e) Each Holder is an “accredited investor” (as such term is defined under Rule 501(a) of the Securities Act, as defined herein). Each Holder is acquiring the Securities for its own account and not with a present view toward the public sale or distribution thereof and has no intention of selling or distributing any of such Securities and has no arrangement or understanding with any other Persons regarding the sale or distribution of such Securities, except, in each case, as would not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”); provided, however, that by making the representations herein, such Holder does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the Securities Act. Each Holder agrees not to, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) (collectively, “Transfer”) any of the Securities except in compliance with the Securities Act.
     (f) Each Holder understands that the Securities being offered and sold to it under the Agreement are being offered and sold in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws (including the Securities Act) and that the Company is relying upon the truth and accuracy of, and each Holder’s compliance with the representations, warranties, agreements, acknowledgments and understandings of such Holder set forth herein in order to determine the availability of such exemptions and the eligibility of each Holder to acquire the Securities.
     (g) Each Holder acknowledges and understands that its investment in the Securities involves a significant degree of risk, including, without limitation, (i) an investment in the Company is speculative, and only those who can afford the loss of their entire investment should consider investing in the Company and the Securities; (ii) such Holder may not be able to liquidate its investment; (iii) transferability of the Securities may be limited; (iv) such Holder is able to bear the economic risk of holding the Securities for an indefinite period, and has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of the investment in the Securities; and (v) such Holder has, in connection with such Holder’s decision to engage in the transactions contemplated by this Agreement, not relied upon any representations or other information (whether oral or written) other than as set forth in the representations and warranties of the Company contained herein. Each Holder understands that a description of certain risks relating to an investment in the Company are set forth in the Company’s filings with the SEC and each Holder has carefully reviewed such filings.
     (h) Each Holder understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities or an investment therein or of any of the transactions contemplated hereby.
     (i) Transfer or Resale.
     (i) Each Holder understands that the Securities have not been and are not being registered under the Securities Act or any applicable state securities laws and, consequently, the Securities may not be transferred unless (A) the resale thereof is

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registered pursuant to an effective registration statement under the Securities Act, (B) such Holder has executed and delivered to the Company a certificate in substantially the form annexed hereto as Exhibit D (the “Certificate”), in which case such Holder may Transfer its Shares and Warrants in accordance with Rule 144 under the Securities Act, or (C) each such Holder has delivered to the Company an opinion of counsel (in form, substance and scope reasonably acceptable to the Company) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from the registration requirements of the Securities Act; and
     (ii) Neither the Company nor any other Person is under any obligation to register the resale by any Holder of any Securities of the Company acquired pursuant to this Agreement, except as provided in Article V hereof.
     (iii) Subject to Section 2(j), each Holder understands that the Securities will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Securities):
THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SECURITIES UNDER APPLICABLE SECURITIES LAWS OR UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. COLUMBIA LABORATORIES, INC. SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO COLUMBIA LABORATORIES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED TO THE EXTENT THAT AN OPINION IS REQUIRED PURSUANT TO THE AGREEMENT UNDER WHICH THE SECURITIES WERE ISSUED.
     (j) In the event that a Holder provides the Company with the Certificate, the Company shall promptly provide such Holder, at such Holder’s request, without any expense to such Holder (other than applicable transfer taxes and similar governmental charges, if any), with new certificates representing the Shares and Warrants held by such Holder not bearing the legend described in Section 2(i)(iii). For the avoidance of doubt, a Holder may provide the Certificate at any time prior to, on or following the Closing Date, including with respect to the Shares and Warrants that will delivered on the Closing Date in accordance with Section 1.9. If a Holder provides the Company with the Certificate on or prior to the Closing Date, the Shares and the Warrants to be issued to such Holder at the Closing shall be issued without any restrictive legend.
     (k) Each Holder is a resident of the jurisdiction set forth across from its name on to Schedule I hereto.
     (l) Between the time that a Holder learned about the transactions contemplated by this Agreement and the public announcement thereof, no Holder has engaged in any short sales or similar transactions with respect to the Common Stock, nor has any Holder, directly or indirectly, knowingly caused any Person to engage in any short sales or similar transactions with respect to Common Stock.
     (m) The Holders and their Affiliates (as defined in the rules promulgated under the Securities Act) and their Associates (as defined in the rules promulgated under the Securities Act) collectively Beneficially Own (as defined in the Rights Agreement, dated as of March 13, 2002, between the Company and First Union National Bank, as rights agent, as amended (the “Rights Agreement”)) and, immediately after the Closing will Beneficially Own, less than 15% of the outstanding shares of Common Stock. No Holder or any “affiliate” or “associate” thereof

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is or has been an “interested stockholder” (as each such term is defined in Section 203 of the Delaware General Corporation Law).
     (n) No Holder will, after giving effect to the consummation of the transactions contemplated by this Agreement, (i) “beneficially own” (as determined under Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) 19.9% or more of the shares of Common Stock and/or (ii) possess 19.9% or more of the voting power of the Company.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
OF THE COMPANY
     The Company agrees, represents and warrants (both as of the date of this Agreement and as of the Closing Date) as follows:
     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The Company has duly executed and delivered this Agreement. The execution, delivery and, subject to obtaining the Stockholder Approval, performance of this Agreement has been duly authorized by all necessary corporate action of the Company and this Agreement constitutes a valid and binding obligation of the Company, enforceable against it in accordance with its terms.
     (b) The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated by this Agreement by the Company do not (a) violate, contravene or breach the certificate of incorporation or by-laws of the Company (subject to the filing of the Charter Amendment with the Secretary of State of the State of Delaware and obtaining the Stockholder Approval); (b) violate, contravene or breach, or constitute a default under, any contract, agreement, indenture or instrument to which the Company is a party or by which any of its property or assets are bound, or to which the Company may be subject (subject to the filing of the Charter Amendment with the Secretary of State of the State of Delaware, the Senior Debt Satisfaction and obtaining the Stockholder Approval); or (c) violate, contravene or breach any statute or law or any judgment, decree, order, regulation, or rule of any court of governmental authority applicable to the Company (subject to obtaining the Stockholder Approval).
     (c) Subject to the filing of the Charter Amendment with the Secretary of State of the State of Delaware, and obtaining the Stockholder Approval, (i) the Securities will be duly authorized, (ii) upon issuance in accordance with the terms of this Agreement, the Shares will be validly issued, fully paid and non-assessable and will not be subject to preemptive rights or other similar rights of stockholders of the Company, (iii) upon issuance in accordance with the terms of the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable and will not be subject to preemptive rights or other similar rights of stockholders of the Company and (iv) assuming the representations and warranties of the Holders set forth in Article II are true and correct, the offer and issuance by the Company of the Warrants and the Shares in exchange for the Holder Notes is exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.
     (d) The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform its obligations hereunder or under the Warrants in accordance with the terms hereof or thereof, or to issue and sell the Shares and Warrants (and the Warrant Shares) in accordance with the terms hereof, other than such as have been made or obtained, and except for the registration of the Warrant Shares and the Shares under the Securities Act pursuant to Article V to the extent required hereby, any filings required to be made under federal and state securities laws, any required filings or notifications regarding the issuance or listing of additional shares with the NASDAQ Global Market, the filing of the Charter Amendment with the Secretary of State of the State of Delaware and obtaining the Stockholder Approval (if applicable).

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     (e) On the date of this Agreement, the authorized capital stock of the Company consisted of (i) 100,000,000 shares of Common Stock, of which 65,630,051 shares were issued and outstanding, (ii) 120,000 shares of Series A Convertible Preferred Stock, $0.01 par value per share, none of which were issued or outstanding, (iii) 150,000 shares of Series B Convertible Preferred Stock, $0.01 par value per share, of which 130 shares were issued and outstanding, (iv) 6,660 shares of Series C Convertible Preferred Stock, $0.01 par value per share, of which 600 shares were issued and outstanding, (v) 100,000 shares of Series D Junior Participating Preferred Stock, $0.01 par value per share, none of which were issued or outstanding and (vi) 100,000 shares of Series E Convertible Preferred Stock, $0.01 par value per share, of which 59,000 shares were issued and outstanding (clauses (ii) through (vi), collectively, the “Preferred Stock”). On the date of this Agreement, all of the issued and outstanding shares of Common Stock and Preferred Stock have been duly authorized, validly issued and are fully paid and nonassessable. On the date of this Agreement, options to purchase an aggregate of 5,960,304 shares of Common Stock were outstanding. On the date of this Agreement, warrants to purchase an aggregate of 10,942,755 shares of Common Stock were outstanding. On the date of this Agreement, no stockholder of the Company has preemptive rights with respect to the Securities and there are no outstanding securities or obligations issued by the Company (other than under the Note Purchase and Amendment Agreements) that are convertible into, or exercisable or exchangeable for, any shares of Common Stock other than (i) options granted under the Company’s stock option plans, (ii) the Preferred Stock, (iii) the warrants and options described in this paragraph, (iv) the Notes and (v) under the Rights Agreement.
     (f) From January 1, 2009 through the date of this Agreement, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”). As of their respective dates, the SEC Documents complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and included, to the extent required, detailed descriptions of material indebtedness for borrowed money, and, except as otherwise disclosed therein, none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements included in the SEC Documents and the related notes have been prepared in accordance with accounting principles generally accepted in the United States, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, may be condensed or summary statements or may otherwise conform to the SEC’s rules and instructions for Reports on Form 10-Q) and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments).

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     (g) As of the date hereof, the issued and outstanding shares of Common Stock are listed on NASDAQ Global Market.
     (h) The Company has received written consents from the holders of at least 75% of the outstanding principal amount of the Notes to the Amendment, and such holders have entered into agreements with the Company to sell their Notes to the Company for the same purchase price per $1.00 of principal amount of Notes as the Holders.
     (i) The Company will have at the Closing sufficient cash, available lines of credit or other sources of immediately available funds to enable it to (i) to make payment of the Cash Consideration and (ii) consummate the Senior Debt Satisfaction.
     (j) The Company is not, and has never been, an “issuer” of the type defined in Rule 144(i)(1) under the Securities Act.
ARTICLE IV
COVENANTS
     4.1 No Transfer or Conversion. Each Holder agrees that from the date hereof until the earlier of the termination of this Agreement (in accordance with the terms hereof) or the Closing that it will not (x) Transfer any Holder Note owned thereby (or any portion thereof) (other than to the Company at the Closing) or (y) exercise any right to convert the Note (or any portion thereof) into any other security. A pledge of the Holder Notes in connection with a bona fide margin agreement or other loan financing arrangement that is secured by the Holder Notes shall not be deemed to be a Transfer of the Holder Notes so long as the pledge does not prohibit the Holder’s ability to deliver the Holder Notes at the Closing; provided, further, that any pledgee or other party that becomes the owner of Holder Notes as a result of exercising remedies with respect to such pledge shall have agreed, prior to exercising any such remedies, to and be obligated to comply with this Agreement (as if it were a Holder).
     4.2 Release. From and after the Closing, each Holder agrees that all obligations of the Company arising under or in respect of the Holder Notes will have been satisfied and discharged and irrevocably waived in full.
     4.3 Reporting Status; Listing Obligation. The Common Stock is registered under Section 12 of the Exchange Act. The Company covenants only to each Affiliate Holder that during the period in which the registration statement filed pursuant to Article V hereto remains effective, the Company agrees to use commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) with the SEC all reports required to be filed by the Company under the Exchange Act, and the Company will use its commercially reasonable efforts to maintain its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination. Until each Holder Transfers all of the Shares and Warrant Shares, the Company shall use commercially reasonable efforts to maintain the listing of its Common Stock on a national stock exchange in the United States.
     4.4 Securities Laws Disclosure; Publicity. As soon as reasonably practicable but not later than one Business Day after the date of this Agreement, the Company shall issue a press release and shall file the Form 8-K with the SEC, in each case announcing the signing of this Agreement, the signing of the agreement relating to the Sale Condition and describing the terms of the transactions contemplated hereby and thereby and including as an exhibit to the Form 8-K the material transaction documents, in the form required by the Exchange Act. At the time of the filing of the Form 8-K with the SEC, no Holder shall be in possession of any material, nonpublic information received from the Company, any of its subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the Form 8-K. The Company shall not publicly disclose the name of any Holder, or include the name of any Holder in any filing with the SEC or any regulatory agency, without the prior written consent of such Holder, which shall not be unreasonably withheld, except in connection with the filing of this Agreement with the SEC, in any registration statement contemplated by Article V (and amendments and supplements relating thereto) filed with the SEC, in any proxy statement used by the Company in connection with its efforts to obtain the Stockholder Approval and/or obtain the approval of its stockholders of the transaction contemplated by Section 1.5(a) and/or to the extent such disclosure is required by law, regulations or the rules of any securities exchange, in which case the Company shall provide the Holders with prior notice of such disclosure.

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     4.5 Furnishing of Information. As long as any Holder owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, the Company will use commercially reasonable efforts to prepare and furnish to the Holders and make publicly available in accordance with Rule 144(c) under the Securities Act such information as is required for the Holders to sell the Shares and the Warrant Shares under Rule 144 under the Securities Act. The Company further covenants that it will use commercially reasonable efforts to take such further action as any Holder of Securities may reasonably request, to the extent required from time to time, to enable such Holder to sell the Shares and the Warrant Shares without registration under the Securities Act within the requirements of the exemption provided by Rule 144 under the Securities Act.
     4.6 Reservation of Shares. So long as any Holder owns any Warrants, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 100% of the number of shares of Common Stock then issuable as Warrant Shares upon exercise of the Warrants then outstanding (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants).
     4.7 Pledge of Securities. The Company will not object if the Securities are pledged by a Holder in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a Transfer of the Securities hereunder or under the Warrants, and no Holder effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement, including, without limitation, Section 2(i) hereof; provided, that, a Holder and its pledgee shall be required to comply with the provisions of Section 2(i) hereof in order to effect a Transfer of the Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with an acknowledgement of a pledge of the Securities to such pledgee by a Holder.
     4.8 Holding. For the purposes of Rule 144(d) under the Securities Act, the Company acknowledges that, the holding period of the Shares and the Warrants may be “tacked” onto the holding period of the Holder Notes. The Company agrees not to take a position contrary to that set forth in the preceding sentence. Subject to Section 2(i) hereof and a Holder delivering to the Company the Certificate at any time reasonably requested by the Company, the Company agrees to take all commercially reasonable actions, including, without limitation, the issuance by its legal counsel (which may be its internal counsel) of any legal opinions, necessary (i) to cause the Company’s transfer agent to issue to such Holder certificates evidencing the Shares and the Warrants held thereby that are free of any restrictive legends (including those set forth in Section 2(i)(iii)) and to instruct the Company’s transfer agent for its Common Stock not to issue any stop-order with respect to the Transfer of the Shares and Warrants held by such Holder and (ii) upon any “cashless exercise” of the Warrants pursuant to Section 2.3 thereof, to cause the Company’s transfer agent to issue to such Holder certificates evidencing the Warrant Shares acquired in connection with such cashless exercise that are free of any restrictive legends (including those set forth in Section 2(i)(iii)) and to instruct the Company’s transfer agent for its Common Stock not to issue any stop-order with respect to the Transfer of the Warrant Shares acquired in connection with such “cashless exercise”.
     4.9 Conditions to Closing. The parties hereto will use commercially reasonable efforts to cause the conditions to Closing to be satisfied and the Closing to occur as expeditiously as possible; provided, that nothing contained herein shall obligate the Company to fulfill the Sale Condition, to consummate the Senior Debt Satisfaction or obtain the Stockholder Approval.
     4.10 Preemptive Rights. If, during the period commencing on the day after the Closing Date and ending forty-five (45) days after the date that the Company publicly announces the results of the Phase III clinical trial currently being conducted by the Company with respect to its vaginal gel product, Prochieve 8%, to reduce the risk of preterm birth in women with a short cervix as measured by transvaginal ultrasound in mid-pregnancy results, the Company issues (other than in an Exempt Issuance) any shares of Common Stock for a purchase price that is less than $2.00 per share of Common Stock or securities that are convertible into or exercisable for shares of Common Stock for a total purchase price (which shall include the purchase price paid for each such security plus the conversion or exercise price payable thereunder to acquire a share of Common Stock) that is less than $2.00 per share of Common Stock, on the date of any such issuance, the Company will deliver to each Holder written notice thereof (the “Sale Offer”). During the ten (10) day period following delivery of the Sale Offer, each Holder shall have the right, exercisable by delivering written notice to the Company (the “Exercise Notice”), to sell to the Company all or any number of the Warrants held by such Holder (as specified in such Exercise Notice) for an amount in cash equal to the product of (a) a fraction, the numerator of which is equal to the number of Warrants such Holder elects to sell to the Company as specified by such Holder in the Exercise Notice and the denominator of which is equal to 7,750,000 and (b) $3,999,996 (the “Warrant Price”). Such Exercise Notice shall be accompanied by the certificate representing the Warrants to be sold by such Holder, duly endorsed for transfer (and the number of Warrants such Holder sells to the Company under this Section 4.10 shall be cancelled and not exercisable). If a Holder does not deliver an Exercise Notice to the Company during such ten (10) day period, the Sale Offer for such Holder shall expire and such Holder shall have no further rights with respect thereto. If a Holder elects pursuant to an Exercise Notice to have the Company purchase Warrants from such Holder, the Company shall pay the Warrant Price in cash to such Holder within twenty (20) days after the Company receives the Exercise Notice to such account as shall be specified in writing by such Holder by wire transfer of immediately available funds. Notwithstanding anything to the contrary contained herein, the Company shall not be required to purchase any Warrants under this Section 4.10 to the extent such purchase would violate the Delaware General Corporation Law or the board of directors of the Company reasonably determines, after receiving advice from counsel, that it could have liability in connection therewith under the Delaware General Corporation Law. “Exempt Issuance” shall mean any or all of the following (a) the issuance of any shares of Common Stock pursuant to the conversion or exercise of any options, warrants, preferred stock or other convertible securities of the Company that are outstanding on the date hereof and/or on the Closing Date, (b) the issuance of any (x) options, warrants, other convertible securities or rights to purchase shares of Common Stock (and the issuance of any shares of Common Stock pursuant thereto) or (y) shares of Common Stock, in each case, pursuant to any of the Company’s compensatory or stock option plans or programs or as compensation to any officer, director, consultant, agent, advisor or employee of the Company or any subsidiary thereof, (c) the issuance of any shares of Common Stock in connection with the transactions described in Section 1.5(a), (d) the issuance of shares of Common Stock and warrants under the Note Purchase and Amendment Agreements (and the issuance of any shares of Common Stock under such warrants), the issuance of any securities pursuant to the Rights Plan (and the issuance of any securities underlying such securities) and (f) the issuance of any warrants to purchase shares of Common Stock (and the issuance of any shares of Common Stock thereunder) pursuant to any agreement that the Company is a party to as of the date hereof.
     4.11 Ownership Cap. Each Holder agrees that from the date hereof until the earlier of the termination of this Agreement and/or the Closing (and after giving effect to the consummation of the transactions contemplated by this Agreement) that it will not (i) “beneficially own” (as determined under Rule 13d-3 under the Exchange Act) 19.9% or more of the shares of Common Stock and/or (ii) possess 19.9% or more of the voting power of the Company.

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ARTICLE V
REGISTRATION RIGHTS
     The Company will use commercially reasonable efforts to file, as soon as reasonably practicable after the Closing, but in no event later than ninety (90) days after the Closing, a registration statement with the SEC covering the resale of the Shares and the Warrant Shares that are issued or issuable hereunder or under the Warrants to an Affiliate Holder. For the avoidance of doubt, the Shares issued to and the Warrant Shares issuable under the Warrants to any Holder that is not an Affiliate Holder shall not be covered by such registration statement. Reference is made to Section 6 of the SPA. The Company and each Affiliate Holder agrees that the terms, conditions and provisions of such Section 6 are hereby incorporated herein by this reference and shall apply, mutatis mutandis, to the Shares and the Warrant Shares issued or issuable to an Affiliate Holder (and not to the Warrants) and such Shares and Warrant Shares shall be deemed to be “Registrable Securities” and the Company and each Affiliate Holder (as if each such Affiliate Holder were a Purchaser under the SPA) shall comply with each of the provisions thereof, except that (a) the registration statement with respect to the resale of such Shares and Warrant Shares shall be filed with the SEC no later than ninety (90) days after the Closing Date (as defined herein) (and the definition of “Filing Date” in the SPA shall be deemed to be modified to reflect the foregoing), (b) the “Effectiveness Deadline” shall mean the date which is two hundred seventy (270) calendar days after the Closing Date (as defined herein) (and the definition of “Effectiveness Deadline” in the SPA shall be deemed to be modified to reflect the foregoing) and (c) Section 6.4 of the SPA shall be deemed to be modified so that (x) the amount that the Company shall be obligated to pay to any Affiliate Holder during a “Non-Liquidity Payment Period” (as defined in the SPA) and during which a “Registration Default” (as defined in the SPA) remains uncured, shall be such Affiliate Holder’s Warrant Percentage (as set forth across from such Affiliate Holder’s name on Schedule I) multiplied by $50,000 (and, notwithstanding anything to the contrary in the SPA, such amount may not be modified without the prior written consent of the Company) and (y) the maximum aggregate amount that the Company shall be required to pay to the Purchasers (as defined in Section 7.10) under this Agreement and the Other Purchase Agreements (as defined in Section 7.10) in respect of “Registration Defaults” (i.e., amounts payable under Section 6.4 of the SPA) shall be equal to the product of $250,000 and the sum of all of the “Warrant Percentages” of the Affiliate Holders as set forth on each Schedule I to each of the Note Purchase and Amendment Agreements (and, notwithstanding anything to the contrary in the SPA, such amount may not be modified without the prior written consent of the Company). For the avoidance of doubt, the reference to the Closing Date in Section 6.5(a) of the SPA shall be deemed to be a reference to the Closing Date of this Agreement.
ARTICLE VI
TERMINATION
     6.1 Termination. This Agreement may be terminated prior to the Closing:
     (a) at any time by mutual written consent of all of the parties hereto;
     (b) by any party hereto, by delivery of written notice of termination to the others, if the Closing has failed to occur on or before August 31, 2010; provided, that such failure is not due to (x) the failure of the Company to comply in all material respects with its obligations under this Agreement if the Company is the party seeking to terminate this Agreement pursuant to this Section 6.1(b) or (y) the failure of any Holder to comply in all material respects with its obligations under this Agreement if any Holder is the party seeking to terminate this Agreement pursuant to this Section 6.1(b); or
     (c) by any party hereto, by delivery of written notice of termination to the others, if any governmental authority (including a court) of competent jurisdiction shall have issued an order, decree or ruling, or taken any other action, permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement (including the Amendment) and such order, decree, ruling or other action shall have become final and non-appealable; provided, that in order for any party to seek to terminate this Agreement pursuant to this Section 6.1(c) it

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must have used its commercially reasonable efforts to lift and rescind such order, decree, ruling or other action.
     6.2 Effect of Termination. Upon termination of this Agreement pursuant to Section 6.1, this Agreement shall forthwith become null and void and there shall be no liability or obligation of any party hereto arising hereunder, except that the provisions of this Article VI and Articles VII and VIII shall survive any termination of this Agreement and any party that has willfully breached this Agreement shall have liability to the others therefor. On the date of any termination of this Agreement, the Holders’ consents to the Amendment will terminate as of the date of the termination of this Agreement and be of no further force and effect as of such date.
ARTICLE VII
MISCELLANEOUS
     7.1 Governing Law; Jurisdiction; Service of Process; No Jury Trial. This Agreement will be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transactions contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTIONS CONTEMPLATED HEREBY.
     7.2 Specific Performance. The parties acknowledge that the subject matter of this Agreement is unique and that no adequate remedy of law would be available for breach of this Agreement by any party. Accordingly, the Company and each Holder agree that each party hereto shall be entitled to an appropriate decree of specific performance or other equitable remedies to enforce this Agreement (without any bond or other security being required), and the Company and each Holder hereby waives the defense in any action or proceeding brought to enforce this Agreement that there exists an adequate remedy at law.
     7.3 Expenses. Each party shall bear its own expenses incident to the preparation, negotiation, execution and delivery of this Agreement; provided, that the Company will pay the reasonable out-of-pocket and reasonably documented attorneys’ fees and expenses actually incurred by the Holders in connection with the negotiation, execution and delivery of this Agreement not to exceed, in the aggregate, the amount set forth on Schedule I across from the caption “Expenses Cap”.

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     7.4 Further Assurances. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
     7.5 Parties In Interest. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. References herein to “parties” or “parties hereto” are to the signatories of this Agreement.
     7.6 Assignment. No party hereto may assign this Agreement or any of its rights arising hereunder, in whole or in part, to any other Person; provided, however, that any Holder may, after the Closing, assign its rights under Sections 4.3, 4.5, 4.7 and Article V hereunder to any transferee of the Securities (and such transferee will be deemed to be a Holder for purposes of such Sections); provided, further, that any such transferee executes and delivers to the Company a joinder to this Agreement, in form and substance reasonably satisfactory to the Company, agreeing to be bound by the provisions hereof (and those incorporated herein) as if it were a “Holder”.
     7.7 Survival. Notwithstanding any investigation made by any party to this Agreement, all representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by the Company or any Holder and the Closing.
     7.8 Severability. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any statute or rule of law will not affect the validity or enforceability of any other provision hereof.
     7.9 Independent Nature of Holders’ Obligations and Rights. The obligations of a Holder under this Agreement are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder under this Agreement. Nothing contained herein and no action taken by any Holder pursuant hereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group, or are deemed affiliates (as such term is defined under the Exchange Act) with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.
     7.10 Exclusive Agreement; Amendment; Waivers. This Agreement supersedes all prior agreements among the parties with respect to its subject matter, is (together with the Exhibits and Schedule hereto and any “side letters” entered into as of the date hereof between the Company and any Holder) intended as a complete and exclusive statement of the terms of the agreement

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among the parties with respect thereto. This Agreement cannot be waived, amended, changed or terminated except by a written instrument executed by the Company and the “Purchasers” (as defined below) that would be entitled to receive a “Majority of the Warrants” (as defined below) at the closings under all of the Note Purchase and Amendment Agreements (as defined below); provided, however, that to the extent that such waiver, amendment or modification made after the date of this Agreement adversely affects a particular Purchaser, decreases the Purchase Price or alters the relative proportion of the Cash Consideration, the Shares and the Warrant consideration, such waiver, amendment or modification shall not be effective against such Purchaser without the consent of such Purchaser; provided further, that any waiver, amendment or modification made after the date of this Agreement that has the effect of providing for additional conditions to Closing shall require the consent of the Company and the Purchasers that would be entitled to receive a Supermajority of the Warrants at the closings under all of the Note Purchase and Amendment Agreements. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing and signed by the party providing the waiver (either the Company or the requisite Purchasers). On or after the date hereof, the Company expects to enter into one or more note purchase and amendment agreements on substantially similar terms to this Agreement with (some or all of) the other holders of the Notes (the “Other Purchase Agreements” and together with this Agreement, the “Note Purchase and Amendment Agreements”). For purposes of this Section 7.10, (a) “Purchasers” shall mean the parties (including the Holders) that execute the Note Purchase and Amendment Agreements other than the Company and “Majority of the Warrants” shall mean warrants to be issued by the Company at the closings under the Note Purchase and Amendment Agreements that would entitle the Purchasers to acquire at least 50.1% of the total number of shares of Common Stock purchasable under such warrants on the date such warrants are initially issued (without regard to any provisions in such warrants which limit the ability of a Purchaser to exercise any such warrants). “Supermajority of the Warrants” shall mean warrants to be issued by the Company at the closings under the Note Purchase and Amendment Agreements that would entitle the Purchasers to acquire at least 66 2/3% of the total number of shares of Common Stock purchasable under such warrants on the date such warrants are initially issued (without regard to any provisions in such warrants which limit the ability of a Purchaser to exercise any such warrants). The parties hereto acknowledge and agree that the Company has or may enter into side letters with certain Purchasers relating to the subject matter of this Agreement.
     7.11 Counterparts; Signatures by Facsimile; Captions. This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. The captions in this Agreement are for convenience of reference only and shall not be given any effect in the interpretation of this Agreement.
     7.12 Notices. All notices, consents and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered by hand, (b) sent by telecopier (with receipt confirmed), provided that a copy is mailed by registered or certified mail, return receipt requested, or (c) when received by the addressee, if sent by Express

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Mail, Federal Express or other express delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below, in the case of the Company or on Schedule I, in the case of any Holder (or to such other addresses and telecopier numbers as a party may designate as to itself by notice to the other parties):
If to the Company:
Columbia Laboratories, Inc.
354 Eisenhower Parkway
Livingston, New Jersey 07039
Attention: Lawrence A. Gyenes
Senior Vice President, Chief Financial Officer & Treasurer
Telephone: (973) 486-8860
Telecopier: (866) 994-3001
with a copy to:
Kaye Scholer LLP
425 Park Avenue
New York, New York 10022
Attention: Adam H. Golden, Esq.
and Steven G. Canner, Esq.
Telephone: (212) 836-8030
Telecopier: (212) 836-8689
ARTICLE VIII
DEFINITIONS
     8.1 As used in this Agreement, the following terms have the meanings specified or referred to in this Article VIII.
     “Affiliate Holder” means any Holder that is an “affiliate” (as such term is defined under Rule 405 of the Securities Act) of the Company on the Closing Date.
     “Business Day” — Any day that is not a Saturday or Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.
     “Encumbrance” — Any security interest, mortgage, lien, charge, adverse claim or restriction of any kind, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, except for restrictions on the Transfer of securities under the terms of the Warrant, this Agreement, the Securities Act, and the rules and regulations of the SEC thereunder and restrictions imposed by the “Blue Sky” laws of any jurisdiction that do not interfere with the purchase and sale of the Notes contemplated hereby.
     “Material Adverse Effect” means a material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or on the transactions contemplated hereby.
     “Person” — Any individual, corporation, partnership, limited liability company, joint venture, trust, association, unincorporated organization, other entity, or governmental body.
[Remainder of this page intentionally left blank.]

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COLUMBIA LABORATORIES, INC.
By:	/s/ Lawrence A. Gyenes
	Name:	Lawrence A. Gyenes
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

PERRY PARTNERS INTERNATIONAL INC. By: Perry Corp., Investment Manager of Perry Partners International, Inc.
By:	/s/ Michael C. Neus
	Name:	Michael C. Neus
	Title:	General Counsel

PERRY PARTNERS, L.P. By: Perry Corp., General Partner of Perry Partners L.P.
By:	/s/ Michael C. Neus
	Name:	Michael C. Neus
	Title:	General Counsel

[Signature page to Note Purchase and Amendment Agreement]

EXHIBIT A
[THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS OR UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. COLUMBIA LABORATORIES, INC. SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO COLUMBIA LABORATORIES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED TO THE EXTENT THAT AN OPINION IS REQUIRED PURSUANT TO THE AGREEMENT UNDER WHICH THESE SECURITIES WERE ISSUED.]1
COLUMBIA LABORATORIES, INC.
WARRANT TO PURCHASE COMMON STOCK

No. W-	, 2010
Void After                     , 20152
     THIS CERTIFIES THAT, for value received,                                         , with its principal office at                                                             , or its permitted assigns (the “Holder”), is entitled to subscribe for and purchase at the Exercise Price (defined below) from Columbia Laboratories, Inc., a Delaware corporation, with its principal office at 354 Eisenhower Parkway, Livingston, New Jersey 07039 (the “Company”), up to                      3  shares of common stock of the Company, $0.01 par value per share (the “Common Stock”), subject to adjustment as provided herein. This Warrant is one of a series of substantially similar Warrants being issued as of the date hereof (the “Issuance Date”) pursuant to the terms of those certain Note Purchase and Amendment Agreements (the “NPA Warrants”), dated on or after March 3, 2010, each by and among the Company and certain other persons or entities (each a “Purchaser” and together, the “Purchasers”), including the original Holder of this Warrant (the “Note Purchase Agreements” and including the Note Purchase and Amendment Agreement, dated as of March 3, 2010, between the Company and the original Holder, the “Note Purchase Agreement”). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

[1]	Legend shall be removed if the Certificate contemplated in Section 2(i)(i)(B) of the Note Purchase Agreement has been delivered to the Company in accordance with the terms therein (or omitted if the Certificate is delivered on or prior to the Closing Date).

[2]	Insert five-year anniversary of Issuance Date.

[3]	Insert applicable numbers from Schedule I to Note Purchase Agreement.

     1. DEFINITIONS. As used herein, the following terms shall have the following respective meanings:
          (a) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.
          (b) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.
          (c) “Exercise Period” shall mean the period commencing 180 days after the date hereof and ending at 5:00 p.m., New York time, on                     , 20154, unless sooner exercised or terminated as provided below.
          (d) “Exercise Price” shall mean $1.35, subject to adjustment pursuant to Section 5 below.
          (e) “Exercise Shares” shall mean the shares of the Common Stock issued upon exercise of this Warrant, subject to adjustment pursuant to the terms herein, including but not limited to adjustment pursuant to Section 5 below.
          (f) “Principal Market” means the principal securities exchange or securities market on which the Common Stock is then traded.
          (g) “Trading Day” means any day on which the Common Stock is traded on the Principal Market; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any

[4]	Insert five-year anniversary of Issuance Date.

day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).
     2. EXERCISE OF WARRANT.
          2.1 Method of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 2.5), this Warrant may be exercised by the Holder at any time during the Exercise Period, in whole or in part, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant to the Company and (ii) (A) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of shares of Common Stock as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or by wire transfer of immediately available funds or (B) by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 2.3). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Common Stock shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Exercise Shares. On or before the first Business Day following the date on which the Company has received each of the Exercise Notice and the Aggregate Exercise Price (or notice of a Cashless Exercise) (the “Exercise Delivery Documents”), the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the third Business Day following the date on which the Company has received all of the Exercise Delivery Documents (the “Share Delivery Date”), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of Exercise Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Exercise Shares to which the Holder is entitled pursuant to such exercise which certificates shall not bear any restrictive legends unless required pursuant to the Note Purchase Agreement or the Company places (or cauces to be placed) a restrictive legend thereon in accordance with Section 4.3(b) hereof. Upon delivery of the Exercise Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Exercise Shares with respect to which this Warrant has been exercised, irrespective of the date such Exercise Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Exercise Shares as the case may be. If this Warrant is submitted in connection with any exercise pursuant to this Section 2.1 and the number of Exercise Shares represented by this Warrant submitted for exercise is greater than the number of Exercise Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 2.4) representing the right to purchase the number of Exercise Shares purchasable immediately prior to such exercise under this Warrant, less the number of Exercise Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant.

Fractional shares shall be treated as provided in Section 6. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Exercise Shares upon exercise of this Warrant.
          2.2 Company’s Failure to Timely Deliver Securities. If within three Trading Days after the Company’s receipt of the facsimile copy of a Exercise Notice the Company shall fail to issue and deliver a certificate to the Holder and register such Exercise Shares on the Company’s share register or credit the Holder’s balance account with DTC for the number of Exercise Shares to which the Holder is entitled upon such Holder’s exercise hereunder or if the Company fails to deliver to the Holder the certificate or certificates representing the applicable Exercise Shares (or credit the Holder’s balance account at DTC with the applicable Exercise Shares) within three Trading Days after its obligation to do so under clause (ii) below and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Exercise Shares issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Exercise Shares) or credit such Holder’s balance account with DTC shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Exercise Shares or credit such Holder’s balance account with DTC and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Exercise Shares, times (B) the Closing Bid Price on the date of exercise.
          2.3 Cashless Exercise. Notwithstanding any provisions herein to the contrary, if, at any time during the Exercise Period, the Current Market Price (as defined below) of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may exercise this Warrant by a cashless exercise by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise and the Company shall issue to the Holder a number of Exercise Shares computed using the following formula:

	X =	Y (B-A)
B

Where:	X =	the number of Exercise Shares to be issued to the Holder.

	Y =	the number of Exercise Shares purchasable upon exercise of all of the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised.
     A = the Exercise Price.
     B = the Current Market Price of one share of Common Stock.
     “Current Market Price” means on any particular date:

          (a) if the Common Stock is traded on the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market (or their successors), the average of the closing prices of the Common Stock of the Company on such market over the five trading days ending immediately prior to the applicable date of valuation;
          (b) if the Common Stock is traded on any registered national stock exchange but is not traded on the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market (or their successors), the average of the closing prices of the Common Stock of the Company on such exchange over the five trading days ending immediately prior to the applicable date of valuation;
          (c) if the Common Stock is traded over-the-counter, but not on the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or a registered national stock exchange, the average of the closing bid prices over the 30-day period ending immediately prior to the applicable date of valuation; and
          (d) if there is no active public market for the Common Stock, the value thereof, as determined in good faith by the Board of Directors of the Company upon due consideration of the proposed determination thereof by the Holder.
          2.4 Partial Exercise. If this Warrant is exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver, within 10 days of the date of exercise, a new Warrant evidencing the rights of the Holder, or, subject to Section 8, such other person as shall be designated in the Notice of Exercise, to purchase the balance of the Exercise Shares purchasable hereunder. In no event shall this Warrant be exercised for a fractional Exercise Share, and the Company shall not distribute a Warrant exercisable for a fractional Exercise Share. Fractional shares shall be treated as provided in Section 6.
          2.5 Limitations on Exercise.
          (a) The Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such Person (together with such Person’s affiliates) would beneficially own in excess of 9.99% of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Person and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Person and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange

Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written request of the Holder, the Company shall within one Business Day confirm in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the NPA Warrants, by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.
          (b) The Company shall not be obligated to issue any shares of Common Stock upon exercise of this Warrant, if the issuance of such shares of Common Stock would exceed that number of shares of Common Stock which the Company may issue upon exercise, redemption or conversion, as applicable, of the NPA Warrants or otherwise without breaching the Company’s obligations under the rules or regulations of the applicable Principal Market (the number of shares which may be issued without violating such rules and regulations, the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the applicable Principal Market for issuances of shares of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Holders. Unless and until such approval or written opinion is obtained, no Holder shall be issued in the aggregate, upon exercise or conversion, as applicable, of any NPA Warrants, shares of Common Stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the total number of shares of Common Stock underlying the NPA Warrants issued to such Holder pursuant to the Note Purchase Agreements on the Issuance Date and the denominator of which is the aggregate number of shares of Common Stock underlying the NPA Warrants issued to the Purchasers pursuant to the Note Purchase Agreements on the Issuance Date (with respect to each Purchaser, the “Exchange Cap Allocation”). In the event that any Holder shall sell or otherwise transfer any of such Holder’s NPA Warrants, the transferee shall be allocated a pro rata portion of such Holder’s Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee. In the event that any Holder of NPA Warrants shall exercise all of such Holder’s NPA Warrants into a number of shares of Common Stock which, in the aggregate, is less than such Holder’s Exchange Cap Allocation, then the difference between such Holder’s Exchange Cap Allocation and the number of shares of Common Stock actually issued to such Holder shall be allocated to the respective Exchange Cap Allocations of the remaining holders of NPA Warrants on a pro rata basis in proportion to the shares of Common Stock underlying the NPA Warrants then held by each such holder. In the event that the Company is prohibited from issuing any Warrant Shares for which an Exercise Notice has been received as a result of the operation of this Section 2.5(b), the Company shall pay cash in exchange for cancellation of such Warrant Shares, at a price per Warrant Share equal to the difference between the Closing Sale Price and the Exercise Price as of the date of the attempted exercise.
          2.6 Insufficient Authorized Shares. If at any time while any of the Warrants remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of the Warrants at least a number of shares of Common Stock equal to 100% of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of the

Warrants then outstanding (the “Required Reserve Amount”) (such event an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Warrants then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than 90 days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.
     3. COVENANTS OF THE COMPANY.
          3.1 Covenants as to Exercise Shares. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock (or other securities as provided herein) to such number of shares as shall be sufficient for such purposes.
          3.2 Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Company shall mail to the Holder, at least ten days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.
     4. REPRESENTATIONS OF HOLDER.
          4.1 Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring the Warrant and the Exercise Shares solely for its account for investment and not with a present view toward the public sale or distribution of said Warrant or Exercise Shares or any part thereof and has no present intention of selling or distributing said Warrant or Exercise Shares or any arrangement or understanding with any other persons regarding the sale or distribution of said Warrant or, except in accordance with the provisions of Article V of the Note Purchase Agreement, if applicable, the Exercise Shares, and except as would not result in a violation of the Securities Act of 1933, as amended. The Holder will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) the Warrant except in accordance with the Securities Act of 1933, as amended, and will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) the Exercise Shares except in accordance with the provisions of Article V of the Note Purchase Agreement, if applicable, or pursuant to and in accordance with the Securities Act of 1933, as amended.
          4.2 Securities Are Not Registered.
          (a) The Holder understands that the offer and sale of the Warrant or the Exercise Shares have not been registered under the Securities Act of 1933, as amended, on the basis that no distribution or public offering of the securities of the Company is to be effected and/or pursuant to specific exemptions from the registration provisions of the Securities Act of 1933, as amended, which exemptions depend upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. The Holder realizes that the basis for such exemptions may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the Warrants and/or the Exercise Shares for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the Warrants and/or the Exercise Shares. The Holder represents and warrants that it has no such present intention.
          (b) The Holder recognizes that the Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Securities Act of 1933, as amended, or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to register the Warrant or, except as provided in the Note Purchase Agreement, if applicable, the Exercise Shares, or to comply with any exemption from such registration.
          4.3 Disposition of Warrant and Exercise Shares.
          (a) The Holder further agrees not to make any disposition of all or any part of the Warrant or Exercise Shares in any event unless and until:
          (i) There is then in effect a registration statement under the Securities Act of 1933, as amended, covering such proposed disposition and such disposition is made in accordance with said registration statement;
          (ii) Solely with respect to the Warrant, the Holder shall have furnished to the Company the Certificate, after which the Holder may dispose of such Warrant in accordance with the provisions of Rule 144 under the Securities Act of 1933, as amended;
          (iii) Solely with respect to the Exercise Shares that the Holder acquires pursuant to the “cashless exercise” provisions of Section 2.3 hereof, and only if the Holder shall have furnished to the Company the Certificate at the time of such “cashless exercise”, the Holder may dispose of such Exercise Shares in accordance with the provisions of Rule 144 under the Securities Act of 1933, as amended; or
          (iv) If reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for the Holder to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the Securities Act of 1933, as amended, or any applicable state securities laws; provided, that no opinion shall be required for any disposition made or to be made in accordance with the provisions of Rule 144 under the Securities Act of 1933, as amended.
          (b) The Holder understands and agrees that all certificates evidencing the Exercise Shares to be issued to the Holder may bear a legend in substantially the following form (except such legend will not be placed on Exercise Shares acquired under the Warrant pursuant to a “cashless exercise” pursuant to Section 2.3 if immediately prior to such “cashless exercise” the Holder provides the Certificate to the Company):
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER

APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. COLUMBIA LABORATORIES, INC. SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO COLUMBIA LABORATORIES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED TO THE EXTENT THAT AN OPINION IS REQUIRED PURSUANT TO THE AGREEMENT UNDER WHICH THE SECURITIES WERE ISSUED.
     5. ADJUSTMENTS. In the event of changes in the outstanding Common Stock of the Company by reason of any stock split, stock dividend, recapitalization, reclassification, combination or exchange of shares, reorganization, liquidation, dissolution, consolidation or merger effected by the Company, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class and kind of shares or other property, including cash, as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment. The form of this Warrant need not be changed because of any adjustment in the Exercise Price and/or number, class and kind of shares subject to this Warrant. The Company shall promptly provide a certificate from its Chief Financial Officer notifying the Holder in writing of any adjustment in the Exercise Price and/or the total number, class and kind of shares issuable upon exercise of this Warrant, which certificate shall specify the Exercise Price and number, class and kind of shares under this Warrant after giving effect to such adjustment. For the avoidance of doubt, if necessary to effectuate the provisions of this paragraph 5, any successor to the Company or surviving entity in a reorganization, consolidation or merger effected by the Company shall deliver to the Holder confirmation (or a new warrant to the effect) that such successor or surviving entity shall have all of the obligations of the Company under this Warrant with the same effect as if such successor or surviving entity had been named as the Company herein, and that there shall be issued upon exercise of this Warrant (or a new warrant) at any time after the consummation of such reorganization, consolidation or merger, in lieu of the shares of Common Stock issuable upon the exercise of this Warrant prior to such transaction, the total number, class and kind of shares or other property, including cash, as the Holder would have owned had the Warrant been exercised prior to such transaction and had the Holder continued to hold such shares until after such transaction.
     6. FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the fair market value of the Common Stock on the date of exercise of this Warrant by such fraction.
     7. NO STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

     8. TRANSFER OF WARRANT. Subject to applicable laws and compliance with Section 4.3, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder.
          8.1 Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of shares of Common Stock without having a new Warrant issued.
          8.2 If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, (i) the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act of 1933, as amended, and under applicable state securities or blue sky laws, and (ii) the Holder has not furnished to the Company the Certificate at such time, the Company may require, as a condition of allowing such transfer (A) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act of 1933, as amended, and under applicable state securities or blue sky laws, and (B) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company; provided, in any case that the transferee shall be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), or (a)(8) promulgated under the Securities Act of 1933, as amended, or a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act of 1933, as amended.
     9. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.
     10. MODIFICATIONS AND WAIVER. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and (i) Purchasers holding Warrants representing at least a majority of the number of Exercise Shares then issuable upon exercise of any then unexercised Warrants issued pursuant to the Note Purchase Agreements, provided, however, that such modification, amendment or waiver is made with respect to all unexercised Warrants issued pursuant to the Note Purchase Agreements and does not adversely affect the Holder without adversely affecting all holders of Warrants in a similar manner; or (ii) the Holder.
     11. NOTICES, ETC. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed email, telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address listed on the signature page and to the Holders at the addresses on the Company records, or at such other address as the Company or Holder may designate by ten days’ advance written notice to the other party hereto.
     12. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.
     13. GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of New York without regard to the principles of conflict of laws.
     14. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.
     15. SEVERABILITY. The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.
     16. ENTIRE AGREEMENT. This Warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.
     17. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the Note Purchase Agreements, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder right to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.
[Signature Page Follows]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of ___, 2010.

COLUMBIA LABORATORIES, INC.
By:
Name:
Title:
Address:

Attention: [•]
Facsimile: [•]

EXERCISE NOTICE
TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK
COLUMBIA LABORATORIES, INC.
     The undersigned holder hereby exercises the right to purchase                                          of the shares of Common Stock (“Exercise Shares”) of Columbia Laboratories, Inc., a Delaware corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.
     1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:
                             a “Cash Exercise” with respect to                      Exercise Shares; and/or
                             a “Cashless Exercise” with respect to                      Exercise Shares.
     2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Exercise Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $                                         to the Company in accordance with the terms of the Warrant.
     3. Delivery of Exercise Shares. The Company shall deliver to the holder                      Exercise Shares in accordance with the terms of the Warrant.
Date:                     ,

Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT
     The Company hereby acknowledges this Exercise Notice and, if applicable, hereby directs [Insert name of Company’s transfer agent] to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated                     , 2010 from the Company and acknowledged and agreed to by [Insert name of Company’s transfer agent].

COLUMBIA LABORATORIES, INC.
By:
Name:
Title:

ASSIGNMENT FORM
     (To assign the foregoing Warrant, subject to compliance with Section 4.3 of the Warrant, execute this form and supply required information. Do not use this form to purchase shares.)
FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)
Dated:                     , 201_

Holder’s Signature:

Holder’s Address:
NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

Exhibit B
FORM OF AMENDMENT NO. 1
TO
CONVERTIBLE SUBORDINATED NOTE
     This Amendment No. 1 (this “Amendment”) to each of Columbia Laboratories, Inc.’s (the “Company”) Convertible Subordinated Notes due December 31, 2011 (each, a “Note” and collectively, the “Notes”), is made as of March 3, 2010. Except as otherwise provided herein, capitalized terms used herein shall have the meanings set forth in the Notes. For purposes hereof, the “Note Purchase Agreements” shall mean the Note Purchase and Amendment Agreements, dated on or after March 3, 2010, each by and among the Company and certain other persons relating to the Notes.
     1. The definition of Fundamental Transaction is hereby amended and restated in its entirety to read as follows:
“‘Fundamental Transaction’ means that (A) the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person or Persons, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify its Common Stock, or (B) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate Voting Stock of the Company, excluding, in each case of clauses (A)(i), (ii), (iii), (iv) and/or (v) and/or (B) of this definition a Permitted Transaction. A “Permitted Transaction” shall mean, the transaction (or series of related transactions) publicly announced by the Company in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on or prior to the date that is one Business Day after the date of Amendment No. 1 to the Notes (the “Form 8-K”), which transaction includes the license, sale, transfer or other disposition of rights or assets of the Company related to, and/or the co-development, co-promotion, co-marketing, distribution or other collaboration with respect to, one or more of the Company’s products with (and possibly a sale of Company capital stock), pursuant to which the Company (is to, or) receives proceeds of at least $40 million in cash consideration at the initial closing thereof. For the avoidance of doubt, a “Permitted Transaction” shall not include any transaction (or series of related transactions) (x) that is not contemplated by the Form 8-K and (y) the initial closing of which does not occur contemporaneously with the closings under the Note

Purchase and Amendment Agreements, each dated on or after March 3, 2010, each by and among the Company and certain holders of the Notes. “Business Day” shall mean any day that is not a Saturday or Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.”
     2. Except as provided herein, the Notes remain in full force and effect.
     3. On the Amendment Termination Date (as defined in the Note Purchase Agreements), if it occurs, this Amendment shall automatically terminate and be of no further force and effect as of the Amendment Termination Date.
     4. All issues and questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.
[Remainder of page intentionally blank.]

     IN WITNESS WHEREOF, the Company has duly executed this AMENDMENT as of the date first above written.

COLUMBIA LABORATORIES, INC.
By:
Name:
Title:

Exhibit C
SENIOR DEBT SATISFACTION
Reference is made to that certain letter agreement, dated March 3, 2010 (the “Letter Agreement”), between Columbia Laboratories, Inc. (the “Company”) and PharmaBio Development Inc. (“PharmaBio”). This acknowledgement is delivered pursuant to the Letter Agreement.
PharmaBio acknowledges and agrees that all of the “Senior Debt” (as defined in the Company’s Convertible Subordinated Notes due December 31, 2011) has been satisfied and paid in full.
Acknowledged this ___ day of ___ 2010.

PHARMABIO DEVELOPMENT INC.
By:
Name:
Title:

C-1

Exhibit D

FORM OF

CERTIFICATE OF NON-AFFILIATE HOLDER
     Reference is made to those certain Note Purchase and Amendment Agreements, dated on or after March 3, 2010 (the “Agreement”), by and among Columbia Laboratories, Inc. (the “Company”) and certain other parties (the “Holders”). This Certificate is being delivered pursuant to Section 2(i)(i)(B) of the Agreement. All capitalized terms used and not otherwise defined herein shall have the respective meanings provided in the Agreement.
The undersigned[, being a duly authorized officer or representative of the]1 Holder hereby certifies that:
     (1) such Holder is not an “affiliate” (as such term is defined in Rule 405 under the Securities Act) of the Company nor has such Holder been such an “affiliate” during the three (3) months preceding the date hereof;
     (2) such Holder acquired its Holder Notes at least one year prior to the date hereof; and
     (3) to such Holder’s knowledge, all of the [Shares] [Warrants] [Warrant Shares]2 to be issued to the Holder without restrictive legends contemporaneously herewith may be sold by such Holder under Rule 144 under the Securities Act during any ninety (90) day period.
DATED: ______ ___, 20___

[HOLDER]

By:
Name:
Title:

[1]	This Certificate shall be executed, in the case of an entity by a duly authorized officer or representative thereof or in the case of an individual, by such individual.

[2]	Insert all applicable securities that the Holder is requiring the Company to issue without restrictive legends.

D-1

SCHEDULE I

				Allocation
						Number of Shares
Name/Address of	Jurisdiction of	Principal Amount of	Warrant	Cash		Covered by
Holder	Organization	Holder Notes Owned	Percentage	Consideration*	Shares	Warrants
PERRY PARTNERS INTERNATIONAL INC. 767 5thAve. 19th Floor New York, NY 10153 (212) 583-4146	British Virgin Islands	$12,415,903.50	31.04%	$8,070,337.28	2,299,257	2,406,182

PERRY PARTNERS, L.P. 767 5thAve. 19th Floor New York, NY 10153 (212) 583-4146	Delaware	$5,584,094.25	13.96%	$3,629,661.26	1,034,073	1,082,188

Aggregate Principal Amount of Holder Notes Owned:		$17,999,997.75

Expenses Cap:		$100,000

*	Excluding accrued and unpaid interest on the Notes.

ATTACHMENT A TO NOTE PURCHASE AND AMENDMENT AGREEMENTS
Note Purchase and Amendment Agreements substantially similar to the Note Purchase and Amendment Agreement included as Annex D to this proxy statement, each, dated as of March 3, 2010, were entered into between Columbia Laboratories, Inc. and the Holders listed on this Attachment A. Set forth below are the material details in which such Note Purchase and Amendment Agreements differ from the Note Purchase and Amendment Agreement included as Annex D to this Current Report on Form 8-K.

			Allocation
	Principal			Number of
	Amount of			Shares
	Holder Notes	Warrant	Cash	Covered by	Common
Holder	Owned	Percentage	Consideration*	Warrants	Stock	Expenses Cap
14159 L.P.	$140,000	0.35%	$91,000	27,132	25,909		(1)
BAKER BROTHERS LIFE SCIENCES, L.P.	$4,256,000	10.64%	$2,766,400	824,806	787,624		(1)
667, L.P. (#1)	$805,000	2.01%	$523,250	156,008	148,790		(1)
667, L.P. (#2)	$719,000	1.80%	$467,350	139,341	133,244		(1)
BAKER TISCH INVESTMENTS, L.P. (#1)	$42,000	0.11%	$27,300	8,140	8,143		(1)
BAKER TISCH INVESTMENTS, L.P. (#2)	$38,000	0.10%	$24,700	7,364	7,402		(1)
KENNETH E. BEEBE AND JANET E. BEEBE	$100,000	0.25%	$65,000	19,379	18,582		(2)
KIRK AND DANA BEEBE	$100,000	0.25%	$65,000	19,379	18,582		(2)
BEEBE 88 PARTNERS	$30,000	0.08%	$19,500	4,984	5,946		(2)
BEEBE 98 PARTNERS	$40,000	0.08%	$26,000	6,646	5,946		(2)
THE ASCEND FUND	$1,500,000	3.75%	$975,000	290,699	278,722		(2)
CURRAN FAMILY PARTNERS II	$2,000,000	5.00%	$1,300,000	387,597	370,371	$1,500
HIGHBRIDGE INTERNATIONAL LLC	$6,000,000	15.00%	$3,900,000	1,162,790	1,111,112	$15,000
KNOTT PARTNERS, LP	$136,000	00.34%	$88,400	26,355	25,165		(3)
KNOTT PARTNERS OFFSHORE MASTER FUND, LP	$3,940,000	9.85%	$2,561,000	763,566	729,047		(3)
SHOSHONE PARTNERS, LP	$628,000	1.57%	$408,200	121,705	116,203		(3)

			Allocation
	Principal			Number of
	Amount of			Shares
	Holder Notes	Warrant	Cash	Covered by	Common
Holder	Owned	Percentage	Consideration*	Warrants	Stock	Expenses Cap
FINDERNE, LLC	$55,000	0.14%	$35,750	10,661	10,362	(3)
COMMONFUND HEDGED EQUITY COMPANY	$158,000	0.40%	$102,700	30,619	29,606	(3)
MULSANNE PARTNERS, LP	$83,000	0.21%	$53,950	16,086	15,543	(3)
MORRISON FAMILY TRUST DTD 51593	$700,000	1.75%	$455,000	135,659	129,420	(4)
MORRISON 1997 CRT	$430,000	1.08%	$279,500	83,333	79,870	(4)
LAURIE C. MORRISON TRUST	$100,000	00.25%	$65,000	19,381	18,488	(4)

*	Excluding accrued and unpaid interest on the Notes.

(1)	14159 L.P., BAKER BROTHERS LIFE SCIENCES, L.P., 667, L.P. (#1), 667, L.P. (#2), BAKER TISCH INVESTMENTS, L.P. (#1) and BAKER TISCH INVESTMENTS, L.P. (#2) have an expense cap of $4,500, in the aggregate.

(2)	KENNETH E. BEEBE AND JANET E. BEEBE, KIRK AND DANA BEEBE, BEEBE 88 PARTNERS, BEEBE 98 PARTNERS and THE ASCEND FUND have an expense cap of $1,500, in the aggregate.

(3)	KNOTT PARTNERS, LP, KNOTT PARTNERS OFFSHORE MASTER FUND, LP, SHOSHONE PARTNERS, LP, FINDERNE, LLC, COMMONFUND HEDGED EQUITY COMPANY and MULSANNE PARTNERS, LP have an expense cap of $4,000, in the aggregate.

(4)	MORRISON FAMILY TRUST DTD 51593, MORRISON 1997 CRT and LAURIE C. MORRISON TRUST have an expense cap of $1,000, in the aggregate.

2

COLUMBIA LABORATORIES, INC.
PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD [•], 2010
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COLUMBIA LABORATORIES, INC.
     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PURCHASE AND COLLABORATION AGREEMENT, AND THE ASSET SALE CONTEMPLATED THEREBY, AND APPROVED THE CHARTER AMENDMENT, AND RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSALS 1, 2 AND 3.
     The undersigned hereby appoints each of Stephen G. Kasnet and Frank C. Condella, Jr. as Proxies, each with the power to appoint a substitute, to represent and to vote, with all the powers the undersigned would have if personally present, all the shares of Common Stock $.01 par value per share, or, as the case may be, shares of Series B Convertible Preferred Stock, $.01 par value per share, or shares of Series E Convertible Preferred Stock, $.01 par value per share, of Columbia Laboratories, Inc. (“Columbia”) held of record by the undersigned on [•], 2010, at the Columbia’s Special Meeting of Stockholders (the “Special Meeting”), to be held on [•], 2010, or at any adjournment or adjournments thereof.
1. Proposal to approve the sale of substantially all of Columbia’s assets primarily relating to the research, development, regulatory approval, manufacture, distribution, marketing, sale and promotion of pharmaceutical products containing progesterone as an active ingredient, and the transfer of certain related liabilities (the “Asset Sale”), pursuant to the Purchase and Collaboration Agreement.
     The Board of Directors recommends a vote FOR Item 1.

☐ FOR	☐ AGAINST	☐ ABSTAIN
2. Proposal to approve the Charter Amendment to Columbia’s Restated Certificate of Incorporation (the “Charter Amendment”) to increase the number of authorized shares of Columbia’s common stock, $0.01 par value per share, from 100,000,000 to 150,000,000.
     The Board of Directors recommends a vote FOR Item 2.

☐ FOR	☐ AGAINST	☐ ABSTAIN
3. Proposal to adjourn the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal(s) to approve the Asset Sale and/or Charter Amendment if there are insufficient votes to approve the Asset Sale and/or Charter Amendment, as applicable.
     The Board of Directors recommends a vote FOR Item 3.

☐ FOR	☐ AGAINST	☐ ABSTAIN
(continued, and to be signed, on the reverse side.)

1

(continued from other side)
     This Proxy, when properly executed will be voted in the manner directed herein by the undersigned stockholder.
     UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, AND 3 AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

DATED:

(Signature)

(Signature, if held jointly)

When shares are held jointly, each Stockholder named should sign. If only one signs, his or her signature will be binding. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the Stockholder is a corporation, sign in full corporate name by a duly authorized officer, giving full title as such. If the Stockholder is a partnership, a partner should sign in full partnership name by authorized person(s).
PLEASE MARK, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY USING THE ENVELOPE PROVIDED.

2